As filed with the Securities and Exchange Commission on November 14, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAGNACHIP SEMICONDUCTOR LLC

(Exact name of Registrant as specified in its charter)

Delaware	3674	83-0406195
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A.

74, rue de Merl, B.P. 709, L-2017

Luxembourg, Grand Duchy of Luxembourg

(352) 45-62-62

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John McFarland

Senior Vice President, General Counsel and Secretary

c/o MagnaChip Semiconductor, Ltd.

891 Daechi-dong, Gangnam-gu

Seoul 135-738

Korea

82-2-3459-3376

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sang H. Park Thomas J. Friedmann Dechert LLP 30 Rockefeller Plaza New York, New York 10122 Telephone: (212) 698-3500 Fax: (202) 698-3599	Eva H. Davis Kirkland & Ellis LLP 777 S. Figueroa Street, Suite 3700 Los Angeles, California 90017 Telephone: (213) 680-8400 Fax: (213) 680-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $0.01 per share	$575,000,000	$17,652.50
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated November 14, 2007

             Shares

MagnaChip Semiconductor Corporation

Common Stock

This is the initial public offering of common stock of MagnaChip Semiconductor Corporation. MagnaChip Semiconductor Corporation is selling              shares of common stock, and the selling stockholders identified in this prospectus, including some of our executive officers, are selling an additional              shares pursuant to the underwriters’ exercise of their option to purchase additional shares. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Prior to this offering, there has been no public market for our common stock. It is currently estimated that the initial public offering price per share will be between $             and $            . We intend to list the common stock on the New York Stock Exchange under the symbol “MX”.

See “ Risk Factors” beginning on page 8 to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Initial public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses to MagnaChip Semiconductor Corporation	$	$

To the extent that the underwriters sell more than              shares of common stock, the underwriters have the option to purchase up to an additional              shares from the selling stockholders at the initial public offering price less the underwriting discount.

The underwriters expect to deliver the shares against payment in New York, New York on             , 2008.

Goldman, Sachs & Co.	UBS Investment Bank	Credit Suisse

Citi	Lehman Brothers

Jefferies & Company	JMP Securities

Prospectus dated             , 2008

[ARTWORK TO BE FILED]

Through and including             , 2008 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

“MagnaChip” and “IC Media” are registered trademarks of us and our subsidiaries. All other product, service and company names mentioned in this prospectus are the service marks or trademarks of their respective owners.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus and our consolidated financial statements before making an investment decision. In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “MagnaChip” refer to MagnaChip Semiconductor LLC and its consolidated subsidiaries for the periods prior to the consummation of the corporate reorganization (as described below), and such terms refer to MagnaChip Semiconductor Corporation and its consolidated subsidiaries for the periods after the consummation of the corporate reorganization. The term “Korea” refers to the Republic of Korea or South Korea.

Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, we will complete a number of transactions pursuant to which MagnaChip Semiconductor Corporation will succeed to the business of MagnaChip Semiconductor LLC and its consolidated subsidiaries and the members of MagnaChip Semiconductor LLC will become stockholders of MagnaChip Semiconductor Corporation. In this prospectus, we refer to such transactions as the “corporate reorganization.” Unless otherwise indicated, the disclosure in this prospectus gives effect to the corporate reorganization.

Overview

MagnaChip is a leading, Asia-based designer and manufacturer of analog and mixed-signal semiconductor products for high volume consumer applications, such as mobile phones, digital televisions, flat panel displays, notebook computers, mobile multimedia devices and digital cameras. We believe we have one of the broadest and deepest analog and mixed-signal semiconductor technology platforms in the industry, supported by our 28-year operating history, large portfolio of approximately 7,700 registered and pending patents and extensive engineering and manufacturing process expertise. Our wide variety of analog and mixed-signal semiconductor products and services combined with our deep technology platform allows us to address multiple high growth end markets and to develop and introduce new products quickly. Our substantial manufacturing operations in Korea and design centers in Korea and Japan provide us with proximity to the global consumer electronics supply chain. We believe this enables us to quickly respond to our customers’ needs and allows us to better service and capture additional demand from existing and new customers.

We have a long history of supplying and collaborating on product and technology development with leading innovators in the consumer electronics market, such as LG.Philips LCD Co., Ltd., Sharp Corporation and members of the Samsung group. As a result, we have been able to further strengthen our technology platform and focus on products and services that are in high demand by our customers and end consumers. We believe our end customers include a majority of the ten largest global consumer electronics companies by revenue. We have sold over 1,850 distinct products to over 190 customers in the nine months ended September 30, 2007. Our largest semiconductor manufacturing services customers include some of the fastest growing and leading semiconductor companies that design products for the consumer, computing, wireless and industrial end markets.

Industry Background

The consumer electronics market is large and growing rapidly. This growth is being driven by consumers seeking to enjoy greater availability of rich media content, such as digital and high definition audio and video, mobile television, games and digital photography. In order to deliver the desired user experience, many electronic devices now display high-resolution content, capture images, play digital audio and video and consume less power. According to iSuppli Corporation, the market opportunity for semiconductors used in consumer electronics, wireless communications and data processing applications is expected to rise to $260 billion in 2010, of which we believe that we will have an addressable market opportunity of $63 billion.

Our Products and Services

Our analog and mixed-signal semiconductor products and services enable the high resolution display of images and video, conversion of analog signals, such as light and sound, into digital data, as well as manage power consumption. Our display driver solutions cover a wide range of display sizes used in high definition liquid crystal display, or LCD, televisions, flat panel displays, notebook computers and mobile communications and entertainment devices. Our display driver solutions incorporate the industry’s most advanced display technologies, such as low temperature polysilicon, or LTPS, and active matrix organic light emitting diode, or AMOLED, as well as high volume display technologies such as thin film transistor, or TFT. Our image sensor solutions are highly integrated and designed to provide brighter, sharper and more colorful image quality in a variety of light conditions for use primarily in mobile handset, PC and notebook computer, camera applications and security systems. We have also utilized our technology platform and manufacturing process expertise to design power management solutions in order to expand our market opportunity and address more of our customers’ needs.

We also offer manufacturing services to providers of analog and mixed-signal semiconductors that require differentiated, specialty analog and mixed-signal process technologies such as high voltage complementary metal oxide semiconductor, or CMOS, embedded memory and power. Our manufacturing facilities and processes do not require substantial investment in leading edge process equipment and can be utilized over an extended period of time. Our manufacturing base serves both our solutions products and manufacturing services customers, allowing us to optimize our asset utilization and leverage our investments across our product and service offerings.

Our Competitive Strengths

We believe our strengths include:

•	Leading analog and mixed-signal semiconductor technology platform that allows us to develop new products and meet market demands quickly;

•

Long history of established relationships and close collaboration with leading global consumer electronics companies, which enhances our visibility into new product opportunities, markets and technology trends;

•	Comprehensive product and service offerings that support our business through fluctuations in end-market demand and allow us to cross-sell our products and services to our customers;

•

Distinctive process technology and manufacturing expertise, supported by our belief that the majority of our top twenty manufacturing services customers use us as their primary manufacturing source for the products that we manufacture for them;

•

Longstanding presence of our management and manufacturing base in Asia and proximity to our largest customers and to the core of the global consumer electronics supply chain, which allows us to respond rapidly to our customers’ needs; and

•	Manufacturing facilities with specialty processes and a low cost operating structure, which allows us to maintain price competitiveness across our product and service offerings.

Our Strategy

Our objective is to grow our business and enhance our position as a leading provider of analog and mixed-signal semiconductor products and services for high volume consumer applications. Our business strategy emphasizes the following key elements:

•

Leverage our leading analog and mixed-signal technology platform to deliver products with high levels of performance and integration, as well as to expand our technology offerings within our target markets, as we intend to do with our power management products;

•	Continue to innovate and deliver new products, such as AMOLED display drivers, and specialized analog and mixed-signal semiconductor manufacturing services;

•	Increase business with our global customer base of leading consumer electronics original equipment manufacturers, or OEMs, by collaborating on critical design and product development;

•	Broaden our customer base by expanding our global design centers and local application engineering support and sales presence, particularly in China and other high growth regions;

•	Drive execution excellence in new product development, manufacturing efficiency and quality, customer service and personnel development; and

•

Optimize asset utilization and return on capital investments by maintaining our focus on specialty process technologies that do not require substantial investment in leading edge manufacturing equipment and by utilizing our manufacturing facilities for both our solutions products and manufacturing services customers.

Risks Related to Our Company

Investing in our company entails a high degree of risk. Please see the “Risk Factors” section beginning on page 8 of this prospectus for a discussion of the factors you should consider carefully before deciding to invest in shares of our common stock.

Corporate Information

Prior to the closing of this offering, we will complete the corporate reorganization pursuant to which MagnaChip Semiconductor Corporation will succeed to the business of MagnaChip Semiconductor LLC and its consolidated subsidiaries, and the members of MagnaChip Semiconductor LLC will become stockholders of MagnaChip Semiconductor Corporation. Unless otherwise indicated, the disclosure in this prospectus gives effect to the corporate reorganization.

Our principal executive offices are located at: c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017, Luxembourg, Grand Duchy of Luxembourg, and our telephone number is (352) 45-62-62. Our website address is www.magnachip.com. You should not consider the information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock.

Our business was named MagnaChip Semiconductor when it was acquired from Hynix Semiconductor, Inc., or Hynix, in October 2004 by Citigroup Venture Capital Equity Partners, L.P., Francisco Partners L.P., certain investment funds advised by CVC Asia Pacific Limited or its affiliates, certain members of management and other investors. In this prospectus, we refer to these entities as Court Square, Francisco Partners and CVC Asia Pacific and, collectively, as the “sponsors” and to this acquisition as the “Original Acquisition.”

The Offering

Shares of common stock offered by us	shares

Shares of common stock offered by the selling stockholders pursuant to the underwriters’ option to purchase additional shares	shares(1)

Shares of common stock to be outstanding after this offering	shares

Use of proceeds	We intend to use the net proceeds received by us in connection with this offering to reduce our indebtedness, to repurchase all of our Series B preferred stock, to pay certain employee incentive payments, to pay certain amounts related to the termination of our sponsors’ advisory agreements and for general corporate purposes.

Risk Factors	See “Risk Factors” and the other information included in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in shares of our common stock.

Dividend policy	We do not anticipate paying any cash dividends on our common stock.

Proposed New York Stock Exchange symbol	MX

(1)

The selling stockholders, including some of our executive officers, have provided the underwriters an option to purchase up to              additional shares of our common stock. If the underwriters exercise their option to purchase additional shares, we will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

The number of shares of our common stock outstanding after this offering is based on              common units of MagnaChip Semiconductor LLC outstanding as of the date of this prospectus and:

•

reflects the consummation of the corporate reorganization, pursuant to which all of the outstanding common units of MagnaChip Semiconductor LLC will be exchanged for shares of our common stock at a ratio of             , and is based on the assumption that all of the Series B preferred units of MagnaChip Semiconductor LLC will be exchanged for shares of our Series B preferred stock at a ratio of 1:1;

•	excludes shares of our common stock reserved for issuance upon exercise of stock options outstanding as of at a weighted average exercise price of per share;

•	excludes shares of our common stock reserved as of for issuance pursuant to future grants under our 2008 Equity Incentive Plan and 2008 Employee Stock Purchase Plan; and

•	assumes that all holders of Series B preferred units elect to have their units repurchased at the closing of this offering.

Unless specifically stated otherwise, the information in this prospectus:

•	assumes the consummation of the corporate reorganization and the effectiveness of our amended and restated certificate of incorporation prior to the closing of this offering;

•	assumes no exercise of the underwriters’ option to purchase up to an additional shares from our selling stockholders; and

•	assumes an initial public offering price of $ per share, which is the midpoint of the range set forth on the front cover of this prospectus.

Summary Historical and Pro Forma Financial Data

The following tables set forth summary historical and pro forma financial data of MagnaChip Semiconductor LLC on or as of the dates and for the periods indicated. The summary historical and pro forma financial data presented below should be read together with “Selected Historical Consolidated Financial and Operating Data of MagnaChip Semiconductor LLC,” “Unaudited Pro Forma Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, including the notes to those financial statements appearing elsewhere in this prospectus.

We have derived the summary consolidated financial data as of and for the years ended December 31, 2006 and 2005 from the historical audited consolidated financial statements of MagnaChip Semiconductor LLC. We derived the summary consolidated historical and pro forma financial data for the nine-month periods ended September 30, 2007 and October 1, 2006 and as of September 30, 2007 from the unaudited consolidated interim financial statements of MagnaChip Semiconductor LLC. The unaudited summary consolidated historical and pro forma financial data include, in the opinion of our management, all adjustments, consisting only of normal recurring adjustments, that are necessary for a fair presentation of our financial position and results of operations for these periods. The historical results of MagnaChip Semiconductor LLC for any prior period are not necessarily indicative of the results to be expected in any future period, and financial results for any interim period are not necessarily indicative of results for a full fiscal year.

We have prepared the summarized unaudited pro forma financial data for the year ended December 31, 2006 and the nine months ended September 30, 2007 and as of September 30, 2007 to give pro forma effect to (1) the corporate reorganization and (2) the sale of shares in this offering and application of the net proceeds from this offering, in each case as if they had occurred at the beginning of the period presented with respect to statement of operations data and as of the end of the period presented with respect to balance sheet data. The summary unaudited pro forma financial data set forth below and under “Selected Unaudited Pro Forma Consolidated Financial Information” are presented for informational purposes only, should not be considered indicative of actual results of operations that would have been achieved had the corporate reorganization and this offering been consummated on the dates indicated, and do not purport to be indicative of balance sheet data or results of operations as of any future date or for any future period.

	Pro Forma(1)		Historical
	Nine months ended September 30, 2007	Year ended December 31, 2006	Nine months ended		Years ended December 31,
			September 30, 2007	October 1, 2006	2006	2005
	(Unaudited)		(Unaudited)		(Audited)
	(in millions, except per common unit/share data)
Statement of Operations Data:
Net sales	$545.9	$744.4	$545.9	$582.0	$744.4	$937.7
Cost of sales	471.9	644.9	471.9	500.6	644.9	729.0

Gross profit	74.0	99.4	74.0	81.5	99.4	208.7
Selling, general and administrative	71.9	87.7	71.9	66.4	87.7	123.2
Research and development	101.1	131.3	101.1	95.9	131.3	107.6
Restructuring and impairment charges	12.1	94.3	12.1	93.9	94.3	36.2

Operating income (loss)	(111.1)	(213.8)	(111.1)	(174.7)	(213.8)	(58.4)
Interest expense, net	32.5	41.0	44.7	43.0	57.2	57.2
Foreign currency gain, net	11.3	50.9	11.3	40.9	50.9	16.5

Other income (expenses)	(21.2)	9.9	(33.4)	(2.1)	(6.3)	(40.7)

	Pro Forma(1)			Historical
	Nine months ended September 30, 2007		Year ended December 31, 2006	Nine months ended		Years ended December 31,
				September 30, 2007	October 1, 2006	2006	2005
	(Unaudited)			(Unaudited)		(Audited)
	(in millions, except per common unit / share data)
Income (loss) before income taxes		$(132.2)	$(203.9)	$(144.4)	$(176.8)	$(220.1)	$(99.1)
Income tax expenses		6.6	9.3	6.6	6.8	9.3	1.8

Net income (loss)		$(138.9)	$(213.1)	$(151.1)	$(183.7)	$(229.3)	$(100.9)

Dividends accrued on preferred shares		—	—	8.9	8.1	10.9	9.9

Net income (loss) attributable to common unit / shares		$(138.9)	$(213.1)	$(159.9)	$(191.7)	$(240.2)	$(110.8)

Per unit / share data:
Net (loss) per common unit / share:
Basic and diluted				$(3.03)	$(3.62)	$(4.54)	$(2.10)
Weighted-average units / shares used in computing net income (loss) per common unit / share:
Basic and diluted				52.769	52.975	52.912	52.898
Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$			$61.9	$107.5	$89.2	$86.6
Total assets				742.3	821.5	770.1	1,040.6
Total indebtedness(2)		600.6		800.6	750.0	750.0	750.0
Preferred units / stock		—		126.2	114.5	117.4	106.5
Total unitholders’ / stockholders’ equity				(452.2)	(235.1)	(284.5)	(46.5)
Supplemental Data:
EBITDA(3)		39.1	25.7	39.1	11.6	25.7	161.0
Depreciation and amortization		138.8	188.6	138.8	145.5	188.6	202.9
Capital expenditures(4)		64.9	41.4	64.9	28.0	41.4	64.5

(1)	Gives effect to the corporate reorganization, the closing of this offering and the sale of shares of our common stock in this offering at an assumed initial public offering price of $ per share, which is the midpoint of the range set forth on the front cover of this prospectus, after deducting the underwriting discount and estimated offering expenses payable by us and after giving effect to the application of the net proceeds of the offering as described in this prospectus. For details regarding these pro forma adjustments, see the notes to the unaudited pro forma condensed consolidated financial information in “Unaudited Pro Forma Consolidated Financial Information.”
(2)	Total indebtedness is calculated as long and short-term borrowings, including the current portion of long-term borrowings.
(3)	EBITDA is defined as net income (loss) plus depreciation and amortization of intangible assets, interest expense, net and provision for income taxes. EBITDA is a key financial measure but should not be construed as an alternative to operating income, cash flows from operating activities or net income (loss), as determined in accordance with accounting principles generally accepted in the United States of America, or GAAP. EBITDA is not a measure defined in accordance with GAAP. We believe that EBITDA is a standard performance measure commonly reported and widely used by analysts and investors in our industry.

However, the method of computation may or may not be comparable to other similarly titled measures of other companies. A reconciliation of net income (loss) to EBITDA is as follows:

	Pro Forma		Historical
	Nine months ended September 30, 2007	Year ended December 31, 2006	Nine months ended		Years ended December 31,
			September 30, 2007	October 1, 2006	2006	2005
	(in millions)
Net income (loss)	$(138.9)	$(213.1)	$(151.1)	$(183.7)	$(229.3)	$(100.9)
Depreciation and amortization	138.8	188.6	138.8	145.5	188.6	202.9
Interest expense, net	32.5	41.0	44.7	43.0	57.2	57.2
Provision for income tax	6.6	9.3	6.6	6.8	9.3	1.8

EBITDA	$39.1	$25.7	$39.1	$11.6	$25.7	$161.0

(4)	Capital expenditures represent tangible and intangible asset acquisitions.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before investing in our common stock. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, the price of our common stock could decline and you could lose all or part of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect our business, financial condition or results of operations.

Risks Related to Our Business

The cyclical nature of the semiconductor industry may limit our ability to maintain or increase net sales and operating results during industry downturns.

The semiconductor industry is highly cyclical and periodically experiences significant economic downturns characterized by diminished product demand, resulting in production overcapacity and excess inventory in the markets we serve. A downturn can result in lower unit volumes and rapid erosion of average selling prices. The semiconductor industry has experienced significant downturns, often in connection with, or in anticipation of, maturing product cycles of both semiconductor companies’ and their customers’ products or a decline in general economic conditions. We have experienced these conditions in our business in the past and may experience renewed, and possibly more severe and prolonged, downturns in the future as a result of such cyclical changes. This may reduce our results of operations and the value of our business.

We base our planned operating expenses in part on our expectations of future revenue, and a significant portion of our expenses is relatively fixed in the short term. If revenue for a particular quarter is lower than we expect, we likely will be unable to proportionately reduce our operating expenses for that quarter, which would harm our operating results for that quarter.

We manufacture our products based on our estimates of customer demand, and if our estimates are incorrect our financial results could be negatively impacted.

We make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements based on our estimates of customer demand and expected demand for and success of their products. The short-term nature of commitments by many of our customers and the possibility of rapid changes in demand for their products reduces our ability to estimate accurately future customer demand for our products. On occasion, customers may require rapid increases in supply, which can challenge our production resources and reduce margins. We may not have sufficient capacity at any given time to meet our customers’ increased demand for our products. Conversely, downturns in the semiconductor industry have caused and may in the future cause our customers to reduce significantly the amount of products they order from us. Because many of our costs and operating expenses are relatively fixed, a reduction in customer demand would decrease our results of operations, including our gross profit.

Our customers may cancel their orders, reduce quantities or delay production.

We generally do not obtain firm, long-term purchase commitments from our customers. Customers may cancel their orders, reduce quantities or delay production for a number of reasons. Cancellations, reductions or delays by a significant customer or by a group of customers, which we have experienced as a result of periodic downturns in the semiconductor industry or failure to achieve design wins, have affected and may continue to affect our results of operations adversely. These risks are exacerbated because many of our products are customized, which hampers our ability to sell excess inventory to the general market. In addition, while we do not obtain long-term purchase commitments, we generally agree to the pricing of a particular product for the entire lifecycle of the product, which can extend over a number of years. If we underestimate our costs when determining pricing, our margins and results of operations would be adversely affected.

We depend on high utilization of our manufacturing capacity.

An important factor in our success is the extent to which we are able to utilize the available capacity in our fabrication facilities. As many of our costs are fixed, a reduction in capacity utilization, as well as changes in other factors such as reduced yield or unfavorable product mix, could reduce our profit margins and adversely affect our operating results. A number of factors and circumstances may reduce utilization rates, including periods of industry overcapacity, low levels of customer orders, operating inefficiencies, mechanical failures and disruption of operations due to expansion or relocation of operations, power interruptions, fire, flood or other natural disasters or calamities.

A significant portion of our sales comes from a relatively limited number of customers.

Historically, we have relied on a limited number of customers for a substantial portion of our total revenue. If we were to lose key customers or if customers cease to place orders for our high volume products or services, our financial results would be adversely affected. While we served more than 190 customers in the nine-month period ended September 30, 2007, net sales to our 10 largest customers represented approximately 61.6% of our net sales for the period. One customer represented greater than 10% of our net sales during the nine-month period ended September 30, 2007. Significant reductions in sales to any of these customers, the loss of major customers or a general curtailment in orders for our high volume products or services within a short period of time would adversely affect our business.

Our industry is highly competitive.

The semiconductor industry is highly competitive and includes hundreds of companies, a number of which have achieved substantial market share both within our product categories and end markets. Current and prospective customers for our products and services evaluate our capabilities against the merits of our competitors. Some of our competitors are well established as independent companies and have substantially greater market share and manufacturing, financial, research and development and marketing resources than we do. We also compete with emerging companies that are attempting to sell their products in certain of our end markets and with the internal semiconductor design and manufacturing capabilities of many of our significant customers. We expect to experience continuing competitive pressures in our markets from existing competitors and new entrants.

Any consolidation among our competitors could enhance their product offerings and financial resources, further enhancing their competitive position. Our ability to compete will depend on a number of factors, including the following:

•	our ability to offer cost-effective and high quality products and services on a timely basis using our technologies;

•	our ability to accurately identify and respond to emerging technological trends and demand for product features and performance characteristics;

•	our ability to continue to rapidly introduce new products that are accepted by the market;

•	our ability to adopt or adapt to emerging industry standards;

•	the number and nature of our competitors and competitiveness of their products and services in a given market; and

•	entrance of new competitors into our markets.

Many of these factors are outside of our control. In the future, our competitors may replace us as a supplier to our existing or potential customers, and our customers may satisfy more of their requirements internally. As a result, we may experience declining revenues and results of operations.

The average selling prices of our semiconductor products have at times declined rapidly and will likely do so in the future, which could harm our revenue and gross profit.

The semiconductor products we develop and sell are subject to rapid declines in average selling prices. From time to time, we have had to reduce our prices significantly to meet customer requirements, and we may be required to reduce our prices in the future. This would cause our gross profit to decrease. Our financial results will suffer if we are unable to offset any reductions in our average selling prices by increasing our sales volumes, reducing our costs or developing new or enhanced products on a timely basis with higher selling prices or gross profit.

Changes in demand for consumer electronics, including digital televisions, notebook computers, flat panel displays and mobile phones, and products in our other end markets can impact our results of operations.

Demand for our products will depend in part on the changes in demand for various consumer electronics products, including digital televisions, notebook computers, flat panel displays and mobile phones, and electronics products in our other end markets and on general economic growth. To the extent that we cannot offset periods of reduced demand that may occur in these markets through greater penetration of these markets or reduction in our production and costs, our sales and gross profit may decline, which would negatively impact our business, financial condition and results of operations.

If we fail to develop new products and process technologies or enhance our existing products and services in order to react to rapid technological change and market demands, our business will suffer.

Our industry is subject to rapid technological change and product obsolescence as customers and competitors create new and innovative products and technologies. Products or technologies developed by other companies may render our products or technologies obsolete or noncompetitive, and we may not be able to access advanced process technologies or to license or otherwise obtain essential intellectual property required by our customers.

We must develop new products and services and enhance our existing products and services to meet rapidly evolving customer requirements. We design products for customers who continually require higher performance and functionality at lower costs. We must, therefore, continue to enhance the performance and functionality of our products. The development process for these advancements is lengthy and requires us to accurately anticipate technological changes and market trends. Developing and enhancing these products is uncertain and can be time-consuming, costly and complex. If we do not continue to develop and maintain process technologies that are in demand by our semiconductor manufacturing services customers, we may be unable to maintain existing customers or attract new customers.

Customer and market requirements can change during the development process. There is a risk that these developments and enhancements will be late, fail to meet customer or market specifications or not be competitive with products or services from our competitors that offer comparable or superior performance and functionality. For example, net sales generated in 2006 by our Imaging Solutions business decreased $102.8 million, or 63%, compared to net sales generated by that business in 2005. This decrease was primarily attributable to delays in transitioning to new megapixel products. We have begun marketing a new line of power management solutions that we intend to sell to our customers in 2008. Any new products, such as our new power management solutions, or product or service enhancements may not be accepted in new or existing markets. Our business will suffer if we fail to develop and introduce new products and services or product and service enhancements on a timely and cost-effective basis.

If we fail to achieve design wins for our semiconductor products, we may lose the opportunity for sales to customers for a significant period of time and be unable to recoup our investments in our products.

We expend considerable resources to achieve design wins for our semiconductor products, especially our new products and product enhancements. Once a customer designs a semiconductor into a product, that customer is likely to continue to use the same semiconductor or enhanced versions of that semiconductor from the same supplier across a number of similar and successor products for a lengthy period of time due to the significant costs associated with qualifying a new supplier and potentially redesigning the product to incorporate a different semiconductor. If we fail to achieve an initial design win in a customer’s qualification process, we may lose the opportunity for significant sales to that customer for a number of products and for a lengthy period of time. This may cause us to be unable to recoup our investments in our semiconductor products, which would harm our business.

We have lengthy and expensive design-to-mass production and manufacturing process development cycles.

The cycle time from the design stage to mass production for some of our products is long and requires the investment of significant resources with many potential customers without any guarantee of sales. Our design-to-mass production cycle typically begins with a three-to-twelve month semiconductor development stage and test period followed by a three-to-twelve month end-product qualification period by our customers. The fairly lengthy front end of our sales cycle creates a risk that we may incur significant expenses but may be unable to realize meaningful sales. Moreover, prior to mass production, customers may decide to cancel their products or change production specifications, resulting in sudden changes in our product specifications, increasing our production time and costs. Failure to meet such specifications may also delay the launch of our products or result in lost sales.

In addition, we collaborate and jointly develop certain process technologies and manufacturing process flows custom to certain of our semiconductor manufacturing services customers. To the extent that our semiconductor manufacturing services customers fail to achieve market acceptance for their products, we may be unable to recoup our engineering resources commitment and our investment in process technology development, which would harm our business.

We face numerous challenges relating to executing our growth strategy.

As part of our growth strategy, we have begun marketing a new line of power management semiconductor products and expect to introduce other new products and services in the future. If we are unable to execute our growth strategy effectively, we may not be able to take advantage of market opportunities, execute our business plan or respond to competitive pressures. Moreover, if our allocation of resources does not correspond with future demand for particular products, we could miss market opportunities, and our business and financial results could be materially and adversely affected.

The loss of our key employees would materially adversely affect our business, and we may not be able to attract or retain the technical or management employees necessary to compete in our industry.

Our key executives have substantial experience and have made significant contributions to our business, and our continued success is dependent upon the retention of our key management executives, including our Chief Executive Officer and Chairman, Sang Park, and our President and Chief Financial Officer, Robert Krakauer, as well as the services provided by our engineers and a number of other key managerial, marketing, planning, financial, technical and operations personnel. The loss of such key personnel would have a material adverse effect on our business. Growth in our business is dependent, to a large degree, on our ability to retain and attract such employees. In addition, we depend on our ability to attract and retain skilled technical and managerial personnel. We could lose the services of, or fail to recruit, skilled personnel. This could hinder our research and product development programs or otherwise have a material adverse effect on our business.

We have a history of losses and may not become profitable in the future.

Since we began operations as a separate entity in 2004, we have not generated a profit and have generated significant net losses. As of September 30, 2007, we had an accumulated deficit of approximately $531.8 million and negative stockholders’ equity. To become profitable, we will need to generate and sustain substantially higher revenue while maintaining or reducing expenses. We currently expect to incur higher expenses in each of the next several quarters to support increased research and development and sales and marketing efforts. These expenditures may not result in increased revenue or an increase in the number of customers immediately or at all. Because many of our expenses are fixed in the short term, or are incurred in advance of anticipated sales, we may not be able to decrease our expenses in a timely manner to offset any shortfall of sales. If we become profitable, we may not be able to sustain or increase profitability on a quarterly or an annual basis.

If we encounter future labor problems, we may fail to deliver our products and services in a timely manner, which could adversely affect our revenues and profitability.

As of September 30, 2007, approximately 61% of our employees were represented by the MagnaChip Semiconductor Labor Union, which is a member of the Federation of Korean Metal Workers Trade Unions. We can offer no assurance that issues with the labor union and other employees will be resolved favorably for us in the future, that we will not experience work stoppages or other labor problems in future years or that we will not incur significant expenses related to such issues.

We may incur costs to engage in future business combinations or strategic investments, and we may not realize the anticipated benefits of those transactions.

As part of our business strategy, we may seek to enter into business combinations, investments, joint ventures and other strategic alliances with other companies in order to maintain and grow revenue and market presence as well as to provide us with access to technology, products and services. Any such transaction would be accompanied by risks that may harm our business, such as difficulties in assimilating the operations, personnel and products of an acquired business or in realizing the projected benefits; disruption of our ongoing business; potential increases in our indebtedness and contingent liabilities; and charges if the acquired company or assets are later determined to be worth less than the amount paid for them in an earlier original acquisition. In addition, our senior secured credit facility and the indentures governing our senior secured notes and senior subordinated notes may restrict us from making acquisitions that we may otherwise wish to pursue.

The failure to achieve acceptable manufacturing yields could adversely affect our business.

The manufacture of semiconductors requires precision, a highly regulated and sterile environment and specialized equipment. We may have difficulty achieving acceptable yields in the manufacture of our products or those of our semiconductor manufacturing services customers, which could lead to higher costs, a loss of customers or delay in market acceptance of our products. Slight impurities or defects in the photomasks used to print circuits on a wafer or other factors can cause significant difficulties, particularly in connection with the production of a new product, the adoption of a new manufacturing process or any expansion of our manufacturing capacity and related transitions. Yields below our target levels can negatively impact our gross profit and may cause us to eliminate underperforming products.

We rely on a number of independent subcontractors.

A substantial portion of our net sales are derived from semiconductor devices assembled in packages or on film. The packaging and testing of semiconductors require technical skill and specialized equipment. For the portion of packaging and testing that we outsource, we use subcontractors located in Korea and Southeast Asia. We rely on these subcontractors to package and test our devices with acceptable quality and yield levels. If our semiconductor packagers and test service providers experience problems in packaging and testing our semiconductor devices, experience prolonged quality or yield problems or decrease the capacity available to us, our operating results could be adversely affected.

We depend on successful parts and materials procurement for our manufacturing processes.

We use a wide range of parts and materials in the production of our semiconductors, including silicon, processing chemicals, processing gasses, precious metals and electronic and mechanical components. We procure materials and electronic and mechanical components from international sources and original equipment manufacturers. From time to time in the past, the supply of polysilicon available for use in the manufacture of semiconductor products has been constrained, and we may confront similar constraints in the future. If we cannot obtain adequate materials in a timely manner or on favorable terms for the manufacture of our products, revenues and results of operations will decline.

We face product return and liability risks and the risk of negative publicity if our products fail.

Our semiconductors are incorporated into a number of end products, and our business is exposed to product return and liability risk and the risk of negative publicity if our products fail. Although we maintain insurance for product liability claims, the amount and scope of our insurance may not be adequate to cover a product liability claim that is asserted against us. In addition, product liability insurance could become more expensive and difficult to maintain and, in the future, may not be available on commercially reasonable terms, or at all.

In addition, we are exposed to the product liability risk and the risk of negative publicity affecting our customers. Our sales may decline if any of our customers are sued on a product liability claim. We also may suffer a decline in sales from the negative publicity associated with such a lawsuit or with adverse public perceptions in general regarding our customers’ products. Further, if our products are delivered with impurities or defects, we could incur additional development, repair or replacement costs, and our credibility and the market’s acceptance of our products could be harmed.

We could suffer adverse tax and other financial consequences as a result of changes in, or differences in the interpretation of, applicable tax laws.

Our company organizational structure is based on assumptions about the various tax laws, including withholding tax, and other laws of applicable non-U.S. jurisdictions. In addition, our Korean subsidiary, MagnaChip Semiconductor, Ltd., or MagnaChip Korea, was granted a limited tax holiday under Korean law in October 2004. This grant provides for certain tax exemptions for corporate taxes, withholding taxes, acquisition taxes, property and land use taxes and other taxes until December 31, 2008. In addition, we do not expect the income of our foreign subsidiaries to be subject to taxation in the United States by reason of the “Subpart F” regime. Our interpretations and conclusions regarding tax and other laws are not binding on any taxing authority and, if these assumptions and conclusions are incorrect, if our business were to be operated in a way that rendered us ineligible for tax exemptions or to become subject to incremental tax, or if the authorities were to change or modify the relevant laws, we could suffer adverse tax and other financial consequences or have the anticipated benefits of our organizational structure materially impaired.

Our ability to compete successfully and achieve future growth will depend, in part, on our ability to protect our proprietary technology and know-how, as well as our ability to operate without infringing the proprietary rights of others.

We seek to protect our proprietary technologies and know-how through the use of patents, trade secrets, confidentiality agreements and other security measures. The process of seeking patent protection takes a long time and is expensive. There can be no assurance that patents will issue from pending or future applications or that, if patents issue, they will not be challenged, invalidated or circumvented, or that the rights granted under the patents will provide us with meaningful protection or any commercial advantage. Some of our technologies are not covered by any patent or patent application. The confidentiality agreements on which we rely to protect these technologies may be breached and may not be adequate to protect our proprietary technologies. There can be no assurance that other countries in which we market our services will protect our intellectual property rights to the same extent as the United States.

Our ability to compete successfully depends on our ability to operate without infringing the proprietary rights of others. We have no means of knowing what patent applications have been filed in the United States until they are published. In addition, the semiconductor industry is characterized by frequent litigation regarding patent and other intellectual property rights. We may need to file lawsuits to enforce our patents or intellectual property rights, and we may need to defend against claimed infringement of the rights of others. Any litigation could result in substantial costs to us and divert our resources. Despite our efforts in bringing or defending lawsuits, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. In the event of an adverse outcome in any such litigation, we may be required to:

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pay substantial damages, indemnify customers or licensees for damages they may suffer if the products they purchase from us or the technology they license from us violate the intellectual property rights of others;

•	stop our manufacture, use, sale or importation of infringing products; expend significant resources to develop or acquire non-infringing technologies;

•	discontinue processes; or

•	obtain licenses to the intellectual property we are found to have infringed.

There can be no assurance that we would be successful in such development or acquisition or that such licenses would be available under reasonable terms, or at all.

Our competitors may develop, patent or gain access to know-how and technology similar to our own. In addition, many of our patents are subject to cross licenses, several of which are with our competitors. The noncompetition arrangement agreed to by Hynix in connection with the Original Acquisition expired on October 1, 2007. Under that arrangement, Hynix retained a perpetual license to use the intellectual property that we acquired from Hynix in the Original Acquisition. Now that these noncompetition restrictions have expired, Hynix and its subsidiaries are free to develop products that may incorporate or embody intellectual property developed by us prior to October 2004.

We are subject to many environmental laws and regulations that could affect our operations or result in significant expenses.

We are subject to requirements of environmental, health and safety laws and regulations in each of the jurisdictions in which we operate, governing air emissions, wastewater discharges, the generation, use, handling, storage and disposal of, and exposure to, hazardous substances (including asbestos) and wastes, soil and groundwater contamination and employee health and safety. These laws and regulations are complex, change frequently and have tended to become more stringent over time. There can be no assurance that we have been, or will be, in compliance with all such laws and regulations or that we will not incur material costs or liabilities in connection with these laws and regulations in the future. The adoption of new environmental, health and safety laws, the failure to comply with new or existing laws, or issues relating to hazardous substances could subject us to material liability (including substantial fines or penalties), impose the need for additional capital equipment or other process requirements upon us, curtail our operations or restrict our ability to expand operations.

We may need additional capital in the future, and such capital may not be available on acceptable terms or at all.

We may require more capital in the future from equity or debt financings to fund our operations, finance investments in equipment and infrastructure, acquire complimentary businesses and technologies, and respond to competitive pressures and potential strategic opportunities. If we raise additional funds through further issuances of equity or other securities convertible into equity, our existing stockholders could suffer significant dilution, and any new shares we issue could have rights, preferences or privileges senior to those of the holders of our common stock, including the shares of common stock sold in this offering. In addition, additional capital may not be available when needed or, if available, may not be available on favorable terms. In addition, our senior secured credit facility and the indentures governing our notes limit our ability to incur additional indebtedness under certain circumstances. If we are unable to obtain capital on favorable terms, or if we are unable to obtain capital at all, we may have to reduce our operations or forego opportunities, and this may have a material adverse effect on our business, financial condition and results of operations.

Research and development investments may not yield profitable and commercially viable product and service offerings and thus will not necessarily result in increases in revenues for us.

We invest significant resources in our research and development. Our research and development efforts, however, may not yield commercially viable products or enhance our semiconductor manufacturing services offerings. During each stage of research and development there is a substantial risk that we will have to abandon a potential product or service offerings which is no longer marketable and in which we have invested significant resources. In the event we are able to develop viable new products or service offerings, a significant amount of time will have elapsed between our investment in the necessary research and development effort and the receipt of any related revenues.

Our business depends on international customers, suppliers and operations in Asia, and as a result we are subject to regulatory, operational, financial and political risks, which could adversely affect our financial results.

We rely on, and expect to continue to rely on, suppliers, subcontractors and operations located primarily in Asia. As a result, we face risks inherent in international operations, such as unexpected changes in regulatory requirements, tariffs and other market barriers, political, social and economic instability, adverse tax consequences, war, civil disturbances and acts of terrorism, difficulties in accounts receivable collection, extended payment terms and differing labor standards, enforcement of contractual obligations and protection of intellectual property. These risks may lead to increased costs or decreased revenue growth, or both. Although we do not derive any revenue from, nor sell any products in, North Korea, any future increase in tensions between South Korea and North Korea which may occur, for example, an outbreak of military hostilities, would adversely affect our business, financial condition and results of operations.

We are subject to risks associated with currency fluctuations.

Our net sales are primarily denominated in U.S. dollars, as well as various other currencies, including the Korean won, Japanese yen and euro. As a result, changes in the exchange rates of these currencies or any other applicable currencies to the U.S. dollar will affect the translated price of products and therefore operating margins and could result in exchange losses. Conversely, during the first nine months of 2007, more than 50% of our costs were denominated in Korean won and, to a lesser extent, in Japanese yen, U.S. dollars and euros. Therefore, changes in the exchange rates of these currencies or any other applicable currencies to the U.S. dollar will affect our cost of goods sold and operating margins and could result in exchange losses. As a result, a material decline in the U.S. dollar relative to the Korean won will result in an increase in our costs as a proportion of our net sales, thereby reducing our operating margins.

We cannot fully predict the impact of future exchange rate fluctuations on our profitability. We have not engaged in exchange rate hedging since the Original Acquisition. From time to time, we may engage in exchange rate hedging activities in an effort to mitigate the impact of exchange rate fluctuations. However, there can be no assurance that any hedging technique we implement will be effective. If such hedging is not effective, we may experience reduced operating margins.

Our level of indebtedness is substantial, and we may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

As of September 30, 2007 and after giving pro forma effect to this offering and the use of proceeds therefrom, our total indebtedness would have been approximately $600 million. See “Capitalization” for additional information. Our substantial debt could have important consequences, including:

•	increasing our vulnerability to general economic and industry conditions;

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requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates because some of our borrowings are at variable rates of interest;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who have less debt.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. There can be no assurance that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The credit agreement governing our senior secured credit facility and the indentures governing our notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or be able to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Our expenses could increase if Hynix were unwilling or unable to provide certain services related to our shared facilities with Hynix, and if Hynix were to become insolvent, we could lose certain of our leases.

Because we share certain facilities with Hynix, several services that are essential to our business are provided to us by or through Hynix. These services include electricity, bulk gasses and de-ionized water, campus facilities, wastewater and sewage management, and environmental safety. If any of our agreements with Hynix were terminated or if Hynix were unwilling or unable to fulfill its obligations to us under the terms of these agreements, we would have to procure these services on our own and as a result may experience an increase in our expenses.

In addition, we lease building and warehouse space from Hynix in Cheongju, Korea, and lease to Hynix some of the space we own in Cheongju, Korea. If Hynix were to become insolvent, we could lose our leases on some of our building and warehouse space.

Investor confidence may be adversely impacted if we are unable to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

Beginning with our fiscal year ending December 31, 2007, we will be subject to rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, which require us to include in our Annual Report on Form 10-K our management’s report on, and assessment of the effectiveness of, our internal controls over financial reporting. Beginning with our fiscal year ending December 31, 2008, our independent auditors will be required to attest to and report on the effectiveness of our internal controls over financial reporting. If we fail to achieve and maintain the adequacy of our internal controls, there is a risk that we will not comply with all of the requirements imposed by Section 404. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements and could result in investigations or sanctions by the SEC, the New York Stock Exchange or other regulatory authorities or in stockholder litigation. Any of these factors ultimately could harm our business and could negatively impact the market price of our securities. Ineffective control over financial reporting could also cause investors to lose confidence in our reported financial information, which could adversely affect the trading price of our common stock.

Our disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives. However, our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and procedures will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.

We may need to incur impairment and other restructuring charges, which could materially affect our results of operations and financial conditions.

During industry downturns and for other reasons, we may need to record impairment or restructuring charges. From the Original Acquisition in October 2004 through September 30, 2007, we recognized aggregate restructuring and impairment charges of $142.6 million, which consisted of $136.5 million of impairment charges and $6.1 million of restructuring charges. In the future, we may need to record additional impairment charges or to further restructure our business and incur additional restructuring charges, any of which could have a material adverse effect on our results of operations or financial condition.

Risks Related to Our Common Stock

The price of our common stock may be volatile and you may lose all or a part of your investment.

Prior to this offering, there has not been a public market for our common stock. Even though we anticipate that our shares will be quoted on the New York Stock Exchange, an active trading market for our common stock may not develop following this offering. You may not be able to sell your shares quickly or at the current market price if trading in our stock is not active. The initial public offering price for the shares will be determined by negotiations between the underwriters and us, and may not be indicative of prices that will prevail in the trading market.

In addition, the trading price of our common stock might be subject to wide fluctuations. Factors, some of which are beyond our control, that could affect the trading price of our common stock may include:

•	actual or anticipated variations in our results of operations from quarter to quarter or year to year;

•	announcements by us or our competitors of significant agreements, technological innovations or strategic alliances;

•	changes in recommendations or estimates by any securities analysts who follow our securities;

•	addition or loss of significant customers;

•	recruitment or departure of key personnel;

•	changes in economic performance or market valuations of competing companies in our industry;

•	price and volume fluctuations in the overall stock market;

•	market conditions in our industry, end markets and the economy as a whole;

•	subsequent sales of stock and other financings;

•	litigation, legislation, regulation or technological developments that adversely affect our business; and

•	the expiration of contractual lock-up agreements with our executive officers, directors and greater than 5% stockholders.

In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation often has been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares, and you could lose some or the entire amount of your investment.

Control by principal stockholders could adversely affect our other stockholders.

Based upon the MagnaChip Semiconductor LLC units outstanding as of September 30, 2007, our executive officers, directors and greater than 5% unitholders collectively beneficially owned approximately 96% of the common units of MagnaChip Semiconductor LLC (excluding units issuable upon exercise of outstanding options) and 92% of the common units (including units issuable upon exercise of outstanding options). On a pro forma basis after giving effect to the corporate reorganization, this offering and the application of proceeds therefrom, our executive officers, directors and greater than 5% stockholders, collectively, would have owned approximately         % of our common stock, assuming no exercise of the underwriters’ option to purchase additional shares. On the same pro forma basis, and assuming exercise of the underwriters’ option to purchase additional shares, our executive officers, directors and greater than 5% stockholders, collectively, would have owned approximately         % of our common stock.

In addition, pursuant to the terms of an agreement among our sponsors and other stockholders, or the securityholders’ agreement, the sponsors, or their respective affiliates, have agreed to elect their respective designees to serve as members of our board of directors. Therefore such stockholders will have a continuing ability to control our board. Accordingly, these stockholders will continue to have significant influence over our affairs for the foreseeable future, including controlling the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets. In addition, under the “controlled company” exception to the independence requirements of the New York Stock Exchange, we will be exempt from the rules of the New York Stock Exchange that require that our board of directors be comprised of a majority of independent directors, that our compensation committee be comprised solely of independent directors and that our nominating and governance committee be comprised solely of independent directors. This concentrated control will limit the ability of other stockholders to influence corporate matters and, as a result, we may take actions that our non-sponsor stockholders do not view as beneficial. For example, this concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could cause the market price of our common stock to decline or prevent our stockholders from realizing a premium over the market price for their shares of our common stock.

The future sale of significant amounts of our common stock may negatively affect our stock price, even if our business is doing well.

Sales of substantial amounts of shares of our common stock in the public market, or the prospect of such sales, could adversely affect the market price of our common stock. Upon the closing of this offering, and based upon the MagnaChip Semiconductor LLC units outstanding as of September 30, 2007, and after giving pro forma effect to the corporate reorganization, we would have outstanding shares of common stock. More than         % of the shares outstanding prior to this offering are subject to lock-up agreements under which the holders of such shares have agreed not to sell or otherwise dispose of any of their shares for a period of 180 days after the date of this prospectus without the prior written consent of Goldman, Sachs & Co., UBS Securities LLC and Credit Suisse Securities (USA) LLC, other than any shares such holders may sell to the underwriters pursuant to the underwriters’ option to purchase up to              additional shares of our common stock. After the 180-day period, based upon the MagnaChip Semiconductor LLC units outstanding as of

September 30, 2007,              shares held by current stockholders will be eligible for sale from time to time in the future under Rule 144, Rule 144(k) or Rule 701.

Goldman, Sachs & Co., UBS Securities LLC and Credit Suisse Securities (USA) LLC can together waive the restrictions of the lock-up agreements at an earlier time without prior notice or announcement and allow stockholders to sell their shares. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of the restricted shares sell such restricted shares or are perceived by the market as intending to sell such restricted shares.

The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day restricted period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 15-day period following the last day of the 180-day period, in which case the lock-up restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Provisions in our charter documents, Delaware law and our securityholders’ agreement may make it difficult for a third party to acquire us and could depress the price of our common stock.

Provisions in our amended and restated certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	the authority of our board of directors to issue, without stockholder approval, preferred stock with such terms as the board of directors may determine;

•	the inability of any person other than our board of directors or the chairman of our board of directors to call a special meeting of our stockholders;

•	advance notice requirements for stockholder proposals and director nominations;

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amendments to the provisions of our bylaws relating to the advance notice requirements and the ability to call special stockholder meetings require the affirmative vote of holders of at least 66 2/3% in voting power of our stock; and

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the ability of our sponsors or their respective affiliates to nominate, pursuant to the terms of our securityholders’ agreement, all of the members of our board, who must approve any change of control in our management.

As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of us, which could have the effect of reducing your ability to receive a premium on your common stock. However, we have elected not to be governed by Section 203 of the Delaware corporate law, which means that we have elected not to take advantage of this available anti-takeover protection related to transactions with interested stockholders.

We may apply the proceeds of this offering to uses that do not improve our operating results or increase the value of your investment.

We intend to use the net proceeds from this offering to repurchase our Series B preferred stock, to pay certain employee incentive payments payable upon the closing of this offering, to reduce our indebtedness, to pay certain expenses of this offering, including payments required in connection with the termination of our sponsors’ advisory agreements, and for general corporate purposes, including working capital and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in companies and technologies that we believe will complement our business although we have no specific plans at this time to do so. However, we will have broad discretion in how we use the net proceeds of this offering. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

You will incur immediate and substantial dilution and may experience further dilution.

The initial public offering price of our common stock is substantially higher than $            , the net tangible book value per share of our common stock as of September 30, 2007, calculated on a pro forma basis for the corporate reorganization and this offering. Therefore, if you purchase our common stock in this offering, you will incur an immediate dilution of $             in net tangible book value per share from the price you paid, based on the initial offering price of $             per share. The exercise of outstanding options to purchase shares of our common stock at a weighted average exercise price of $             per share (assuming a conversion ratio of                  between the common units of MagnaChip Semiconductor LLC and our shares of common stock) will result in further dilution.

We will incur increased costs as a result of being a publicly listed company.

The Sarbanes-Oxley Act of 2002, as well as rules promulgated by the SEC and the New York Stock Exchange, require us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations will increase our legal and financial compliance costs and make certain compliance and reporting activities more time-consuming. We also expect it to be more difficult and more expensive for us to obtain and maintain director and officer liability insurance, which may cause us to accept reduced policy limits and reduced coverage or to incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur, but these additional costs and demands on management time and attention may harm our business and results of operations.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. The payment of cash dividends on common stock is restricted under the terms of the agreements governing our indebtedness. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to information regarding the semiconductor market from iSuppli Corporation, or iSuppli, Electronic Business, DisplaySearch and Gartner, Inc., or Gartner. Market data attributed to iSuppli is from “Application Market Forecast Tool—Worldwide—Q2 2007” and market data attributed to Electronic Business is from “2006 Electronics Business 300: Top Companies Ranked by Electronics Revenue.” Market data attributed to DisplaySearch is from “Quarterly Global TV Shipment and Forecast Report—June 30, 2006” and “Q2 ’07 Quarterly Small/Medium Shipment and Forecast Report—July 9, 2007.” Market data attributed to Gartner is from “Gartner Semiconductor Forecast Worldwide: Forecast Database—August 29, 2007.” Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of the information and have not independently verified it. As a result, the market and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable. We do not have any obligation to announce or otherwise make publicly available updates or revisions to these forecasts. In many cases, we have made statements in this prospectus regarding our industry and our position in the industry based on our experience in the industry and our own investigation of market conditions. There can be no assurance that any of these assumptions are accurate or that our assumptions correctly reflect our position in our industry.

SPECIAL CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Information concerning us and this offering is subject to risks and uncertainties. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in this section, the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus and listed below:

•	the cyclical nature of the semiconductor industry may limit our ability to maintain or increase net sales and profit levels during industry downturns;

•	customer demand is difficult to accurately forecast;

•	our customers may cancel their orders, reduce quantities or delay production;

•	a significant portion of our sales comes from a relatively limited number of customers;

•	our industry is highly competitive;

•	a decline in average selling prices of our products could decrease our profits;

•	growth in the consumer electronics and other end markets for our products is an important component in our success;

•	we depend on successful technological advances for growth;

•	we may not be able to attract or retain the technical or management employees necessary to remain competitive in our industry;

•	if we encounter future labor problems, we may fail to deliver our products in a timely manner which could adversely affect our revenues and profitability;

•	we have a history of losses and may not become profitable in the future;

•	the improvements and innovations we expect from our research and development efforts may not materialize; and

•	the costs of our raw materials may increase materially.

All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information or future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the common stock that we are offering will be approximately $             million, after deducting the underwriting discount and the estimated expenses of this offering that we must pay (assuming an initial public offering price of $             per share, the midpoint of the range set forth on the cover page of this prospectus). We will not receive any of the proceeds from the sale of our common stock by the selling stockholders, including some of our executive officers.

We intend to use the net proceeds to us from this offering as follows:

•

approximately $200 million to repurchase a portion of our floating rate second priority senior secured notes due 2011, our 6 7/8% second priority senior secured notes due 2011 and/or our 8% senior subordinated notes due 2014 (collectively the “notes”) and/or to reduce amounts drawn under our senior secured credit facility;

•	approximately $ million to repurchase all of the outstanding shares of our Series B preferred stock;

•	approximately $30 million to pay incentive payments to all of our employees other than our senior vice presidents and those officers ranking above such senior vice presidents;

•	approximately $9.75 million to pay certain amounts in connection with the termination of our sponsor advisory agreements; and

•	approximately $ million to fund working capital and for general corporate purposes.

Pending such uses, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

If we raise more or fewer proceeds from this offering than anticipated, we expect to increase or reduce the amount that we use to reduce our indebtedness by a commensurate amount.

At September 30, 2007, there were 93,997 of MagnaChip Semiconductor LLC’s Series B preferred units outstanding. Pursuant to the corporate reorganization, holders of these Series B preferred units who decide, prior to the time of the corporate reorganization, to sell us their Series B preferred stock (following the exchange of the Series B preferred units for Series B preferred stock pursuant to the corporate reorganization) will receive shares of our Series B preferred stock in exchange for such Series B preferred units at a ratio of 1:1. Holders of Series B preferred units who decide not to sell us their Series B preferred stock will receive shares of our common stock in exchange for such Series B preferred units at a ratio of             . As of September 30, 2007, MagnaChip Semiconductor LLC’s Series B preferred units had a redemption value of approximately $126 million (which includes cumulative accrued and unpaid dividends thereon through September 30, 2007 at an annual rate of 10% percent per unit). Our sponsors and our executive officers hold over 90% of our Series B preferred units. See “Principal and Selling Stockholders.” We intend to repurchase all of our outstanding shares of Series B preferred stock using the proceeds from this offering. See “Description of Capital Stock—Series B Preferred Stock” for additional information.

As of September 30, 2007, the outstanding indebtedness under our senior secured credit facility was $50.6 million, and the aggregate principal amounts outstanding under our floating rate second priority senior secured notes due 2011, 6 7/8% second priority senior secured notes due 2011 and 8% senior subordinated notes due 2014 were $300 million, $200 million and $250 million, respectively. As of September 30, 2007, the interest rate for all borrowings under the senior secured credit facility was either three-month LIBOR plus 4.75% per annum or a specified adjusted base rate, or ABR, plus 3.75% per annum, and the weighted average interest rate for all of our outstanding notes was

7.94% per annum. Our senior secured credit facility matures in December 2009, our senior secured notes mature in December 2011 and our senior subordinated notes mature in December 2014. Our senior secured credit facility contains certain customary covenants, including financial covenants such as the maintenance of an interest coverage ratio and a leverage ratio and certain levels of EBITDA and liquidity. In addition, the indentures governing the notes contain additional customary covenants, including those related to the incurrence of debt or liens, the payment of dividends, the issuance of certain types of preferred stock, asset sales and affiliate transactions. See “Description of Certain Indebtedness” for additional information. Affiliates of Goldman, Sachs & Co., UBS Securities LLC and Citigroup Global Markets Inc., three of the representatives of the underwriters in this offering, are lenders under our existing senior secured credit facility and therefore will receive a portion of the net proceeds of this offering to the extent that we elect to use a portion of the proceeds thereof to reduce amounts drawn under such facility.

DIVIDEND POLICY

We do not intend to pay any cash dividends on our common stock in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. The payment of cash dividends on common stock is restricted under the terms of our credit agreement and our indentures.

CAPITALIZATION

The following table sets forth the following information:

•	the actual cash and cash equivalents and capitalization of MagnaChip Semiconductor LLC as of September 30, 2007;

•	our pro forma cash and cash equivalents and capitalization as of September 30, 2007 after giving effect to the corporate reorganization; and

•

our pro forma as adjusted cash and cash equivalents and capitalization as of September 30, 2007 after giving effect to the corporate reorganization, the sale of              shares of our common stock in this offering at an initial public offering price of $             per share (the midpoint of the range set forth on the front cover of this prospectus, after deducting the underwriting discount and estimated offering expenses payable by us) and the application of the related proceeds as described under “Use of Proceeds.”

This table should be read together with “Use of Proceeds,” “Selected Historical Consolidated Financial and Operating Data of MagnaChip Semiconductor LLC,” “Unaudited Pro Forma Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2007
	Actual	Pro Forma	Pro Forma As Adjusted(1)
	(in millions, except share data)
Cash and cash equivalents	$61.9	$61.9	$

Total indebtedness (including current portion of senior secured credit facility)	800.6	800.6		600.6
Series B preferred units, stated value $1,000 per unit; 550,000 units authorized, 450,692 units issued and 93,997 units outstanding, actual	126.2	—		—
Series B preferred stock, par value $0.01 per share; 550,000 shares authorized, 450,692 shares of Series B preferred stock issued and 93,997 shares outstanding, pro forma; 0 shares issued and outstanding, pro forma as adjusted(2)	—	126.2		—
Stockholders’ equity:
Common unit, 65,000,000 units authorized, 52,831,722 issued and outstanding, actual; 0 common units issued and outstanding, pro forma and pro forma as adjusted	52.8	—		—
Common stock, par value $0.01 per share; 100,000,000 shares authorized, 0 shares issued and outstanding, actual; shares issued and outstanding, pro forma; and shares issued and outstanding, pro forma as adjusted	—
Additional paid-in capital	2.7
Accumulated deficit	(531.8)	(531.8)
Accumulated other comprehensive income	24.1	24.1

Total unitholders’ / stockholders’ equity	(452.2)	(452.2)

Total capitalization	$474.6	$474.6	$

(1)	A $1.00 decrease or increase in the assumed initial public offering price would result in approximately a $ million decrease or increase in each of pro forma as adjusted paid-in capital, total stockholders’ equity and total capitalization, assuming the total number of shares offered by us remains the same and after deducting the estimated underwriting discount and estimated offering expenses payable by us.
(2)	Assumes that all of our outstanding shares of Series B preferred stock were repurchased using the proceeds from this offering. See “Description of Capital Stock—Series B Preferred Stock” for additional information.

DILUTION

Our net tangible book value as of September 30, 2007, on a pro forma basis after giving effect to the corporate reorganization and the repurchase of all our Series B preferred stock, was approximately $                 million, or $                 per share of our common stock. Pro forma net tangible book value per share represents our total tangible assets reduced by our total liabilities and divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share that you pay in this offering and the net tangible book value per share immediately after this offering.

After giving effect to the receipt of the estimated net proceeds from the sale by us of                  shares, our net tangible book value at September 30, 2007 on the pro forma basis described above would have been approximately $                , or $                 per share of common stock. This represents an immediate increase in net tangible book value per share of $                 to existing stockholders and an immediate decrease in net tangible book value per share of $                 to you. The following table illustrates the dilution.

Initial public offering price per share		$
Pro forma net tangible book value per share as of September 30, 2007 Actual net tangible book value (deficit) per share as of September 30, 2007	$
Increase in pro forma net tangible book value per share attributable to new investors

Pro forma net tangible book value per share after this offering

Dilution per share to new investors		$

The following table sets forth, as of September 30, 2007, on the pro forma basis described above, the differences between the amounts paid or to be paid by the groups set forth in the table with respect to the aggregate number of shares of our common stock acquired or to be acquired by each group.

	Shares Purchased		Total Consideration			Average Price Per Share
	Number	%	Amount		%

Existing stockholders		%		$	%		$

New investors(1)
Total		%	$		%	$

(1)	Before the underwriting discount and our expenses.

If the underwriters’ option to purchase additional shares is exercised in full, the number of shares of common stock held by existing stockholders will be reduced to                 ,                 % of the aggregate number of shares of common stock outstanding after this offering, and the number of shares of common stock held by new investors will be increased to                 , or                 % of the aggregate number of shares of common stock outstanding after this offering.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

OF MAGNACHIP SEMICONDUCTOR LLC

We have derived the selected consolidated financial and operating data below from the following sources:

The consolidated financial data as of and for the years ended December 31, 2005 and 2006, and the three months ended December 31, 2004 have been derived from the historical audited consolidated financial statements of MagnaChip Semiconductor LLC. The consolidated financial data for the nine-month periods ended September 30, 2007 and October 1, 2006 and as of September 30, 2007 have been derived from the unaudited consolidated financial statements of MagnaChip Semiconductor LLC. The unaudited summary consolidated financial data include, in the opinion of our management, all adjustments, consisting only of normal recurring adjustments, that are necessary for a fair presentation of our financial position and results of operations for these periods. Prior to October 1, 2004, our consolidated financial statements were prepared on a carve-out basis from the consolidated financial statements and accounting records of Hynix using the actual results of operations and actual basis of assets and liabilities of our business.

The selected consolidated financial and operating data below represent portions of our financial statements and are not complete. This information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes to these statements included in this prospectus. Historical results are not necessarily indicative of future performance.

	Nine months ended		Year ended December 31,		Three months ended Dec. 31, 2004	Nine months ended Sept. 30, 2004	Year ended December 31,
	Sept. 30, 2007	October 1, 2006	2006	2005			2003	2002
	Successor Company(1)					Predecessor Company(1)
	(Unaudited)				(Audited)
	(in millions, except per common unit data)
Statement of Operations Data:
Net sales	$545.9	$582.0	$744.4	$937.7	$243.6	$841.6	$830.8	$700.3
Cost of sales	471.9	500.6	644.9	729.0	204.5	654.6	752.5	691.0

Gross profit	74.0	81.5	99.4	208.7	39.1	187.0	78.3	9.3
Selling, general and administrative	71.9	66.4	87.7	123.2	29.8	54.0	68.7	61.9
Research and development	101.1	95.9	131.3	107.6	22.1	75.7	86.6	87.0
Restructuring and impairment charges	12.1	93.9	94.3	36.2	—	—	—	—

Operating income (loss)	(111.1)	(174.7)	(213.8)	(58.4)	(12.7)	57.4	(77.0)	(139.7)
Interest expense, net	44.7	43.0	57.2	57.2	16.8	17.7	37.8	46.8
Foreign currency gain, net	11.3	40.9	50.9	16.5	30.4	5.4	1.4	8.6
Other	—	—	—	—	—	1.1	1.0	1.4

Other income (expenses)	(33.4)	(2.1)	(6.3)	(40.7)	13.6	(11.3)	(35.4)	(36.8)

Income (loss) before income taxes	(144.4)	(176.8)	(220.1)	(99.1)	0.9	46.1	(112.3)	(176.5)
Income tax expenses	6.6	6.8	9.3	1.8	6.7	2.8	1.4	1.8

Net income (loss)	$(151.1)	$(183.7)	$(229.3)	$(100.9)	(5.8)	$43.2	$(113.7)	$(178.3)

Dividends accrued on preferred units	8.9	8.1	10.9	9.9	13.4

Net loss attributable to common units	$(159.9)	$(191.7)	$(240.2)	$(110.8)	$(19.3)

	Nine months ended		Year ended December 31,		Three months ended Dec. 31, 2004	Nine months ended Sept. 30, 2004	Year ended December 31,
	Sept. 30, 2007	October 1, 2006	2006	2005			2003	2002
	Successor Company(1)					Predecessor Company(1)
	(Unaudited)				(Audited)
	(in millions, except per common unit data)
Per unit data:
Net loss per common unit:
Basic and diluted	$(3.03)	$(3.62)	$(4.54)	$(2.10)	$(0.38)
Weighted-average units used in computing net loss per common unit:
Basic and diluted	52.769	52.975	52.912	52.898	50.062
Balance Sheet Data (at period end):
Cash and cash equivalents	$61.9	$107.5	$89.2	$86.6	$58.4	$—	$—	$—
Total assets	742.3	821.5	770.1	1,040.6	1,154.5	653.8	790.0	1,077.8
Total indebtedness(2)	800.6	750.0	750.0	750.0	750.7	252.6	468.1	631.7
Preferred units	126.2	114.5	117.4	106.5	96.5	—	—	—
Owners’ equity						206.7	155.3	268.3
Unitholders’ equity	(452.2)	(235.1)	(284.5)	(46.5)	55.9
Supplemental Data:
EBITDA(3)	39.1	11.6	25.7	161.0	63.5	330.6	264.0	217.1
Depreciation and amortization	138.8	145.5	188.6	202.9	45.9	266.9	338.5	346.8
Capital expenditures(4)	64.9	28.0	41.4	64.5	23.5	86.7	25.2	63.5
Net cash provided by (used in) operating activities	(13.2)	36.6	30.5	103.6	17.3	312.2	182.1	187.1
Net cash (used in) investing activities	(64.4)	(20.2)	(33.4)	(64.1)	(526.0)	(85.3)	(21.5)	(51.8)
Net cash provided by (used in) financing activities	50.5	(0.3)	(0.3)	(12.8)	10.0	(226.8)	(160.6)	(135.3)

(1)	On October 6, 2004, our business was acquired from Hynix. For accounting purposes and consistent with its reporting periods, we have used October 1, 2004 as the effective date of such acquisition since the financial results from and after October 1, 2004 accrued to our benefit. As a result, we have reported our operating results and financial position for all periods from and after October 1, 2004 as those of the successor company. The predecessor company periods and the successor company periods have different bases of accounting and are therefore not comparable.
(2)	Total indebtedness is calculated as long- and short-term borrowings, including the current portion of long-term borrowings.
(3)	EBITDA is defined as net income (loss) plus depreciation and amortization of intangible assets, interest expense, net and provision for income taxes. EBITDA is a key financial measure but should not be construed as an alternative to operating income, cash flows from operating activities or net income (loss), as determined in accordance with GAAP. EBITDA is not a measure defined in accordance with GAAP. We believe that EBITDA is a standard performance measure commonly reported and widely used by analysts and investors in our industry. However, the method of computation may or may not be comparable to other similarly titled measures of other companies. A reconciliation of net income (loss) to EBITDA is as follows:

	Nine months ended		Years ended December 31,
	September 30, 2007	October 1, 2006	2006	2005
	(in millions)
Net income (loss)	$(151.1)	$(183.7)	$(229.3)	$(100.9)
Depreciation and amortization	138.8	145.5	188.6	202.9
Interest expense, net	44.7	43.0	57.2	57.2
Provision for income tax	6.6	6.8	9.3	1.8

EBITDA	$39.1	$11.6	$25.7	$161.0

(4)	Capital expenditures represent tangible and intangible asset acquisitions.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

We have prepared the unaudited pro forma condensed consolidated financial information of MagnaChip for the year ended December 31, 2006 and as of and for the nine months ended September 30, 2007 in accordance with generally accepted accounting principles in the United States, or GAAP. The selected unaudited pro forma condensed consolidated financial information are derived from the historical consolidated financial statements of MagnaChip Semiconductor LLC and give pro forma effect to (1) the corporate reorganization and (2) the sale of shares in this offering and application of the net proceeds from this offering. We have prepared the pro forma adjustments as if the corporate reorganization, this offering and the applicable of the net proceeds to be used for debt repayment and repurchase of preferred units had taken place as of January 1, 2006 and January 1, 2007, respectively.

Basis of Presentation

The following information should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and the audited and unaudited consolidated financial statements of MagnaChip Semiconductor LLC and the related notes included elsewhere in this prospectus. The unaudited pro forma consolidated financial information is not necessarily indicative of operating results or the financial position that would have been achieved had the corporate reorganization and this offering occurred on January 1, 2006 and January 1, 2007, respectively, and is not necessarily indicative of future operating results.

Management has prepared the accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 and the unaudited pro forma consolidated balance sheet as of September 30, 2007 in accordance with Article 11 of Regulation S-X for inclusion in this prospectus.

The accounting policies used in the preparation of the pro forma consolidated financial statements are those disclosed in the audited consolidated financial statements of MagnaChip Semiconductor LLC for the year ended December 31, 2006.

The following summary historical and pro forma condensed consolidated financial information should be read in conjunction with “Capitalization,” “Selected Historical Consolidated Financial and Operating Data of MagnaChip Semiconductor LLC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, including the notes to those financial statements, included elsewhere in this prospectus.

	Unaudited
	Historical Nine months Ended September 30, 2007	Adjustments		Pro Forma Nine months Ended September 30, 2007(1)(2)(3)
	(in millions, except per common unit / share data)
Condensed Pro Forma Statements of Operations:
Net sales	$545.9	—			$545.9
Cost of sales	471.9	—			471.9

Gross profit	74.0				74.0
Selling, general and administrative	71.9	—			71.9
Research and development	101.1	—			101.1
Restructuring and impairment charges	12.1	—			12.1

Operating loss	(111.1)				(111.1)
Interest expense, net	44.7	(12.2	)(4)		32.5
Foreign currency gain, net	11.3	—			11.3

Other income (expenses)	(33.4)				(21.2)

Loss before income taxes	(144.4)				(132.2)
Income tax expenses	6.6	—	(5)		6.6

Net loss	$(151.1)				$(138.9)
Dividends accrued on preferred stock	8.9	(8.9	)(6)		—

Net loss attributable to common unit / share	$(159.9)				$(138.9)

Per unit / share data:
Net loss per common unit / share:
Basic and diluted	$(3.03)
Weighted-average units / shares used in computing net loss per common unit / share:
Basic and diluted	52.769

Condensed Pro Forma Balance Sheets:
Assets
Current assets
Cash and cash equivalents	$61.9			$
Accounts receivable, net	124.3	—			124.3
Inventories, net	94.1	—			94.1
Other	17.9	—			17.9

Total current assets	298.2
Property, plant and equipment, net	281.0	—			281.0
Intangible assets, net	115.5	—			115.5
Other non-current assets	47.5	—			47.5

Total assets	$742.3			$

	Unaudited
	Historical Nine months Ended September 30, 2007	Adjustments		Pro Forma Nine months Ended September 30, 2007(1)(2)(3)
	(in millions, except per common unit / share data)
Liabilities and Unitholders’ Equity
Current liabilities
Accounts payable	$121.2	—			$121.2
Other accounts payable	31.7	—			31.7
Accrued expenses	30.2	9.8	(3)		40.0
Short-term borrowings	50.6	(50.6	)(7)		—
Other current liabilities	5.2	—			5.2

Total current liabilities	238.9				198.1
Long-term borrowings	750.0	(149.4	)(7)		600.6
Accrued severance benefits, net	72.3	—			72.3
Other non-current liabilities	7.0	—			7.0

Total liabilities	1,068.2				878.0

Commitments and contingencies
Series A redeemable convertible preferred units; 60,000 units authorized, 50,091 units issued and 0 units outstanding at September 30, 2007 and December 31, 2006, actual and pro forma	—	—			—
Series B redeemable convertible preferred units stated value $1,000 per unit; 550,000 units authorized, 450,692 units issued and 93,997 units outstanding at September 30, 2007 and December 31, 2006, actual, 0 units issued and outstanding at September 30, 2007, pro forma	126.2	(126.2	)(8)		—

Total redeemable convertible preferred units	126.2				—
Series B preferred stock; 0 shares authorized, issued and outstanding at September 30, 2007, actual, shares issued and outstanding, at September 30, 2007, pro forma	—	—			—
Unitholders’ / stockholders' equity
Common units; 65,000,000 units authorized, 52,831,722 issued and outstanding at September 30, 2007, actual, 0 units issued and outstanding at September 30, 2007, pro forma	52.8	(52.8)			—
Common stock; 100,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2007, actual, shares issued and outstanding at September 30, 2007, pro forma	—
Additional paid-in capital	2.7
Accumulated deficit	(531.8)	(9.8	)(3)		(541.6)
Accumulated other comprehensive income	24.1	—			24.1

Total unitholders’ / stockholders' equity	(452.2)

Total liabilities, redeemable convertible preferred units and unitholders’ / stockholders' equity	$742.3			$

Notes to Selected Unaudited Pro Forma Consolidated Financial Information

(1) The corporate reorganization adjustments in the unaudited pro forma consolidated financial information for the nine months ended September 30, 2007 assume (a) the consummation of the corporate reorganization of MagnaChip Semiconductor LLC and the effectiveness of our amended and restated certificate of incorporation, which is expected to occur prior to the closing of this offering, (b) the exchange of all of the outstanding common units of MagnaChip Semiconductor LLC for shares of our common stock at a ratio of              and (c) the exchange of all of the outstanding Series B preferred units of MagnaChip Semiconductor LLC for shares of our Series B preferred stock at a ratio of 1:1.

(2) The offering adjustments in the unaudited pro forma consolidated financial information for the nine months ended September 30, 2007 assume the application of (a) $200.0 million of net proceeds from this offering to repay a portion of our outstanding indebtedness under our notes and our senior secured credit facility and (b) $126.2 million of net proceeds from this offering to redeem all of our Series B preferred stock, together with accrued and unpaid dividends thereon through the closing date of this offering.

(3) We expect to pay certain amounts in connection with the termination of our sponsors’ advisory agreements, which will result directly from this offering and which will be included in our statement of operations within 12 months following this offering. These charges are not expected to have a continuing impact and, therefore, have not been included in our pro forma statements of operations.

(4) Interest expense, net, reflects the assumed application of $200.0 million of net proceeds from this offering to repay a portion of the $800.6 million of our outstanding indebtedness at September 30, 2007, including the senior secured credit facility and notes. The adjustment is based on the assumption that the proceeds will be applied first to repay the outstanding balance on the short-term borrowing, which consists of the senior secured credit facility and the remaining amount applied to repay a portion of the long-term debt, which consists of our notes. The resulting reduction of interest expense from the repayment of our indebtedness would have been $12.2 million for the nine months ended September 30, 2007, which was calculated using the weighted average interest rate of 8.1% which includes the interest rates of both the senior secured credit facility and the notes at September 30, 2007.

(5) We believe our effective tax rate will not change as a result of the corporate reorganization.

(6) Dividends accrued on preferred stock reflects the assumed application of $126.2 million of net proceeds from this offering to repurchase all of our outstanding Series B preferred stock at September 30, 2007. The resulting reduction in dividends accrued on preferred stock due to the assumed repurchase of all of our outstanding Series B preferred stock was $8.9 million for the nine months ended September 30, 2007, which was calculated using the stated dividend rate on the Series B preferred units of MagnaChip Semiconductor LLC of 10.0% per annum.

(7) Short-term borrowing and long-term debt reflects the assumed application of $200.0 million of net proceeds from this offering to repay a portion of our $800.6 million of outstanding indebtedness at September 30, 2007, including the senior secured credit facility and notes. This adjustment was based on the assumption that the proceeds would have been applied first to repay the outstanding balance on the short-term borrowing and the remaining amount applied to repay a portion of the long term debt.

(8) Preferred units/shares reflects the assumed application of $126.2 million of net proceeds from this offering to repurchase all of our outstanding Series B preferred stock at September 30, 2007.

		Unaudited
	Historical Year Ended December 31, 2006	Adjustments		Pro Forma Year Ended December 31, 2006(1)(2)(3)
	(in millions, except per common unit/share data)
Condensed Pro Forma Statements of Operations:
Net sales	$744.4	—		$744.4
Cost of sales	644.9	—		644.9

Gross profit	99.4			99.4
Selling, general and administrative	87.7	—		87.7
Research and development	131.3	—		131.3
Restructuring and impairment charges	94.3	—		94.3

Operating income (loss)	(213.8)			(213.8)
Interest expense, net	57.2	(16.2	)(4)	41.0
Foreign currency gain, net	50.9	—		50.9

Other income (expenses)	(6.3)			9.9

Loss before income taxes	(220.1)			(203.9)
Income tax expenses	9.3	—	(5)	9.3

Net loss	$(229.3)			$(213.1)
Dividends accrued on preferred stock	10.9	(10.9	)(6)	—

Net loss attributable to common unit / share	$(240.2)			$(213.1)

Per unit / share data:
Net loss per common unit / share:
Basic and diluted	$(4.54)
Weighted-average units / shares used in computing net loss per common unit / share:
Basic and diluted	52.912

Notes to Selected Unaudited Pro Forma Consolidated Financial Data

(1) The corporate reorganization adjustments in the unaudited pro forma consolidated financial information for the year ended December 31, 2006 assume (a) the consummation of the corporate reorganization of MagnaChip Semiconductor LLC and the effectiveness of our amended and restated certificate of incorporation, which is expected to occur prior to the closing of this offering, (b) the exchange of all of the outstanding common units of MagnaChip Semiconductor LLC for shares of our common stock at a ratio of          and (c) the exchange of all of the outstanding Series B preferred units of MagnaChip Semiconductor LLC for shares of our Series B preferred stock at a ratio of 1:1.

(2) The offering adjustments in the unaudited pro forma consolidated financial information for the year ended December 31, 2006 assume the application of (a) $200.0 million of net proceeds from this offering to repay a portion of our outstanding indebtedness under the notes and our senior secured credit facility and (b) $117.4 million of net proceeds from this offering to redeem all of our Series B preferred stock, together with accrued and unpaid dividends thereon through the closing date of this offering.

(3) We expect to pay certain amounts in connection with the termination of our sponsors’ advisory agreements, which will result directly from this offering and which will be included in our statement of operations within 12 months following this offering. These charges are not expected to have a continuing impact and, therefore, have not been included in our pro forma statements of operations.

(4) Interest expense, net, reflects the assumed application of $200.0 million of net proceeds from this offering to repay a portion of our $750.0 million of outstanding indebtedness at December 31, 2006, including the senior secured credit facility and notes. The adjustment was based on the assumption that the proceeds would have been applied first to repay the outstanding balance on the short-term borrowing, which consists of the senior secured credit facility and the remaining amount applied to repay a portion of the long-term debt. The resulting reduction of interest expense from the repayment of our indebtedness would have been $16.2 million for the year ended December 31, 2006, which was calculated using the weighted average interest rate of 8.1% which includes the interest rates of both the senior secured credit facility and the notes at December 31, 2006.

(5) We believe our effective tax rate will not change as a result of the corporate reorganization.

(6) Dividends accrued on preferred stock reflects the assumed application of $117.4 million of net proceeds from this offering to repurchase all of our outstanding Series B preferred stock at December 31, 2006. The resulting reduction in dividends accrued on preferred stock due to the assumed repurchase of all of our outstanding Series B preferred stock was $10.9 million for the year ended December 31, 2006, which was calculated using the stated dividend rate on the Series B preferred units of MagnaChip Semiconductor LLC of 10.0% per annum.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the “Selected Historical Consolidated Financial and Operating Data of MagnaChip Semiconductor LLC” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion and analysis contains, in addition to historical information, forward-looking statements that include risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under the heading “Risk Factors” and elsewhere in this prospectus.

Overview

We are an Asia-based designer and manufacturer of analog and mixed-signal semiconductor products for high volume consumer applications, such as mobile phones, digital televisions, flat panel displays, notebook computers, mobile multimedia devices and digital cameras. Our analog and mixed-signal semiconductor products and services enable the high resolution display of images and video, conversion of analog signals, such as light and sound, into digital data as well as manage power consumption. Our display driver solutions cover a wide range of display sizes used in high definition liquid crystal display, or LCD, televisions, flat panel displays, notebook computers and mobile communications and entertainment devices. Our image sensor solutions are highly integrated and designed to provide brighter, sharper and more colorful image quality in a variety of light conditions for use primarily in mobile handset, PC and notebook computer camera applications and security systems. We have also utilized our technology platform and manufacturing process expertise to design power management solutions in order to expand our market opportunity and address more of our customers’ needs. We offer semiconductor manufacturing services to providers of analog and mixed-signal semiconductors that require differentiated, specialty process technologies such as high voltage CMOS, embedded memory and power.

The variety of analog and mixed-signal semiconductor products and services we offer is based on a technology platform that allows us to address multiple end markets and to develop and introduce new products quickly. With manufacturing operations in Korea and design centers in Korea and Japan, our proximity to the global consumer electronics supply chain allows us to service and capture additional demand from existing and new customers. Our manufacturing integration and broad intellectual property enable us to respond quickly to our consumer electronics and semiconductor customers’ needs.

Business Segments

We report in three separate business segments because we derive our revenues from three principal business lines: Display Solutions, Imaging Solutions and Semiconductor Manufacturing Services. Additionally, we have a fourth operating segment, Power Solutions, from which we expect to begin earning revenues in 2008. We have identified these segments based on how we allocate resources and assess our performance.

•

Display Solutions: Our Display Solutions segment offers flat panel display drivers for a wide range of small to large panel displays used in digital televisions, mobile phones, LCD monitors, notebook computers and mobile multimedia devices, such as handheld games. Our products cover a broad range of interfaces, packages and technologies, including AMOLED, LTPS and TFT technologies.

•

Imaging Solutions: Our Imaging Solutions segment covers a broad spectrum of videographics array, or VGA; 1.3, 2.1 and 3.2 megapixel, or MP; CMOS image sensors for large and rapidly growing camera-equipped applications, such as mobile handsets, PCs, digital cameras, notebook computers and security cameras. Our image sensors are designed to provide brighter, sharper and more colorful image quality for use primarily in applications that require a small form factor, low power consumption and high sensitivity in a variety of light conditions.

•

Semiconductor Manufacturing Services: Our Semiconductor Manufacturing Services segment manufactures wafers for analog and mixed-signal semiconductor companies based on their designs. We offer over 170 process flows to our manufacturing services customers. We also often partner with key customers to jointly develop or customize specialized processes that enable our customers to improve their products and allow us to develop unique manufacturing expertise. Our manufacturing services offering is targeted at customers who require differentiated, specialty analog and mixed-signal process technologies such as high voltage CMOS, embedded memory and power. These customers typically serve high growth and high volume applications in the consumer, computing, wireless and industrial end markets.

Revenue Sources

Net Sales.    We derive a majority of our sales (net of sales returns and allowances) from three reportable segments: Display Solutions, Imaging Solutions and Semiconductor Manufacturing Services. Our non-segmented other net sales consist principally of rental and unit processing business activities. In unit processing, we execute a limited number of process steps, rather than the entire production sequence, in the manufacture of semiconductor wafers for one customer. Our product inventory is primarily located in Korea and is available for drop shipment globally. Outside of Korea, we maintain limited amounts of product inventory, and our sales representatives generally relay orders to our factories in Korea for fulfillment. We have strategically located our sales and technical support offices near concentrations of major customers. Our sales offices are located in Hong Kong, Japan, Korea, Taiwan, the United Kingdom and the United States. Our network of authorized agents and distributors consists of agents in the United States and Europe and distributors and agents in the Asia Pacific region.

Our net sales depend heavily upon the end-market demand for the goods in which our products are used and the inventory levels maintained by our customers. We generally recognize revenue when we deliver products to an end customer’s location when risk and reward of ownership passes to the customer. In the first nine months of 2007, we sold products to over 190 customers, and our net sales to our ten largest customers represented approximately 61.6% of our net sales. We have a combined production capacity of over 119,000 eight-inch equivalent semiconductor wafers per month. We believe our large-scale, cost-effective fabrication facilities enable us to rapidly adjust our production levels to meet shifts in demand by our end customers.

Factors Affecting Our Results of Operations

Gross Profit.    Our overall gross profit generally fluctuates as a result of changes in overall sales volumes and in the average selling prices of our products and services. Other factors that influence our gross profit include changes in product mix, the introduction of new products and services and subsequent generations of existing products and services, shifts in the utilization of our manufacturing facilities and the yields achieved by our manufacturing operations, changes in material, labor and other manufacturing costs and variation in depreciation expense.

Material Costs.    Our cost of sales consists of costs of raw materials, such as silicon wafers, chemicals, gasses and tape, packaging supplies, equipment maintenance and depreciation expenses.

We use processes that require specialized raw materials, such as silicon wafers, that are generally available from a limited number of suppliers. If demand increases or supplies decrease, the costs of our raw materials could significantly increase. For example, worldwide supplies of silicon wafers, an important raw material for the semiconductors we manufacture, have been constrained in recent years due to an increased demand for polysilicon. Polysilicon is also a key raw material for solar cells, the demand for which has steadily increased over the last two years. We do not expect these supplies to increase significantly in the near future. In 2006, we diversified suppliers for many of our raw materials, including chemicals, gasses and tape, which is one of the process materials for our display drivers.

Labor Costs.    A significant portion of our employees are located in Korea. Under Korean labor laws, most employees and executive officers with one or more years of service are entitled to severance benefits upon the termination of their employment based on their length of service and rate of pay. As of September 30, 2007, 96% of our employees were eligible for severance benefits. In accordance with the National Pension Act of Korea, a certain portion of accrued severance benefits is deposited with the National Pension Fund and deducted from the accrued severance benefits. The contributed amount is refunded to employees from the National Pension Fund upon their retirement.

Depreciation Expense.    We periodically evaluate the carrying amounts of long-lived assets, including property, plant and equipment and intangible assets, as well as the related depreciation periods. At September 30, 2007, we depreciated our property, plant and equipment using the straight-line method over the estimated useful lives of our assets. Depreciation rates vary from 30-40 years on buildings to five years for certain equipment and assets. Our evaluation of carrying values is based on various analyses including cash flow and profitability projections. If our projections indicate that future undiscounted cash flows are not sufficient to recover the carrying amounts of the related long-lived assets, the carrying amount of the assets is impaired and will be reduced, with the reduction charged to expense so that the carrying amount is equal to fair value.

Selling Expenses.    We sell our products worldwide through a direct sales force as well as a network of sales agents and representatives to OEMs, including major branded customers and contract manufacturers, and indirectly through distributors. Selling expenses consist primarily of the personnel costs for the members of our direct sales force, a network of sales representatives and other costs of distribution. Personnel costs include base salary, benefits and incentive compensation. As incentive compensation is tied to various net sales goals, it will increase or decrease with net sales.

General and Administrative Expenses.    General and administrative expenses consist of the costs of various corporate operations, including finance, legal, human resources and other administrative functions. These expenses primarily consist of payroll-related expenses, consulting and other professional fees and office facility-related expenses.

Research and Development.    The rapid technological change and product obsolescence that characterize our industry require us to make continuous investments in research and development. Product development time frames vary but, in general, we incur research and development costs one to two years before generating sales from the associated new products. These expenses include personnel costs for members of our engineering workforce, cost of photomasks, silicon wafers and other non-recurring engineering charges related to product design. Additionally, we develop base-line process technology through experimentation and through the design and use of characterization wafers that help achieve commercially feasible yields for new products. The majority of research and development expenses are for process development that serves as a common technology platform for all of our product segments. Consequently, we do not allocate these expenses to individual segments.

Restructuring and Impairment Charges.    We evaluate the recoverability of certain long-lived assets on a periodic basis or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In our efforts to improve our overall profitability in future periods, we have closed or impaired, and may in the future close or impair, facilities which are underutilized and which are no longer aligned with our long-term business goals.

Interest Expense, Net.    Our interest expense is incurred to service our notes in the amount of $750 million and drawings under our senior secured credit facility. At September 30, 2007, the notes bore interest at a weighted average interest rate of 7.94%. Drawings under our senior secured credit facility bore interest at September 30, 2007 at either three-month LIBOR plus 4.75% or ABR plus 3.75% and were minimally offset by interest income on cash balances. Of the $750 million of total long-term borrowings, $300 million consist of variable interest rate securities. Effective as of June 27, 2005, we entered into an interest rate swap agreement that converted the variable interest rate portion of our notes into a fixed interest rate of 7.34%. That arrangement will be in effect until the swap agreement expires on June 15, 2008.

Foreign Currency Gain or Loss.    A substantial portion of our net foreign currency gain or loss relates to non-cash translation gain or loss recorded for intercompany borrowings at our Korea subsidiary that is denominated in U.S. dollars. This balance sheet item is affected by fluctuations in the exchange rate between the Korean won and U.S. dollar.

Income Taxes.    We record our income taxes in each of the tax jurisdictions in which we operate. This process involves using an asset and liability approach whereby deferred tax assets and liabilities are recorded for differences in the financial reporting bases and tax bases of our assets and liabilities. We exercise significant management judgment in determining our provision for income taxes, deferred tax assets and liabilities. We periodically evaluate our deferred tax assets to ascertain whether it is more likely than not that the deferred tax assets will be realized.

Our operations are subject to income and transaction taxes in Korea and in multiple foreign jurisdictions. Significant estimates and judgments are required in determining our worldwide provision for income taxes. Some of these estimates are based on interpretations of existing tax laws or regulations. The ultimate amount of tax liability may be uncertain as a result.

Capital Expenditures.    We invest in manufacturing equipment, software design tools and other tangible and intangible assets for capacity expansion and technology improvement. Capacity expansions and technology improvements typically occur in anticipation of seasonal increases in demand. We typically pay for capital expenditures in partial installments with portions due on order, delivery and final acceptance.

Inventories.    We monitor our inventory levels in light of product development changes and market expectations. We may be required to take additional charges for quantities in excess of demand, cost in excess of market value and product age. Our analysis may take into consideration historical usage, expected demand, anticipated sales price, new product development schedules, the effect new products might have on the sales of existing products, product age, customer design activity, customer concentration and other factors. These forecasts require us to estimate our ability to predict demand for current and future products and compare those estimates with our current inventory levels and inventory purchase commitments. Our forecasts for our inventory may differ from actual inventory use.

Basis of Presentation

Prior to October 1, 2004, our consolidated financial statements were prepared on a carve-out basis from the consolidated financial statements and accounting records of Hynix using the actual results of operations and actual basis of assets and liabilities of our business. The consolidated statements of operations include allocations of certain raw materials, other assets and accounts payable which our business historically shared with Hynix, and allocations of certain manufacturing costs as well as general and administrative, sales and marketing and other miscellaneous expenses. These allocations were made on a specifically identifiable basis or using the relative percentages, as compared to Hynix’s other businesses, of sales, headcount, raw material consumption or other reasonable methods. We considered these allocations to be a reasonable reflection of the utilization of services provided. We believe the assumptions underlying the consolidated financial statements are reasonable. However, the consolidated financial statements may not necessarily reflect our results of operations, financial position and cash flows in the future or what our results of operations, financial position and cash flows would have been, had we been a separate stand-alone company during the historical carve-out periods presented. Accordingly, the carve-out financial statements should not be relied upon as being representative of what our financial position or operating results would have been had we operated on a stand-alone basis, nor may they be representative of our financial position or operating results following the Original Acquisition.

Segments.    Prior to our fiscal year 2006, we operated in a single segment—semiconductor manufacturing. In fiscal year 2006, subsequent to the appointment of a new chief operating decision maker (the “CODM”) as defined by Statements of Financial Accounting Standards (“SFAS”) No. 131, Disclosure about Segments of an Enterprise and Relate Information, we changed the manner in which the CODM reviewed our operational results and made significant business decisions so as to include disaggregated financial information with respect to our three reportable segments. The segment information for prior periods has been prepared in conformity with our current segment structure.

Results of Operations

The following table sets forth, for the periods indicated, certain information related to our operations, expressed in dollars and as a percentage of our net sales:

	Nine months ended				Years ended December 31,				Three months ended Dec. 31, 2004	Nine months ended Sep. 30, 2004	Total twelve months ended Dec. 31, 2004
	Sept. 30, 2007		October 1, 2006		2006		2005
	(Successor Company)									(Predecessor Company)
	(unaudited)
	Amount	% of net sales	Amount	% of net sales	Amount	% of net sales	Amount	% of net sales	Amount	Amount	Amount	% of net sales
	(in millions; %)
Consolidated statement of operations data:
Net sales	$545.9	100.0%	$582.0	100.0%	$744.4	100.0%	$937.7	100.0%	$243.6	$841.6	$1,085.2	100.0%
Cost of sales	471.9	86.4	500.6	86.0	644.9	86.6	729.0	77.7	204.5	654.6	859.1	79.2

Gross profit	74.0	13.6	81.5	14.0	99.4	13.4	208.7	22.3	39.1	187.0	226.1	20.8
Selling, general and administrative expenses	71.9	13.2	66.4	11.4	87.7	11.8	123.2	13.1	29.8	54.0	83.8	7.7
Research and development expenses	101.1	18.5	95.9	16.5	131.3	17.6	107.6	11.5	22.1	75.7	97.8	9.0
Restructuring and impairment charges	12.1	2.2	93.9	16.1	94.3	12.7	36.2	3.9	—	—	—	—

Operating income (loss)	(111.1)	(20.3)	(174.7)	(30.0)	(213.8)	(28.7)	(58.4)	(6.2)	(12.7)	57.4	44.7	4.1
Interest expense, net	44.7	8.2	43.0	7.4	57.2	7.7	57.2	6.1	16.8	17.7	34.5	3.2
Foreign currency gain, net	11.3	2.1	40.9	7.0	50.9	6.8	16.5	1.8	30.4	5.4	35.8	3.3
Other	—		—		—		—		—	1.1	1.1	0.1

Income (loss) before income taxes	(144.4)	(26.4)	(176.8)	(30.4)	(220.1)	(29.6)	(99.1)	(10.6)	0.9	46.1	47.0	4.3
Income tax expenses	6.6	1.2	6.8	1.2	9.3	1.2	1.8	0.2	6.7	2.8	9.5	0.9

Net income (loss)	(151.1)	(27.7)	(183.7)	(31.6)	(229.3)	(30.8)	(100.9)	(10.8)	(5.8)	43.2	37.4	3.5

Net Sales:
Display Solutions	223.3	40.9	215.1	37.0	273.7	36.8	326.0	34.8	60.4	198.8	259.2	23.9
Imaging Solutions	51.6	9.5	47.7	8.2	60.5	8.1	163.3	17.4	58.1	142.1	200.1	18.4
Semiconductor Manufacturing Services	217.6	39.9	280.8	48.3	342.4	46.0	345.4	36.8	88.3	270.2	358.5	33.0
All other	53.4	9.8	38.4	6.6	67.8	9.1	102.9	11.0	36.9	230.5	267.3	24.6

	$545.9	100.0%	$582.0	100.0%	$744.4	100.0%	$937.7	100.0%	$243.6	$841.6	$1,085.2	100.0%

Results of Operations—Comparison of nine months ended September 30, 2007 and October 1, 2006

The following table sets forth consolidated results of operations for the nine months ended September 30, 2007 and October 1, 2006:

	Unaudited
	Nine months ended September 30, 2007		Nine months ended October 1, 2006		Change Amount
	Amount	% of net sales	Amount	% of net sales
	(in millions; %)
Net sales	$545.9	100.0%	$582.0	100.0%	$(36.2)
Cost of sales	471.9	86.4	500.6	86.0	(28.7)

Gross profit	74.0	13.6	81.5	14.0	(7.4)

Selling, general and administrative expenses	71.9	13.2	66.4	11.4	5.5
Research and development expenses	101.1	18.5	95.9	16.5	5.2
Restructuring and impairment charges	12.1	2.2	93.9	16.1	(81.9)

Operating loss	(111.1)	(20.3)	(174.7)	(30.0)	63.7
Interest expense, net	44.7	8.2	43.0	7.4	1.7
Foreign currency gain, net	11.3	2.1	40.9	7.0	(29.6)

Loss before income taxes	(144.4)	(26.4)	(176.8)	(30.4)	32.4
Income tax expenses	6.6	1.2	6.8	1.2	(0.2)

Net loss	$(151.1)	(27.7)%	$(183.7)	(31.6)%	$32.6

Net Sales

	Unaudited
	Nine months ended September 30, 2007		Nine months ended October 1, 2006		Change Amount
	Amount	% of Total	Amount	% of total
	(in millions; %)
Display Solutions	$223.3	40.9%	$215.1	37.0%	$8.2
Imaging Solutions	51.6	9.5	47.7	8.2	3.9
Semiconductor Manufacturing Services	217.6	39.9	280.8	48.3	(63.2)
All other	53.4	9.8	38.4	6.6	15.0

	$545.9	100.0%	$582.0	100.0%	$(36.2)

Net sales for the nine months ended September 30, 2007 decreased $36.2 million, or 6.2% compared to the nine months ended October 1, 2006. Net sales generated in the three operating segments during the current period were $492.5 million, a decrease of $51.1 million or 9.4% from the net sales of our three reportable segments for the prior-year period, primarily due to a decrease in sales in the Semiconductor Manufacturing Services segment offset by an increase in sales from the Display Solutions and Imaging Solutions segments.

Display Solutions.    Net sales from Display Solutions for the nine months ended September 30, 2007 were $223.3 million, a $8.2 million or 3.8% increase from $215.1 million for the nine months ended October 1, 2006. The increase resulted primarily from increased sales volume of our display driver products for LCD televisions and PC monitors and was partially offset by decrease in average selling prices of our display driver products for notebook computers and small panel displays.

Imaging Solutions.    Net sales from Imaging Solutions increased $3.9 million in the current period, or 8.2%, compared to net sales generated in the prior-year period. This increase was primarily due to significantly higher sales of small form factor VGA products and, to a lesser extent, higher 1.3 MP product sales due to an increase in market demand for mobile phones and PC cameras. This revenue increase from these products was partially offset by a sharp decrease in 1.0 MP product sales due to a shift in market demand to 1.3 MP products.

Semiconductor Manufacturing Services.    Net sales from Semiconductor Manufacturing Services for the nine months ended September 30, 2007 were $217.6 million, a $63.2 million, or a 22.5%, decrease compared to net sales of $280.8 million for the nine months ended October 1, 2006. This decrease was primarily due to a decline in sales volume as a result of higher inventory balances held by our customers in the analog and power end markets in the first quarter of 2007 as compared to the same period of the prior year, and to a lesser extent, a decrease in the average selling prices of our services.

All other.    Net sales from All other for the nine months ended September 30, 2007 were $53.4 million compared to $38.4 million for the nine months ended October 1, 2006. This increase of $15.0 million substantially represents the revenue increase from our unit processing service.

Net Sales by Geographic Region

The following table sets forth our net sales by geographic region and the percentage of total net sales represented by each geographic region for each of the nine months ended September 30, 2007 and October 1, 2006:

	Unaudited
	Nine months ended September 30, 2007		Nine months ended October 1, 2006
	Amount	% of Total	Amount	% of Total
	(in millions; %)
Korea	$318.9	58.4%	$305.8	52.5%
Asia Pacific	129.7	23.8	142.4	24.5
Japan	45.2	8.3	66.7	11.5
North America	38.3	7.0	52.9	9.1
Europe	13.8	2.5	14.2	2.4

Total net revenues	$545.9	100.0%	$582.0	100.0%

Gross Profit

	Unaudited
	Nine months ended September 30, 2007		Nine months ended October 1, 2006		Change Amount
	Amount	% of net sales	Amount	% of net sales
	(in millions; %)
Display Solutions	$19.9	8.9%	$31.3	14.6%	$(11.4)
Imaging Solutions	2.5	4.9	(5.3)	(11.1)	7.8
Semiconductor Manufacturing Services	31.7	14.6	46.3	16.5	(14.5)
All other	19.9	37.2	9.2	24.0	10.7

	$74.0	13.6%	$81.5	14.0%	$(7.4)

Total gross profit decreased $7.4 million in the nine months ended September 30, 2007, or 9.1%, compared to the gross profit generated in the nine months ended October 1, 2006. Gross profit percentage for the nine months ended September 30, 2007 was 13.6% of net sales, a decrease of 0.4% from 14.0% for the nine months ended October 1, 2006. This decline in gross profit percentage was primarily attributable to an overall decrease in average selling prices.

Display Solutions.    Gross profit percentage for Display Solutions for the nine months ended September 30, 2007 declined to 8.9% compared to 14.6% for the nine months ended October 1, 2006. This decline in gross profit percentage was primarily attributable to a decrease in sales volume and the average selling price of small panel display products.

Imaging Solutions.    Gross profit percentage for the current period improved compared to the prior-year period primarily due to a decrease in depreciation and amortization expense resulting from impairment charges in the second quarter of 2006, offset in part by a decrease in average selling prices and increased material costs for small form factor VGA products.

Semiconductor Manufacturing Services.    Gross profit percentage for Semiconductor Manufacturing Services declined to 14.6% in the nine months ended September 30, 2007 from 16.5% in the nine months ended October 1, 2006. This decrease was primarily due to a decrease in average selling prices caused by a decline in customer demand and a shift in product mix.

All other.    Gross profit percentage for All other for the current period increased to 37.2% from 24.0% for the prior-year period. This improvement in gross profit percentage was primarily attributable to an increase in sales volume for unit processing and lower fixed costs per unit.

Operating Expenses

Selling, General and Administrative Expenses.    Selling, general, and administrative expenses were $71.9 million or 13.2% of net sales for the nine months ended September 30, 2007 compared to $66.4 million or 11.4% for the nine months ended October 1, 2006. The increase of $5.5 million or 8.3% from the prior-year period was mainly attributable to a settlement with former subcontractors of $1.3 million. These increases were partially offset by decreases in depreciation and amortization expenses resulting from impairment charges taken during the second quarter of 2006.

Research and Development Expenses.    Research and development expenses for the current period were $101.1 million, an increase of $5.2 million or 5.3% from $95.9 million for the prior year period, mainly due to an increase in photomask usage of $3.4 million for new product development. This increase in research and development expenses essentially represented our focus on the introduction of new products. As a percentage of net sales, research and development expenses for the current period increased to 18.5% compared to 16.5% for the prior-year period.

Restructuring and Impairment Charges.    During the nine months ended September 30, 2007, we recognized restructuring and impairment charges of $12.1 million, which consisted of $10.1 million of impairment charges under SFAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”) and $2.0 million of restructuring charges under SFAS No. 146 Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”). The impairment charges were recorded related to the closure of our five-inch wafer fabrication facility that has generated losses and no longer supports our strategic technology roadmap. This facility closing is expected to be completed within the next several months. During the nine months ended October 1, 2006, we determined, based on revised forecasts, that the projected demand for certain of our products in the Imaging Solutions segment was significantly less than previously forecasted and that this decline was not temporary or seasonal. Therefore, we assessed whether there had been a material impairment of the asset group and recorded impairment and restructuring charges of $93.9 million. The amount included $92.5 million of impairment charges recorded under SFAS No. 144 and $1.4 million of restructuring charges under SFAS No. 146. The impairment charges were recorded against a group of assets comprising of one of our fabrication facilities and certain related technology and customer-based intangible assets in our imaging solutions business, and the restructuring charges were incurred in association with certain changes in our management and the early retirement of certain employees.

Net Interest Expense and Net Foreign Currency Gain or Loss

Net Interest Expense.    Net interest expense was $44.7 million during the nine-month period ended September 30, 2007, consistent with $43.0 million for the nine months ended October 1, 2006. Interest expense was incurred to service our notes in the amount of $750.0 million and drawings under our senior secured credit facility. At September 30, 2007, the notes bore interest at a weighted average interest rate of 7.94%. Drawings under our senior secured credit facility bore interest at September 30, 2007 at either three-month LIBOR plus 4.75% or ABR plus 3.75%. The increase in net interest expense was mainly due to a decrease in interest income from financial assets including cash and cash equivalents and an increase in interest expense driven by drawdowns from the our senior secured credit facility.

Net Foreign Currency Gain or Loss.    Net foreign currency gain for the nine months ended September 30, 2007 was $11.3 million, compared to net foreign exchange gain of $40.9 million for the nine months ended October 1, 2006.

A substantial portion of our net foreign currency gain or loss is non-cash translation gain or loss recorded for intercompany borrowings at our Korean subsidiary and is affected by changes in the exchange rate between the Korean won and the U.S. dollar. The Korean won to U.S. dollar exchange rates were 913.6:1 and 946.0:1 using the noon buying rate in effect as of September 30, 2007 and October 1, 2006, respectively, as quoted by the Federal Reserve Bank of New York.

Income Tax Expenses

Income Tax Expenses.    Income tax expenses for the current period were $6.6 million, compared to income tax expenses of $6.8 million for the same period of 2006. Our income tax expenses are mostly composed of withholding taxes on intercompany interest payments and changes in deferred tax assets. Due to the uncertainty of the utilization of foreign tax credits, we did not recognize these withholding taxes as deferred tax assets.

Results of Operations—Comparison of years ended December 31, 2006 and December 31, 2005

	Year ended December 31, 2006		Year ended December 31, 2005		Change Amount
	Amount	% of net sales	Amount	% of net sales
	(in millions; %)
Net sales	$744.4	100.0%	$937.7	100.0%	$(193.3)
Cost of sales	644.9	86.6	729.0	77.7	(84.1)

Gross profit	99.4	13.4	208.7	22.3	(109.3)

Selling, general and administrative expenses	87.7	11.8	123.2	13.1	(35.5)
Research and development expenses	131.3	17.6	107.6	11.5	23.7
Restructuring and impairment charges	94.3	12.7	36.2	3.9	58.1

Operating loss	(213.8)	(28.7)	(58.4)	(6.2)	(155.4)
Interest expense, net	57.2	7.7	57.2	6.1	—
Foreign currency gain, net	50.9	6.8	16.5	1.8	34.4

Loss before income taxes	(220.1)	(29.6)	(99.1)	(10.6)	(121.0)
Income tax expenses	9.3	1.2	1.8	0.2	7.4

Net loss	$(229.3)	(30.8)%	$(100.9)	(10.8)%	$(128.4)

Net Sales

	Year ended December 31, 2006		Year ended December 31, 2005		Change Amount
	Amount	% of total	Amount	% of total
	(in millions; %)
Display Solutions	$273.7	36.8%	$326.0	34.8%	$(52.4)
Imaging Solutions	60.5	8.1	163.3	17.4	(102.8)
Semiconductor Manufacturing Services	342.4	46.0	345.4	36.8	(3.0)
All other	67.8	9.1	102.9	11.0	(35.1)

	$744.4	100.0%	$937.7	100.0%	$(193.3)

We derive a majority of our net sales from three reportable segments: Display Solutions, Imaging Solutions and Semiconductor Manufacturing Services. All other for the period also included certain business activities exited in late 2005 or early 2006, such as our application processor and DRAM foundry businesses.

Total net sales for 2006 decreased $193.3 million, or 20.6%, compared to 2005. Net sales generated from the three reportable segments in 2006 were $676.6 million, a decrease of $158.2 million, or 18.9%, from net sales from the three operating segments in 2005.

Display Solutions.    Net sales from Display Solutions for the year ended December 31, 2006 were $273.7 million, a $52.4 million, or a 16.1% decrease, from $326.0 million for the year ended December 31, 2005. This decrease was primarily attributable to a sales volume decrease in large display driver products as a result of a reduction in inventories held by our customers in 2006 after a build up of inventory in the prior year. In addition, average selling prices declined during 2006 which negatively impacted net sales.

Imaging Solutions.    Imaging Solutions net sales decreased $102.8 million in 2006, or 63%, compared to net sales generated in 2005. This decrease was primarily attributable to delays in transitioning to new megapixel products. Revenue from our traditional VGA products decreased year-over-year due to lower market demand and a decline in average selling prices.

Semiconductor Manufacturing Services.    Net sales from Semiconductor Manufacturing Services for the year ended December 31, 2006 were $342.4 million, a $3.0 million or 0.9% decrease, compared to net sales of $345.4 million for 2005. A moderate decrease in the average selling prices of our services was mostly offset by an increase in volume.

All other.    Net sales from All other for 2006 were $67.8 million compared to $102.9 million for 2005. This year-over-year reduction of $35.1 million represented net sales from the exited application processor and DRAM foundry businesses, which were partially offset by an increase in revenue from unit processing.

Net Sales by Geographic Region

The following table sets forth our net sales by geographic region, and the percentage of total net sales represented by each geographic region for each of the years ended December 31, 2006 and 2005:

	Year ended December 31, 2006		Year ended December 31, 2005
	Amount	% of Total	Amount	% of Total
	(in millions; %)
Korea	$413.7	55.6%	$512.4	54.6%
Asia Pacific	173.0	23.2	251.2	26.8
Japan	78.3	10.5	97.8	10.4
North America	62.4	8.4	56.9	6.1
Europe	17.0	2.3	19.4	2.1

Total net revenues	$744.4	100.0%	$937.7	100.0%

Gross Profit

	Year ended December 31, 2006		Year ended December 31, 2005		Change Amount
	Amount	% of net sales	Amount	% of net sales
	(in millions; %)
Display Solutions	$35.6	13.0%	$66.5	20.4%	$(30.9)
Imaging Solutions	(4.0)	(6.6)	25.4	15.6	(29.4)
Semiconductor Manufacturing Services	45.7	13.4	110.4	32.0	(64.7)
All other	22.1	32.6	6.3	6.1	15.8

	$99.4	13.4%	$208.7	22.3%	$(109.2)

Total gross profit decreased $109.2 million in 2006, or 52.4%, compared to 2005. Gross profit percentage for 2006 was 13.4% of net sales, a decrease of 8.9% from 22.3% for 2005. This decline in gross profit percentage was primarily attributable to lower utilization of our manufacturing capacity as a result of substantial sales decreases, coupled with an overall decrease in average selling prices.

Display Solutions.    Gross profit percentage for Display Solutions for the year ended December 31, 2006 declined to 13.0% compared to 20.4% for the year ended December 31, 2005. This decline in gross profit percentage was primarily attributable to lower average selling prices and higher overhead cost per-unit driven by a decrease in unit volume.

Imaging Solutions.    Imaging Solutions reported a gross loss for the year ended December 31, 2006 primarily attributable to delays in transitioning to our new megapixel products and due to significant decreases in market demand for older products.

Semiconductor Manufacturing Services.    Gross profit percentage for Semiconductor Manufacturing Services declined to 13.4% in 2006 from 32.0% in 2005. The year-over-year decrease was primarily attributable to manufacturing a higher mix of larger geometry wafers, which generate lower gross profits than smaller geometry wafers.

All other.    Gross profit percentage for All other for 2006 increased to 32.6% from 6.1% for the year ended December 31, 2005. This increase was mainly attributable to the discontinuation of the less profitable application processor and DRAM foundry businesses.

Operating Expenses

Selling, General and Administrative Expenses.    Selling, general and administrative expenses were $87.7 million or 11.8% of net sales for the year ended December 31, 2006 compared to $123.2 million, or 13.1% of net sales, for the year ended December 31, 2005. This decrease of $35.5 million, or 28.9%, from the prior year was primarily attributable to a reduction in professional service fees driven by our cost containment efforts and a decrease in amortization expense of intangible assets as a result of an impairment taken during the year.

Research and Development Expenses.    Research and development expenses for the year ended December 31, 2006 were $131.3 million, a $23.7 million, or 21.9%, increase, from $107.6 million for the year ended December 21, 2005. This increase in research and development expenses during the year primarily represented our focus on the introduction of new products. As a percentage of net sales, research and development expense increased to 17.6% in the more recent period as compared to 11.5% in the prior period.

Restructuring and Impairment Charges.    During the year ended December 31, 2006, we recorded restructuring and impairment charges totaling $94.3 million, which included $92.9 million of impairment charges under SFAS No. 144 and $1.4 million of restructuring charges under SFAS No. 146. The impairment charges of $92.5 million recorded during 2006 related to certain fixed assets and technology and customer-based intangible assets (the “asset group”) comprising our Imaging Solution business. At the end of 2005, the capacity utilization at our specialized fabrication facility was less than budgeted. This was primarily due to a transition in product mix, coupled with a seasonal decrease in market demand, which we deemed to be temporary and recoverable. However, in 2006, our management determined, based on revised forecasting, that projected demand for some of the products in our Imaging Solutions business was significantly less than previously forecasted and that this decline was not temporary or seasonal. Therefore, we assessed whether there had been an impairment of the asset group pursuant to SFAS No. 144 and, based on that assessment, recorded the impairment charge. We also recorded $0.4 million of impairment charges in association with the disposition of certain held-for-sale assets.

The $1.4 million of restructuring charges for 2006 were incurred in connection with the termination of certain members of our management and other employees.

During the year ended December 31, 2005, we recorded a one-time charge of $36.2 million of restructuring and impairment charges which included $33.5 million for asset impairment and $2.7 million for restructuring.

Other Income (Expense)

Net Interest Expense.    Net interest expense was $57.2 million for the year ended December 31, 2006, consistent with $57.2 million for the year ended December 31, 2005. Interest expense was incurred to serve our notes in the amount of $750 million. At December 31, 2006, the notes bore interest at a weighted average interest rate of 7.94%.

Net Foreign Currency Gain.    Net foreign currency gain for the year ended December 31, 2006 was $50.9 million, compared to $16.5 for the year ended December 31, 2005. A substantial portion of our net foreign currency gain was non-cash translation gain recorded for intercompany borrowings at one of our subsidiaries and is affected by changes in the Korean won to U.S. dollar exchange rate, which was 930.0:1 using the noon buying rate in effect as of December 31, 2006 as quoted by the Federal Reserve Bank of New York as compared to 1,010:1 for the prior period.

Income Tax Expenses

Income tax expenses for the year ended December 31, 2006 were $9.3 million while income tax expenses were $1.8 million for the year ended December 31, 2005. The lower income tax expenses in the prior period were primarily attributable to the income tax benefit recognized for a temporary difference related to revenue recognition at our Japanese subsidiaries, which became recognizable as a result of a change in business model. Income tax expenses for 2006 were comprised of $5.2 million of withholding taxes on the interest paid by one of our subsidiaries to its parent company, a $2.0 million income tax effect from the decrease of deferred tax assets and an aggregate $2.0 million of current income taxes incurred at various jurisdictions where we had our operations.

Results of Operations—Comparison of Years Ended December 31, 2005 and December 31, 2004

	Year ended December 31, 2005		Three months ended December 31, 2004	Nine months ended September 30, 2004	Total twelve months ended December 31, 2004		Change Amount
	Amount	% of net sales	Amount	Amount	Amount	% of net sales
	(Successor Company)			(Predecessor Company)
	(in millions; %)
Net sales
Related party	$—	—%	$—	$163.8	$163.8	15.1%	$(163.8)
Others	937.7	100.0	243.6	677.8	921.4	84.9	16.3

	937.7	100.0	243.6	841.6	1,085.2	100.0	(147.5)
Cost of sales	729.0	77.7	204.5	654.6	859.1	79.2	(130.1)

Gross profit	208.7	22.3	39.1	187.0	226.1	20.8	(17.4)

Selling, general and administrative expenses	123.2	13.1	29.8	54.0	83.8	7.7	39.5
Research and development expenses	107.6	11.5	22.1	75.7	97.8	9.0	9.8
Restructuring and impairment charges	36.2	3.9	—	—	—	—	36.2

Operating income (loss)	(58.4)	(6.2)	(12.7)	57.4	44.7	4.1	(103.0)
Interest expense, net	57.2	6.1	16.8	17.7	34.5	3.2	22.7
Foreign currency gain, net	16.5	1.8	30.4	5.4	35.8	3.3	(19.3)
Others, net	—	—	—	1.1	1.1	0.1	(1.1)

Income (loss) before income taxes	(99.1)	(10.6)	0.9	46.1	47.0	4.3	(146.1)
Income tax expenses	1.8	0.2	6.7	2.8	9.5	0.9	(7.7)

Net income (loss)	$(100.9)	(10.8)%	$(5.8)	$43.2	$37.4	3.5%	$(138.3)

Net Sales

	Year ended December 31, 2005		Three months ended December 31, 2004	Nine months ended September 30, 2004	Total twelve months ended December 31, 2004		Change Amount
	Amount	% of total	Amount	Amount	Amount	% of total
	(Successor Company)			(Predecessor Company)
	(in millions; %)

Display solutions	$326.0	34.8%	$60.4	$198.8	$259.2	23.9%	$66.9
Imaging solutions	163.3	17.4	58.1	142.1	200.1	18.4	(36.8)
Semiconductor Manufacturing Services	345.4	36.8	88.3	270.2	358.5	33.0	(13.1)
All other	102.9	11.0	36.9	230.5	267.3	24.6	(164.5)

	$937.7	100.0%	$243.6	$841.6	$1,085.2	100.0%	$(147.5)

Total net sales for the year ended December 31, 2005 were $937.7 million, a $147.5 million or 13.6% decrease from $1.1 billion in 2004, which consisted of $841.6 million for the nine months ended

September 30, 2004 and $243.6 million for the three months ended December 31, 2004. The reduction was primarily attributable to a decrease of $133.4 million in our DRAM foundry business with Hynix, which is included in the All other category, driven by our strategic decision to focus on three core segments. Net sales generated from the three operating segments in 2005 were $834.8 million, compared to $817.8 million in 2004.

Display Solutions.    Net sales from Display Solutions for the year ended December 31, 2005 were $326.0 million, a $66.9 million or 25.9% increase from $259.2 million for the year ended December 31, 2004. This revenue increase for Display Solutions was driven by an expansion in market demand, partially offset by a slight decline in average selling prices.

Imaging Solutions.    Imaging Solutions net sales for the year ended December 2005 were $163.3 million, a decrease of $36.8 million or 18.4%, compared to $200.1 million for the year ended December 31, 2004. This decrease in net sales was mainly attributable to a decline in average selling price, especially in VGA products, which was partially offset by an increase in unit volume sales.

Semiconductor Manufacturing Services.    Net sales for the year ended December 31, 2005 generated from Semiconductor Manufacturing Services were $345.4 million, relatively consistent compared to $358.5 million of revenue for the year ended December 31, 2004, as a decrease in sales volume was mostly offset by an increase in average selling price.

All other.    Net sales from All other decreased 61.5% to $102.9 million in 2005 from $267.3 million in 2004 as we strategically reduced DRAM foundry and application solutions in an effort to focus on our three major business segments.

Net Sales by Geographic Region

The following table sets forth our net sales by geographic region, and the percentage of total net sales represented by each geographic region for each of the periods provided below:

	Year ended December 31, 2005		Three months ended December 31, 2004		Nine months ended September 30, 2004		Total twelve months ended December 31, 2004
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
	(Successor Company)				(Predecessor Company)
	(in millions; %)
Korea	$512.4	54.6%	$127.2	52.2%	$455.6	54.1%	$582.8	53.7%
Asia Pacific	251.2	26.8	63.1	25.9	203.8	24.2	266.9	24.6
Japan	97.8	10.4	38.0	15.6	143.2	17.0	181.2	16.7
North America	56.9	6.1	11.7	4.8	17.4	2.1	29.1	2.7
Europe	19.4	2.1	3.6	1.5	21.6	2.6	25.2	2.3

Total net revenues	$937.7	100.0%	$243.6	100.0%	$841.6	100.0%	$1,085.2	100.0%

Gross Profit

	Year ended December 31, 2005		Three months ended December 31, 2004	Nine months ended September 30, 2004	Total twelve months ended December 31, 2004		Change Amount
	Amount	% of net sales	Amount	Amount	Amount	% of net sales
	(Successor Company)			(Predecessor Company)
	(in millions; %)

Display solutions	$66.6	20.4%	$4.6	$30.4	$35.0	13.4%	$31.6
Imaging solutions	25.4	15.6	12.7	56.7	69.4	34.7	(43.9)
Semiconductor Manufacturing Services	110.4	32.0	19.1	86.3	105.4	29.4	5.0
All other	6.3	6.1	2.7	13.7	16.4	6.2	(10.1)

	$208.7	22.3%	$39.1	$187.0	$226.1	20.8%	$(17.5)

Total gross profit for 2005 decreased $17.5 million or 7.7%, compared to gross profit generated in 2004 mainly due to a decrease in revenue base. Gross profit percentage for 2005 increased to 22.3% of net sales from 20.8% of net sales for 2004. This improvement in gross profit percentage was primarily attributable to lower depreciation costs for 2005 associated with the application of purchase accounting from the Original Acquisition.

Display Solutions.    Gross profit percentage for Display Solutions for the year ended December 31, 2005 increased to 20.4% as compared to 13.4% for the year ended December 31, 2004. The increase in gross profit percentage was primarily attributable to lower per-unit overhead costs driven by a significant increase in unit volume produced during 2005.

Imaging Solutions.    Gross profit percentage for Imaging Solutions for 2005 was 15.6% compared with 34.7% for 2004. The gross profit percentage decrease from 2004 was primarily attributable to a decrease in average selling prices.

Semiconductor Manufacturing Services.    Gross profit percentage for Semiconductor Manufacturing Services increased to 32.0% in 2005 from 29.4% in 2004. This increase in gross profit percentage in 2005 resulted from higher average selling prices and lower depreciation expenses during the period.

All other.    Gross profit percentage for All other for 2005 was 6.1%, relatively consistent with 6.2% for 2004.

Operating Expenses

Selling, General and Administrative Expenses.    Selling, general and administrative expenses were $123.2 million, or 13.1%, of net sales in 2005. This represents a $39.5 million, or 47.1%, increase from a total of $83.8 million, or 7.7%, of net sales in 2004, which consisted of $54.0 million for the nine months ended September 30, 2004 and $29.8 million for the three months ended December 31, 2004. The increase in selling, general and administrative expenses was primarily attributable to amortization of intangible assets recorded upon the application of purchase accounting as a result of the Original Acquisition. We also recognized increased professional fees related to consulting and infrastructure build-out as well as additional warranty reserves to cover possible exposures to future claims from customers.

Research and Development Expenses.    Research and development expenses in 2005 were $107.6 million, a $9.8 million, or 10.0%, increase from $97.8 million in 2004, which consisted of $75.7 million for the nine months ended September 30, 2004 and $22.1 million for the three months ended December 31, 2004. The increase in research and development expenses was mainly due to our reinforcement of research and development centers worldwide through our mergers and acquisitions and process development to support next generation products. As a percentage of net sales, research and development expenses increased to 11.5% in 2005 from 9.0% in 2004.

Restructuring and Impairment Charges.    During the year ended December 31, 2005, we recorded a one-time charge of $36.2 million of restructuring and impairment charges associated with our initiative to focus on our core businesses and streamline our organization. The amount included $33.5 million for asset impairment charges and $2.7 million for restructuring charges.

Other Income (Expense)

Net Interest Expense.    Net interest expense was $57.2 million in 2005, a $22.8 million, or 66.3%, increase from aggregated interest expense of $34.5 million in 2004, which consisted of $17.7 million for the nine months ended September 30, 2004 and $16.8 million for the three months ended December 31, 2004. The increase in net interest expense was primarily due to interest expenses incurred on the long-term debt of $750 million, which was issued in December 2004 and outstanding throughout the year 2005.

Net Foreign Currency Gain.    Net foreign currency gain for the year ended December 31, 2005 was $16.5 million, compared to $35.8 for the year ended December 31, 2004. A substantial portion of our net foreign currency gain for 2005 was non-cash translation gain recorded for intercompany borrowings at one of our subsidiaries.

Income Tax Expenses

Income Tax Expense.    Income tax expense was $1.8 million in 2005, compared to $6.7 million for the three months ended December 31, 2004 and $2.8 million for the nine months ended September 30, 2004, which on an aggregate basis totaled $9.5 million for the year ended December 31, 2004. Income tax expense for the year ended December 31, 2005 was primarily attributable to $5.2 million of Korean withholding tax on the interest income paid to our Korean subsidiary’s parent company. Income tax expense including this withholding tax was partially offset by the recognition of a deferred tax asset at our Japanese subsidiaries based on a temporary difference related to revenue recognition.

Liquidity and Capital Resources

Our principal capital requirements are to invest in research and development and capital equipment, to make debt service payments on the notes and our senior secured credit facility and to fund working capital needs. We anticipate that operating cash flow, together with available borrowing capacity under our senior secured credit facility, will be sufficient to meet our research and development and capital expenditures needs, to service requirements on our debt obligations and to fund our working capital needs for the foreseeable future. As of September 30, 2007, we had total long-term debt outstanding of $750 million.

Our principal sources of liquidity are our cash, cash equivalents and available borrowings under our senior secured credit facility of $100 million and the net proceeds from this offering. As of September 30, 2007, our cash and cash equivalents balance was $61.9 million, or 8.3%, of our total assets, a $27.3 million decrease from $89.2 million or 11.6% of total assets as of December 31, 2006. The decrease in cash and cash equivalents during the nine-month period ended September 30, 2007 was primarily attributable to a cash outflow of $13.2 million in operating activities, coupled with a cash outflow related to capital expenditures during such period of $64.9 million. As of December 31, 2006, our cash and cash equivalents balance was $89.2 million or 11.6%, of our total assets, a $2.6 million increase from $86.6 million, or 8.3%, of total assets as of December 31, 2005. The increase in cash and cash equivalents was due to a cash inflow from operating activities coupled with an increase from foreign currency translation gains, mostly offset by cash outflows for capital expenditures and other investing activities.

During the nine months ended September 30, 2007, net cash used in operating activities was $13.2 million, compared to $36.6 million of net cash generated by operating activities during the year-ago period. This decrease in cash from operating activities between the two periods was primarily attributable to changes in operating assets and liabilities of $30.0 million, mostly impacted by an increase in accounts receivable due to higher sales and increases in inventories primarily due to the anticipation of sales growth. The net operating cash outflow for the current period principally reflects our net loss of $151.1 million adjusted by non-cash charges of $156.6 million, which mainly consisted of depreciation, impairment and amortization charges and an increase in working capital of $18.7 million. We generated cash from operating activities of $30.5 million during the year ended December 31, 2006, which principally reflected our net loss of $229.3 million, adjusted by $247.2 million of total non-cash items composed mainly of depreciation and amortization expenses and impairment charges. Cash from operating activities for 2006 decreased $73.1 million from $103.6 million for 2005. This decrease in cash from operating activities between the two periods was primarily due to a 52.4% decrease in gross profits, mitigated by a decrease in working capital during the year 2006.

Our working capital balance as of September 30, 2007 was $59.3 million compared to $122.6 million as of December 31, 2006. The decrease of $63.3 million in our working capital balance was mainly due to a $117.4 million increase in current liabilities and $27.3 million reduction in cash and cash equivalents which was used to support our large capital investments and operations. This decrease was partially offset by an increase in accounts receivable of $47.7 million and a build-up in inventory of $36.3 million in anticipation of sales growth in future periods. Our working capital balance as of December 31, 2006 was $122.6 million compared to $141.4 million as of December 31, 2005. The decrease of $18.8 million in our working capital balance consisted primarily of a $35.4 million decrease in accounts receivable and $30.8 million decrease in inventories, partially offset by a $34.5 million decrease in accounts and other accounts payable and $5.3 million decrease in accrued expenses. This decrease in working capital was mainly attributable to a 20.6% decline in total net sales.

For investing activities, the net cash outlay during the nine months ended September 30, 2007 was $64.4 million, compared to $20.2 million in the prior-year period, primarily relating to capacity expansion and technology improvements at a fabrication facility in anticipation of sales growth in future periods. During the year ended December 31, 2006, cash outlay for our capital expenditures was offset by a cash inflow from the sale of our application processor business. For investing activities, we used cash of approximately $33.4 million in 2006 compared to $64.1 million in 2005. The decrease in cash used for investing activities during the year 2006 was primarily attributable to lower capital equipment expenditures during the year. Cash outflows for acquisitions of subsidiaries in 2005 in an effort to reinforce global research and development capability also led to a higher cash expenditures in 2005. We did not consummate any business acquisitions during the year 2006.

We generated $50.5 million during the nine months ended September 30, 2007 from financing activities compared to the usage of $0.3 million for the nine-month period ended October 1, 2006. During the nine months ended September 30, 2007, we borrowed $70.4 million under our senior secured credit facility while we repaid borrowings under that facility of $20.0 million during the same period. We used $0.3 million for the year ended December 31, 2006, compared to $12.8 million for the year ended December 31, 2005. As we had sufficient capital resources available to serve our capital requirements, we did not have significant financing activities during the year 2006. The cash outlay during 2006 was mainly due to MagnaChip Semiconductor LLC’s repurchase of common units upon termination of certain members of our management and other employees. Cash outflow in 2005 was mainly attributable to for the repayment of short-term borrowings at one of our subsidiaries that we acquired during the year.

Capital Expenditures.    For the nine months ended September 30, 2007, capital expenditures were $64.9 million, a $36.9 million or 131.7% increase from $28.0 million for the nine months ended October 1, 2006. Capital expenditures for the year ended December 31, 2006 were $41.4 million, a decrease of $23.1 million, or 35.8%, compared to $64.5 million for the year ended December 31, 2005. This year-over-year decrease was a result of managing our capital expenditure timing in order to better support the growth of our business from new customers and to optimize asset utilization and return on capital investments.

Future Financing Activities.    Our primary future capital requirements on a recurring basis will be funding research and development and capital expenditures, meeting required debt payments and funding working capital needs. We anticipate that our operating cash flows, together with the proceeds of this offering and available borrowings, if any, under our senior secured credit facility, will be sufficient to meet these capital requirements for the foreseeable future. We may from time to time also incur additional debt.

We may need to incur additional debt or issue equity to make strategic acquisitions of investments. However, there can be no assurance that any such financing will be available to us on acceptable terms, or that such financing will be available at all. Our senior secured credit facility and the indentures governing our notes restrict our ability to incur additional debt.

Contractual Obligations

Summarized in the table below are estimates of future payments under debt obligations and minimum lease payment obligations at September 30, 2007. Changes in our business needs or interest rates, as well as actions by third parties and other factors, may cause these estimates to change. Because these estimates are complex and necessarily subjective, our actual payments in future periods are likely to vary from those presented in the table below.

	Payments Due by Period
	Total	2007(1)	2008	2009	2010	2011	Thereafter
	(in millions)
Senior secured credit facility(2)(3)	$50.6	$50.6	$—	$—	$—	$—	$—
Notes(2)	750.0	—	—	—	—	500.0	250.0
Operating lease	60.4	2.9	11.5	11.5	11.5	11.5	11.5
Others	7.6	2.6	3.0	2.0	—	—	—

(1)	Represents amounts due to be paid in the quarter ended December 31, 2007.
(2)	Excludes interest obligations thereon.
(3)	Represents amounts outstanding under the senior secured credit facility.

The floating rate second priority senior secured notes of $300 million and second priority senior secured notes of $200 million mature in 2011, while the senior subordinated notes of $250 million mature in 2014. Interest rates on these notes are 3 month LIBOR + 3.25%, 6 7/8% and 8%, respectively. We expect to pay the amounts outstanding under these notes in full upon maturity.

Each indenture governing the notes contains covenants that limit our ability and that of our subsidiaries to (1) incur additional indebtedness, (2) pay dividends or make other distributions on our capital stock or repurchase, repay or redeem our capital stock, (3) make certain investments, (4) incur liens, (5) enter into certain types of transactions with affiliates, (6) create restrictions on the payment of dividends or other amounts to us by our subsidiaries, and (7) sell all or substantially all of our assets or merge with or into other companies.

In November 2007, the lenders under the senior secured credit facility waived certain provisions of the credit agreement to permit us to consummate the corporate reorganization and this offering and to use the proceeds from the offering as described in this prospectus. Upon consummation of the corporate reorganization, we will become a guarantor and grant a security interest with respect to the obligations under the senior secured credit facility.

We adopted the provisions of FIN No. 48, Accounting for Uncertainty in Income Taxes on January 1, 2007. As of the date of adoption, our unrecognized tax benefits totaled $1.6 million. These unrecognized tax benefits have been excluded from the above table because we cannot estimate the period of cash settlement with the respective taxing authorities.

Off-Balance Sheet Arrangements

On December 23, 2004, two of our subsidiaries, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company entered into a senior secured credit agreement with a syndicate of banks, financial institutions and other entities providing for a $100 million senior secured revolving credit facility. The undrawn portion of our senior secured credit facility as of September 30, 2007 and December 31, 2006 was $35.5 million and $93.8 million, respectively. The utilized portions of the credit facility are related to the issuance of letters of credit and cash drawdowns.

Other than the senior secured credit facility, we believe there are no material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statements of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which provides companies with an option to report selected financial assets and liabilities at fair value in an attempt to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. We are currently evaluating the impact that the adoption may have on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of its financial instruments according to a fair value hierarchy, as defined and may be required to provide additional disclosures based on that hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the impact that the adoption may have on our consolidated financial statements.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures regarding contingent assets and liabilities. We base these estimates and judgments on historical experience, knowledge of current conditions and other assumptions and information that we believe to be reasonable. Estimates and assumptions about future events and their effects cannot be perceived with certainty. Accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as the business environment in which we operate changes.

We have defined a critical accounting estimate as one that is both important to the portrayal of either our financial condition or results of operations and requires us to make difficult, subjective or complex judgments or estimates about matters that are uncertain. We have discussed the development and selection of our critical accounting policies with the audit committee of our board, and the audit committee has reviewed the disclosure presented below. We believe that the following are the critical accounting estimates used in the preparation of our consolidated financial statements. In addition, there are other items within our consolidated financial statements that require estimation but which we do not deem to be critical.

Revenue Recognition and Account Receivables Valuation

Our revenue is primarily derived from the sale of semiconductor products which we design and the manufacture of semiconductor wafers for third parties. We recognize revenue when persuasive evidence of an arrangement exists, the product has been delivered and title and risk of loss have transferred, the price is fixed and determinable, and collection of resulting receivables is reasonably assured.

Generally, we recognize revenue on shipment to the distributor or drop shipment to the end customer. Specialty foundry services are performed pursuant to manufacturing agreements and purchase orders. Standard products are shipped and sold based upon purchase orders from customers. All amounts billed to a customer related to shipping and handling are classified as sales, while all costs incurred by us for shipping and handling are classified as expenses. We currently manufacture a substantial portion of our products internally at our wafer fabrication facilities. In the future, we expect to rely, to some extent, on outside wafer foundries for additional capacity and advanced technologies.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make payment. If the financial condition of our customers were to deteriorate, additional allowances may be required. The establishment of reserves for sales discounts is based on management judgments that require significant estimates of a variety of factors, including forecasted demand, returns and industry pricing assumptions. We record warranty liabilities for the estimated costs that may be incurred under our limited warranty. This warranty covers product defects based on compliance with our specifications and is normally applicable for twelve months from the date of purchase. These liabilities are accrued when revenues are recognized. Warranty costs include the costs to replace the defective products. Factors that affect our warranty liability include historical and anticipated rates of warranty claims on those repairs and the cost per claim to satisfy our warranty obligations. As these factors are impacted by actual experience and future expectations, we periodically assess the adequacy of our recorded warranty liabilities and adjust the amounts as necessary.

Inventory Valuation

Inventories are valued at the lower of cost or market, using the average method which approximates the first in, first out method. Because of the cyclical nature of the semiconductor industry,

changes in inventory levels, obsolescence of technology and product life cycles, we write down inventories to net realizable value. The difference in the carrying amount and the net realizable value is recognized as a loss on valuation of inventories within cost of sales. We estimate the net realizable value for such finished goods and work-in-progress based primarily upon the latest invoice prices and current market conditions.

We employ a variety of methodologies to determine the amount of inventory reserves necessary. While a portion of the reserve is determined via reference to the age of inventory and lower of cost or market calculations, an element of the reserve is subject to significant judgments made by us about future demand for our inventory. For example, reserves are established for excess inventory based on inventory levels in excess of six months of projected demand, as judged by management, for each specific product. If actual demand for our products is less than our estimates, additional reserves for existing inventories may need to be recorded in future periods.

In addition, as prescribed in SFAS No. 151, Inventory Costs, the cost of inventories is determined based on the normal capacity of each fabrication facility. If the capacity utilization is lower than a level that management believes to be normal, the fixed overhead costs per production unit which exceed those which would be incurred when the fabrication facilities are running under normal capacity are charged to cost of sales rather than capitalized as inventories.

Long-Lived Assets

We assess long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of the assets or the asset group may not be recoverable. Factors that we consider in deciding when to perform an impairment review include significant under-performance of a business or product line in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in our use of the assets. Recoverability of assets that will continue to be used in our operations is measured by comparing the carrying amount of the asset group to our estimate of the related total future undiscounted net cash flows. If an asset group’s carrying value is not recoverable through the related undiscounted cash flows, the asset group is considered to be impaired. The impairment is measured by the difference between the asset group’s carrying amount and its fair value determined by either a quoted market price, if any, or a value determined by utilizing a discounted cash flow technique.

Impairments of long-lived assets are determined for groups of assets related to the lowest level of identifiable independent cash flows. We must make subjective judgments in determining the independent cash flows that can be related to specific asset groupings. Additionally, an evaluation of impairment of long-lived assets requires estimates of future operating results that are used in the preparation of the expected future undiscounted cash flows. Actual future operating results and the remaining economic lives of our long-lived assets could differ from the estimates used in assessing the recoverability of these assets.

Income Taxes

We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

We regularly review our deferred tax assets for recoverability considering historical profitability, projected future taxable income, the expected timing of the reversals of existing temporary differences and expiration of tax credits and net operating loss carryforwards. We established valuation allowances for deferred tax assets at most of our subsidiaries since, other than with respect to one particular subsidiary, it is not probable that a majority of the deferred tax assets will be realizable. The valuation allowance at this particular subsidiary was not established since it is more likely than not that the deferred tax assets at this subsidiary will be realizable based on the current prospects for its future taxable income.

Changes in our evaluation of our deferred income tax assets from period to period could have a significant effect on our net operating results and financial condition.

In addition, beginning January 1, 2007, we account for uncertainties related to income taxes in compliance with FIN No 48, Accounting for Uncertainty in Income Taxes—an interpretation of SFAS No. 109. Under FIN No. 48, we evaluate our tax positions taken or expected to be taken in a tax return for recognition and measurement on our financial statements. Only those tax positions that meet the more likely than not threshold are recognized on the financial statements at the largest amount of benefit that is a greater than 50 percent likely of ultimately being realized.

Accounting for Unit-based Compensation

In 2006, we adopted SFAS No. 123(R) using the modified prospective application method and began to account for unit-based compensation based on a fair value method. Under the provisions of SFAS No. 123(R), unit-based compensation cost is estimated at the grant date based on the fair-value of the award and is recognized as expense over the requisite service period of the award. Consistent with our prior-period pro forma presentation under SFAS No. 123, we use the Black-Scholes option pricing model to value unit options. In developing assumptions for fair value calculation under SFAS No. 123(R), we use estimates based on historical data and market information. A small change in the assumptions used in the estimate can cause a relatively significant change in the fair value calculation.

The determination of the fair value of our common units on each grant date was a two-step process. First, management estimated our enterprise value in consultation with such advisers as we deemed appropriate. Second, this business enterprise value was allocated to all sources of capital invested in us based on each type of security’s respective rights and claims to our total business enterprise value. This allocation included a calculation of the fair value of our common units on a non-marketable, minority basis. The business enterprise value was determined based on an income approach and a market approach using the revenue multiples of comparable companies, giving appropriate weight to each approach. The income approach was based on the discounted cash flow method and an estimated weighted average cost of capital. The estimated fair value of our common units was calculated using an option pricing model, using the enterprise value, an estimated volatility, expected exercise term and a risk free interest rate.

Determination of the fair value of our common units involves complex and subjective judgments regarding projected financial and operating results, our unique business risks, the liquidity of our units and our operating history and prospects at the time of grant. If we make different judgments or adopt different assumptions, material differences could result in the amount of the share-based compensation expenses recorded because the estimated fair value of the underlying units for the options granted would be different.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk that the value of a financial instrument will fluctuate due to changes in market conditions, including changes in interest rates and foreign exchange rates. In the normal course of our business, we are subject to market risk associated with interest rate movements and currency movements on our assets and liabilities.

Foreign Currency Risk.    We have exposure to foreign currency exchange-rate fluctuations on net income from our subsidiaries denominated in currencies other than U.S. dollars, as our foreign subsidiaries in Korea, Taiwan, China, Japan and Hong Kong use local currency as their functional currency. From time to time these subsidiaries have cash and financial instruments in local currency. The amounts held in Japan, Taiwan, Hong Kong and China are not material in regards to foreign currency movements. However, based on the cash and financial instruments balance at September 30, 2007 for our Korean subsidiary, a 10% devaluation of the Korean won against the U.S. dollar would have resulted in a decrease of $1.0 million in our U.S. dollar financial instruments balance and cash balance. Based on the Japanese yen cash balance at September 30, 2007, a 10% devaluation of the Japanese yen against the U.S. dollar would have resulted in a decrease of $0.6 million in our U.S. dollar cash balance.

Interest Rate Risk.    The $200 million 6 7/8% second priority senior secured notes due 2011 and the $250 million 8% senior subordinated notes due 2014 are subject to changes in fair value due to interest rate changes. If the market interest rate had decreased by 10% and all other variables were held constant from their levels at September 30, 2007, we estimate that we would have additional interest expense costs over the market rate of $2.2 million for the nine months ended September 30, 2007. The fair value of these fixed rate notes would have decreased by $7.4 million or increased by $7.7 million with a 10% increase or decrease in the interest rate, respectively.

Cash Flow Interest Rate Risk.    In 2005, we entered into an interest rate swap agreement to convert the variable interest rate on our floating rate second priority senior secured notes to a fixed interest rate for the periods to maturity date of June 2008. Pursuant to this interest rate swap and during the duration of such swap, cash flow interest rate risk was replaced with exposure to interest rate risk.

BUSINESS

Our Business

MagnaChip is a leading, Asia-based designer and manufacturer of analog and mixed-signal semiconductor products for high volume consumer applications, such as mobile phones, digital televisions, flat panel displays, notebook computers, mobile multimedia devices and digital cameras. We believe we have one of the broadest and deepest analog and mixed-signal semiconductor technology platforms in the industry, supported by our 28-year operating history, large portfolio of approximately 7,700 registered and pending patents and extensive engineering and manufacturing process expertise. Our wide variety of analog and mixed-signal semiconductor products and services combined with our deep technology platform allows us to address multiple high growth end markets and to develop and introduce new products quickly. Our substantial manufacturing operations in Korea and design centers in Korea and Japan provide us with proximity to the global consumer electronics supply chain. We believe this enables us to quickly respond to our customers’ needs and allows us to better service and capture additional demand from existing and new customers.

We have a long history of supplying and collaborating on product and technology development with leading innovators in the consumer electronics market, such as LG.Philips LCD, Sharp and Samsung. As a result, we have been able to strengthen our technology platform and focus on products and services that are in high demand by our customers and end consumers. We believe our end customers include a majority of the ten largest global consumer electronics companies by revenue. We have sold over 1,850 distinct products to over 190 customers in the nine months ended September 30, 2007. Our largest semiconductor manufacturing services customers include some of the fastest growing and leading semiconductor companies that design products for the consumer, computing, wireless and industrial end markets.

Market Opportunity

The consumer electronics market is large and growing rapidly. This market includes mobile communications and entertainment devices such as digital televisions, mobile phones, flat panel displays, notebook computers, mobile multimedia devices and digital cameras. We believe that we address market segments with a higher growth rate than the overall consumer electronics market. For example, from 2006 to 2011 the worldwide third-generation mobile phone, LCD television and notebook computer market segments are expected to grow at compound annual unit growth rates of 28%, 27% and 23%, respectively, according to Gartner. We believe this growth will be driven largely by consumers seeking to enjoy greater availability of rich media content, such as digital and high definition audio and video, mobile television, games and digital photography. In order to address and further stimulate consumer demand, electronics manufacturers have been driving rapid advances in technology, functionality, form factor, cost, quality, reliability and power consumption of electronic devices. With these technological advancements, many electronic devices now display high resolution content, capture images, play digital audio and video and use power efficiently.

We believe that consumer electronics manufacturers recognize that the user experience plays a critical role in differentiating their products from competing offerings. This user experience is defined in part by the quality of the display, audio and video processing capabilities and power efficiency of a particular electronic product. Analog and mixed-signal semiconductors enable and enhance these device capabilities. Examples of such analog and mixed-signal semiconductors include display drivers, timing controllers, image sensors, power management voltage regulators, converters, audio coding or decoding devices, or codecs, interface circuits and radio frequency, or RF, components. According to iSuppli Corporation the market opportunity for semiconductors used in consumer electronics, wireless communications and data processing applications is expected to rise to $260 billion in 2010, of which we believe we will have an addressable market opportunity of $63 billion.

Design and manufacture of analog and mixed-signal semiconductors used in consumer electronics are highly complex. In order to grow and succeed in the industry, we believe semiconductor suppliers need to have a broad, advanced intellectual property portfolio, product design expertise, comprehensive product offerings and specialized manufacturing process technologies and capabilities.

Challenges Facing Our Customers

We believe our target customers are looking for suppliers of analog and mixed-signal semiconductor products and services who can help them:

•

Differentiate products through advanced features and functions.    Our target customers seek to differentiate their end products by employing innovative semiconductor products. They seek to closely collaborate with semiconductor suppliers that can provide advanced products, technologies, and manufacturing processes that enable advanced features and functions, such as bright and thin displays, small form factor and energy efficiency.

•

Accelerate new product introduction.    As a result of rapid technological advancements and short product lifecycles, our target customers typically prefer suppliers who have a rich pipeline of new products and can leverage a substantial intellectual property and technology base to accelerate product design and manufacturing when needed.

•

Ensure speed and stability of supply.    Our customers often face rapid product adoption. Inability to meet this demand can dramatically impact their profitability and market share. As a result, they need suppliers who can increase production quickly and meet demand consistently through periods of constrained industry capacity.

•

Provide environmentally friendly products.    Consumers increasingly seek environmentally friendly and energy efficient products. In addition, there is increasing regulatory focus on reducing energy consumption of electronic products. As a result, our customers are seeking analog and mixed-signal semiconductor suppliers that have the technological expertise to deliver solutions that satisfy these ever increasing regulatory and consumer demands.

•

Deliver cost competitive solutions.    Electronics manufacturers are under constant pressure to deliver cost competitive solutions. To accomplish this objective, they need strategic suppliers that have the ability to provide system-level solutions and more integrated products, a broad product offering at a range of price points and the design and manufacturing infrastructure and logistical support to deliver cost competitive products.

Our Competitive Strengths

Our competitive strengths enable us to offer our customers solutions to solve their key challenges. We believe our strengths include:

•

Leading analog and mixed-signal semiconductor technology platform.    We believe we have one of the broadest and deepest analog and mixed-signal semiconductor technology platforms in the industry. Our long operating history, large patent portfolio, extensive engineering and manufacturing process expertise and wide selection of analog and mixed-signal intellectual property libraries allow us to leverage our technology across multiple end markets. This, in turn, allows us to develop and introduce new products quickly as well as to integrate numerous functions into a single product. For example, we were one of the first companies to introduce a commercial AMOLED display driver for mobile phones. Further, we have introduced an integrated image sensor with digital auto focus technology, combining signal processing capabilities with specialized optics to achieve superior system performance in a single chip solution.

•

Established relationships and close collaboration with leading global electronics companies.    We have a long history of supplying and collaborating on product and technology development with leading innovators in the consumer electronics market, such as LG.Philips LCD, Sharp and Samsung. As a result, we have further strengthened our technology platform and focus on those products and services that our customers and end consumers demand. We believe our close contact with customers enhances our visibility into new product opportunities, markets and technology trends.

•

Comprehensive product and service offerings.    We continue to develop a wide variety of analog and mixed-signal semiconductor solutions for multiple high growth consumer end markets. We believe our expanding product and service offerings allow us to provide additional products to new and existing customers and to cross-sell our products and services to our established customers.

•

Distinctive process technology expertise and manufacturing capabilities.    We have developed specialty analog and mixed-signal manufacturing processes such as high voltage CMOS, power and embedded memory. These processes enable us to manufacture highly integrated, high performance analog and mixed-signal semiconductors. As a result of the depth of our process technology, captive manufacturing facilities and customer support capabilities, we believe the majority of our top twenty manufacturing services customers by revenue currently use us as their primary manufacturing source for the products that we manufacture for them.

•

Longstanding presence in Asia.    Our substantial manufacturing operations in Korea and design centers in Korea and Japan provide proximity to many of our largest customers and to the core of the global consumer electronics supply chain. We have active local applications, engineering and product design support as well as senior management and marketing resources in geographic locations close to our customers. This allows us to strengthen our relationship with customers through better service, faster turnaround time and improved product design collaboration. We believe this also helps our customers to deliver products faster than their competitors and to solve problems more efficiently than would be possible with other suppliers.

•

Highly efficient manufacturing capabilities.    Our manufacturing strategy is focused on maintaining the price competitiveness of our products and services through our low cost operating structure. We believe the location of our primary manufacturing and research and development facilities in Asia provides us with a number of cost advantages as compared to operating in other regions in the world. We offer specialty analog process technologies that do not require substantial investment in leading edge, smaller geometry process equipment. We are able to utilize our manufacturing base over an extended period of time and thereby minimize our capital expenditure requirements. Our internal manufacturing facilities serve both our solutions products and manufacturing services customers, allowing us to optimize our asset utilization and improve our operational efficiency.

Our Strategy

Our objective is to grow our business and enhance our position as a leading provider of analog and mixed-signal semiconductor products and services for high volume consumer applications. Our business strategy emphasizes the following key elements:

•	Leverage our leading analog and mixed-signal technology platform. We intend to continue to utilize our extensive patent and technology portfolio and specific end-market applications expertise to deliver products with high levels of performance and integration to customers. We also intend to utilize our systems expertise to extend our product and service offerings within our target end markets. For example, we have utilized our extensive patent portfolio, process technologies and analog and mixed-signal technology platform to develop power management solutions that we expect will expand our market opportunity and address more of our customers’ needs.

•

Continue to innovate and deliver new products and services.    We intend to leverage our deep knowledge of our customers’ needs, as well as our analog and mixed-signal design and manufacturing expertise, to design and develop innovative products and offer specialized manufacturing services. We continue to invest in research and development to introduce new technologies such as AMOLED display drivers. We are also currently developing innovative image sensors featuring backside illumination technology that we expect will offer improved light sensitivity performance at high resolutions. In manufacturing services, we are developing cost-effective processes that substantially reduce die size using deep trench isolation.

•

Increase business with existing customers.    We have a global customer base consisting of leading consumer electronics OEMs who sell into multiple end markets. We intend to continue strengthening our relationships with our customers by collaborating on critical design and product development in order to improve our success in achieving design wins. We will seek to increase our customer penetration by taking advantage of our broad product portfolio and existing relationships to sell more existing and new products. For example, after initially providing image sensors to one of our key customers, we now also provide mobile and large display driver solutions and plan to provide additional solutions, such as power management, over time.

•

Broaden our customer base.     We expect to continue to expand our global design centers, local application engineering support and sales presence, particularly in China, Hong Kong, Taiwan and Macau, or collectively, Greater China, and other high growth geographies, to penetrate new accounts. In addition, we intend to introduce new products and variations of existing products to address a broader customer base. For example, while we are initially targeting our existing customers with power management solutions, we expect to access a variety of distribution channels to broaden the customer base for these solutions over time.

•

Drive execution excellence.    We have significantly improved our execution through a number of management initiatives implemented since the hiring of our Chief Executive Officer and Chairman, Sang Park, in 2006. As an example, we have introduced new processes for product development, customer service and personnel development. We expect these ongoing initiatives will improve our new product development and customer service as well as lead to a culture of quick action and execution by our workforce. As a result of our focus on execution excellence, we have meaningfully reduced our time from new product definition to development completion, and the proportion of our revenue derived from products introduced in the prior twelve months was approximately 20% greater in the first nine months of 2007 than in the comparable period of 2006.

•

Optimize asset utilization and return on capital investments.    We intend to keep our capital expenditures relatively low by maintaining our focus on specialty process technologies that do not require substantial investment in leading edge manufacturing equipment. By utilizing our manufacturing facilities for both our solutions products and our manufacturing services customers, we will seek to optimize returns on our capital investments.

Our Technology

We continuously strengthen our leading analog and mixed-signal semiconductor technology platform by developing innovative technologies that enhance the functionality of consumer electronics products through brighter displays, enhanced image quality, smaller form factor and longer battery life. We seek to further build our technology platform through proprietary research and development and selective licensing and acquisition of complementary technologies, as well as disciplined process improvements in our manufacturing operations. Our goal is to leverage our experience and development initiatives across multiple end markets and utilize our understanding of system-level issues our customers face to introduce new technologies that enable our customers to develop more advanced, higher performance products.

Our display technology portfolio includes building blocks for display drivers and timing controllers, processor and interface technologies, as well as sophisticated production techniques, such as chip-on-glass, or COG, which enables the manufacture of thinner displays. Our advanced display drivers incorporate LTPS and AMOLED panel technologies that enable the highest resolution displays. Furthermore, we are developing a robust intellectual property portfolio to improve the power efficiency of displays, for example, our smart mobile luminance control, or SMLC, algorithm.

Our image sensor technology portfolio and development are centered on advanced pixel technologies and specialized manufacturing processes that increase light sensitivity and enable more integrated, thinner form factor image sensors. Our technology portfolio includes advanced algorithms, such as extended depth of field, or eDoF, and digital auto focus that enable significant image quality improvements.

We have a long history of specialized process technology development and have a number of distinctive process implementations. We have over 170 process flows we can utilize for our products and offer to our semiconductor manufacturing services customers. Our process technologies include standard CMOS, high voltage complementary metal-oxide semiconductor, or HVCMOS, ultra-low leakage HVCMOS, and bipolar complementary double-diffused metal oxide semiconductor, or BCDMOS. Our manufacturing processes incorporate embedded memory solutions such as static random access memory, or SRAM, one-time programmable, or OTP, memory, electronically erasable programmable read only memory, or EEPROM, and single-transistor random access memory, or 1TRAM. More broadly, we focus extensively on processes that reduce die size across all of the products we manufacture, in order to deliver cost effective solutions to our customers.

Expertise in high voltage and deep trench CMOS process technologies, low power analog and mixed-signal design capabilities and packaging know-how are key requirements in the power management market. We are currently leveraging our capabilities in these areas to enter the power management market with products such as linear low drop-out, or LDO, regulators and power metal oxide semiconductor field effect transistors, or MOSFETs. We believe our system level understanding of applications such as LCD TVs and mobile phones will allow us to more quickly develop and customize power management solutions for our customers in these markets.

Our Products and Services

Our broad portfolio of products and services addresses multiple high growth, consumer-focused end markets. A key component of our product strategy is to supply multiple related product and service offerings to each of the end markets that we serve.

Display Solutions

Display Driver Characteristics.    Display drivers deliver defined analog voltages and currents that activate pixels to exhibit images on displays. The following key characteristics determine display driver performance and end-market application:

•

Resolution and Number of Channels. Resolution determines the level of detail displayed within an image and is defined by the number of pixels per line multiplied by the number of lines on a display. For large displays, higher resolution typically requires more display drivers for each panel. Display drivers that have a greater number of channels, however, generally require fewer display drivers for each panel and command a higher selling price per unit. Mobile displays, conversely, are typically single chip solutions designed to deliver a specific resolution. We cover resolutions ranging from QQVGA (160RGB x 120) to HVGA (320RGB x 480).

•

Color Depth. Color depth is the number of colors that can be displayed on a panel. For example, for TFT-LCD panels, 262 thousand colors are supported by 6-bit source drivers; 16 million colors are supported by 8-bit source drivers; and 1 billion colors are supported by 10-bit and 12-bit source drivers.

•

Operational Voltage. Display drivers are characterized by input and output voltages. Source drivers typically operate at input voltages from 2.0 to 3.6 volts and output voltages between 4.5 and 18 volts. Gate drivers typically operate at input voltages from 2.0 to 3.6 volts and output voltages of up to 40 volts. Lower input voltage results in lower power consumption and electromagnetic interference, or EMI.

•

Gamma Curve. The relationship between the light passing through a pixel and the voltage applied to the pixel by the source driver is referred to as the gamma curve. The gamma curve of the source driver can correct some imperfections in picture quality in a process generally known as gamma correction. Some advanced display drivers feature up to three independent gamma curves to facilitate this correction.

•

Driver Interface. Driver interface refers to the connection between the timing controller and the display drivers. Display drivers increasingly require higher bandwidth interface technology to address the larger data transfer rate necessary for higher definition images. The principal types of interface technologies are transistor-to-transistor logic, or TTL, reduced swing differential signaling, or RSDS, low current differential signaling, or LCDS, and mini-low voltage differential signaling, or mLVDS.

•	Package Type. The assembly of display drivers typically uses chip-on-film, or COF, tape carrier package, or TCP, and COG package types.

Mobile Displays Solutions.    Our mobile display solutions incorporate the industry’s most advanced display technologies, such as LTPS and AMOLED, as well as high volume technologies such as amorphous silicon, a-Si, TFT. Our mobile display products offer specialized capabilities, including high speed serial interfaces, such as mobile display digital interface, or MDDI, and mobile industry processor interface, or MIPI, as well as multi-time programmable, or MTP, memories, using EEPROM and logic-based OTP memory. Further, we are building a distinctive intellectual property portfolio that allows us to provide features that reduce power consumption, such as SMLC, ambient light-based brightness control, or LABC, automatic brightness control, or ABC, and automatic current limit, or ACL. This intellectual property portfolio will also support our power management product development initiatives, as we leverage our system level understanding of power efficiency.

The following table summarizes the features of our products, both in mass production and in development, for mobile displays:

Product	Key Features	Applications

LTPS	• Resolutions of QQVGA, QCIF+, QVGA, WQVGA • Color depth ranging from 65 thousand to 16 million • Geometries of 0.13µm to 0.18µm • MDDI interface • MTP (EEPROM and logic-based OTP)	• Mobile phones • PDAs • Digital cameras

AMOLED	• Resolutions of QVGA, WQVGA • Color depth ranging from 262 thousand to 16 million • Geometries of 0.13µm to 0.15µm • MDDI interface • MTP (EEPROM and logic-based OTP) • ABC, ACL	• Mobile phones • Portable multimedia players • PDAs

a-Si TFT

•   Resolutions of QCIF+, QVGA, WQVGA, HVGA

•   Color depth ranging from 262 thousand to 16 million

•   Geometries of 0.13µm to 0.35µm

•   MDDI, MIPI Interface

•   1T RAM and MTP (EEPROM and logic-based OTP)

•   ABC, SMLC and LABC

•   Embedded touch screen controller

•   Wide view angle support

•   Separated gamma control

• Mobile phones • Game consoles • Navigation devices

Large Display Solutions.    We provide display solutions for a wide range of large panel display sizes used in digital televisions, including high definition televisions, or HDTVs, LCD monitors and notebook computers.

Our large display solutions include source and gate drivers and timing controllers with a variety of interfaces, voltages, frequencies and packages to meet customers’ needs. These products include advanced technologies such as high channel count, with products under development to provide up to 720 channels. We also offer a distinctive interface technology known as LCDS, which supports thinner displays for notebook computers. Our large display solutions are designed to allow customers to cost effectively meet the increasing demand for high resolution displays. We focus extensively on reducing the die size of our large display drivers and other solutions products and have recently introduced a number of new large display drivers with reduced die size.

The table below sets forth the features of our products, both in mass production and in development, for large-sized displays:

Product	Key Features	Applications

TFT-LCD Source Drivers

•     384 to 720 output channels

•     6-bit (262 thousand colors), 8-bit (16 million colors), 10-bit and 12-bit (1 billion colors)

•     Output voltage ranging from 4.5V to 18V

•     Input voltage ranging from standard 2.0V to 3.6V

•     Low power consumption and low EMI

•     Supports COF, TCP and COG package types

•     Supports RSDS, LCDS, and mLVDS interface technologies

•     Geometries of 0.18µm to 0.3µm

• LCD monitors, including widescreens • Notebook computers • Digital televisions, including HDTVs

TFT-LCD Gate Drivers	• 240 to 540 output channels • Output voltage ranging up to 40V • Input voltage ranging from standard 2.0V to 3.6V • Supports COF and COG package types • Geometries of 0.35µm to 0.6µm	• LCD monitors, including widescreens • Notebook computers • Digital televisions, including HDTVs

Timing Controllers	• Product portfolio supports a wide range of resolutions • Supports TTL, mLVDS, RSDS, LCDS interface technologies • Input voltage ranging from 3.6V to 2.3V • Geometries of 0.25µm to 0.6µm	• LCD monitors • Notebook computers

Power Solutions

We have begun marketing a new line of power management solutions. Our initial power management products include MOSFETs, DC-DC converters and linear regulators. These initial products are designed for applications such as mobile phones and LCD televisions and allow electronics manufacturers to achieve specific design goals of high efficiency and low standby power consumption. For mobile device applications, our product design is focused on improving battery life, while for LCD televisions, we have focused our product design on controlling and reducing standby power consumption. We believe that our power management solutions will enable customers to increase system stability and reduce heat dissipation and energy use, resulting in cost savings for our customers and consumers, as well as environmental benefits.

Imaging Solutions

We provide image sensors for large and rapidly growing camera-equipped applications, such as mobile handsets, PCs, digital cameras, notebook computers and security cameras. Our image sensors are designed to provide brighter, sharper and more colorful image quality for use primarily in applications that require a small form factor, low power consumption and high sensitivity in a variety of light conditions. Our captive manufacturing capabilities enable us to continuously refine our CMOS process and pixel technology to deliver improved image-capture sensitivity and accuracy.

Our CMOS image sensors are characterized by a high level of integration. Many CMOS image sensor systems are made up of at least two integrated circuits, including the CMOS image sensor itself and a separate image signal processor, or ISP. With the continuing demand for ever smaller camera-enabled devices, small size without performance degradation has become an increasingly important requirement for manufacturers of camera phones and similar products. Our products meet this demand for smaller form factor by integrating both our proprietary image sensor and an ISP onto a single chip, thus occupying approximately half of the space required by conventional multiple chip solutions, while providing equivalent, or even superior, image quality with lower power consumption and a lower overall cost.

The choice of image sensor products by our customers may involve many factors such as light sensitivity, resolution, size of device, packaging and integration level. Our image sensors are available in multiple package types as well as with various levels of integration, ranging from stand alone image sensors to SoC solutions that integrate ISP and eDoF technologies, so as to service a broad range of customer needs.

Image sensor products are classified by resolution, which determines the visual detail in the image. As the size of the pixel decreases, smaller devices can be produced with higher resolution. Image sensors are comprised of an array of pixels. The pixel size and optical format, which is the size of the image area, determine the size of the pixel array. Smaller optical formats and pixel sizes enable higher resolutions without increasing device size. Our image sensors range from VGA devices at one end of the resolution spectrum up to 3.2 MP at the other.

The table below sets forth the key products and features of our image solutions currently either in mass production or development.

Resolution	Key Features	Applications

VGA (640 x 480)	Pixel size: 5.04µm to 2.2µm Optical format: 1/4” to 1/10”	• PC cameras • Mobile phones • Notebook computers • Surveillance devices

1.3 MP (1280 x 1024)	Pixel size: 3.6µm to 2.8µm Optical format: 1/3” to 1/5”	• Mobile phones • Notebook computers • Digital cameras • Surveillance devices

2.1 MP (1600 x 1200)	Pixel size: 2.2µm Optical format: 1/4”	• Mobile phones • Notebook computers

3.2 MP (2048 x 1536)	Pixel size: 2.2µm to 1.75µm Optical format: 1/3.2” to 1/4”	• Mobile phones • Digital cameras

Semiconductor Manufacturing Services

We provide semiconductor manufacturing services to analog and mixed-signal semiconductor companies. We have over 170 process flows we offer to our manufacturing services customers. We also often partner with key customers to jointly develop or customize specialized processes that enable our customers to improve their products and allow us to develop unique manufacturing expertise.

Our manufacturing services offering is targeted at customers who require differentiated, specialty analog and mixed-signal process technologies such as high voltage CMOS, embedded memory and power. We differentiate ourselves through the depth of our intellectual property portfolio, ability to customize process technology to meet the customers’ requirements effectively, long history in this business and reputation for excellence.

Our semiconductor manufacturing services customers typically serve high growth and high volume applications in the consumer, computing, wireless and industrial end markets. We strive to be the primary manufacturing source for our foundry customers.

Process Technology Overview

•

Mixed Signal.    Mixed signal process technology is used in devices that require conversion of light and sound into electrical signals for processing and display. Our mixed signal processes include advanced technologies such as triple gate, which uses less power at any given performance level.

•

Power.    Power process technology, such as modular BCD, includes high voltage capabilities as well as the ability to integrate functionality such as self-regulation, internal protection, and other intelligent features.

•

High Voltage CMOS.    High voltage CMOS process technology facilitates the use of high voltage levels in conjunction with smaller transistor sizes. This process technology includes several variations, such as bipolar processes, which use transistors with qualities well suited for amplifying and switching applications, mixed mode processes, which incorporate denser, more power efficient FETs and thick metal processes.

•

Non-Volatile Memory (NVM).    Non-volatile memory process technology enables the integration of non-volatile memory cells that allow retention of the stored information even when power is removed from the circuit. This type of memory is typically used for long-term persistent storage.

•

Microelectromechanical Systems (MEMS).    MEMS process technology allows the manufacture of components that use electrical energy to generate a mechanical response. For example, MEMS devices are used in the earpieces of mobile phones.

The table below sets forth the key process technologies in semiconductor manufacturing services currently in mass production or development.

Process	Technology	Device	End Markets

Mixed-signal	• 0.16-0.8µm • Multipurpose • Triple gate	• Analog to digital converter • Digital to analog converter • CODEC • DVD chipset	• Consumer • Industrial • Wireless • Computing

Power	• 0.18-0.6µm • 40V-80V • Analog • Modular BCD • BCD • Deep Trench • Trench MOSFET	• Power management • Power over Ethernet • LED drivers	• Consumer • Wireless • Computing

High Voltage CMOS	• 0.13-0.8µm • 18V-200V • Multiple options, such as Bipolar, Mixed Mode, Thick Metal	• Display drivers	• Consumer • Wireless • Computing • Medical

NVM	• 0.18-0.35µm • EEPROM • eFlash	• Microcontroller • Electronic Tag • Hearing aid	• Consumer • Industrial • Medical • Automotive

MEMS	• 1.0µm	• Transducer	• Wireless

Manufacturing and Facilities

Our manufacturing operations consist of two sites located in Cheongju and Gumi in Korea. These sites have a combined capacity of approximately 119,000 eight-inch equivalent wafers per month. We manufacture wafers utilizing geometries ranging from 0.13 to 1.0 micron. The Cheongju facilities have three main buildings totaling 164,058 square meters devoted to manufacturing and development. The Gumi facilities have two main buildings with 50,352 square meters devoted to manufacturing, testing and packaging.

In addition to our fabrication facilities located in Cheongju and Gumi, Korea, we lease facilities in Seoul, Korea, Sunnyvale, California, and Tokyo and Osaka, Japan. Each of these facilities includes administration, sales and marketing and research and development functions. We lease a design facility in Lake Oswego, Oregon, and sales and marketing offices at our subsidiaries in several other countries.

The ownership of our wafer manufacturing assets is an important component of our business strategy. Maintaining manufacturing control enables us to develop proprietary, differentiated products and results in higher production yields, as well as shortened design and production cycles. We believe our properties are adequate for the conduct of our business for the foreseeable future.

We use a combination of in-house and outsourced assembly, test and packaging services. Our independent providers of these services are located in Korea, China, Japan and Taiwan.

We use processes that require specialized raw materials that are generally available from a limited number of suppliers. In 2006, we diversified suppliers for many of our raw materials, including polysilicon, chemicals, gases and tape. Tape is one of the process materials required for our display drivers. We continue to attempt to qualify additional suppliers for our raw materials.

Sales and Marketing

We focus our sales and marketing strategy on creating and strengthening our relationships with leading consumer electronics OEMs, such as LG.Philips LCD, Sharp and Samsung, as well as analog and mixed-signal semiconductor companies. We believe our close collaboration with customers allows us to align our product and process technology development with our customers’ existing and future needs. Because our customers often service multiple end markets, our product sales teams are organized by customers as opposed to products. We believe this facilitates the sale of products that address multiple end-market applications to each of our customers. Our manufacturing services sales teams focus on marketing our services to mixed-signal semiconductor companies that require specialty manufacturing processes.

We sell our products through a direct sales force and a network of authorized agents and distributors. We have strategically located our sales and technical support offices near our customers. Our direct sales force consists primarily of representatives co-located with our design centers in Korea, Japan and the United States, as well as our local sales and support offices in Greater China and Europe. We have a network of agents and distributors in Korea, Japan, Europe and Greater China. During the nine-month period ended September 30, 2007, we derived approximately 84% of net sales through our direct sales force and 16% of net sales through our network of authorized agents and distributors.

Research and Development

Our research and development efforts focus on intellectual property, design methodology and process technology for our complex analog and mixed-signal semiconductor products and services. Our expenditures for research and development were $101.1 million, representing 18.5% of net sales for the nine months ended September 30, 2007, compared to 17.6% of net sales for the year ended December 31, 2006 and 11.5% of net sales for the year ended December 31, 2005.

Customers

We sell our products to consumer electronics OEMs as well as subsystem designers and contract manufacturers. We sell our manufacturing services to analog and mixed-signal semiconductor companies. We believe our end customers include a majority of the ten largest global consumer electronics companies by revenue. In the nine-month period ended September 30, 2007, our 10 largest customers accounted for approximately 61.6% of our net sales, and we had one customer, LG.Philips LCD, representing greater than 10% of our net sales. During the nine-month period ended September 30, 2007, we received revenues of $31.7 million from customers in the United States and $514.2 million from all foreign countries, of which 62.0% was from Korea, 16.7% from Taiwan, 8.8% from Japan and 8.2% from China, Hong Kong and Macau.

Intellectual Property

As of September 30, 2007, our portfolio of intellectual property assets included approximately 7,700 registered and pending patents. Our patents expire at various times over the next 18 years. While these patents are in the aggregate important to our competitive position, we do not believe that any single registered or pending patent is material to us.

We have entered into exclusive and non-exclusive licenses and development agreements with third parties relating to the use of intellectual property of the third parties in our products and our design processes, including licenses related to embedded memory technology, design tools, process simulation tools, circuit designs and processor cores.

Competition

We operate in highly competitive markets characterized by rapid technological change and continually advancing customer requirements. Although no one company competes with us in all of our product lines, we face significant competition in each of our market segments. Our competitors include other independent and captive manufacturers and designers of analog and mixed-signal integrated circuits including display driver, power management and image sensor semiconductor devices, as well as companies providing specialty manufacturing services.

We compete based on design experience, manufacturing capabilities, the ability to service customer needs from the design phase through the shipping of a completed product, length of design cycle and quality of technical support and sales personnel. Our ability to compete successfully will depend on internal and external variables, both within and outside of our control. These variables include the timeliness with which we can develop new products and technologies, product performance and quality, manufacturing yields, capacity availability, customer service, pricing, industry trends and general economic trends.

Employees

Our worldwide workforce consisted of 3,575 employees (full- and part-time) as of September 30, 2007, of which 440 were involved in sales, general and administrative, 541 were in research and development (including 295 with advanced degrees), 93 were in quality, reliability and assurance and 2,501 were in manufacturing (comprised of 399 in engineering and 2,102 in operations). As of September 30, 2007, 2,187 employees, or approximately 61% of our workforce, were represented by the MagnaChip Semiconductor Labor Union, which is a member of the Federation of Korean Metal Workers Trade Unions. We believe our labor relations are good.

Environmental

Our operations are subject to a variety of environmental, health and safety laws and regulations in each of the jurisdictions in which we operate, governing, among other things, air emissions, wastewater discharges, the generation, use, handling, storage and disposal of, and exposure to, hazardous substances (including asbestos) and waste, soil and groundwater contamination and employee health and safety. These laws and regulations are complex, constantly changing and have tended to become more stringent over time. There can be no assurance that we have been or will be in compliance with all these laws and regulations, or that we will not incur material costs or liabilities in connection with these laws and regulations in the future. The adoption of new environmental, health and safety laws, any failure to comply with new or existing laws or issues relating to hazardous substances could subject us to material liability (including substantial fines or penalties), impose the need for additional capital equipment or other process requirements upon us, curtail our operations or restrict our ability to expand operations.

Legal Proceedings

We are subject to lawsuits and claims that arise in the ordinary course of business and intellectual property litigation and infringement claims. Intellectual property litigation and infringement claims, in particular, could cause us to incur significant expenses or prevent us from selling our products. We are currently not involved in any legal proceedings the outcome of which we believe would have a material adverse effect on our business, financial condition or results of operations.

For a description of our business and the distribution of our assets by geographic regions and reporting segments, see note 16 to the consolidated financial statements of MagnaChip Semiconductor LLC for the year ended December 31, 2006 elsewhere in this prospectus.

MANAGEMENT

Directors and Executive Officers and Corporate Governance.

The following table is a list of the current directors and executive officers of MagnaChip and their respective ages as of February 1, 2008:

Name	Age	Position

Sang Park	60	Chairman of the Board of Directors and Chief Executive Officer

Robert J. Krakauer	41	President, Chief Financial Officer, General Manager, Imaging Solutions Division, and Director

Tae Young Hwang	51	Executive Vice President, Manufacturing Division, and General Manager, Large Display Solutions

Chan Hee Lee	54	Executive Vice President and General Manager, Semiconductor Manufacturing Services

John McFarland	41	Senior Vice President, General Counsel and Secretary

Victoria Miller Nam	40	Senior Vice President, Strategic Operations

Brent Rowe	46	Senior Vice President, Worldwide Sales

Margaret Sakai	50	Senior Vice President, Finance

Jerry M. Baker	56	Director

Dipanjan Deb	38	Director

Armando Geday	45	Director

Roy Kuan	41	Director

R. Douglas Norby	72	Director and Chairman of the Audit Committee

Phokion Potamianos	43	Director

Paul C. Schorr IV	40	Director

David F. Thomas	58	Director

Sang Park, Chairman of the Board of Directors and Chief Executive Officer. Mr. Park became our Chairman of the Board of Directors and Chief Executive Officer on January 1, 2007, after serving as President, Chief Executive Officer and director since May 2006. Mr. Park served as an executive fellow for iSuppli Corporation from January 2005 to May 2006. Prior to joining iSuppli, he was founder and president of SP Associates, a consulting services provider for technology companies, from September 2003 to December 2004. Mr. Park served as Chief Executive Officer of Hynix from May 2002 to March 2003, and as Chief Operating Officer and President of the Semiconductor Division of Hynix from July 1999 to April 2002.

Robert J. Krakauer, President, Chief Financial Officer, General Manager, Imaging Solutions Division, and Director. Mr. Krakauer became our President, Chief Financial Officer and director in January 2007. In addition, Mr. Krakauer took on duties as General Manager, Imaging Solutions Division, in March 2007. He previously served as our Executive Vice President of Strategic Operations, Chief Financial Officer and director since October 2004. From 2003 to 2004, Mr. Krakauer served as Executive Vice President of Corporate Operations and Chief Financial Officer for ChipPAC, Ltd. (now STATS ChipPAC, Ltd.), a supplier of semiconductor packing design, test and distribution solutions, and had served as its Chief Financial Officer since November 1999. From May 1998 to November 1999, Mr. Krakauer was Vice President of Finance, Chief Financial Officer for AlliedSignal—Electronic Materials (now Honeywell). From 1996 to 1998, Mr. Krakauer was the Corporate Controller at Altera

Corporation and from 1993 to 1996 he was the Chief Financial Officer at Alphatec U.S.A. From 1987 to 1991, Mr. Krakauer was an auditor and consultant at KPMG Peat Marwick and Coopers & Lybrand, respectively. Mr. Krakauer received a B.S.C. in accounting and a masters in business administration with an operations concentration from Santa Clara University.

Tae Young Hwang, Executive Vice President, Manufacturing Division and General Manager, Large Display Solutions. Mr. Hwang became our Executive Vice President, Manufacturing Division, and General Manager, Large Display Solutions in January 2007. He previously served as our Executive Vice President of Manufacturing Operations from October 2004. Prior to that time, Mr. Hwang served as Hynix’s Senior Vice President of Manufacturing Operations, System IC, from 2002 to 2003. From 1999 to 2001, he was Vice President of Cheongju Operations for Hynix. Mr. Hwang holds a bachelor of science degree in mechanical engineering from Pusan National University and a masters in business administration from Cheongju University.

Chan Hee Lee, Executive Vice President and General Manager, Semiconductor Manufacturing Services. Mr. Lee became our Executive Vice President and General Manager, Semiconductor Manufacturing Services, in September 2005, after serving as Executive Vice President of Product Lines, since October 2004. Previously, Mr. Lee served as Hynix’s Vice President and General Manager of Semiconductor Manufacturing Services and Digital Driver IC, Business Division from 1999 until September 2004. Mr. Lee holds a bachelor of science degree in electronics from Kyungbuk National University.

John McFarland, Senior Vice President, General Counsel and Secretary. Mr. McFarland became our Senior Vice President, General Counsel and Secretary in April 2006, after serving as Vice President, General Counsel and Secretary since November 2004. Prior to joining our company, Mr. McFarland served as a foreign legal consultant at Bae, Kim & Lee, a law firm, from August 2003 to November 2004 and an associate at Wilson Sonsini Goodrich & Rosati, P.C., a law firm, from August 2000 to July 2003. Mr. McFarland holds a bachelor of arts degree in Asian Studies, conferred with highest distinction from the University of Michigan, where he was elected to Phi Beta Kappa, and a juris doctor degree from the University of California, Los Angeles, School of Law.

Victoria Miller Nam, Senior Vice President, Strategic Operations. Ms. Miller Nam became our Senior Vice President, Strategic Operations in January 2007, after serving as Senior Vice President, Strategic Planning since October 2004. Prior to joining our company, Ms. Miller Nam worked in consulting with McKinsey & Company in the Los Angeles and Seoul offices from 1994 until 2003, when she left as a Partner to found and run a management consulting business from 2003 until 2004. Earlier in her career, Ms. Miller Nam worked for Kidder, Peabody & Co. Incorporated, in the corporate finance department, in New York. Ms. Miller Nam holds a bachelor of arts degree, magna cum laude, in international relations from Brown University, where she was elected to Phi Beta Kappa, and a masters in business administration from Harvard Business School.

Brent Rowe, Senior Vice President, Worldwide Sales. Mr. Rowe became our Senior Vice President, Worldwide Sales in April 2006. Prior to joining our company, Mr. Rowe served at Fairchild Semiconductor International, Inc., a semiconductor manufacturer, as Vice President, Americas Sales and Marketing from August 2003 to October 2005; Vice President, Europe Sales and Marketing from August 2002 to August 2003; and Vice President, Japan Sales and Marketing from April 2002 to August 2002. Mr. Rowe holds a bachelor of arts degree in chemical engineering from the University of Illinois.

Margaret Sakai, Senior Vice President, Finance. Ms. Sakai became our Senior Vice President, Finance, on November 1, 2006. Prior to joining our company, she had served as Chief Financial Officer of Asia Finance and Vice President, of Photronics, Inc., a manufacturer of reticles and photomasks for semiconductor and microelectronic applications, since November 2003. From June 1999 to October

2003, Ms. Sakai was Executive Vice President and Chief Financial Officer of PKL Corporation, a photomask manufacturer. From October 1995 to May 1999, Ms. Sakai served as Director of Finance of Acqutek International Limited, a lead-frame manufacturer, and from March 1992 to September 1995, Ms. Sakai served as Financial Manager at National Semiconductor Corporation. Ms. Sakai worked as an Audit Supervisor at Coopers & Lybrand from January 1988 to March 1992. Ms. Sakai is a Certified Public Accountant in the State of California and holds a bachelor’s degree in accounting from Babson College.

Jerry M. Baker, Director. Mr. Baker has been a director since October 2004. He served as Chairman of the Board of Directors from October 2004 to December 2006. Mr. Baker was retired from 2001 until October 2004. From 2000 until 2001, Mr. Baker served as Executive Vice President, Global Operations for Fairchild Semiconductor International, Inc. From December 1996 to 2000, Mr. Baker was the Executive Vice President and General Manager, Discrete Power and Signal Technologies Group of Fairchild Semiconductor International, Inc. Prior to that position, he spent more than 24 years in a variety of engineering and management positions within National Semiconductor, the most recent of which was Executive Vice President and General Manager, Global Operations.

Dipanjan Deb, Director. Mr. Deb has been a director since September 2004. He is a founder and Managing Partner of Francisco Partners and has been a Partner since its formation in August 1999. Prior to joining Francisco Partners, Mr. Deb was a principal with Texas Pacific Group from 1998 to 1999. Earlier in his career, Mr. Deb was director of semiconductor banking at Robertson Stephens & Company and a management consultant at McKinsey & Company. Mr. Deb is also on the board of directors of AMIS Holdings, Inc., SMART Modular Technologies, Inc. and CBA Group LLC. Mr. Deb holds a bachelor of science degree in electrical engineering and computer science from the University of California, Berkeley, where he was a Regents Scholar, and a masters in business administration from the Stanford University Graduate School of Business.

Armando Geday, Director. Mr. Geday has been a director since January 2006. He served as Chief Executive Officer of Telesen, Inc., a developer of consumer electronics products for the wellness industry, from January 2005 until September 2006. Prior to joining Telesen, Mr. Geday was Chief Executive Officer of Conexant Systems, a provider of semiconductor system solutions for broadband communications, from February 2004 to November 2004. From December 2001 to February 2004, Mr. Geday served as the Chief Executive Officer of GlobespanVirata. From April 1997 to December 2001, Mr. Geday was President and Chief Executive Officer of GlobeSpan. Earlier in his career, Mr. Geday was Vice President and General Manager of the Multimedia Communications Division of Rockwell Semiconductor Systems, and held various technical marketing and engineering positions at Harris Semiconductor and MERET Inc. Mr. Geday is a director of Commonvault, Inc. Mr. Geday holds a bachelor of science degree in electrical engineering from the Florida Institute of Technology.

Roy Kuan, Director. Mr. Kuan has been a director since September 2004. He serves as Partner of CVC Asia Pacific Limited, where he has worked since 1999. Mr. Kuan holds a bachelor of arts degree in economics from Georgetown University and a masters in business administration with a finance concentration from the Wharton School at the University of Pennsylvania.

R. Douglas Norby, Director and Chairman of the Audit Committee. Mr. Norby has been a director and the Chairman of the Audit Committee of our company since May 2006. Mr. Norby served as Senior Vice President and Chief Financial Officer of Tessera Technologies, Inc., a semiconductor intellectual property company, from July 2003 to January 2006. He worked as a management consultant with Tessera from May 2003 until July 2003. He served as Senior Vice President and Chief Financial Officer of Zambeel, Inc., a data storage systems company, from March 2002 until February 2003; and as Senior Vice President and Chief Financial Officer of Novalux, Inc., an optoelectronics company, from December 2000 to March 2002. Prior to his tenure with Novalux, Inc., Mr. Norby served as Executive Vice President and Chief Financial Officer of LSI Logic Corporation from November 1996 to December 2000. Mr. Norby is a director of Alexion Pharmaceuticals, Inc. and STATS ChipPAC Ltd. He received his bachelor of arts degree in Economics from Harvard University and a masters in business administration from Harvard Business School.

Phokion Potamianos, Director. Mr. Potamianos has been a director since March 2005. He has been a Partner of Francisco Partners since January 2007, and was a Principal with Francisco Partners from March 2005 to January 2007. Prior to joining Francisco Partners, Mr. Potamianos was the head of the UBS Global Semiconductor Investment Banking Group from 2004 until 2005 and a member of the UBS Global Semiconductor Investment Banking Group from 2000 to 2004. From 1999 to 2000, Mr. Potamianos was a member of Donaldson Lufkin & Jenrette’s investment banking group. Earlier in his career, Mr. Potamianos was an Institutional Investor ranked research analyst at Donaldson, Lufkin & Jenrette. Mr. Potamianos holds a Bachelor of Arts from American University and received his Masters of Science (Economics) from the London School of Economics and Political Science.

Paul C. Schorr IV, Director. Mr. Schorr has been a director since September 2004. He has been a Senior Managing Director at The Blackstone Group since September 2005. Prior to that, he was a Managing Partner of Citigroup Venture Capital Equity Partners, L.P., or CVC, from December 2001. Mr. Schorr joined CVC in 1996, after working as an Engagement Manager with McKinsey & Company, Inc. He is a director of AMI Semiconductor Inc. and Orbitz Worldwide, Inc. Mr. Schorr received his B.S.F.S., magna cum laude, from Georgetown University’s School of Foreign Service and his masters in business administration with distinction from Harvard Business School.

David F. Thomas, Director. Mr. Thomas has been a director since October 2004. Mr. Thomas has been a Managing Partner with Court Square Capital Partners, or CSC, a private equity fund management company, since August 1, 2006. Mr. Thomas had been with the predecessor to CSC, Citigroup Venture Capital Ltd., since 1980, most recently as Managing Partner and President. Previously, he held various positions with Citibank’s Transportation Finance and Acquisition Finance Groups. Prior to Citibank, Mr. Thomas worked for Arthur Anderson & Co. and received degrees in finance and accounting from the University of Akron. His directorships include Network Communications, Inc., Newmarket International and Auto Europe.

Board Composition

Our securityholders’ agreement will provide that our board of directors will consist of ten members, including three representatives of Court Square, three representatives of Francisco Partners, one representative of CVC Asia Pacific, our chief executive officer, our chief financial officer and one independent director chosen by Court Square, Francisco Partners and our chief executive officer. Additional independent directors may be added by Court Square, Francisco Partners and our chief executive officer. The rights of nomination with respect to each of Court Square and Francisco Partners will be reduced to one director when its beneficial ownership falls below 10% of the beneficial ownership of all stockholders party to the agreement and will expire when its beneficial ownership falls below 5% of the beneficial ownership of all stockholders party to the agreement. CVC Asia Pacific’s rights of nomination will expire when its beneficial ownership falls below 5% of the beneficial ownership of all stockholders party to the securityholders’ agreement. A quorum of our board of directors requires a majority of the designees of each of Court Square and Francisco Partners. In addition, Court Square and Francisco Partners together have the right to place their designees on each committee created by our board of directors such that, together, these designees constitute at least a majority of such committee, and CVC Asia Pacific is entitled to minority representation on each committee, in each case until such time as their designated committee members are required to be removed as a result of us no longer qualifying for the “controlled company” exception under New York Stock Exchange rules.

Mr. Park, our Chief Executive Officer, is the chairman of our board of directors, and Mr. Krakauer, our President and Chief Financial Officer, is a director. Messrs. Schorr, Thomas and Baker have been designated to serve on our board by Court Square. Messrs. Deb, Potamianos and Geday have been designated to serve on our board by Francisco Partners. Mr. Kuan has been designated to serve on our board by CVC Asia Pacific. Mr. Norby serves as the independent director unanimously approved by Court Square, Francisco Partners and our chief executive officer.

Court Square, Francisco Partners, CVC Asia Pacific, Peninsula Investments Pte. Ltd., and their affiliates, have advised us that they intend to file a Schedule 13D/G with the SEC following the closing of this offering to report their MagnaChip holdings as a group, and such entities collectively own more than 50% of our outstanding voting securities. Because these stockholders are parties to a securityholders’ agreement, they are considered a “group,” and we are therefore considered a “controlled company” within the meaning of New York Stock Exchange rules. As a result, we rely on exemptions from the requirements of having a majority of independent directors, a fully independent nominating and governance committee, a fully independent compensation committee, nominating and governance and compensation committee charters and other requirements prescribed for such committees by the NYSE. Following the closing of this offering, we expect to remain a “controlled company” and to continue to rely on these exceptions. The “controlled company” exception does not modify the independence requirements for the audit committee, and we intend to comply with the applicable independence rules for audit committees. In view of our status as a controlled company under the NYSE rules, our board has not made a determination of independence with respect to any of our directors not serving on our audit committee.

Audit Committee

Our audit committee includes Chairman R. Douglas Norby, Mr. Schorr and, upon the closing of this offering, will also include at least one other director. Our board of directors has determined that Mr. Norby is an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Each of the members of our audit committee is “independent” as that term is defined in both Rule 303A of the NYSE rules and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and, upon the closing of this offering, will be an “independent director” as that term is defined in Rule 303A of the NYSE rules.

In considering the independence of Mr. Schorr, our board of directors took into consideration that he served as a Managing Partner of CVC from December 2001 to September 2005, and also holds a limited amount of our outstanding debt securities.

Compensation Committee

The compensation committee of the board consists of Messrs. Deb, Schorr and Thomas. The compensation committee has overall responsibility for evaluating and approving our executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies.

Nominating and Governance Committee

The nominating and governance committee consists of Messrs. Norby, Potamianos and Thomas. The nominating and governance committee mandate is to identify qualified individuals to become members of the board, to oversee an annual evaluation of the board of directors and its committees to periodically review and recommend to the board any proposed changes to our corporate governance guidelines and to monitor our corporate governance structure.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We will provide a copy of our Code of Business Conduct and Ethics without charge to any person upon written request made to our Senior Vice President, General Counsel and Secretary at c/o MagnaChip Semiconductor, Ltd., 891 Daechi-dong, Gangnam-gu, Seoul, 135-738, Korea. Our Code of Business Conduct and Ethics is also available on our website at www.magnachip.com.

Executive Compensation

Compensation Discussion and Analysis

Objectives.    The compensation committee (for purposes of this section, the “Committee”) of our board has overall responsibility for evaluating, approving and monitoring our executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. The Committee ensures that the total compensation paid to executive officers is fair, reasonable and competitive. Throughout this prospectus, Sang Park, Robert J. Krakauer, Victoria Miller Nam, Tae Young Hwang, Chan Hee Lee, Jason Hartlove and Youm Huh are referred to as the “named executive officers.”

The Committee evaluates our compensation packages to ensure that (1) we maintain our ability to attract and retain superior executives in critical positions and (2) compensation provided to critical executives remains competitive relative to the compensation paid to similarly situated executives of our peer companies. The Committee believes that the most effective executive compensation packages align executives’ interests with those of our stockholders by rewarding performance above specific annual, long-term and strategic goals that are intended to improve stockholder value. These objectives include the achievement of financial performance goals and progress in projects that our board of directors anticipates will lead to future growth as discussed more fully below.

Determination of Compensation and Role of Executive Officers.    We offer compensation to our named executive officers in the form of salary, cash incentives, equity incentives and perquisites. In making decisions regarding the pay of the named executive officers, the Committee looks to set a total compensation package for each officer that will retain high quality talent and motivate executives to achieve the goals set by our board of directors. As a general matter, we benchmark salaries for our named executive officers to median levels for companies in the semiconductor industry and provide incentive compensation to raise those salaries above such levels if incentive targets are achieved.

The Committee annually reviews the performance of the chief executive officer, and the chief executive officer annually reviews the performance of our other named executive officers. The chief executive officer subsequently presents conclusions and recommendations regarding such officers, including proposed salary adjustments and incentive amounts, to the Committee. The Committee then makes the final decision regarding any adjustments or awards. The Committee’s annual determinations regarding executive compensation are subject to the terms of the respective service agreements between us and the named executive officers. In addition to the annual reviews, the chief executive officer and the Committee also typically consider compensation changes upon a named executive officer’s promotion or other change in job responsibility.

The Committee approves general guidelines and plans regarding the cash compensation of all other officers, but has empowered the chief executive officer to make final compensation decisions within the Committee’s guidelines and plans. The Committee makes all equity compensation decisions for our officers based on established compensation arrangements for other executives at the same level of responsibility in our company and our market. The Committee may make additional equity compensation grants from time to time in its discretion.

In determining a compensation award, the Committee compares each element of total compensation against compensation offered by a group of peer companies in the semiconductor industry (as described below, collectively, the “Benchmark Group”). The composition of the Benchmark Group is determined annually by the Committee in consultation with the chief executive officer and our human resources department. For Korean executives, the Benchmark Group includes the following Korean technology companies: Samsung Electronics, LG.Philips LCD and Hynix. For U.S. and expatriate executives, the Committee relies on market data provided by commercial salary surveys of several U.S.-based technology companies.

The Committee seeks to establish the total cash compensation packages of our named executive officers slightly above the median total cash compensation of the Benchmark Group, subject to variations based on an executive officer’s experience and performance. The Committee then sets equity awards in accordance with peer companies in a similar growth stage. Equity awards are not tied to base salary or cash incentive amounts and will constitute lesser or greater proportions of total compensation depending on the fair value of the awards. The Committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively. The Committee often has evaluated these metrics on a cumulative, rather than annual, basis as we have pursued our goals of becoming a public company.

Base Salary.    Base salary is the guaranteed element of an employee’s annual cash compensation. Increases in base salary reflect the employee’s long-term performance, skill set and the value of that skill set as well as changes to the compensation arrangements provided by the companies within our Benchmark Group. The Committee evaluates the performance of each named executive officer on an annual basis based on the accomplishment of objectives that were established at the beginning of the prior fiscal year as well as its own subjective evaluation of his or her performance. In making its evaluation, the Committee determines changes in the base salary of each named executive officer based on a qualitative assessment of his or her contribution to the performance of the Company during the preceding year, including assessing leadership, success in attaining particular goals of a division for which that officer has responsibility, overall financial performance of MagnaChip and such other criteria as the Committee may deem relevant.

Cash Incentives.    Cash incentives comprise a significant portion of the total compensation package and are designed to reward executives for their contributions to meeting and exceeding our goals and to recognize and reward our executives in achieving these goals. Incentives are designed as a percentage of base salary and are awarded based on individual performance and our achievement of the annual, long-term and strategic quantitative goals set by our Committee. Our Committee bases its quantitative goals on quarterly EBITDA and revenue goals for each segment and the overall company. The total yearly incentive is calculated and distributed on a quarterly basis, with 10% of the eligible incentive paid in the first fiscal quarter, 20% paid in the second fiscal quarter, 25% paid in the third fiscal quarter and 45% paid in the fourth fiscal quarter (each, an “Eligible Quarterly Incentive”). These incentives are awarded in three achievement levels, beginning with the achievement of 80% of targeted EBITDA and revenue goals and rising to 150% of target EBITDA and revenue. For each named executive officer, at the lowest achievement level, 70% of the Eligible Quarterly Incentive is awarded, at the middle achievement level, 100% of the Eligible Quarterly Incentive is awarded and at the highest achievement level, 150% of Eligible Quarterly Incentive is awarded. The three achievement levels are determined by the Committee based on forecasts prepared by us. The eligible incentive for named executives is set forth in each individual’s service agreement. See “—Service Agreements and Named Executive Officer Compensation.” The Committee has modified and may in the future modify the eligible incentive for our named executive officers. The incentive for the General Managers of our Imaging Solutions, Display Solutions and Semiconductor Manufacturing Services divisions are based on a combination of general corporate and divisional EBITDA and revenue goals, while incentive payments for the chief executive officer and other named executive officers are based exclusively on general corporate EBITDA and revenue goals. Officers who have responsibility for more than one division are awarded the greater available incentive. In addition, the Committee and chief executive officer may award discretionary bonuses to recognize outstanding individual performance. In 2006, each of the named executive officers other than Dr. Huh were awarded discretionary bonuses.

Equity Compensation.    In addition to cash incentives, we offer equity incentives as a way to enhance the link between the creation of stockholder value and executive incentive compensation and to give executives appropriate motivation and rewards for achieving increases in enterprise value. The Committee may grant participants restricted stock, stock options and stock appreciation rights. Although the Committee granted restricted unit awards at the time of the Original Acquisition (which will be converted into restricted stock awards upon our corporate reorganization), the Committee has determined that it will only grant restricted shares of common stock in the future in exceptional cases. In granting equity awards, the Committee may establish any conditions or restrictions it deems appropriate. Grants of restricted stock or stock options typically vest four years after the date of the grant, and all grants of our stock options are made at or above the fair market value of the stock at the time of the grant. Vesting and exercise rights generally cease upon termination of employment. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the stock subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Our stockholders and board of directors have delegated to the Committee the authority to grant stock option awards within a total pool of our common stock available upon exercise of the stock options. The size of the option pool is based on market surveys of peer companies in a similar growth stage and on our stockholders’ determination of an appropriately-sized pool to ensure recruitment and retention of key executives and employees. Stock option award levels vary among participants based on their job grade and position. The Committee provides higher awards to those executives in positions considered by the Committee to be more critical. Stock option awards are not tied to base salary or cash incentive amounts.

At this time, the Committee does not grant additional equity compensation to executives as part of the normal annual review process. However, the Committee will consider additional equity compensation in the event of new employment, or a promotion or change in job responsibility, such as when Mr. Park was appointed our chief executive officer. Upon the recommendation of our board of directors or chief executive officer, the Committee will from time to time consider performance-based equity incentives. For example, the March 2006 option grants to Mr. Krakauer, Mr. Hartlove, Ms. Miller Nam, Mr. Hwang and Mr. Lee were performance-based incentives under the MagnaChip Semiconductor LLC Equity Incentive Plan and were intended by our board of directors to further encourage these executive officers to advance MagnaChip toward an initial public offering of our common equity or other return on investment for our equityholders. The board made these grants at an exercise price above the then-fair market value of our common units. An installment of 25% of the common units subject to the options become vested and exercisable upon the earlier of: (1) the date of the first closing of a firmly underwritten public offering for any of our equity securities, and (2) the date, as designated in the sole discretion of the Committee, on which our equityholders as of October 6, 2004 achieve a 250% return on their investment. The remaining 75% of the common units subject to the options become vested and exercisable as to 25% of such common units on each of the first three successive annual anniversaries of the first vesting event, subject to the grantee’s continuous employment from the grant date to each such vesting date. The options expire on the tenth anniversary of the grant date, and the amounts of each grant are described in greater detail under “Grants of Plan Based Awards for the Fiscal Year Ended December 31, 2006.” The Committee determined the number of options to be appropriate based on improvement to our operating cash flow, acceleration of profit development and our overall performance.

Perquisites and Other Benefits.    We provide the named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee determines the level and types of expatriate benefits for the officers based on local market surveys taken by our Human Resources department. Attributed costs of the personal benefits for the named executive officers are as set forth in the Summary Compensation Table below.

Mr. Park, Mr. Krakauer and Ms. Miller Nam were expatriates during all or part of 2006 and received expatriate benefits commensurate with market practice in Korea. These perquisites, which were determined on a individual basis, included housing allowances, relocation allowances, insurance premiums, reimbursement for the use of a car, home leave flights, living expenses, tax equalization payments and tax advisory services, each as the Committee deemed appropriate. The base salary and incentives for these named executive officers therefore constituted a lower proportion of total compensation in comparison to Messrs. Hwang and Lee, both of whom reside in their home country.

In addition, pursuant to the Labor Standards Act of Korea, certain executive officers resident in Korea with one or more years of service are entitled to severance benefits upon the termination of their employment for any reason. For purposes of this section, we call this benefit “statutory severance.” The base statutory severance is approximately one month of base salary per year of service. Ms. Miller Nam, Mr. Hwang and Mr. Lee all accrue statutory severance. Prior to the Original Acquisition, Hynix attached a multiplier to the statutory severance amounts for former Hynix executives Mr. Hwang and Mr. Lee. Although our board has determined that we will not offer a statutory severance multiplier to any executives, in the interest of fairness, our board permitted Mr. Hwang and Mr. Lee to accrue a statutory severance multiplier of 3x (i.e., triple their statutory severance) for their service from October 6, 2004 to September 20, 2006, after which only the base statutory severance is available.

Tax and Accounting Implications.    Beginning on January 1, 2006, we began accounting for unit-based payments, including our unit option program in accordance with the requirements of FASB Statement No. 123(R).

In November 2007, our board of directors adopted our 2008 Equity Incentive Plan and our 2008 Employee Stock Purchase Plan to provide our directors, executives and other employees with additional incentives by allowing them to acquire an ownership interest in our business and, as a result, encouraging them to contribute to our success. These plans will be effective upon the approval of our stockholders, which is currently anticipated to occur in February 2008. The number of shares reserved under each of the plans may not exceed              and             , respectively. The options to be granted under the 2008 Equity Incentive Plan will be nonqualified stock options that have an exercise price per share equal to the price set at the time of grant by our board of directors or by a committee of the board designated to administer the plan. The term of each option will be determined by our board of directors or by a designated committee of the board but the term of any option may not exceed ten years from the date of grant. Substantially all of our employees will be entitled to participate in the 2008 Employee Stock Purchase Plan, and we believe that the program will permit employees to participate in the success of our company in addition to any incentive compensation they may receive.

Service Agreements and Named Executive Officer Compensation.    Other than Youm Huh and Jason Hartlove, our named executive officers are all parties to service agreements. The material terms of these agreements, and the equity compensation granted pursuant to these agreements, are as follows:

Sang Park.    Sang Park serves as Chairman and Chief Executive Officer of MagnaChip with an initial base salary of $450,000 per year and with a target annual incentive bonus opportunity of 100% of his base salary. Mr. Park is entitled to customary employee benefits including the cost of housing accommodations and expenses, and relocation expenses. The term of the service agreement extends for two years from May 27, 2006, with such initial term automatically extending for additional two-year periods unless written notice is given by either party prior to the termination date. In accordance with the terms of his service agreement, Mr. Park received options to purchase 800,000 common units of MagnaChip Semiconductor LLC at a price of $1.02 per unit, the then-fair market value of a common unit. Twenty-five percent of Mr. Park’s options vest on the first anniversary of his service date and an additional 6.25% of the options vest at the end of each three month period thereafter on the same day of the month as the grant date or, if earlier, the last day of such month. The service agreement also contains customary non-competition and non-solicitation covenants lasting two and three years, respectively, from the date of termination of employment and confidentiality covenants of unlimited duration.

Robert Krakauer.    Mr. Krakauer serves as President, Chief Financial Officer and General Manager, Image Solutions Division of MagnaChip with an initial base salary of $375,000 per year and with a target annual incentive bonus opportunity of 100% of his base salary. Mr. Krakauer is entitled to customary employee benefits and, for so long as his place of business is located in Korea, expatriate/repatriation benefits, including relocation expenses, tax equalization payments, cost of housing accommodations and expenses. The term of the service agreement extends for three years from October 6, 2004, with such initial term automatically extending for additional one-year periods unless written notice is given by either party prior to the termination date. In accordance with the terms of his service agreement, Mr. Krakauer was granted 682,247 immediately exercisable options for restricted common units of MagnaChip Semiconductor LLC at a price of $1.00 per unit. Mr. Krakauer exercised his options on November 30, 2004. Under his restricted unit subscription agreement, restrictions on the units lapse as to 25% of the units on September 30, 2005 and as to 6.25% of the units on the last day of each calendar quarter thereafter, subject to his continuous employment with MagnaChip. The restrictions lapse as to all restricted units held by Mr. Krakauer upon a change in control after which Mr. Krakauer no longer serves as the Chief Financial Officer of MagnaChip. The restricted unit subscription agreements provide that the units are nontransferable and shall be subject to forfeiture upon termination of his employment. Upon termination, MagnaChip may repurchase any units for which the restrictions have not lapsed for $1.00, if termination is for cause (as defined in the agreement), or for fair market value, if termination is for any other reason. Mr. Krakauer has the right to vote the restricted units and to receive cash dividends, provided that dividends payable in units or other securities shall have the same status as restricted units. In connection with the exercise, Mr. Krakauer was entitled to a bonus of $677,293 to pay the exercise price of a portion of the options and an additional payment of $380,977 to cover U.S. federal income tax withholding related to such bonus. The service agreement also contains customary non-competition covenants lasting until the earlier of the first anniversary of the date of termination of employment or October 6, 2007, non-solicitation covenants lasting two years from the date of termination of employment and confidentiality covenants of unlimited duration.

Victoria Miller Nam.    Ms. Miller Nam serves as Senior Vice President, Strategic Operations of MagnaChip with an initial base salary of $300,000 per year and with a target annual incentive bonus opportunity of 75% of her base salary. Ms. Miller Nam is entitled to customary employee benefits. The term of the service agreement extends for three years from December 29, 2004, with such initial term automatically extending for additional one-year periods absent prior written notice given by either party. Ms. Miller Nam was granted 136,450 immediately exercisable options for restricted common units of MagnaChip Semiconductor LLC at a price of $1.00 per unit. Ms. Miller Nam exercised her options on November 30, 2004. Under her restricted unit subscription agreement, restrictions on the units lapse as to 25% of the units on September 30, 2005 and as to 6.25% of the units on the last day of each calendar quarter thereafter, subject to her continuous employment with MagnaChip. The restricted unit subscription agreements provide that the units are nontransferable and shall be subject to forfeiture upon termination of the officer’s employment. Upon termination, MagnaChip may repurchase any units for which the restrictions have not lapsed for $1.00, if termination is for cause (as defined in the agreement), or for fair market value, if termination is for any other reason. Ms. Miller Nam has the right to vote the restricted units and to receive cash dividends, provided that dividends payable in units or other securities shall have the same status as restricted units. The service agreement also contains customary non-competition covenants lasting until the earlier of the first anniversary of the date of termination of employment or October 6, 2007, nonsolicitation covenants lasting two years from the date of termination of employment and confidentiality covenants of unlimited duration.

Chan Hee Lee.    Mr. Lee serves as Executive Vice President and General Manager, Semiconductor Manufacturing Services of MagnaChip with an initial base salary of 200,000,000 Korean won per year (approximately $209,577) and with a target annual incentive bonus opportunity of 80% of his base salary and rewards opportunities based on his performance. Mr. Lee is also entitled to customary employee benefits. The initial term of Mr. Lee’s service agreement was from October 1, 2004 to September 30, 2005. In October 2004, Mr. Lee received options to purchase 272,899 common units of MagnaChip Semiconductor LLC at a price of $1.00 per unit. Twenty-five percent of Mr. Lee’s options vested on September 30, 2005 and an additional 6.25% of the options vest on the last day of each calendar quarter thereafter. The service agreement contains customary service invention assignment provisions, customary non-competition covenants lasting a year from the date of termination of the agreement, and confidentiality covenants of unlimited duration.

Tae Young Hwang.    Mr. Hwang serves as Executive Vice President, Manufacturing Division, and General Manager of Large Display Solutions of MagnaChip with an initial base salary of 220,000,000 Korean won per year (approximately $230,539) and with a target annual incentive bonus opportunity of 80% of his base salary and rewards opportunities based on his performance. Mr. Hwang is also entitled to customary employee benefits. The initial term of Mr. Hwang’s service agreement was from October 1, 2004 to September 30, 2005. In October 2004, Mr. Hwang received options to purchase 272,899 common units of MagnaChip Semiconductor LLC at a price of $1.00 per unit. Twenty-five percent of Mr. Hwang’s options vested on September 30, 2005 and an additional 6.25% of the options vest on the last day of each calendar quarter thereafter. The service agreement contains customary service invention assignment provisions, customary non-competition covenants lasting a year from the date of termination of the agreement, and confidentiality covenants of unlimited duration.

Prior to their respective resignations, Youm Huh and Jason Hartlove were parties to service agreements. Both received compensation packages similar to our current executive officers in comparable positions, including similar base salaries, target incentives, and expatriate benefits. As our first Chief Executive Officer, Dr. Huh additionally received a grant of immediately exercisable options to purchase restricted common units of MagnaChip Semiconductor LLC, while Mr. Hartlove received two grants of options to purchase common units of MagnaChip Semiconductor LLC. See “—Option Exercises and Stock Vested for the Fiscal Year Ended December 31, 2006.”

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned during the year ended December 31, 2006, of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)		All Other Compen- sation ($)		Total ($)
Sang Park Chairman and Chief Executive Officer	2006	262,500	130,000		62,473				321,129	(2)	776,102

Robert J. Krakauer President and Chief Financial Officer	2006	375,000	80,000						387,090	(3)	842,090

Victoria Miller Nam Senior Vice President, Strategic Operations	2006	300,000	30,000				25,246	(4)	96,515	(5)	451,761

Tae Young Hwang Executive Vice President, Manufacturing Division, and General Manager of Large Display Solutions	2006	230,539	50,000		20,087		49,283	(4)	11,617	(6)	361,526

Chan Hee Lee Executive Vice President and General Manager, Semiconductor Manufacturing Services	2006	209,577	50,000		20,087		44,803	(4)	20,272	(7)	344,739

Jason Hartlove Former Senior Vice President and General Manager, Imaging Solutions Division (8)	2006	309,201	50,000		31,898				35,481	(9)	426,580

Youm Huh Senior Advisor and former Chief Executive Officer and President (10)	2006	400,000	—						275,964	(11)	675,964

Note: Amounts set forth in the above table that were originally paid in Korean won have been converted into U.S. dollars at the exchange rate as of each payment date during our fiscal year ended December 31, 2006. Pension value represents severance benefits.

Footnotes:

(1)	This amount is calculated using the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123(R). See “Note 13. Equity Incentive Plan” to the MagnaChip Semiconductor LLC audited consolidated financial statements for the years ended December 31, 2006, 2005 and 2004.
(2)	Includes the following personal benefits paid to Mr. Park: (a) $62,872 for prepayment of Mr. Park’s housing expenses for two years; (b) $200,000 for Mr. Park’s relocation allowance when he joined us; (c) $20,610 for insurance premiums paid during the fiscal year 2006 for the benefit of Mr. Park; and (d) $37,647 for other personal benefits (including monthly rent for Mr. Park’s housing lease for three months, and reimbursement of the use of a car, home leave flights and living expenses).
(3)

Includes the following personal benefits paid to Mr. Krakauer: (a) $176,042 for prepayment of Mr. Krakauer’s housing expenses for two years; (b) $40,848 for reimbursement of living expenses; (c) $69,485 for reimbursement of tuition expenses for Mr. Krakauer’s children; (d) $32,405 for the amount settled between Mr. Krakauer’s receivables from us and his tax equalization payment to us for the fiscal year 2004; (e) $23,547 for insurance premiums paid during the fiscal year 2006 for the benefit of Mr. Krakauer; (f) $2,399 for tax equalization settlement from us for the fiscal year 2005; and (g) $42,364 for other personal benefits (including reimbursement of the use of a car and personal tax advisory expenses).

(4)	Consists of statutory severance accrued during the fiscal year ended December 31, 2006. See the section subtitled “Compensation Discussion and Analysis” for a description of the statutory severance benefit.
(5)	Includes the following personal benefits paid to Ms. Miller Nam: (a) $22,924 for insurance premiums paid during the fiscal year 2006 for the benefit of Ms. Miller Nam; (b) $68,376 for reimbursement of tuition expenses for Ms. Miller Nam’s children; and (c) $5,215 for reimbursement of the use of a car.
(6)	Reimbursement of the use of a car.
(7)	Includes the following personal benefits paid to Mr. Lee: (a) $12,812 for reimbursement of the use of a car; and (b) $7,460 for reimbursement of tuition expenses for Mr. Lee’s children.
(8)	Mr. Hartlove resigned as Senior Vice President and General Manager, Imaging Solutions Division, effective March 9, 2007.
(9)	Includes the following personal benefits paid to Mr. Hartlove: (a) $18,935 for insurance premiums paid during the fiscal year 2006 for the benefit of Mr. Hartlove; (b) $7,802 for reimbursement of personal tax advisory expenses; and (c) $8,744 for other personal benefits (including reimbursement of the use of a car, and personal legal advisory expenses).
(10)	Dr. Huh resigned as Chief Executive Officer, President, and Director effective May 27, 2006.
(11)	Includes the following personal benefits paid to Dr. Huh: (a) $54,220 for insurance premiums paid during the fiscal year 2006 for the benefit of Dr. Huh; (b) $31,792 for payment for unused annual holidays of Dr. Huh during the fiscal year 2006; (c) $174,569 for the amount settled between Dr. Huh’s receivables from us and his tax equalization payment to us for the fiscal year 2004; and (d) $15,383 for other personal benefits (including reimbursement of the use of a car and tuition expenses for Dr. Huh’s children).

Grants of Plan Based Awards for the Fiscal Year Ended December 31, 2006

	Grant Date	Board Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)
Name			Target (#)
Sang Park	May 27	May 17(2)	800,000	1.02	247,862
Robert J. Krakauer	March 9	March 9	185,000	1.50	40,933
Victoria Miller Nam	March 9	March 9	40,000	1.50	8,850
Tae Young Hwang	March 9	March 9	25,000	1.50	5,532
Chan Hee Lee	March 9	March 9	25,000	1.50	5,532
Jason Hartlove (3)	March 9	March 9	25,000	1.50	5,532
Youm Huh

Footnotes:

(1)	We describe the option award calculation method under to SFAS No. 123(R) in “Note 13. Equity Incentive Plan” to the MagnaChip Semiconductor LLC audited consolidated financial statements for the years ended December 31, 2006, 2005 and 2004.
(2)	Although our Board of Directors approved the option grant to Mr. Park on May 17, 2006, the option grant was not effective until the start date of Mr. Park’s employment on May 27, 2006.
(3)	Mr. Hartlove resigned as Senior Vice President and General Manager, Imaging Solutions Division, effective March 9, 2007. The reported equity award terminated unvested upon his resignation date.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable (column b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (column c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (column d)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Sang Park		800,000	(1)			1.02	05/27/16

Robert J. Krakauer				185,000	(2)	1.50	03/09/16	298,483	(3)	304,453	(4)

Victoria Miller Nam				40,000	(2)	1.50	03/09/16	59,696	(3)	60,891	(4)

Tae Young Hwang	153,505	119,393	(5)	25,000	(2)	cols. b, c: 1.00 col. d: 1.50	cols. b, c: 10/06/14 col. d: 03/09/16

Chan Hee Lee	153,505	119,393	(5)	25,000	(2)	cols. b, c: 1.00 col. d: 1.50	cols. b, c: 10/06/14 col. d: 03/09/16

Jason Hartlove	112,500	187,500	(6)	25,000	(6)	cols. b, c: 1.00 col. d: 1.50	cols. b, c: 05/16/15 col. d: 03/09/16

Youm Huh

Footnotes:

(1)	An installment of 25% of the common units subject to the options vested and became exercisable on May 27, 2007, and an additional 6.25% of the options vest at the end of each three month period thereafter on the same day of the month as the grant date or, if earlier, the last day of such month.
(2)	An installment of 25% of the common units subject to the options become vested and exercisable upon the earlier of: (i) the date of the first closing of a firmly underwritten public offering for any of our equity securities, and (ii) the date as designated in the sole discretion of the Committee as the date upon which our equityholders as of October 6, 2004, have achieved a 250% return on their investment. The remaining 75% of the common units subject to the options become vested and exercisable in three equal installments on each of the first three successive annual anniversaries of the first vesting event, subject to the grantee’s continuous employment from the grant date to each such vesting date.
(3)	Restricted common units received upon the exercise of a fully vested option granted November 30, 2004. The restrictions on the units lapse on the last day of each calendar quarter as to 6.25% of the total amount of restricted common units originally awarded.
(4)	During fiscal year 2006, there was no established public trading market for our outstanding common equity. We determined the reported value based on a third-party fair value appraisal of our common units as of December 31, 2006.
(5)	Installments of 6.25% of the total common units subject to the options become vested and exercisable on the last day of each calendar quarter.
(6)	Mr. Hartlove resigned as Senior Vice President and General Manager, Imaging Solutions Division, effective March 9, 2007. The reported unvested option awards terminated upon his resignation date. On May 4, 2007, Mr. Hartlove exercised options for 80,000 of the common units of MagnaChip Semiconductor LLC. Thereafter, the remainder of the options expired unexercised in accordance with their terms.

MagnaChip Semiconductor LLC California Equity Incentive Plan and the MagnaChip Semiconductor LLC Equity Incentive Plan

In October 2004 and March 2005, respectively, the board of directors of MagnaChip Semiconductor LLC adopted the MagnaChip Semiconductor LLC Equity Incentive Plan and the MagnaChip Semiconductor LLC California Equity Incentive Plan, which we refer to as the Prior Plans. The equityholders of MagnaChip Semiconductor LLC approved the Prior Plans in October 2004 and March 2005, respectively. The Prior Plans each provide for the award of nonstatutory options, unit appreciation rights, or SARs, and restricted unit awards to employees, consultants or non-employee directors of MagnaChip and its subsidiaries. However, only options and restricted unit awards have been granted under the Prior Plans. Subject to adjustment in the event of certain corporate transactions or events, the maximum aggregate number of MagnaChip units that are available for grant under both plans is 7,890,864, all of which may be granted under either plan. Units subject to awards that expire, are forfeited or otherwise terminate will again be available for grant under the plans.

The Prior Plans are substantially identical, except that the California Equity Incentive Plan contains certain provisions required for compliance with then applicable California law. In connection with our corporate reorganization, we will assume the rights and obligations of MagnaChip Semiconductor LLC under the Prior Plans and convert MagnaChip Semiconductor LLC unit options outstanding under the Prior Plans into options to acquire a number of shares of our common stock at a ratio of              on substantially equivalent terms and conditions. Following the corporate reorganization, a combined total of              shares of common stock will be reserved for issuance under the Prior Plans. As of September 30, 2007, based upon the common units of MagnaChip Semiconductor LLC outstanding as of September 30, 2007 and after giving pro forma effect to the corporate reorganization pursuant to which each common unit will be exchanged for shares of our common stock at a ratio of             , there would have been outstanding under the Prior Plans options to purchase             shares of common stock, at a weighted average exercise price of $             per share. Our board of directors will terminate the Prior Plans effective upon the closing of this offering, and no additional options or other equity awards may be granted under the Prior Plans following their termination. However, options granted under the Prior Plans prior to their termination will remain outstanding until they are either exercised or expire.

The Prior Plans are administered by the compensation committee of our board of directors. Subject to the provisions of the Prior Plans, the committee determined in its discretion the persons to whom and the times at which awards were granted, the sizes of such awards, and all of their terms and conditions. All awards are evidenced by a written agreement between us and the holder of the award. The committee has the authority to construe and interpret the terms of the Prior Plans and awards granted under them.

In the event of a merger, consolidation, change in control or liquidation of our company, the committee has the authority to take any of the following actions with respect to one or more outstanding options: accelerate the vesting of outstanding options or SARs; require that awards be assumed or replaced with awards of equivalent value by the successor corporation; terminate any award immediately prior to any such transaction, provided that at least seven days written notice is provided to the option or SAR holders affording them an opportunity to exercise the options or SARs; cancel the outstanding awards in exchange for a payment in cash of the fair market value of restricted units or the excess, if any, of the fair market value of the shares subject to an option or SAR less the exercise price per share of such option or base price of such SAR; or any other action that the committee considers to be reasonable under the circumstances.

2008 Equity Incentive Plan

Our 2008 Equity Incentive Plan, or the 2008 Plan, was approved by our board of directors in November 2007 and will be effective upon its approval by our stockholders, currently anticipated in February 2008.

A total of              shares of our common stock will be initially authorized and reserved for issuance under the 2008 Plan. This reserve will automatically increase on January 1, 2009 and each subsequent anniversary through 2017, by an amount equal to the smaller of (a)              percent of the number of

shares of stock issued and outstanding on the immediately preceding December 31, or (b) a lesser amount determined by the board. Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2008 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the 2008 Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2008 Plan.

Awards may be granted under the 2008 Plan to our employees, including officers, directors, or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted stock purchase rights or bonuses, restricted stock units, performance shares, performance units and cash-based awards or other stock-based awards to any eligible participant. Non-employee director awards will be granted only to members of our board of directors who, at the time of grant, are not employees.

Only members of the board of directors who are not employees at the time of grant are eligible to participate in the nonemployee director awards component of the 2008 Plan. The board or the compensation committee will set the amount and type of nonemployee director awards to be awarded on a periodic, non-discriminatory basis. Nonemployee director awards may be granted in the form of nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards.

In the event of a change in control as described in the 2008 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2008 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all nonemployee director awards will automatically be accelerated in full. The 2008 Plan also authorizes the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

2008 Employee Stock Purchase Plan

Our 2008 Employee Stock Purchase Plan, or the Purchase Plan, was adopted by our board of directors in November 2007 and will be effective upon its approval by our stockholders, currently anticipated in February 2008.

A total of                 shares of our common stock are initially authorized and reserved for sale under the Purchase Plan. In addition, the Purchase Plan provides for an automatic annual increase in the number of shares available for issuance under the plan on January 1 of each year beginning in 2009 and continuing through and including January 1, 2017 equal to the lesser of (1)              percent of our then issued and outstanding shares of common stock on the immediately preceding December 31, (2)              shares or (3) a number of shares as our board may determine. Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure.

Shares subject to purchase rights which expire or are canceled will again become available for issuance under the Purchase Plan.

Our employees and employees of any parent or subsidiary corporation designated by the administrator are eligible to participate in the Purchase Plan if they are customarily employed by us for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted a right to purchase stock under the Purchase Plan if: (1) the employee immediately after such grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock or of any parent or subsidiary corporation, or (2) the employee’s rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds $25,000 in value for each calendar year of participation in such plans.

The Purchase Plan is implemented through a series of sequential offering periods, generally three months in duration beginning on the first trading days of January, April, July, and October each year. However, the administrator may establish an offering period to commence on the effective date of the Purchase Plan that will end on June 30, 2008. The administrator is authorized to establish additional or alternative sequential or overlapping offering periods and offering periods having a different duration or different starting or ending dates, provided that no offering period may have a duration exceeding 27 months.

Amounts accumulated for each participant, generally through payroll deductions, are credited toward the purchase of shares of our common stock at the end of each offering period at a price generally equal to 95% of the fair market value of our common stock on the purchase date. Prior to commencement of an offering period, the administrator is authorized to change the purchase price discount for that offering period, but the purchase may not be less than 85% of the lower of the fair market value of our common stock at the beginning of the offering period or at the end of the offering period.

The maximum number of shares a participant may purchase in any three-month offering period is the lesser of (i) that number of shares determined by multiplying (x)              shares by (y) the number of months (rounded to the nearest whole month) in the offering period and rounding to the nearest whole share or (ii) that number of whole shares determined by dividing (x) the product of $2,083.33 and the number of months (rounded to the nearest whole month) in the offering period and rounding to the nearest whole dollar by (y) the fair market value of a share of our common stock at the beginning of the offering period. Prior to the beginning of any offering period, the administrator may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.

In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under the Purchase Plan. If the acquiring or successor corporation does not assume such rights and obligations, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.

Option Exercises and Stock Vested for the Fiscal Year Ended December 31, 2006

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Sang Park	—		—
Robert J. Krakauer	170,561.75	(1)	173,973	(2)
Victoria Miller Nam	34,112.50	(1)	34,795	(2)
Tae Young Hwang	—		—
Chan Hee Lee	—		—
Jason Hartlove	—		—
Youm Huh	—		—

Footnote:

(1)	Restricted common units received upon the exercise of a fully vested option granted November 30, 2004. The restrictions on the units lapsed as to 6.25% of the initial grant on the last day of each calendar quarter of 2006.
(2)	During fiscal year 2006, there was no established public trading market for our outstanding common equity. We determined the reported value based on a third-party fair value appraisal of our common units as of December 31, 2006.

Pension Benefits for the Fiscal Year Ended December 31, 2006

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During the Last Fiscal Year
Sang Park	—	—	—	—

Robert J. Krakauer	—	—	—	—

Victoria Miller Nam	Statutory Severance	2	56,802	—

Tae Young Hwang	Statutory Severance with Multiplier for Partial Period	11	372,573	—

Chan Hee Lee	Statutory Severance with Multiplier for Partial Period	10	218,006	—

Jason Hartlove	—	—	—	—

Youm Huh	—	—	—	—

Footnote:

(1)	Actual present value of the accumulated benefit, as if the employment of the named executive officer had been terminated on the last day of our fiscal year ended December 31, 2006.

Potential Payments Upon Termination or Change of Control of Us

We are obligated to make certain payments to our named executive officers upon termination or a change of control as further described below.

Sang Park.    Pursuant to his service agreement, if Mr. Park’s employment is terminated without cause or if he resigns for good reason, Mr. Park is entitled to receive payment of all salary and benefits accrued up to the date of termination, payment of his base salary for twelve months and annual incentive bonus for the year in which the termination occurs, twelve months’ accelerated vesting on outstanding equity awards, and continued participation in our benefit plans for twelve months. If such termination occurs in connection with a change in control, Mr. Park is entitled to receive payment of all salary and benefits accrued up to the date of termination, payment of his base salary for two years and annual incentive bonus for the year in which the termination occurs, two years’ accelerated vesting on outstanding equity awards, and continued participation in our benefit plans for two years. In the event of his termination as a result of death or disability, Mr. Park (or his beneficiaries) will be entitled to receive payment of all salary and benefits accrued up to the date of termination and a prorated portion of the annual incentive bonus for the year in which the termination occurs. If Mr. Park’s employment is terminated for cause or if he resigns without good reason, he will be entitled to receive payment of all salary and benefits accrued up to the date of termination and will not be entitled to any other compensation.

Robert Krakauer.    If Mr. Krakauer’s employment is terminated without cause or if he resigns for good reason, Mr. Krakauer is entitled to receive his base salary for twelve months, payment of a prorated portion of the annual incentive bonus for the year in which the termination occurs, continued participation in our benefit plans for twelve months and, to the extent Mr. Krakauer’s place of employment is located outside the United States on the termination date, costs of repatriation. In the event of his termination as a result of death or disability, Mr. Krakauer (or his beneficiaries) will be entitled to receive payment of all salary and benefits accrued up to the date of termination and a prorated portion of the annual incentive bonus for the year in which the termination occurs. If Mr. Krakauer’s employment is terminated for cause or if he resigns without good reason, he will be entitled to receive payment of all salary and benefits accrued up to the date of termination and will not be entitled to any other compensation.

Victoria Miller Nam.    If Ms. Miller Nam’s service is terminated without cause or if she resigns for good reason, Ms. Miller Nam will be entitled to receive her base salary for six months, payment of the annual incentive bonus in a prorated amount based on the number of days she was actually employed by us, continued participation in our benefit plans for six months, each of the foregoing net of any statutory severance accrued and payable, and, if such a termination or resignation occurs either prior to October 1, 2005 or within the twelve month period following a change of control, restrictions lapse with respect to 25% of her restricted common units on the date of termination. In the event of her termination as a result of death or disability, Ms. Miller Nam (or her beneficiaries) will be entitled to receive payment of all salary and benefits accrued up to the date of termination and a prorated portion of the annual incentive bonus for the year in which the termination occurs. If Ms. Miller Nam’s service is terminated for cause or if she resigns without good reason, she will be entitled to receive payment of all salary and benefits accrued up to the date of termination and will not be entitled to any other compensation. All severance payable pursuant to Ms. Miller Nam’s service agreement will be offset by any accrued statutory severance.

Chan Hee Lee.    Upon termination of Mr. Lee’s employment for any reason, Mr. Lee is entitled to receive payment of all salary and benefits accrued up to the date of termination and a severance payment calculated as follows: statutory severance multiplied by three for service from the Original Acquisition date to September 20, 2006, plus statutory severance with no multiplier for service after September 20, 2006.

Tae Young Hwang.    Upon termination of Mr. Hwang’s employment for any reason, Mr. Hwang is entitled to receive payment of all salary and benefits accrued up to the date of termination and a severance payment calculated as follows: statutory severance multiplied by three for service from the Original Acquisition date to September 20, 2006, plus statutory severance with no multiplier for service after September 20, 2006.

Director Compensation for the Fiscal Year Ended December 31, 2006

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)		All Other Compensation ($)		Total ($)
Jerry M. Baker	110,000	(2)	—		20,956	(3)	130,956

Dipanjan Deb	—		—		—		—

Armando Geday	50,000		18,373	(4)	—		68,373

Roy Kuan	—		—		—		—

R. Douglas Norby	32,849		—		—		32,849

Phokion Potamianos	—		—		—		—

Paul C. Schorr IV	—		—		—		—

David F. Thomas	—		—		—		—

Footnotes:

(1)	We describe the option award calculation method under SFAS No. 123(R) in “Note 13. Equity Incentive Plan” to the MagnaChip Semiconductor LLC audited consolidated financial statements for the years ended December 31, 2006, 2005 and 2004.
(2)	Includes $60,000 for consulting fees pursuant to a consulting arrangement effective January 1, 2006.
(3)	Includes $19,115 for medical and accident insurance premiums and $1,841 for life insurance premiums.
(4)	The grant date fair value of Mr. Geday’s option award is $55,253.

Further Information Regarding Director Compensation Table

Effective January 2006, our board of directors began providing director fees to non-employee directors who do not have a current or past affiliation with Court Square, Francisco Partners, or CVC Asia Pacific. Jerry Baker and Armando Geday each receive $50,000 annually for service on our board of directors. R. Douglas Norby became our director on May 27, 2006. He receives board fees of $55,000 per year for his service as a director and Chairman of our Audit Committee. In addition to director fees, effective January 19, 2006, Armando Geday received options to acquire 175,000 of the common units of MagnaChip Semiconductor LLC at a purchase price of $1.04 per unit pursuant to the MagnaChip Semiconductor LLC Equity Incentive Plan. An installment of 25% of the options became exercisable on January 19, 2007, and additional installments of 6.25% of the total amount become exercisable on the last day of each calendar quarter thereafter. The options expire on the tenth anniversary of the grant date.

Mr. Baker served as our consultant under a consulting agreement effective January 1, 2006, by and between MagnaChip Korea and Mr. Baker. Under our agreement with Mr. Baker, we paid him $60,000 per year as fees for advisory services regarding business development, marketing, executive recruiting and strategic direction for our products and technology, which services we viewed to be in addition to his responsibilities as a director. The consulting agreement was terminated by us effective as of December 31, 2006.

Compensation Committee Interlocks and Insider Participation

The Committee is comprised of directors Dipanjan Deb, Paul C. Schorr IV, and David Thomas, none of whom has been an officer or employee of our company during the last fiscal year. Prior to the Original Acquisition, both Mr. Deb and Mr. Schorr served as officers of our company. None of our executive officers currently serves, or in the past has served, on the Committee or as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the board or compensation committee of MagnaChip.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock by each of the following persons based on the outstanding common units of MagnaChip Semiconductor LLC as of September 30, 2007 as adjusted to reflect the corporate reorganization and the repurchase of all of the shares of our Series B preferred stock:

•	each person or entity known to us to beneficially own more than 5% of the common stock;

•	each member of our board of directors;

•	each of our named executive officers;

•	all of the members of our board of directors and executive officers, as a group; and

•	each selling stockholder.

As of September 30, 2007, MagnaChip Semiconductor LLC’s outstanding securities consisted of 52,831,722 common units and 93,997 Series B preferred units and, after giving pro forma effect to the corporate reorganization and the repurchase of all of the shares of our Series B preferred stock, we would have had outstanding                  shares of common stock and no shares of preferred stock.

The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person listed in the table below is c/o MagnaChip Semiconductor Ltd., 1 Hyang jeong-dong, Hungduk-gu, Cheongju-si, 361-725, Korea.

Name and Address of Beneficial Owner	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock Owned Following Offering Assuming No Exercise of Underwriters’ Option		Shares of Common Stock to be Sold upon the Exercise of the Underwriters’ Option	Shares of Common Stock Owned Following Offering Assuming Exercise of Underwriters’ Option
	Amount	Percent	Amount	Percent		Amount	Percent

Citigroup Venture Capital Equity Partners, L.P.(1)

CVC Executive Fund LLC(2)

CVC/SSB Employee Fund, L.P.(3)

Francisco Partners, L.P.(4)

Francisco Partners Fund A, L.P.(5)

FP-MagnaChip Co-Invest, LLC(6)

FP Annual Fund Investors, LLC(7)

CVC Capital Partners Asia Pacific L.P.(8)

CVC Capital Partners Asia Pacific II L.P.(9)

CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P.(10)

Asia Investors LLC(11)

Peninsula Investment Pte. Ltd.(12)

Jerry M. Baker(13)

Dipanjan Deb(14)

Armando Geday(15)

Tae Young Hwang(16)

Robert J. Krakauer(17)

Roy Kuan(18)

Chan Hee Lee(19)

Victoria Miller Nam(20)

R. Douglas Norby(21)

Sang Park

Phokion Potamianos(14)

Paul C. Schorr IV(22)

David F. Thomas(23)

Baker Family Revocable Trust [c/o Jerry & Paula Baker, Trustees]

Robert & Theresa Krakauer JTWROS

Krakauer Family Partnership [c/o Robert & Theresa Krakauer]

Directors and executive officers as a group (16 persons)

*	Less than one percent.

(1)

Citigroup Venture Capital Equity Partners, L.P. may be deemed to beneficially own              shares of common stock held by CVC Executive Fund LLC and              shares of common stock held by CVC/SSB Employee Fund, L.P. The address of Citigroup Venture Capital Equity Partners, L.P. is c/o Court Square Capital Partners, 55 East 52nd Street, 34th Floor, New York, NY 10055.

(2)

CVC Executive Fund LLC may be deemed to beneficially own              shares of common stock held by Citigroup Venture Capital Equity Partners, L.P. and              shares of common stock held by CVC/SSB Employee Fund, L.P. The address of CVC Executive Fund LLC is c/o Court Square Capital Partners, 55 East 52nd Street, 34th Floor, New York, NY 10055.

(3)

CVC/SSB Employee Fund, L.P. may be deemed to beneficially own              shares of common stock held by Citigroup Venture Capital Equity Partners, L.P. and              shares of common stock held by CVC Executive Fund LLC. The address of CVC/SSB Employee Fund, L.P. is c/o Court Square Capital Partners, 55 East 52nd Street, 34th Floor, New York, NY 10055.

(4)	Francisco Partners, L.P. may be deemed to beneficially own shares of common stock held by Francisco Partners Fund A, L.P., shares of common stock held by FP-MagnaChip Co-Invest, LLC and shares of common stock held by FP Annual Fund Investors, LLC. The address of Francisco Partners, L.P. is Letterman Digital Arts Center, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.
(5)	Francisco Partners Fund A, L.P. may be deemed to beneficially own shares of common stock held by Francisco Partners, L.P., shares of common stock held by FP-MagnaChip Co-Invest, LLC and shares of common stock held by FP Annual Fund Investors, LLC. The address of Francisco Partners Fund A, L.P. is Letterman Digital Arts Center, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.
(6)	FP-MagnaChip Co-Invest, LLC may be deemed to beneficially own shares of common stock held by Francisco Partners, L.P., shares of common stock held by FP Annual Fund Investors, LLC and shares of common stock held by Francisco Partners Fund A, L.P. The address of FP-MagnaChip Co-Invest LLC is Letterman Digital Arts Center, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.
(7)	FP Annual Fund Investors, LLC may be deemed to beneficially own shares of common stock held by Francisco Partners, L.P., shares of common stock held by FP-MagnaChip Co-Invest, LLC and shares of common stock held by Francisco Partners Fund A, L.P. The address of FP Annual Fund Investors, LLC is Letterman Digital Arts Center, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.
(8)	CVC Capital Partners Asia Pacific L.P. (collectively with CVC Capital Partners Asia Pacific II L.P. and CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P., “CVC Asia Pacific”) may be deemed to beneficially own shares of common stock held by CVC Capital Partners Asia Pacific II L.P., shares of common stock held by CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. and shares of common stock of Asia Investors LLC. The address of CVC Capital Partners Asia Pacific L.P. is c/o CVC Capital Partners Asia Limited, 18 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.
(9)	CVC Capital Partners Asia Pacific II L.P. may be deemed to beneficially own shares of common stock held by CVC Capital Partners Asia Pacific L.P., shares of common stock held by CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. and shares of common stock of Asia Investors LLC. The address of CVC Capital Partners Asia Pacific II L.P. is c/o CVC Capital Partners Asia II Limited, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.
(10)	CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. may be deemed to beneficially own shares of common stock held by CVC Capital Partners Asia Pacific L.P., shares of common stock held by CVC Capital Partners Asia Pacific II L.P. and shares of common stock of Asia Investors LLC. The address of CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. is c/o CVC Capital Partners Asia II Limited, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.
(11)	Asia Investors LLC may be deemed to beneficially own shares of common stock held by CVC Capital Partners Asia Pacific L.P., shares of common stock held by CVC Capital Partners Asia Pacific II L.P. and shares of common stock held by CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. Asia Investors LLC has co-invested alongside of CVC Capital Partners Asia Pacific L.P., but is not a subsidiary of the CVC Capital Partners group of companies. The address of Asia Investors, LLC is c/o Citicorp Securities Asia Pacific Limited, 50th floor, Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong.
(12)	The address of Peninsula Investment Pte. Ltd. is 255 Shoreline Drive, Suite 600, Redwood City, CA 94065.
(13)	Includes shares of common stock held by the Baker Family Revocable Trust [c/o Jerry & Paula Baker, Trustees] and shares of restricted common stock held by Mr. Baker. Restricted shares of common stock are subject to a right of repurchase by MagnaChip. The address of Mr. Baker is 3101 North First Street, San Jose, CA 95134.
(14)	Includes shares of common stock held by Francisco Partners, L.P., shares of common stock held by Francisco Partners Fund A, L.P., shares of common stock held by FP-MagnaChip Co-Invest, LLC and shares of common stock held by FP Annual Fund Investors, LLC. Each of Mr. Deb and Mr. Potamianos is a member of management of Francisco Partners, L.P. and disclaims beneficial ownership of the shares of common stock held by Francisco Partners, L.P., Francisco Partners Fund A, L.P., FP-MagnaChip Co-Invest, LLC and FP Annual Fund Investors, LLC. The address of each of Mr. Deb and Mr. Potamianos is c/o Francisco Partners, L.P., Letterman Digital Arts Center, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.
(15)	Includes shares of common stock that Mr. Geday may purchase pursuant to the exercise of options vesting on April 19, 2007. The address of Mr. Geday is 16 Rue de Belzunce, 75010, Paris, France.

(16)	Includes shares of common stock that Mr. Hwang may purchase pursuant to the exercise of options vesting on March 31, 2007.
(17)	Includes shares of common stock held by Robert & Theresa Krakauer JTWROS, for which Mr. Krakauer shares voting and investment power with his spouse, Theresa Krakauer, shares of common stock held by the Krakauer Family Partnership [c/o Robert & Theresa Krakauer], for which Mr. Krakauer shares voting and investment power with Theresa Krakauer and restricted shares of common stock. Restricted shares of common stock are subject to a right of repurchase by MagnaChip.
(18)	Mr Kuan is a member of management of CVC Asia Pacific Limited, an investment advisor to the general partners of CVC Capital Partners Asia Pacific L.P., CVC Capital Partners Asia Pacific II L.P. and CVC Partners Asia Pacific II Parallel Fund - A, L.P., as well as to Asia Investors LLC. The address of Mr. Kuan is CVC Asia Pacific Limited, Suite 901-3, ICBC Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong. Because he has no direct or indirect voting or investment power over the shares of common stock held by such entities, Mr. Kuan disclaims beneficial ownership of all of the shares of common stock held by such entities. Asia Investors LLC has previously co-invested alongside of CVC Capital Partners Asia Pacific L.P. but is not a subsidiary of the CVC Capital Partners group of companies.
(19)	Includes shares of common stock that Mr. Lee may purchase pursuant to an option vesting on March 31, 2007.
(20)	Includes shares of restricted common stock that are subject to a right of repurchase by MagnaChip.
(21)	The address of Mr. Norby is 12169 Hilltop Drive, Los Altos Hills, CA 94024.
(22)	Includes shares of common stock held by BG Partners LP and shares of common stock held by BG/CVC-1. The address of Mr. Schorr is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154.
(23)	Includes shares of common stock held by Citigroup Venture Capital Equity Partners, L.P., shares of common stock held by CVC Executive Fund LLC and shares of common stock held by CVC/SSB Employee Fund, L.P. Mr. Thomas is a member of management of Court Square and disclaims beneficial ownership of the shares of common stock held by Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC and CVC/SSB Employee Fund, L.P. The address of Mr. Thomas is c/o Court Square Capital Partners, 55 E. 52nd Street, 34th Floor, New York, NY 10055.

The following table sets forth information regarding the beneficial ownership of the outstanding equity interests of MagnaChip Semiconductor LLC as of September 30, 2007 by: (1) each person or entity known to us to beneficially own more than 5% of any class of our outstanding securities; (2) each member of our board of directors; (3) each of our named executive officers; (4) all of the members of our board of directors and executive officers, as a group; and (5) each selling stockholder. As of September 30, 2007, MagnaChip Semiconductor LLC’s outstanding securities consisted of 52,831,722 common units and 93,997 Series B preferred units.

The amounts and percentages of equity interests beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them. Unless otherwise indicated, the address of each person listed in the table below is c/o MagnaChip Semiconductor Ltd., 1 Hyang jeong-dong, Hungduk-gu, Cheongju-si, 361-725, Korea.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Citigroup Venture Capital Equity Partners, L.P.(1).	Common Units	17,630,628.4200	33.4
	Series B Preferred Units	33,093.7702	35.2

CVC Executive Fund LLC(2)	Common Units	156,381.7100	*
	Series B Preferred Units	293.5380	*

CVC/SSB Employee Fund, L.P.(3)	Common Units	175,511.8000	*
	Series B Preferred Units	329.4464	*

Francisco Partners, L.P.(4)	Common Units	16,941,762.2000	32.1
	Series B Preferred Units	31,800.7261	33.8

Francisco Partners Fund A, L.P.(5)	Common Units	83,423.4000	*
	Series B Preferred Units	156.5909	*

FP-MagnaChip Co-Invest, LLC(6)	Common Units	909,076.7600	1.7
	Series B Preferred Units	1,706.3760	1.8

FP Annual Fund Investors, LLC(7)	Common Units	28,268.5600	*
	Series B Preferred Units	53.0617	*

CVC Capital Partners Asia Pacific L.P.(8)	Common Units	3,219,903.5200	6.1
	Series B Preferred Units	6,043.9566	6.4

CVC Capital Partners Asia Pacific II L.P.(9)	Common Units	4,048,152.3700	7.7
	Series B Preferred Units	7,598.6306	8.1

CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P.(10)	Common Units	781,702.9100	1.5
	Series B Preferred Units	1,467.3043	1.6

Asia Investors LLC(11)	Common Units	1,609,951.7600	3.0
	Series B Preferred Units	3,021.9784	3.2

Peninsula Investment Pte. Ltd.(12)	Common Units Series B Preferred Units	3,636,271.0700 6,825.5041	6.9 7.3

Jerry M. Baker(13)	Common Units	682,158.1600	1.3
	Series B Preferred Units	255.9564	*

Dipanjan Deb(14)	Common Units	17,962,521.9200	34.0
	Series B Preferred Units	33,716.7547	35.9

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Armando Geday(15)	Common Units	76,562.5000	*
	Series B Preferred Units	—	—

Tae Young Hwang(16)	Common Units	204,674.2500	*
	Series B Preferred Units	—	—

Robert J. Krakauer(17)	Common Units	773,153.7700	1.5
	Series B Preferred Units	170.6375	*

Roy Kuan(18)	Common Units	—	—
	Series B Preferred Units	—	—

Chan Hee Lee(19)	Common Units	204,674.2500	*
	Series B Preferred Units	—	—

Victoria Miller Nam(20)	Common Units	181,903.3800	*
	Series B Preferred Units	85.3188	*

R. Douglas Norby(21)	Common Units	15,000	*
	Series B Preferred Units	—	—

Sang Park(22)	Common Units	300,000	*
	Series B Preferred Units	—	—

Phokion Potamianos(14)	Common Units	17,962,521.9200	34.0
	Series B Preferred Units	33,716.7547	35.9

Paul C. Schorr IV(23)	Common Units	36,362.7200	*
	Series B Preferred Units	68.2551	*

David F. Thomas(24)	Common Units	18,035,247.3400	34.1
	Series B Preferred Units	33,853.2646	36.0

Baker Family Revocable Trust [c/o Jerry & Paula Baker, Trustees]	Common Units	13,360.1600	*
	Series B Preferred Units	255.9564	*

Robert & Theresa Krakauer JTWROS	Common Units	54,544.0600	*
	Series B Preferred Units	102.3825	*

Krakauer Family Partnership [c/o Robert & Theresa Krakauer]	Common Units	36,362.7100	*
	Series B Preferred Units	68.2550	*

Directors and executive officers as a group (16 persons)	Common Units	38,588,508.2900	71.8
	Series B Preferred Units	68,150.1871	72.5

*	Less than one percent.

(1)

Citigroup Venture Capital Equity Partners, L.P. may be deemed to beneficially own (a) 156,381.7100 common units held by CVC Executive Fund LLC and 175,511.8000 common units held by CVC/SSB Employee Fund, L.P. and (b) 293.5380 Series B preferred units held by CVC Executive Fund LLC and 329.4464 Series B preferred units held by CVC/SSB Employee Fund, L.P. The address of Citigroup Venture Capital Equity Partners, L.P. is c/o Court Square Capital Partners, 55 East 52nd Street, 34th Floor, New York, NY 10055.

(2)

CVC Executive Fund LLC may be deemed to beneficially own (a) 17,630,628.4200 common units held by Citigroup Venture Capital Equity Partners, L.P. and 175,511.8000 common units held by CVC/SSB Employee Fund, L.P. and (b) 33,093.7702 Series B preferred units held by Citigroup Venture Capital Equity Partners, L.P. and 329.4464 Series B preferred units held by CVC/SSB Employee Fund, L.P. The address of CVC Executive Fund LLC is c/o Court Square Capital Partners, 55 East 52nd Street, 34th Floor, New York, NY 10055.

(3)

CVC/SSB Employee Fund, L.P. may be deemed to beneficially own (a) 17,630,628.4200 common units held by Citigroup Venture Capital Equity Partners, L.P. and 156,381.7100 common units by CVC Executive Fund LLC and (b) 33,093.7702 Series B preferred units held by Citigroup Venture Capital Equity Partners, L.P. and 293.5380 Series B preferred units held by CVC Executive Fund LLC. The address of CVC/SSB Employee Fund, L.P. is c/o Court Square Capital Partners, 55 East 52nd Street, 34th Floor, New York, NY 10055.

(4)	Francisco Partners, L.P. may be deemed to beneficially own (a) 83,423.4000 common units held by Francisco Partners Fund A, L.P., 909,067.7600 common units held by FP-MagnaChip Co-Invest, LLC and 28,268.5600 common units held by FP Annual Fund Investors, LLC and (b) 156.5909 Series B preferred units held by Francisco Partners Fund A, L.P., 1,706.3760 Series B preferred units held by FP-MagnaChip Co-Invest, LLC and 53.0617 Series B preferred units held by FP Annual Fund Investors, LLC. The address of Francisco Partners, L.P. is Letterman Digital Arts Center, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.

(5)	Francisco Partners Fund A, L.P. may be deemed to beneficially own (a) 16,941,762.2000 common units held by Francisco Partners, L.P., 909,067.7600 common units held by FP-MagnaChip Co-Invest, LLC and 28,268.5600 common units held by FP Annual Fund Investors, LLC and (b) 31,800.7261 Series B preferred units held by Francisco Partners, L.P., 1,706.3760 Series B preferred units held by FP-MagnaChip Co-Invest, LLC and 53.0617 Series B preferred units held by FP Annual Fund Investors, LLC. The address of Francisco Partners Fund A, L.P. is Letterman Digital Arts Center, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.
(6)	FP-MagnaChip Co-Invest, LLC may be deemed to beneficially own (a) 16,941,762.2000 common units held by Francisco Partners, L.P. , 83,423.4000 common units held by Francisco Partners Fund A, L.P. and 28,268.5600 common units held by FP Annual Investors, LLC and (b) 31,800.7261 Series B preferred units held by Francisco Partners, L.P., 156.5909 Series B preferred units held by Francisco Partners Fund A, L.P. and 53.0617 Series B preferred units held by FP Annual Fund Investors, LLC. The address of FP-MagnaChip Co-Invest, LLC is Letterman Digital Arts Center, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.
(7)	FP Annual Investors, LLC may be deemed to beneficially own (a) 16,941,762.2000 common units held by Francisco Partners, L.P., 83,423.4000 common units held by Francisco Partners Fund A, L.P. and 909,067.7600 common units held by FP-MagnaChip Co-Invest, LLC and (b) 31,800.7261 Series B preferred units held by Francisco Partners, L.P., 156.5909 Series B preferred units held by Francisco Partners Fund A, L.P. and 1,706.3760 Series B preferred units held by FP-MagnaChip Co-Invest, LLC. The address of FP Annual Investors, LLC is Letterman Digital Arts Center, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.
(8)	CVC Capital Partners Asia Pacific L.P. may be deemed to beneficially own (a) 4,048,152.3700 common units held by CVC Capital Partners Asia Pacific II L.P., 781,702.9100 common units held by CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. and 1,609,951.7600 common units of Asia Investors LLC and (b) 7,598.6306 Series B preferred units held by CVC Capital Partners Asia Pacific II L.P., 1,467.3043 Series B preferred units held by CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. and 3,021.9784 Series B preferred units of Asia Investors LLC. The address of CVC Capital Partners Asia Pacific L.P. is c/o CVC Capital Partners Asia Limited, 18 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.
(9)	CVC Capital Partners Asia Pacific II L.P. may be deemed to beneficially own (a) 3,219,903.5200 common units held by CVC Capital Partners Asia Pacific L.P., 781,702.9100 common units held by CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. and 1,609,951.7600 common units of Asia Investors LLC and (b) 6,043.9566 Series B preferred units held by CVC Capital Partners Asia Pacific L.P., 1,467.3043 Series B preferred units held by CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. and 3,021.9784 Series B preferred units of Asia Investors LLC. The address of CVC Capital Partners Asia Pacific II L.P. is c/o CVC Capital Partners Asia II Limited, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.
(10)	CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. may be deemed to beneficially own (a) 3,219,903.5200 common units held by CVC Capital Partners Asia Pacific L.P., 4,048,152.3700 common units held by CVC Capital Partners Asia Pacific II L.P. and 1,609,951.7600 common units of Asia Investors LLC and (b) 6,043.9566 Series B preferred units held by CVC Capital Partners Asia Pacific L.P., 7,598.6306 Series B preferred units held by CVC Capital Partners Asia Pacific II L.P. and 3,021.9784 Series B preferred units of Asia Investors LLC. The address of CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. is c/o CVC Capital Partners Asia II Limited, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.
(11)	Asia Investors LLC may be deemed to beneficially own (a) 3,219,903.5200 common units held by CVC Capital Partners Asia Pacific L.P., 4,048,152.3700 common units held by CVC Capital Partners Asia Pacific II L.P. and 781,702.9100 common units held by CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. and (b) 6,043.9566 Series B preferred units held by CVC Capital Partners Asia Pacific L.P., 7,598.6306 Series B preferred units held by CVC Capital Partners Asia Pacific II L.P. and 1,467.3043 Series B preferred units held by CVC Capital Partners Asia Pacific II Parallel Fund—A, L.P. Asia Investors LLC has co-invested alongside of CVC Capital Partners Asia Pacific L.P., but is not a subsidiary of the CVC Capital Partners group of companies. The address of Asia Investors, LLC is c/o Citicorp Securities Asia Pacific Limited, 50th floor, Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong.
(12)	The address of Peninsula Investment Pte. Ltd. is 255 Shoreline Drive, Suite 600, Redwood City, CA 94065.
(13)	Includes (a) 136,449.5000 common units held by the Baker Family Revocable Trust [c/o Jerry & Paula Baker, Trustees] and 204,674.2500 restricted common units held by Mr. Baker and (b) 255.9564 Series B preferred units held by the Baker Family Revocable Trust. Restricted common units are subject to a right of repurchase by MagnaChip. The address of Mr. Baker is 3101 North First Street, San Jose, CA 95134.
(14)	Includes (a) 16,941,762.2000 common units held by Francisco Partners, L.P., 83,423.4000 common units held by Francisco Partners Fund A, L.P., 909,067.7600 common units held by FP-MagnaChip Co-Invest, LLC and 28,268.5600 common units held by FP Annual Fund Investors, LLC and (b) 31,800.7261 Series B preferred units held by Francisco Partners, L.P., 156.5909 Series B preferred units held by Francisco Partners Fund A, L.P., 1,706.3760 Series B preferred units held by FP-MagnaChip Co-Invest, LLC and 53.0617 Series B preferred units held by FP Annual Fund Investors, LLC. Each of Mr. Deb and Mr. Potamianos is a member of management of Francisco Partners, L.P. and disclaims beneficial ownership of the units held by Francisco Partners, L.P., Francisco Partners Fund A, L.P., FP-MagnaChip Co-Invest, LLC and FP Annual Fund Investors, LLC. The address of each of Mr. Deb and Mr. Potamianos is c/o Francisco Partners, L.P., 2882 Sand Hill Road, Suite 280, Menlo Park, CA 94025.

(15)	Includes 76,562.5000 common units that Mr. Geday may purchase pursuant to the exercise of options vesting on September 30, 2007. The address of Mr. Geday is 16 Rue de Belzunce, 75010, Paris, France.
(16)	Includes 204,674.2500 common units that Mr. Hwang may purchase pursuant to the exercise of options vesting on September 30, 2007.
(17)	Includes (a) 54,544.0600 common units held by Robert & Theresa Krakauer JTWROS, for which Mr. Krakauer shares voting and investment power with his spouse, Theresa Krakauer, (b) 36,362.7100 common units held by the Krakauer Family Partnership [c/o Robert & Theresa Krakauer], for which Mr. Krakauer shares voting and investment power with Theresa Krakauer and (c) 170,561.7500 restricted common units. Restricted common units are subject to a right of repurchase by MagnaChip.
(18)	Mr. Kuan is a member of management of CVC Asia Pacific Limited, an investment advisor to the general partners of CVC Capital Partners Asia Pacific L.P., CVC Capital Partners Asia Pacific II L.P. and CVC Capital Partners Asia Pacific II Parallel Fund - A, L.P., as well as to Asia Investors LLC. The address of Mr. Kuan is CVC Asia Pacific Limited, Suite 901-3, ICBC Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong. Because he has no direct or indirect voting or investment power over the units held by such entities, Mr. Kuan disclaims beneficial ownership of all the units held by such entities. Asia Investors LLC has previously co-invested alongside of CVC Capital Partners Asia Pacific L.P. but is not a subsidiary of the CVC Capital Partners group of companies.
(19)	Includes 204,674.2500 common units that Mr. Lee may purchase pursuant to an option vesting on September 30, 2007.
(20)	Includes 34,112.5000 restricted common units that are subject to a right of repurchase by MagnaChip.
(21)	Includes 15,000 common units that Mr. Norby may purchase pursuant to the exercise of options vesting on November 27, 2007. The address of Mr. Norby is 12169 Hilltop Drive, Los Altos Hills, CA 94024.
(22)	Includes 300,000 common units that Mr. Park may purchase pursuant to the exercise of options vesting on November 27, 2007.
(23)	Includes (a) 29,544.7100 common units held by BG Partners LP and 6,818.0100 common units held by BG/CVC-1 and (b) 55.4573 Series B preferred units held by BG Partners LP and 12.7978 Series B preferred units held by BG/CVC-1. The address of Mr. Schorr is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154.
(24)	Includes (a) 17,630,628.4200 common units held by Citigroup Venture Capital Equity Partners, L.P., 156,381.7100 common units held by CVC Executive Fund LLC and 175,511.8000 common units held by CVC/SSB Employee Fund, L.P. and (b) 33,093.7702 Series B preferred units held by Citigroup Venture Capital Equity Partners, L.P., 293.5380 Series B preferred units held by CVC Executive Fund LLC and 329.4464 Series B preferred units held by CVC/SSB Employee Fund, L.P. Mr. Thomas is a member of management of Citigroup Venture Capital Equity Partners, L.P. and disclaims beneficial ownership of the units held by Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC and CVC/SSB Employee Fund, L.P. The address of Mr. Thomas is c/o Court Square Capital Partners, 55 E. 52nd Street, 34th Floor, New York, NY 10055.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisory Agreements

In connection with the Original Acquisition and the related equity financing, MagnaChip Korea and MagnaChip Semiconductor LLC entered into advisory agreements with each of Court Square Advisor, LLC (successor in interest to CVC Management LLC), Francisco Partners Management, LLC and CVC Capital Partners Asia Limited, which are related to Court Square, Francisco Partners and CVC Asia Pacific, respectively, pursuant to which agreements such entities may provide financial, advisory and consulting services to MagnaChip Korea and MagnaChip Semiconductor LLC. Each advisory agreement has an initial term of ten years from the date of the Original Acquisition, subject to termination by either party upon written notice 90 days prior to the expiration of the initial term or any extension thereof. Each advisory agreement includes customary indemnification provisions in favor of each of Court Square Advisor, Francisco Partners Management and CVC Capital Partners Asia Limited. Pursuant to the advisory agreements, we will pay to the sponsors an aggregate of $9.75 million for services provided prior to the completion of this offering. Following such payment, the sponsors will no longer be required to provide advisory services under the advisory agreements, and all future annual advisory fees under the advisory agreements will cease. However, we may pay future services fees to the sponsors in exchange for any acquisition, financing or other advisory services as we and the sponsors may agree.

Securityholders’ Agreement

We and certain of our stockholders, including the sponsors, are parties to the securityholders’ agreement that will be amended and restated upon the completion of this offering. The amended and restated securityholders’ agreement covers matters of corporate governance, restrictions on transfer of our securities, tag-along rights, rights to compel a sale, registration rights and information rights, all as described below.

Corporate Governance.    Our securityholders’ agreement provides that our board of directors will consist of ten members. Court Square, Francisco Partners, CVC Asia Pacific and Peninsula and we have agreed that the nominees to our board of directors will include three representatives of Court Square, three representatives of Francisco Partners, one representative of CVC Asia Pacific, our chief executive officer, our chief financial officer and one independent director chosen by Court Square, Francisco Partners and our chief executive officer. Until such time as we no longer qualify for the “controlled company exception,” the board of directors may not take certain significant actions without the approval of the board designees of Court Square or Francisco Partners. These actions include, among others: mergers, acquisitions or sales of assets; the declaration of dividends or other distributions; any liquidation, dissolution or bankruptcy; any incurrence or refinancing of indebtedness in excess of $2.0 million; issuances of securities; appointment, dismissal and compensation and benefits for our chief executive officer and chief financial officer; approval of our business plan, budget and strategy; amendments to the securityholders’ agreement and our certificate of incorporation and bylaws; and any increase or decrease in the number of directors that comprise the board. See “Management—Board Composition.”

Restrictions on Transfer.    Generally, the parties to the amended and restated securityholders’ agreement are prohibited from transferring their MagnaChip securities without complying with restrictions relating to the timing of the transfer, the number of securities subject to the transfer and the transferee of such securities. Subject to certain exceptions reflected in the securityholders’ agreement, each transfer of securities by a party to the securityholders’ agreement is subject to the following provisions:

Tag-Along Sale.    Neither Court Square nor Francisco Partners shall transfer its securities, subject to limited exceptions, without permitting each other stockholder that is party to the securityholders’ agreement to participate ratably in the sale as a tagging person on the basis of the tagging person’s percentage ownership of the common shares being transferred. The tag-along provisions expire on the date on which Court Square and Francisco Partners together cease to own an aggregate of 35% or more of their initial ownership of common shares. The tag-along provisions do not apply to sales in a public offering, pursuant to Rule 144 of the Securities Act or in a compelled sale, as described below.

Compelled Sale.    Court Square and Francisco Partners together have the right to effect a compelled sale, which means that if they negotiate a transfer of a significant percentage of their MagnaChip securities, they can require the other stockholders party to the agreement to participate ratably in that transfer. The compelled sale provision terminates on the third anniversary of the closing of this offering.

Registration Rights.    Court Square, Francisco Partners, CVC Asia Pacific and the other parties to the securityholders’ agreement have registration rights with respect to our common stock. See “Description of Capital Stock—Registration Rights.”

Information Rights.    Pursuant to the securityholders’ agreement we are obligated to deliver to the parties to the agreement financial information, management reports, reports from our independent public accountants, information related to our indebtedness and any additional information regarding our financial position or business that they reasonably request, subject to the confidentiality obligations under the agreement. Each party’s information rights terminate at the time the party ceases to be the beneficial owner of 5% or more of our common stock.

Related Party Transactions

Under our Code of Business Conduct and Ethics, all conflicts of interest and related party transactions that are determined to be material by the Chief Financial Officer must be reviewed and approved in writing by our audit committee. All conflicts of interest and related party transactions involving our directors or executive officers must be reviewed and approved in writing by our full board of directors. In the approval process, the approving authority will review all aspects of the conflict of interest or related party transaction, including but not limited to: (1) compliance with laws, rules and regulations, (2) the adverse affect on our business and results of operations, (3) the adverse affect on our relationships with third parties such as customers, vendors and potential investors, (4) the benefit to the director, officer or employee at issue, and (5) the creation of morale problems among other employees.

In addition, the securityholders’ agreement provides that, until such time as we no longer qualify for the “controlled company exception,” our board of directors, and the director designees of Court Square or Francisco Partners, must approve any contract with, obligation to or transaction or series of transactions between, us and one or more of our securityholders or their affiliates.

In November 2006, Sang Park, our Chief Executive Officer and Chairman, purchased in the open market $69,000 aggregate principal amount of our 8% senior subordinated notes due 2014, which we refer to as the 8% Notes, at a price of approximately $50,000 (which includes approximately $2,500 paid with respect to accrued interest), and Robert J. Krakauer, our President and Chief Financial Officer and a director, purchased in the open market $138,000 aggregate principal amount of the 8% Notes at a price of approximately $100,000 (which includes approximately $5,000 paid with respect to accrued interest). Mr. Park and Mr. Krakauer received interest on the 8% notes which they purchased at the stated interest rate throughout 2006 and the first nine months of 2007. Additionally, Paul C. Schorr IV, a director, purchased $175,000 in aggregate principal amount of the 8% notes in the open market in February 2007 at a price of approximately $127,000 and an additional $280,000 in aggregate principal amount of the 8% notes in August 2007 at a price of approximately $178,000. Mr. Schorr received interest on these 8% notes at the stated interest rate throughout 2006 and the first nine months of 2007. None of the foregoing purchases of the 8% Notes was subject to our related party transaction or conflict of interest approval process set forth in our Code of Business Conduct and Ethics or the securityholders’ agreement because the 8% Notes were not purchased from us.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws that will be in effect upon the closing of this offering. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part. The descriptions of the common stock and preferred stock reflect changes to our capital structure that will occur immediately prior to and upon the closing of this offering.

Upon the closing of this offering, our authorized capital stock will consist of                  shares of common stock, par value $0.01 per share, 0 shares of Series B preferred stock, stated value $1,000 per share and                  shares of our preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors.

As of September 30, 2007, MagnaChip Semiconductor LLC had issued and outstanding 52,831,722 common units held by 208 holders of record and 450,692 issued and 93,997 outstanding Series B preferred units held by 39 holders of record. As of September 30, 2007, MagnaChip Semiconductor LLC also had outstanding options to purchase 4,956,434 common units at a weighted average exercise price of $1.80 per unit.

Prior to the closing of this offering, we will consummate the corporate reorganization. As part of the corporate reorganization, a subsidiary of MagnaChip Semiconductor Corporation will be merged with and into MagnaChip Semiconductor LLC, after which MagnaChip Semiconductor LLC will become a wholly owned subsidiary of MagnaChip Semiconductor Corporation. Pursuant to the corporate reorganization:

•	all of the outstanding common units of MagnaChip Semiconductor LLC will be exchanged for shares of our common stock at a ratio of ;

•	all of the Series B preferred units of MagnaChip Semiconductor LLC which are being repurchased by us will be exchanged for shares of our Series B preferred stock at a ratio of 1:1;

•	all of the Series B preferred units of MagnaChip Semiconductor LLC which are not being repurchased by us, if any, will be exchanged for shares of our common stock at a ratio of ; and

•	each outstanding option to purchase common units of MagnaChip Semiconductor LLC will be exchanged into an option to purchase shares of our common stock at an exercise price of $ per share.

On our about the closing of this offering, all of the Series B preferred stock issued as part of the corporate reorganization will be repurchased by us using a portion of the proceeds of this offering.

The following description summarizes the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, as in effect immediately following the closing of this offering, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Assuming the exchange of all of the common units of MagnaChip Semiconductor LLC for our common stock immediately prior to the closing of this offering, there will be                  shares of our common stock outstanding upon the closing of this offering. MagnaChip Semiconductor LLC has reserved an aggregate of 7,890,864 common units for issuance to current and future directors, employees and consultants of MagnaChip Semiconductor LLC and its subsidiaries pursuant to the MagnaChip Semiconductor LLC California Equity Incentive Plan and the MagnaChip Semiconductor LLC Equity Incentive Plans. Of this amount, at September 30, 2007, 4,956,434 common units were subject to outstanding options, 676,438 of which were available for future issuance and 2,257,992 had been purchased in connection with the exercise of previously issued options. In connection with the corporate reorganization, the existing options will be converted into options to acquire                  shares of our common stock and we have reserved                  shares of our common stock for future issuance. In addition, our board of directors may issue options exercisable for up to                  shares of our common stock under our 2008 Equity Incentive Plan and 2008 Employee Stock Purchase Plan.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Except as required by law or our amended and restated certificate of incorporation and bylaws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present will be sufficient for the transition of any business at a meeting. Subject to preferences held by, or that may be granted to, any outstanding shares of preferred stock, holders of our common stock will be entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for such distributions, as well as any other distributions made to our stockholders. See “Dividend Policy.” In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference to holders of our outstanding shares of preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. See “Certain Relationships and Related Party Transactions – Securityholders’ Agreement.” There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Pursuant to the corporate reorganization, holders of the Series B preferred units of MagnaChip Semiconductor LLC who decide, prior to the time of the corporate reorganization, to sell us their Series B preferred stock (following the exchange of the Series B preferred units for Series B preferred stock pursuant to the corporate reorganization) will receive shares of our Series B preferred stock in exchange for such Series B preferred units at a ratio of 1:1. Holders of Series B preferred units who decide not to sell us their Series B preferred stock will receive shares of our common stock in exchange for such Series B preferred units at a ratio of                 . After the closing of this offering, we intend to use a portion of the proceeds of this offering to repurchase all of the outstanding shares of the Series B preferred stock from the holders thereof at an aggregate purchase price of approximately $             million which is equal to the original issue price of such shares plus an amount equal to the full cumulative dividends accrued and unpaid thereon to the date of repurchase. As of the date of this prospectus, holders of approximately         % of the outstanding Series B preferred stock following this offering have agreed to sell us their shares of Series B preferred stock for approximately $              million.

In addition, our amended and restated certificate of incorporation authorizes the issuance of shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Registration Rights

Upon the closing of this offering, holders of                  shares of our common stock will be entitled to certain rights with respect to the registration of their shares under the Securities Act.

Under our securityholders’ agreement, after 180 days following the effective date of the registration statement relating to this prospectus (or such lesser period of time as may be agreed to by us and the lead managing underwriter), the representative of Court Square, together with the representative of Francisco Partners, may demand that we file a registration statement under the Securities Act covering some or all of such holders’ shares of our common stock. In addition, after the first anniversary of our initial public offering, the representative of any of Court Square, Francisco Partners or CVC Asia Pacific also may demand that we file a registration statement under the Securities Act, subject to the limitation described below, provided that the representative of CVC Asia Pacific is not entitled to make more than two requests for demand registration.

We are required to pay the registration expenses in connection with each demand registration. If a demand registration is underwritten by an investment banking firm that advises us that the number of securities offered to the public needs to be reduced, priority of inclusion in the demand registration shall be allocated first to Court Square, Francisco Partners, CVC Asia Pacific and Peninsula Investments Pte. Ltd., pro rata on the basis of the relative number of securities requested to be registered by such stockholder, and second to any other participating person (including us), on such basis as we determine.

In no event will we be required to effect more than one demand registration under the securityholders’ agreement within any four-month period, and we will not be obligated to effect any demand registration unless the aggregate gross proceeds to be received from the sale of common stock equals or exceeds $25 million (or $5 million, in the case of any registration under Form S-3 or any similar “short-form” registration statement).

In addition, following our initial public offering, all holders party to the securityholders’ agreement will have certain “incidental” registration rights. If we propose to register any of our equity securities under the Securities Act other than pursuant to specified excluded registrations (such as on Forms S-4 or S-8, or any successor or similar forms), holders may require us to include all or a portion of their registrable securities in the registration. Expenses relating to these “incidental registrations” are required to be paid by us. If an incidental registration, other than a demand registration, is underwritten by an investment banking firm that advises us that the number of securities offered to the public needs to be reduced, priority of inclusion in the incidental registration shall be given first to us, second to Court Square, Francisco Partners, CVC Asia Pacific and Peninsula Investments Pte. Ltd., pro rata on the basis of the relative number of securities requested to be registered by such stockholder, and third to any other participating person on such basis as we determine. We and the stockholders selling securities under a registration statement are required to enter into customary indemnification and contribution arrangements with respect to each registration statement.

Anti-takeover Effects of our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by the board of directors, including:

•

Authorized but Unissued Preferred Stock.    Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as the board of directors may determine. For more information, see “Description of Capital Stock—Preferred Stock.”

•

Calling Special Stockholder Meetings.    Our bylaws provide that special meetings of our stockholders may be called only pursuant to a resolution approved by the majority of the members of our board of directors or by the chairman of our board of directors.

•

Advanced Notice Procedures.    Our amended and restated bylaws provide that, in order for stockholder proposals and director nominations to be properly brought before an annual meeting of our stockholders, stockholders must deliver a notice of such proposals or nominations to our secretary within ninety to one hundred and twenty days prior to the first anniversary of the preceding year’s annual meeting (or if the annual meeting is advanced by more than thirty days or delayed by more than seventy days from such anniversary date, notice must be delivered not earlier than one hundred and twenty days prior to such annual meeting and not later than the later of ninety days prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made). In order for a stockholder’s director nominations to be considered before a special meeting of stockholders, notice of such nominations must be given to our secretary not earlier than one hundred twenty days prior to such special meeting and not later than the later of ninety days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

•

Supermajority Voting Requirements.    The affirmative vote of the holders of at least 66 2/3% in voting power of all shares of our stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for our stockholders to alter, amend or repeal the provisions of our bylaws relating to the advance notice requirements and the ability to call special stockholder meetings.

In addition, pursuant to the securityholders’ agreement, Court Square, Francisco Partners and CVC Asia Pacific, or their affiliates, have agreed to elect their respective designees to serve as members of our board of directors.

Listing

We intend to apply to have our common stock quoted on the New York Stock Exchange under the symbol “MX”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, and its telephone number is (800) 937-5449.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following discussion is a summary and is not complete and is subject in its entirety by reference to the actual provisions of the documents referred to below.

Senior Secured Credit Facility

On December 23, 2004, MagnaChip Semiconductor LLC and its subsidiaries entered into a senior secured credit agreement with a syndicate of banks, financial institutions and other entities, as lenders, UBS Securities LLC, as arranger, and UBS AG, Stamford Branch, as administrative agent and priority lien collateral agent, providing for a $100 million senior secured revolving credit facility which will mature on December 22, 2009. The borrowers under the senior secured credit facility are MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, two of our wholly owned subsidiaries. We intend to use a portion of the proceeds of this offering to repay amounts drawn under our senior secured credit facility.

Subject to compliance with customary conditions precedent, revolving loans, swing line loans and letters of credit are available at any time prior to the final maturity of the senior secured credit facility. Standby letters of credit of up to $40 million have an expiry date of no later than one year after issuance and, in any case, no later than 15 days prior to the final maturity of the senior secured credit facility.

MagnaChip Semiconductor LLC and each of its current direct and indirect subsidiaries are (and each future direct and indirect subsidiary (to the extent legally permissible) will be) guarantors of the senior secured credit facility (except for MagnaChip Semiconductor (Shanghai) Company Limited). The senior secured credit facility is secured on a first-priority basis, directly or through one or more secured guarantees, by collateral that principally consists of (1) substantially all of the owned real property and equipment of MagnaChip Korea, (2) substantially all of the assets of each of the other guarantors, (3) material patents and trademarks owned by MagnaChip Korea (exclusive of any jointly owned intellectual property) and (4) the intercompany loans owing by and among MagnaChip Semiconductor LLC and its subsidiaries, in each case subject to certain exceptions. The senior secured credit facility is also secured by pledges of the equity interests of the subsidiaries of MagnaChip Semiconductor LLC that are guarantors.

Loans made under the senior secured credit facility bear interest equal to a margin based on the ratio of consolidated indebtedness of MagnaChip Semiconductor LLC to its consolidated EBITDA plus, at the option of the borrowers, either LIBOR or the greater of the corporate base rate of the administrative agent or the federal funds rate plus 0.50%. As of September 30, 2007, this margin was 4.75% per annum for LIBOR-based loans and 3.75% per annum for base rate-based loans.

If at any time an event of default has occurred and is continuing, interest will accrue at 5.75% plus the greater of the corporate base rate of the administrative agent or the federal funds rate plus 0.50%. Default interest is payable on demand. All other interest on all loans under the senior secured credit facility are payable at maturity and, with respect to LIBOR-rate loans, at the end of the applicable interest periods (which may be 1, 2, 3, 6 or 9 months), and with respect to the base rate loans, on the last business day of each calendar quarter. In addition, the borrowers are required to pay an unused facility fee to the senior lenders equal to 0.5% per annum of the average unused daily balance of the senior secured credit facility, commencing on the execution and delivery of the senior secured credit facility and payable quarterly in arrears, based upon the actual number of days elapsed in a 360-day year.

The borrowers also pay a participation fee and fronting fees with respect to the letters of credit issued under the credit facility.

Other than with respect to mandatory prepayments, outstanding amounts under the senior secured credit facility may be reborrowed and repaid from time to time without premium or penalty, provided that availability requirements are met. In addition, under certain circumstances, loans outstanding under the senior secured credit facility must be prepaid with the proceeds of asset sales and casualty and condemnation proceeds. In the event proceeds of asset sales and casualty and condemnation proceeds are not reinvested into the business within a certain specified period of time, the amount of such uninvested proceeds will reduce permanently the outstanding commitments available under the senior secured credit facility.

The senior secured credit facility agreement contains certain customary covenants and restrictions for a facility of this type, including those with respect to the future maintenance and conduct of the business, the incurrence of debt or liens, the making of certain investments, and the consummation of sale/leaseback transactions, affiliate transactions, mergers and consolidations, asset sales, distributions and dividends on capital stock, and certain acquisitions.

The senior secured credit facility also contains financial covenants including, but not limited to:

•	maintaining a minimum coverage of interest expense;

•	maintaining debt leverage below specified levels;

•	maintaining a minimum level of consolidated EBITDA;

•	maintaining a minimum level of liquidity; and

•	limiting capital expenditures under specified thresholds.

Borrowings under the senior secured credit facility are subject to the satisfaction of certain conditions, including the representations and warranties being true in all material respects, compliance with the covenants included in the senior secured credit facility (including the financial covenants) and no default occurring or continuing on the date of the borrowing.

The senior secured credit facility includes certain customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, including the notes, certain events of bankruptcy, material judgments, the invalidity of the documentation with respect to the senior secured credit facility in any material respect, the failure of the security interests in any material collateral created under the security documents for the senior secured credit facility to be enforceable or to have the purported priority thereunder or the occurrence of a change of control. If an event of default occurs (other than as a result of bankruptcy or a similar proceeding, in which case acceleration of the indebtedness will be automatic), the senior lenders will be entitled to take certain actions, including the acceleration of all amounts due under the senior secured credit facility and all actions permitted to be taken by a secured creditor.

In November 2007, the lenders under the senior secured credit facility waived certain provisions of the credit agreement to permit us to consummate the corporate reorganization and this offering and to use the proceeds from the offering as described in this prospectus. Upon consummation of the corporate reorganization, we will become a guarantor and grant a security interest with respect to the obligations under the senior secured credit facility.

The Second Priority Senior Secured Notes

On December 23, 2004, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, two of our wholly owned subsidiaries, issued $500 million aggregate principal amount of second priority senior secured notes, consisting of $300 million aggregate principal amount of floating rate second priority senior secured notes due 2011 and $200 million aggregate principal amount of 6 7/8% second priority senior secured notes due 2011. As of September 30, 2007, we had $500 million aggregate principal amount of the second priority senior secured notes outstanding.

The notes issuers’ obligations under the second priority senior secured notes are jointly and severally guaranteed on a senior secured basis by MagnaChip Semiconductor LLC and its current direct and indirect subsidiaries (except for MagnaChip Semiconductor (Shanghai) Company Limited) and future direct and indirect subsidiaries (to the extent legally permissible). The obligations of the issuers and guarantors under the indenture governing the second priority senior secured notes are secured by second priority liens on substantially all of the collateral owned by such entities (other than any equity interests owned by such entities). These security interests are junior in priority to the security interests securing the obligations under the senior secured credit facility and all other permitted prior liens under the indenture.

If there is a change of control, the issuers must give the holders of the second priority senior secured notes the opportunity to sell their notes to the issuers at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest (plus liquidated damages, if any). A change of control means the occurrence of any of the following events: (1) the direct or indirect disposition (other than by way of merger or consolidation) of all or substantially all of the properties or assets of MagnaChip Semiconductor LLC and its subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) other than a principal stockholder, officer or director or any of their respective related parties; (2) the adoption of a plan of liquidation of MagnaChip Semiconductor S.A.; (3) the consummation of any transaction, the result of which is that any person, other than the principal stockholders, officers or directors or any of their respective related parties, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of MagnaChip Semiconductor S.A.; or (4) after the closing of this offering, the first day on which a majority of the members of the board of directors are not continuing directors. A continuing director means any director who: (1) was a member of the board on December 23, 2004; (2) was nominated for election or elected to such board with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election; or (3) was elected to the board under our securityholders’ agreement.

Interest on the floating rate second priority senior secured notes accrues at a rate equal to the LIBOR rate plus 3.25%. The LIBOR interest rate resets quarterly. Interest on the floating rate second priority senior secured notes is payable quarterly in arrears on March 15, June 15, September 15 and December 15, to holders of record as of March 1, June 1, September 1 and December 1, respectively. Interest on the floating rate second priority senior secured notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest on overdue principal and interest, and liquidated damages, if any, accrues at a rate that is 1% higher than the then applicable interest rate on the floating rate second priority senior secured notes.

Interest on the fixed rate second priority senior secured notes accrues at the rate of 6  7/8% per annum and is payable semi-annually in arrears on June 15 and December 15 to holders of record as of June 1 and December 1, respectively. Interest on the fixed rate second priority senior secured notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest on overdue principal and interest, and liquidated damages, if any, accrues at a rate that is 1% higher than the then applicable interest rate on the fixed rate second priority senior secured notes.

The indenture governing the second priority senior secured notes contains covenants that limit the ability of MagnaChip Semiconductor LLC and the restricted subsidiaries to do the following (subject to certain specified exceptions):

•	incur additional indebtedness;

•	issue certain types of preferred equity interests;

•	create liens;

•	pay dividends or make other equity distributions or restricted payments;

•	purchase or redeem capital stock;

•	make certain investments;

•	sell assets; and

•	engage in transactions with affiliates.

The indenture governing the second priority senior secured notes contains certain events of default, including payment defaults, covenant defaults, cross-defaults to certain indebtedness, including the other notes and the credit facility, certain events of bankruptcy, material judgments against us, the invalidity of the documentation with respect to the second priority senior secured indenture or the failure of the security interests in any material collateral created under the indenture to be enforceable or to have the purported priority thereunder. If an event of default occurs (other than as a result of bankruptcy or a similar proceeding, in which case acceleration of the indebtedness will be automatic), the trustee or the holders of 25% or more of the aggregate principal amount of the second priority senior secured notes will be entitled to take certain actions, including the acceleration of all amounts due under the second priority senior secured indenture.

MagnaChip Semiconductor S.A. may redeem all or a part of the floating rate second priority senior notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of holders of floating rate second priority senior notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2007	101.000%
2008 and thereafter	100.000%

On or after December 15, 2008, MagnaChip Semiconductor S.A. may redeem all or a part of the fixed rate second priority senior notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, on such notes to be redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning December 15, 2008, subject to the rights of holders of fixed rate second priority senior notes on the relevant record date to receive interest due on the relevant interest payment date.

Year	Percentage
2008	103.438%
2009	101.719%
2010 and thereafter	100.000%

Notwithstanding the foregoing, at any time prior to December 15, 2008, MagnaChip Semiconductor S.A. may also redeem all or a part of the fixed rate second priority senior notes at a redemption price equal to 100% of the principal amount of notes redeemed plus the premium described below as of, and accrued and unpaid interest and liquidated damages, if any, to the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. The foregoing premium means the greater of (1) 1.0% of the principal amount of the note; or (2) the excess of (a) the present value at such redemption date of (i) the redemption price of the note at December 15, 2008, plus (ii) all required interest payments due on the note through December 15, 2008, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate (as defined in the second priority senior secured indenture) as of such redemption date plus 50 basis points; over (b) the principal amount of the note, if greater.

Unless MagnaChip Semiconductor S.A. defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

The Senior Subordinated Notes

On December 23, 2004, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company also issued $250 million aggregate principal amount of our 8% senior subordinated notes due 2014. As of September 30, 2007, we had $250 million aggregate principal amount of the senior subordinated notes outstanding.

The notes issuers’ obligations under the senior subordinated notes are jointly and severally guaranteed by MagnaChip Semiconductor LLC and its current direct and indirect subsidiaries (except for MagnaChip Korea and MagnaChip Semiconductor (Shanghai) Company Limited) and future direct and indirect subsidiaries (to the extent legally permissible). Each guarantee is subordinated to the prior payment in full of all senior debt of that guarantor.

Interest on the senior subordinated notes accrues at the rate of 8% per annum and is payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2005, to the holders of record on the June 1 and December 1, respectively. Interest on the senior subordinated notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.

The payment of principal, interest and premium, if any, on the senior subordinated notes is subordinated to the extent provided for in the senior subordinated indenture to the prior payment in full of all senior debt of the notes issuers (including the amounts owing under the senior secured credit facility and the second priority senior secured notes, and other senior debt incurred after the date of the indenture). Except under specified limited circumstances, the holders of senior debt are entitled to receive payment in full of all obligations due in respect of such senior debt before the holders of the senior subordinated notes are entitled to receive any payment with respect to the senior subordinated notes in the event of:

•	any liquidation, dissolution, bankruptcy, insolvency or similar proceeding of the notes issuers; or

•	if there is a payment default (or other default which permits the holder of the senior debt to accelerate maturity) with respect to certain designated senior debt.

If the trustee or any holder of the senior subordinated notes receives a payment on or for the senior subordinated notes when the payment is prohibited by these subordination provisions and the trustee or the holder has actual knowledge that the payment is prohibited, then the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of senior debt.

If there is a change of control, the issuers must give the holders of the senior subordinated notes the opportunity to sell their notes to the issuers at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest (plus liquidated damages, if any). A change of control means the occurrence of any of the following events: (1) the direct or indirect disposition (other than by way of merger or consolidation) of all or substantially all of the properties or assets of MagnaChip Semiconductor LLC and its subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) other than a principal stockholder, officer or director, or any of their related parties; (2) the adoption of a plan of liquidation of MagnaChip Semiconductor S.A.; (3) the consummation of any transaction, the result of which is that any person, other than the any of the principal stockholders, officers, directors or any of their respective related parties, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of MagnaChip Semiconductor S.A.; or (4) after the closing of this offering, the first day on which a majority of the members of the board of directors of such company are not continuing directors. A continuing director means any director who: (1) was a member of the board on December 23, 2004; (2) was nominated for election or elected to such board with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election; or (3) was elected to the board under our securityholders’ agreement.

The indenture governing the senior subordinated notes contains covenants that limit the ability of MagnaChip Semiconductor LLC and the restricted subsidiaries to do the following (subject to certain specified exceptions):

•	incur additional indebtedness;

•	issue certain types of preferred equity interests;

•	create liens;

•	pay dividends or make other equity distributions;

•	purchase or redeem capital stock;

•	make certain investments;

•	sell assets; and

•	engage in transactions with affiliates.

The indenture governing the senior subordinated notes contains certain events of default, including payment defaults, covenant defaults, cross-defaults to certain indebtedness, including the senior secured credit facility and other notes, certain events of bankruptcy, material judgments against us or the invalidity of the documentation with respect to the senior subordinated indenture. If an event of default occurs (other than as a result of bankruptcy or a similar proceeding, in which case acceleration of the indebtedness will be automatic), the trustee or the holders of 25% or more of the aggregate principal amount of the senior subordinated notes will be entitled to take certain actions, including the acceleration of all amounts due under the senior subordinated indenture.

On or after December 15, 2009, MagnaChip Semiconductor S.A. may redeem all or a part of the senior subordinated notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, on such notes to be redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning December 15, 2009, subject to the rights of holders of senior subordinated notes on the relevant record date to receive interest due on the relevant interest payment date.

Year	Percentage
2009	104.000%
2010	102.667%
2011	101.333%
2012 and thereafter	100.000%

Notwithstanding the foregoing, at any time prior to December 15, 2009, MagnaChip Semiconductor S.A. may also redeem all or a part of the senior subordinated notes, at a redemption price equal to 100% of the principal amount of senior subordinated notes redeemed plus the premium described below as of, and accrued and unpaid interest and liquidated damages, if any, to the redemption date, subject to the rights of holders of the senior subordinated notes on the relevant record date to receive interest due on the relevant interest payment date. The foregoing premium means the greater of: (1) 1.0% of the principal amount of the note; or (2) the excess of (a) the present value at such redemption date of (i) the redemption price of the note at December 15, 2009, plus (ii) all required interest payments due on the note through December 15, 2009, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate (as defined in the senior subordinated indenture) as of such redemption date plus 50 basis points; over (b) the principal amount of the note, if greater.

Unless MagnaChip Semiconductor S.A. defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

We intend to use a portion of the proceeds of this offering to reduce our indebtedness including by repurchasing certain of our floating rate second priority senior secured notes due 2011, 6 7/8% second priority senior secured notes due 2011 and/or 8% senior subordinated notes due 2014.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and a significant public market for our common stock may not develop or be sustained after this offering. Future sales of significant amounts of our common stock, including shares of our outstanding common stock and shares of our common stock issued upon exercise of outstanding options, in the public market after this offering could adversely affect the prevailing market price of our common stock and could impair our future ability to raise capital through the sale of securities.

Sale of Restricted Shares and Lock-Up Agreements

Upon the closing of this offering, we will have outstanding              shares of common stock, based upon the common units of MagnaChip Semiconductor LLC outstanding as of September 30, 2007 after giving pro forma effect to the corporate reorganization and the repurchase of all of the Series B preferred units pursuant to which each common unit will be exchanged for shares of our common stock at a ratio of             .

Of these shares, the              shares of common stock sold in this offering, or              shares if the underwriters exercise their option to purchase additional shares in full, will be freely tradable without restriction under the Securities Act, unless purchased by affiliates of our company, as that term is defined in Rule 144 under the Securities Act.

The remaining              shares of common stock were issued and sold by us in private transactions pursuant to the corporate reorganization, and are eligible for public sale if registered under the Securities Act or sold in accordance with Rules 144 or 144(k) of the Securities Act. These shares are subject to a securityholders’ agreement that restricts their sale for 180 days after the date of this prospectus unless we and the managing underwriters, agree to a lesser period. Furthermore,              of these remaining shares of common stock are held by officers, directors and existing stockholders who are subject to lock-up agreements and other trading restrictions for a period of 180 days after the date of this prospectus.

Goldman, Sachs & Co., UBS Securities LLC and Credit Suisse Securities (USA) LLC, as joint book-running underwriters, may, at any time without notice, release all or any portion of the securities subject to the lock-up agreements. We have been advised by the joint book-running underwriters that, when determining whether or not to release shares from the lock-up agreements, the joint book-running underwriters will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time. The joint book-running underwriters have advised us that they have no present intention to release any of the shares subject to the lock-up agreements prior to the expiration of the lock-up period.

As of the date of this prospectus,              of the remaining shares may be eligible for immediate sale in the public market, absent registration, subject to certain time and volume limitations under Rules 144 and 144(k). Notwithstanding the securityholders’ agreement and the lock-up agreements, beginning one year after the date of the corporate reorganization, the rest of the              additional shares will be eligible for sale in the public market, although all of these shares will be subject initially, absent registration, to the restrictions under Rule 144 and 144(k) as described in more detail below.

Rule 144

In general, Rule 144 allows a stockholder (or stockholders where shares of common stock are aggregated) who has beneficially owned shares of our common stock for at least one year and who files a Form 144 with the SEC to sell within any three-month period commencing 90 days after the date of this prospectus a number of those shares that does not exceed the greater of:

•	one percent of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or

•

the average weekly trading volume of the common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the sale.

Sales under Rule 144, however, are subject to specific manner of sales provisions, notice requirements and the availability of current information about us. We cannot estimate the number of shares of common stock our existing stockholders will sell under Rule 144, as this will depend on the market price for our common stock, the personal circumstances of the stockholders and other factors.

Rule 144(k)

Under Rule 144(k), in general, a stockholder who has beneficially owned shares of our common stock for at least two years and who is not deemed to have been an affiliate of our company at any time during the immediately preceding 90 days may sell shares without complying with the manner of sale provisions, notice requirements, public information requirements or volume limitations of Rule 144. Affiliates of our company, however, must always sell pursuant to Rule 144, even after the otherwise applicable Rule 144(k) holding periods have been satisfied.

Options

In addition to the              shares of common stock outstanding immediately after this offering, based upon the common units of MagnaChip Semiconductor LLC outstanding as of September 30, 2007 after giving pro forma effect to the corporate reorganization pursuant to which each common unit will be exchanged for shares of our common stock at a ratio of             , there were outstanding options to purchase              shares of our common stock. As soon as practicable after the closing of this offering, we intend to file a registration statement on Form S-8 under the Securities Act covering shares of our common stock reserved for issuance upon exercise of stock options outstanding as of              at a weighted average exercise price of              per share and              shares of our common stock reserved as of              for issuance pursuant to future grants under our 2008 Equity Incentive Plan and 2008 Employee Stock Purchase Plan. Accordingly, shares of our common stock registered under such registration statement will be available for sale in the open market upon exercise by the holders, subject to vesting restrictions with us, contractual lock-up restrictions, our securities trading policy and/or market stand-off provisions applicable to each other agreement that prohibit the sale or other disposition of the shares of common stock underlying the options for a period of 180 days after the date of this prospectus without the prior written consent from us or Goldman, Sachs & Co., UBS Securities LLC and Credit Suisse Securities (USA) LLC.

Registration Rights

Upon the closing of this offerings, certain holders of our shares of common stock will have the right to register their remaining shares of common stock pursuant to a securityholders’ agreement. In addition, some holders will have certain “incidental” registration rights, pursuant to that agreement. See “Description of Capital Stock.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of shares of our common stock to a non-U.S. holder who purchases our common stock in this offering. For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that for U.S. federal income tax purposes is not a U.S. person (other than a partnership, as discussed below); the term U.S. person means:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

If a partnership or other pass-through entity holds common stock, the tax treatment of a partner or member in the partnership or other entity will generally depend on the status of the partner or member and upon the activities of the partnership or other entity. Accordingly, we urge partnerships or other pass-through entities which hold shares of our common stock and partners or members in these partnerships or other entities to consult their tax advisors.

This discussion assumes that non-U.S. holders will hold shares of our common stock issued pursuant to the offering as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. holder’s special tax status or special tax situations. U.S. expatriates, life insurance companies, tax-exempt organizations, dealers in securities or currency, banks or other financial institutions, pension funds and investors that hold shares of common stock as part of a hedge, straddle or conversion transaction are among those categories of potential investors that are subject to special rules not covered in this discussion. This discussion does not address any non-income tax consequences except as noted under “Federal Estate Tax” or any income tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code, Treasury Regulations and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Additionally, we have not sought any ruling from the Internal Revenue Service or IRS, with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with these statements and conclusions. We urge each prospective purchaser to consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our common stock.

Dividends

If we make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will constitute a return of capital and will first reduce a holder’s basis, but not below zero, and then will be treated as gain from the sale of shares and may be subject to U.S. federal income tax as described below.

Any distribution that is a dividend, as defined above, paid to a non-U.S. holder of common shares generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder (and dividends attributable to a non-U.S. holder’s permanent establishment in the United States if a tax treaty applies) are exempt from this withholding tax. In order to obtain this exemption, a non-U.S. holder must provide us with an IRS Form W-8ECI properly certifying this exemption. Effectively connected dividends (and dividends attributable to a permanent establishment), although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of specified deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with a U.S. trade or business of the corporate non-U.S. holder (and dividends attributable to a corporate non-U.S. holder’s permanent establishment in the United States if a tax treaty applies) may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified in a tax treaty).

A non-U.S. holder of common shares that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld if an appropriate claim for refund is filed with the IRS.

Gain on Disposition of Shares of Common Stock

A non-U.S. holder generally will not be subject to United States federal income tax on gain realized upon the sale or other disposition of shares of our common stock unless:

•

the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (or attributable to a permanent establishment in the United States if a tax treaty applies), which gain, in the case of a corporate non-U.S. holder, must also be taken into account for branch profits tax purposes;

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•

our common shares constitute a U.S. real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the date of disposition or the holder’s holding period for shares of our common stock. We believe that we are not currently, and we believe that we will not become, a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation,” so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who, actually or constructively, holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of shares of our common stock will be subject to U.S. federal income tax on the disposition of shares of our common stock.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Payments of dividends or of proceeds on the disposition of shares made to a non-U.S. holder may be subject to information reporting and backup withholding at the then effective rate unless the

non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on a Form W-8BEN or another appropriate version of Form W-8. Notwithstanding the foregoing, information reporting and backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, so long as the required information is furnished to the IRS in a timely manner.

Federal Estate Tax

An individual non-U.S. holder who is treated as the owner, or has made certain lifetime transfers, of an interest in our common stock will be required to include the value thereof in his or her gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Under current law, the U.S. federal estate tax has been repealed for the estates of decedents dying in the year 2010, but is in force for all prior and subsequent years.

UNDERWRITING

We, the selling stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Lehman Brothers Inc. are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co

UBS Securities LLC

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

Lehman Brothers Inc.

Jefferies & Company, Inc.

JMP Securities LLC

Total

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional              shares from the selling stockholders, including certain of our executive officers and other members of senior management. They may exercise that option in whole or in part and from time to time for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discount to be paid to the underwriters by MagnaChip and the selling stockholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase              additional shares.

Paid by MagnaChip
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

Paid by the Selling Stockholders
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We and our officers, directors, selling stockholders and certain other stockholders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180-days after the date of this prospectus, except with the prior written consent of the representatives. See “Shares Available for Future Sale” for a discussion of certain transfer restrictions.

The 180-day restricted period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the 180-day restricted period MagnaChip issues an earnings release or announces material news or a material event; or (2) prior to the expiration of the 180-day restricted period, MagnaChip announces that it will release earnings results during the 15-day period following the last day of the 180-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Prior to the offering, there has been no public market for the shares. The initial public offering price has been negotiated among MagnaChip and the representatives. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be MagnaChip’s historical performance, estimates of the business potential and earnings prospects of MagnaChip, an assessment of MagnaChip’s management and the consideration of the above factors in relation to market valuation of companies in related businesses.

An application has been made to list the common stock on the New York Stock Exchange under the symbol “MX”. In order to meet one of the requirements for listing the common stock on the NYSE, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial holders.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the selling stockholders in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the closing of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of MagnaChip’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43 million and (3) an annual net turnover of more than €50 million, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA would not, if the Issuer was not an authorised person, apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32,

Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

A prospectus in electronic format will be available on the websites maintained by one or more of the underwriters participating in this offering. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that make internet distributions on the same basis as other allocations.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

MagnaChip estimates that its share of the total expenses of the offering, excluding underwriting discount but including the expenses of the selling stockholders, will be approximately $            .

MagnaChip and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make for any such liabilities.

If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Certain of the underwriters and their respective affiliates have, from time to time, performed various financial advisory and investment banking services for us for which they received customary fees and expenses. UBS Securities LLC and UBS AG, Stamford Branch, an affiliate of UBS Securities LLC, serve as arranger, and as administrative agent and priority lien collateral agent, respectively, under our senior secured credit facility for which they receive customary fees and expenses. In addition, UBS Loan Finance (an affiliate of UBS Securities LLC), Goldman Sachs Credit Partners LP (an affiliate of Goldman, Sachs & Co.) and Citicorp North America LLC (an affiliate of Citigroup Global Markets Inc.) serve as lenders under our senior secured credit facility for which they receive customary fees and expenses. Affiliates of Credit Suisse Securities (USA) LLC hold a portion of our 6 7/8% second priority senior secured notes due 2011. Goldman, Sachs & Co., UBS Securities LLC, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are managing underwriters in this offering. Certain of the underwriters and their respective affiliates may in the future perform various financial advisory and/or investment banking services for us, for which they will receive customary fees and expenses.

Because affiliates of Citigroup Global Markets Inc. hold in excess of 10% of the outstanding equity of Court Square and CVC Asia Pacific, Citigroup Global Markets Inc. is deemed to be an affiliate of ours under Rule 2720(b)(1) of the FINRA Conduct Rules and, therefore, Citigroup Global Markets Inc. is also deemed to have a conflict of interest under Rule 2720 of the FINRA Conduct Rules. Affiliates of Citigroup Global Markets, Inc. also hold shares of our common stock and Class B preferred stock. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 2720 of the FINRA Conduct Rules which requires that the initial public offering price can be no higher than that recommended by a “qualified independent underwriter,” as defined by FINRA. Lehman Brothers Inc. has served in that capacity and performed due diligence investigations and reviewed and participated in the preparation of the registration statement of which this prospectus forms a part.

We intend to use $9.75 million of the net proceeds of this offering to pay Court Square, Francisco Partners and CVC Asia Pacific certain amounts in connection with the termination of our sponsors’ advisory agreements. We intend to use $             of the net proceeds of this offering to repurchase all of the outstanding shares of our Series B preferred stock held by Court Square, Francisco Partners and CVC Asia Pacific. We may use a portion of the net proceeds of this offering to repurchase some of our 6 7/8% second priority senior secured notes due 2011 and to reduce amounts drawn under our senior secured credit facility.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed on for us by Dechert LLP, New York, New York. Certain legal matters in connection with this offering will be passed on for the underwriters by Kirkland & Ellis LLP, Los Angeles, California.

EXPERTS

Our consolidated financial statements as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005, the three months ended December 31, 2004 (successor company) and the nine months ended September 30, 2004 (predecessor company), included in this prospectus have been so included in reliance on the reports of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The address of Samil PricewaterhouseCoopers is Kukje Center Building, 191 Hangangro 2ga, Yongsan-gu, Seoul 140-702, Korea. Samil PricewaterhouseCoopers is a member of the Korean Institute of Certified Public Accountants, and the Korean member firm of PricewaterhouseCoopers. PricewaterhouseCoopers refers to the network of member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, covering our common stock to be issued pursuant to this offering (Registration No. 333-          ). This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding MagnaChip and the shares of common stock to be issued in the offering, please refer to the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended. You may read and copy any reports or other information filed by us at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material can be obtained from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may call the SEC at 800-SEC-0350 for further information on the operation of the public reference room. Our filings will also be available to the public from commercial document retrieval services and at the SEC Web site at “www.sec.gov.” In addition, you may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or phone number: c/o MagnaChip Semiconductor, Ltd., 891 Daechi-dong, Gangnam-gu, Seoul 135-738, Korea, Attention: Senior Vice President, General Counsel and Secretary; the telephone number at that address is 011-82-2-3459-3376.

The Gartner report described herein represents data, research opinion or viewpoints published, as part of a syndicated subscription service available only to clients, by Gartner, Inc., a corporation organized under the laws of the State of Delaware, USA, and its subsidiaries, and is not a representation of fact. The Gartner report does not constitute a specific guide to action and the reader of this prospectus assumes sole responsibility for his or her selection of, or reliance on, the Gartner report or any excerpts thereof in making any decision, including any investment decision. Each Gartner report speaks as of its original publication date (and not as of the date of this prospectus) and the opinions expressed in the Gartner report are subject to change without notice. Gartner is not responsible, nor shall it have any liability, to us or to any reader of this prospectus for errors, omissions or inadequacies in, or for any interpretations of, or calculations based upon, data contained in the Gartner report or any excerpts thereof.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
MagnaChip Semiconductor LLC Consolidated Balance Sheets As of December 31, 2006 and 2005 (successor company)	F-4

MagnaChip Semiconductor LLC Consolidated Statements of Operations For the Years Ended December 31, 2006 and 2005, the Three Months Ended December 31, 2004 (successor company) and the Nine Months Ended September 30, 2004 (predecessor company)

F-5

MagnaChip Semiconductor LLC Consolidated Statements of Changes in Unitholders’ Equity and Owners’ Equity For the Years Ended December 31, 2006 and 2005, the Three Months Ended December 31, 2004 (successor company) and the Nine Months Ended September 30, 2004 (predecessor company)

F-6

MagnaChip Semiconductor LLC Consolidated Statements of Cash Flows For the Years Ended December 31, 2006 and 2005, the Three Months Ended December 31, 2004 (successor company) and the Nine Months Ended September 30, 2004 (predecessor company)

F-7
MagnaChip Semiconductor LLC Notes to Consolidated Financial Statements	F-8
MagnaChip Semiconductor LLC Condensed Consolidated Balance Sheets As of September 30, 2007 and December 31, 2006 (unaudited)	F-46
MagnaChip Semiconductor LLC Condensed Consolidated Statements of Operations For the Nine Months Ended September 30, 2007 and October 1, 2006 (unaudited)	F-47
MagnaChip Semiconductor LLC Condensed Consolidated Statements of Changes in Unitholders’ Equity For the Nine Months Ended September 30, 2007 and October 1, 2006 (unaudited)	F-48
MagnaChip Semiconductor LLC Condensed Consolidated Statements of Cash Flows For the Nine Months Ended September 30, 2007 and October 1, 2006 (unaudited)	F-50
MagnaChip Semiconductor LLC Notes to Condensed Consolidated Financial Statements (unaudited)	F-51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Unitholders of

MagnaChip Semiconductor LLC (Successor Company)

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in unitholders’ equity and of cash flows present fairly, in all material respects, the financial position of MagnaChip Semiconductor LLC and its subsidiaries (the “Company”) at December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005 and for the three-month period ended December 31, 2004 (successor basis), in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

March 26, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Unitholders of

MagnaChip Semiconductor LLC (Predecessor Company)

In our opinion, the accompanying consolidated (carve-out) statements of operations, of changes in owners’ equity and of cash flows present fairly, in all material respects, the results of operations and cash flows of MagnaChip Semiconductor LLC and its subsidiaries (Predecessor Company) (the “Company”) for the nine-month period ended September 30, 2004 (predecessor basis), in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

June 15, 2005

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except unit data)

	December 31, 2006	December 31, 2005
Assets
Current assets
Cash and cash equivalents	$89,173	$86,574
Restricted cash	—	2,837
Accounts receivable, net	76,665	112,053
Inventories, net	57,846	88,677
Other receivables	6,754	9,501
Other current assets	13,626	10,148

Total current assets	244,064	309,790

Property, plant and equipment, net	336,279	485,077
Intangible assets, net	139,729	191,389
Other non-current assets	49,981	54,391

Total assets	$770,053	$1,040,647

Liabilities and Unitholders’ Equity
Current liabilities
Accounts payable	$62,399	$93,911
Other accounts payable	32,423	35,368
Accrued expenses	23,647	28,968
Other current liabilities	2,980	10,102

Total current liabilities	121,449	168,349

Long-term borrowings	750,000	750,000
Accrued severance benefits, net	62,836	55,124
Other non-current liabilities	2,935	7,196

Total liabilities	937,220	980,669

Commitments and contingencies
Series A redeemable convertible preferred units; 60,000 units authorized, 50,091 units issued and 0 unit outstanding at December 31, 2006 and 2005	—	—
Series B redeemable convertible preferred units; 550,000 units authorized, 450,692 units issued and 93,997 units outstanding at December 31, 2006 and 2005	117,374	106,462

Total redeemable convertible preferred units	117,374	106,462

Unitholders’ equity
Common units; 65,000,000 units authorized, 52,720,784 and 53,091,570 units issued and outstanding at December 31, 2006 and 2005, respectively	52,721	53,092
Additional paid-in capital	2,451	2,169
Accumulated deficit	(370,314)	(130,092)
Accumulated other comprehensive income	30,601	28,347

Total unitholders’ equity	(284,541)	(46,484)

Total liabilities, redeemable convertible preferred units and unitholders’ equity	$770,053	$1,040,647

The accompanying notes are an integral part of these financial statements

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except unit data)

	Year Ended		Three months ended December 31, 2004	Nine months ended September 30, 2004
	December 31, 2006	December 31, 2005
	(Successor Company)			(Predecessor Company)
Net sales
Related party	$—	$—	$—	$163,760
Other	744,352	937,656	243,582	677,828

	744,352	937,656	243,582	841,588
Cost of sales	644,911	728,999	204,461	654,569

Gross profit	99,441	208,657	39,121	187,019

Selling, general and administrative expenses	87,677	123,211	29,784	53,982
Research and development expenses	131,252	107,590	22,058	75,657
Restructuring and impairment charges	94,266	36,234	—	—

Operating income (loss)	(213,754)	(58,378)	(12,721)	57,380

Other income (expenses)
Interest expense, net	(57,159)	(57,236)	(16,816)	(17,749)
Foreign currency gain, net	50,861	16,532	30,437	5,364
Other	—	—	—	1,070

	(6,298)	(40,704)	13,621	(11,315)

Income (loss) before income taxes	(220,052)	(99,082)	900	46,065

Income tax expenses	9,258	1,816	6,725	2,828

Net income (loss)	$(229,310)	$(100,898)	$(5,825)	$43,237

Dividends accrued on preferred units	10,912	9,928	13,428

Net loss attributable to common units	$(240,222)	$(110,826)	$(19,253)

Net loss per common unit — Basic and diluted	$(4.54)	$(2.10)	$(0.38)

Weighted average number of units — Basic and diluted	52,911,734	52,898,497	50,061,910

The accompanying notes are an integral part of these financial statements

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN UNITHOLDERS’ EQUITY AND OWNER’S EQUITY

(In thousands of US dollars, except unit data)

	Common Units		Additional Paid-In Capital	Owner’s Equity	Deferred Stock Compensation	Accumulated deficit	Accumulated Other Comprehensive Income (loss)	Total
	Units	Amount
(Predecessor Company)
Balance at January 1, 2004				$135,781	$2,350		$17,183	$155,314
Comprehensive income :
Net income				43,237	—		—	43,237
Foreign currency translation adjustments				—	—		4,842	4,842

Total comprehensive income								48,079
Deferred stock compensation				—	3,324		—	3,324

Balance at September 30, 2004				$179,018	$5,674		$22,025	$206,717

(Successor Company)
Balance at October 1, 2004	49,713,286	$49,713	$—			$(13)	$(116)	$49,584
Issuance of common units	363,627	364	—			—	—	364
Exercise of unit options	2,456,090	2,456	—			—	—	2,456
Issuance of warrants in connection with Original Acquisition	—	—	2,100			—	—	2,100
Payment of accumulated accrued dividends	—	—	—			(10,891)	—	(10,891)
Dividends accrued on preferred units	—	—	—			(2,537)	—	(2,537)
Comprehensive income (loss):
Net loss	—	—	—			(5,825)	—	(5,825)
Foreign currency translation adjustments	—	—	—			—	20,621	20,621

Total comprehensive income								14,796

Balance at December 31, 2004	52,533,003	$52,533	$2,100			$(19,266)	$20,505	$55,872

Issuance of common units	504,317	504	10			—	—	514
Exercise of unit options	54,250	55	59			—	—	114
Dividends accrued on preferred units	—	—	—			(9,928)	—	(9,928)
Comprehensive income (loss):
Net loss	—	—	—			(100,898)	—	(100,898)
Fair valuation of derivatives	—	—	—			—	4,534	4,534
Foreign currency translation adjustments	—	—	—			—	3,308	3,308

Total comprehensive loss								(93,056)

Balance at December 31, 2005	53,091,570	$53,092	$2,169			$(130,092)	$28,347	$(46,484)

Exercise of unit options	46,062	46	42			—	—	88
Repurchase of common units	(416,848)	(417)	(3)			—	—	(420)
Unit-based compensation	—	—	243			—	—	243
Dividends accrued on preferred units	—	—	—			(10,912)	—	(10,912)
Comprehensive income (loss):
Net loss	—	—	—			(229,310)	—	(229,310)
Fair valuation of derivatives	—	—	—			—	(193)	(193)
Foreign currency translation adjustments	—	—	—			—	2,447	2,447

Total comprehensive loss								(227,056)

Balance at December 31, 2006	52,720,784	$52,721	$2,451			$(370,314)	$30,601	$(284,541)

The accompanying notes are an integral part of these financial statements

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

	Year Ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Cash flows from operating activities
Net income (loss)	$(229,310)	$(100,898)	$(5,825)	$43,237
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	188,560	202,929	45,855	266,862
Provision for severance benefits	11,497	16,583	3,397	15,353
Amortization of debt issuance costs	3,701	3,432	4,411	—
Gain on foreign currency translation, net	(54,188)	(15,880)	(33,263)	(3,811)
Loss (gain) on disposal of property, plant and equipment, net	1,490	(829)	(193)	(488)
Impairment charges	92,858	33,576	—	—
Unit/stock-based compensation	243	—	—	3,324
Other	3,023	721	494	3,138
Changes in operating assets and liabilities
Accounts receivable	44,091	(25,812)	(43,270)	(7,067)
Inventories	37,064	(806)	36,513	(18,070)
Other receivables	3,180	62,821	(56,917)	(548)
Deferred tax assets	1,954	(12,935)	—	—
Accounts payable	(38,423)	24,928	(33,061)	(5,719)
Other accounts payable	(15,897)	(66,069)	81,509	18,329
Accrued expenses	(7,453)	(5,184)	17,711	584
Other current assets	5,063	2,713	(6,009)	(1,177)
Other current liabilities	(7,329)	200	9,842	1,450
Payment of severance benefits	(8,589)	(13,831)	(2,898)	(6,602)
Other	(1,065)	(2,012)	(1,011)	3,376

Net cash provided by operating activities	30,470	103,647	17,285	312,171

Cash flows from investing activities
Proceeds from disposal of plant, property and equipment	3,651	673	—	—
Proceeds from disposal of intangible assets	2,819	—	—	—
Purchase of plant, property and equipment	(39,196)	(62,334)	(23,346)	(84,595)
Payment for intellectual property registration	(2,203)	(2,174)	(108)	(2,128)
Acquisition of business, net of cash acquired of $4,620 and $0 for the year ended December 31, 2005 and for three months ended December 31, 2004, respectively	—	(11,749)	(488,152)	—
Decrease (increase) in restricted cash	3,002	10,307	(12,350)	—
Other	(1,458)	1,205	(2,027)	1,392

Net cash used in investing activities	(33,385)	(64,072)	(525,983)	(85,331)

Cash flows from financing activities
Proceeds from issuance of Senior Secured and Subordinated Notes	—	—	750,000	—
Proceeds from long-term borrowings	—	—	45,867	—
Proceeds from short-term borrowings	—	—	720	—
Issuance of common units	88	628	2,820	—
Issuance of redeemable convertible preferred units	—	—	3,636	—
Repayment of short-term borrowings	—	(12,883)	—	(46,978)
Repayment of long-term borrowings	—	—	(347,718)	(179,862)
Repurchase of common units	(420)	—	—
Redemption of redeemable convertible preferred units	—	—	(406,786)	—
Payment of preferred dividends	—	—	(10,891)	—
Debt issuance costs paid	—	(594)	(27,635)	—
Other	—	—	(16)	—

Net cash provided by (used in) financing activities	(332)	(12,849)	9,997	(226,840)
Effect of exchange rates on cash and cash equivalents	5,846	1,452	10,217	—

Net increase (decrease) in cash and cash equivalents	2,599	28,178	(488,484)	—

Cash and cash equivalents
Beginning of the period	86,574	58,396	546,880	—

End of the period	$89,173	$86,574	$58,396	$—

Supplemental cash flow information
Cash paid for interest	$56,025	$53,373	$11,862	$17,791

Cash paid for income taxes	$12,685	$15,370	$76	$2,828

The accompanying notes are an integral part of these financial statements

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in thousands, except unit data)

1. General

The Company

MagnaChip Semiconductor LLC and its subsidiaries (successor company) (the “Company”) is a leading designer, developer and manufacturer of mixed-signal and digital multimedia semiconductors addressing the convergence of consumer electronics and communication devices.

The Company operates in three segments—Display Solutions, Imaging Solutions and Semiconductor Manufacturing Services. The Display Solutions segment offers flat panel display drivers for the entire product range of small to large panel displays, including mobile phones, digital cameras, photo printers, games, monitors, and LCD TVs. The Imaging Solutions segment addresses a broad spectrum of consumer electronics products ranging from camera-equipped mobile handsets to personal computer webcams, offering VGA, 1.3, 2.1 and 3.1 megapixel CMOS image sensors. The Semiconductor Manufacturing Services segment uses the Company’s process technology and manufacturing facilities to manufacture semiconductor wafers for third parties based on their designs. The Company has five wafer fabrication facilities located in Cheongju and Gumi in the Republic of Korea.

MagnaChip Semiconductor LLC was created on November 26, 2003 and was capitalized on September 10, 2004 under the laws of the State of Delaware. It was created with the sole purpose of acquiring the non-memory business (the “Business”) of Hynix Semiconductor Inc. (“Hynix”), which acquisition was completed with effect from October 1, 2004 (the “Original Acquisition”).

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

For the periods as of and prior to September 30, 2004, the accompanying consolidated financial statements are presented on a carve-out basis reflecting the assets, liabilities, revenues, expenses and changes in owner’s equity and cash flows that were directly attributable to the Business of Hynix (predecessor company), which was purchased on October 6, 2004. The Company has used October 1, 2004, as the effective date of the Original Acquisition since the financial results from October 1, 2004 onwards accrue to its benefit.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company including its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and disclosures. The most significant estimates and assumptions relate to the useful life of property, plant and equipment, allowance for uncollectible accounts receivable, contingent liabilities, inventory valuation, restructuring accrual and impairment of long-lived assets. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates.

Foreign Currency Translation

The Company has assessed in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 52, Foreign Currency Translation, the functional currency of each of its subsidiaries in Luxembourg, the Netherlands and the United Kingdom and has designated the U.S. dollar to be their respective functional currencies. The Company and its other subsidiaries are utilizing their local currencies as their functional currencies. The financial statements of the subsidiaries in functional currencies other than the U.S. dollar are translated into the U.S. dollar in accordance with SFAS No. 52. All the assets and liabilities are translated to the U.S. dollar at the end-of-period exchange rates. Capital accounts are determined to be of a permanent nature and are therefore translated using historical exchange rates. Revenues and expenses are translated using average exchange rates. Foreign currency translation adjustments arising from differences in exchange rates from period to period are included in the foreign currency translation adjustment account in accumulated comprehensive income (loss) of unitholders’ equity. Transactions in currencies other than the functional currency are included as a component of other income (expense) in the statement of operations.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with an original maturity date of three months or less.

Accounts receivable reserves

An allowance for doubtful accounts is provided based on the aggregate estimated collectibility of their accounts receivable. The Company records an allowance for cash returns, presented within accounts receivable, based on the historical experience of the amount of goods that will be returned and refunded. In addition, the Company also includes in accounts receivable, an allowance for additional products that may have to be provided, free of charge, to compensate customers for products that do not meet previously agreed yield criteria, the low yield compensative reserve.

Inventories

Inventories are stated at the lower of cost or market, using the average cost method, which approximates the first in, first out method (“FIFO”). If net realizable value is less than cost at the balance sheet date, the carrying amount is reduced to the realizable value, and the difference is recognized as a loss on valuation of inventories within cost of sales. Inventory reserves are established when conditions indicate that the net realizable value is less than costs due to physical deterioration,

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

obsolescence, changes in price levels, or other causes. Reserves are also established for excess inventory based on inventory levels in excess of six months of projected demand, as judged by management, for each specific product.

In addition, as prescribed in SFAS No. 151, the cost of inventories is determined based on the normal capacity of each fabrication facility. In case the capacity utilization is lower than a certain level, that the management believes to be normal, the fixed overhead costs per production unit which exceeds those under normal capacity, are charged to cost of sales rather than capitalized as inventories.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as set forth below.

Buildings	30 - 40 years
Building related structures	10 - 20 years
Machinery and equipment	5 - 10 years
Vehicles and others	5 years

Routine maintenance and repairs are charged to expense as incurred. Expenditures that enhance the value or significantly extend the useful lives of the related assets are capitalized.

Borrowing costs incurred during the construction period of assets are capitalized as part of the related assets.

Impairment of Long-Lived Assets

The Company reviews property, plant and equipment and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability is measured by comparison of its carrying amount with the future net cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment is measured as the difference between the carrying value of the assets and the fair value of assets using the present value of the future net cash flows generated by the respective long-lived assets.

Restructuring Charges

The Company recognizes restructuring charges in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. Certain costs and expenses related to exit or disposal activities are recorded as restructuring charges when liabilities for those costs and expenses are incurred.

Lease Transactions

The Company accounts for lease transactions as either operating leases or capital leases, depending on the terms of the underlying lease agreements. Machinery and equipment acquired under capital lease agreements are recorded at cost as property, plant and equipment and depreciated using

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

the straight-line method over their estimated useful lives. In addition, the aggregate lease payments are recorded as capital lease obligations, net of unaccrued interest. Interest is amortized over the lease period using the effective interest rate method. Leases that do not qualify as capital leases are classified as operating leases, and the related rental payments are expensed on a straight-line basis over the lease term.

Software

The Company capitalizes certain external costs that are incurred to purchase and implement internal-use computer software. Direct costs relating to the development of software for internal use are capitalized after technological feasibility has been established, in accordance with Statement Of Position (“SOP”) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Depreciation is calculated on a straight line basis over five years.

Intangible Assets

Intangible assets acquired from Hynix include technology and customer relationships which are amortized on a straight-line basis over periods ranging from 4 to 8 years. Other intellectual property assets acquired represent rights under patents, trademarks and property use rights and are amortized over the periods of benefit, ranging up to 10 years, on a straight-line basis.

Fair Value Disclosures of Financial Instruments

The estimated fair value of financial instruments is determined by the Company, using available market information and valuation methodologies considered to be appropriate. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Carrying amounts of accounts receivable and accounts payable approximate fair value due to the short maturity of these financial instruments.

The estimated fair value of the Company’s debt was $612.6 million, $738.8 million and $750.0 million as of December 31, 2006, 2005 and 2004, respectively. The fair value estimates presented herein were based on market interest rates and other market information available to management as of each balance sheet date presented. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts. The approximate fair values do not take into consideration expenses that could be incurred in an actual settlement. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Accrued Severance Benefits

The majority of accrued severance benefits is for employees in the Company’s Korean subsidiary. Pursuant to the Labor Standards Act of Korea, most employees and executive officers with one or more years of service are entitled to severance benefits upon the termination of their employment based on their length of service and rate of pay. As of December 31, 2006, 97% of all employees of the Company were eligible for severance benefits.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Accrued severance benefits are funded through a group severance insurance plan. The amounts funded under this insurance plan are classified as a deduction to the accrued severance benefits. Subsequent accruals are to be funded at the discretion of the Company.

In accordance with the National Pension Act of the Republic of Korea, a certain portion of accrued severance benefits is deposited with the National Pension Fund and deducted from the accrued severance benefits. The contributed amount is refunded to employees from the National Pension Fund upon their retirement.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the product has been delivered and title and risk of loss have transferred, the price is fixed and determinable, and collection of the resulting receivable is reasonably assured. Utilizing these criteria, product revenue is generally recognized upon delivery of the product at the end-customer’s location when the risks and rewards of ownership have passed to the customer. Revenue is deferred from sales to distributors until the product is ultimately sold to the end-customer.

All amounts billed to a customer related to shipping and handling are classified as sales while all costs incurred by the Company for shipping and handling are classified as selling expenses. The amounts charged to selling expenses are $1,332 thousand and $1,867 thousand for the year ended December 31, 2006 and 2005, $412 thousand for the three-month period ended December 31, 2004 (successor company) and $1,394 thousand for the nine-month period ended September 30, 2004 (predecessor company).

Derivative Financial instruments

The Company’s primary objective for holding derivative financial instruments is to manage cash flow risk inherent in debts with variable interest rates. The company recognizes all derivative financial instruments at fair value as either assets or liabilities and reports changes in the fair value of those instruments in earnings or other comprehensive income depending on whether they meet the criteria for designation as hedging transactions under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was approximately $81 thousand and $310 thousand for the years ended December 31, 2006 and 2005, $173 thousand for the three-month period ended December 31, 2004 (successor company), and $71 thousand for the nine-month period ended September 30, 2004 (predecessor company).

Product Warranties

The Company records, in other current liabilities, warranty liabilities for the estimated costs that may be incurred under its basic limited warranty. This warranty covers defective products, and related liabilities are accrued when product revenues are recognized. Factors that affect the Company’s warranty liability include historical and anticipated rates of warranty claims and repair costs per claim to

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

satisfy the Company’s warranty obligation. As these factors are impacted by actual experience and future expectations, the Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts when necessary.

Research and Development

Research and development costs are expensed as incurred and include wafer, masks, employee expense, contractor fees, building costs, utilities, and administrative expenses.

Licensed Patents and Technologies

The Company has entered into a number of royalty agreements to license patents and technology used in the design and manufacture of its products. The payments under these agreements include an initial payment to acquire the rights, and a royalty payment, calculated based upon the sales of the related products. The initial payments, usually paid in installments, represents a non-refundable commitment, such that the total present value of these payments is recorded as a liability upon execution of the agreement, and the costs are deferred over the period of the agreement. The royalty payments are charged to the statement of operations as incurred.

Unit-Based Compensation (Successor Company)

Effective January 1, 2006, the Company adopted the provisions of SFAS 123(R), Share-Based Payment (revised 2004). As the Company elected to use the modified prospective application method, no restatement was made to the consolidated statements of operations for prior periods. Under SFAS 123(R), unit-based compensation cost is measured at grant date, based on the fair value of the award, and is recognized as expense over the requisite service period. As permitted under SFAS No. 123(R), the Company elected to recognize compensation expense for all options with graded vesting based on the graded attribution method.

Prior to 2006, the Company accounted for its unit-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and provided the required pro forma disclosures of SFAS No. 123, Accounting for Stock-Based Compensation. As the exercise prices for all option grants were in excess of the fair value of the underlying units on the respective grant dates, no compensation cost was recorded for the year ended December 31, 2005 and for the three months ended December 31, 2004.

Consistent with the valuation method for the disclosure-only provisions of FAS No. 123, the Company uses the Black-Scholes option pricing-model to measure the grant-date-fair-value of options. The Black-Scholes model requires certain assumptions to determine an option’s fair value, including expected term, risk free interest, expected volatility and fair value of underlying common unit. The expected term of each option grant was based on employees’ expected exercises and post-vesting employment termination behavior and the risk free interest rate was based on the U.S. Treasury yield curve for the period corresponding with the expected term at the time of grant. The expected volatility was estimated using historical volatility of share prices of similar public entities. No dividends were assumed for this calculation of option value. The fair value of the underlying common unit is determined based on an independent appraisal from a third party and is updated to reflect changes in the Company’s financial results and prospects.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Stock option Plan (Predecessor Company)

Stock options under employee stock plans prior to the Original Acquisition were accounted for using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. As part of the presentation of the Business on a carve-out basis, stock compensation was allocated to the Business based on the employees that historically have worked in the Business. The compensation cost for the Business was $3,324 thousand for the nine-month period ended September 30, 2004.

Earnings per Unit

In accordance with SFAS No. 128, Earnings Per Share, the Company computes basic earnings per unit by dividing net income available to common unitholders by the weighted average number of common units outstanding during the period which would include to the extent their effect is dilutive: redeemable convertible preferred units, options to purchase common units and warrants to purchase common units. Diluted earnings per unit reflect the dilution of potential common units outstanding during the period. In determining the hypothetical units repurchased, the Company uses the average unit price for the period.

Income Taxes

MagnaChip Semiconductor LLC has elected to be treated as a partnership for U.S. federal income tax purposes, and therefore is not subject to income taxes on its income. Taxes on its income are the responsibility of the individual equity owners of MagnaChip Semiconductor LLC. The Company operates a number of subsidiaries, which are subject to local income taxes in those markets.

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Segment Information

The Company has determined, based on the nature of its operations and products offered to customers, that its reportable segments are Display Solutions, Imaging Solutions, and Semiconductor Manufacturing Services. The Display Solutions segment’s primary products are flat panel display drivers and the Imaging Solutions segment’s primary products are CMOS image sensors. The Semiconductor Manufacturing Service segment provides for wafer foundry services to clients. Net sales and gross profit for the “All other” category primarily relates to certain business activities that do not constitute operating or reportable segments.

The Company’s chief operating decision maker (“CODM”) as defined by SFAS 131, Disclosure about Segments of an Enterprise and Related Information, allocates resources to and assesses the performance of each segment using information about its revenue and gross profit. The Company does

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

not identify or allocate assets by segments, nor does the CODM evaluate operating segments using discrete asset information. In addition, the Company does not allocate operating expenses, interest income or expense, other income or expense, or income tax expenses to the segments. Management does not evaluate segments based on these criteria.

Prior to 2006, the Company had a single reportable segment. In 2006, subsequent to the appointment of our new CODM, the Company changed the manner in which the CODM reviewed the Company’s operational results and made significant business decisions to include disaggregated financial information of its three primary business units. Segment information for the years ended December 31, 2005 and 2004 was prepared in conformity with the current segment structure.

Concentration of Credit Risk

The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral for customers on accounts receivable. The Company maintains reserves for potential credit losses, but historically has not experienced significant losses related to individual customers or groups of customers in any particular industry or geographic area. The Company derives a substantial portion of its revenues from export sales through its overseas subsidiaries in Asia, North America and Europe.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan—an amendment of SFAS No. 87, 88, 106 and 132(R). This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 is effective for fiscal years ending after June 15, 2007. The Company does not expect that the implementation of SFAS No. 158 will have a material impact on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy, as defined and may be required to provide additional disclosures based on that hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that the adoption may have on its consolidated financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108 which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable for fiscal years ending after November 15, 2006. The Company does not expect that adoption of SAB 108 will have a material impact on its consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of SFAS No. 109. FIN 48 clarifies the accounting for uncertain income tax positions accounted for in accordance with SFAS No. 109. The Interpretation stipulates

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

recognition and measurement criteria in addition to classification and interim period accounting. The Interpretation significantly expanded disclosure provisions for uncertain tax positions that are expected to be taken in a company’s tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact that the adoption may have on its consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140. This Statement addresses the accounting for recognized servicing assets and liabilities related to certain transfers of the servicer’s financial assets and for acquisitions or assumptions of obligations to service financial assets that do not relate to the financial assets of the servicer and its related parties. SFAS 156 requires that all recognized servicing assets and liabilities are initially measured at fair value, and subsequently measured at either fair value or by applying an amortization method for each class of recognized servicing assets and liabilities. SFAS 156 is effective in fiscal years beginning after September 15, 2006. The adoption of SFAS 156 is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. This Statement amends SFAS No. 133 and SFAS No. 140, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting. Specifically, this Statement allows fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect that adoption of this Statement will have a material impact on its consolidated financial statements.

3. Original Acquisition

On October 6, 2004, the Company completed its purchase of the Business, as outlined in the Business Transfer Agreement, as amended (the “BTA”) from Hynix, for cash, liabilities assumed, plus a warrant to purchase 5,079,254 common equity interests in the Company, valued by independent valuation. In October 2005, the Company agreed to pay Hynix an additional $6,238 thousand in cash as a working capital settlement payment. This additional amount, which was paid in full subsequently in October 2005, was included as part of the purchase consideration and therefore acquisition costs of related assets were subsequently adjusted.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

A summary of purchase consideration including such subsequent working capital settlement as well as assets and liabilities acquired is as follows:

Purchase consideration:
Cash	$475,471
Loan assumed	285,807
Warrant to purchase common units	2,100

763,378

Fair value of assets and liabilities acquired:
Current assets	(173,517)
Non-current assets	(755,618)
Current liabilities	119,262
Non-current liabilities	46,495

$—

Intangible assets acquired in connection with this acquisition are included in non-current assets and summarized as below:

	Acquisition cost	Weighted average amortization period
Technology	$24,536	5.3 years
Customer relationship	174,134	7.0 years
Intellectual property assets	7,928	5.2 years

	$206,598	6.7 years

At the date of the Original Acquisition, the Company obtained an independent valuation of the acquired property, plant and equipment and the acquired intangible assets, to ascertain the fair value of these assets, and in addition, applied adjustments to the book value of the other assets and liabilities transferred from Hynix to calculate the total fair value of the assets and liabilities acquired. The Company also re-assessed the remaining useful lives of the acquired property, plant and equipment, and commenced depreciation on a straight-line basis, using the remaining useful lives of the acquired property, plant and equipment and acquired intangibles.

The aggregate fair values obtained exceeded the total purchase consideration of $763,378 thousand, and this difference was applied to the Company’s intangible and non-current tangible assets on a pro-rata basis, such that the adjusted fair value of the assets and liabilities acquired equaled the total purchase consideration, with no residual negative goodwill.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

4. Accounts Receivable

Accounts receivable as of December 31, 2006 and 2005 consist of the following:

	December 31, 2006	December 31, 2005
Accounts receivable	$65,203	$93,221
Notes receivable	16,812	25,115
Less:
Allowances for doubtful accounts	(1,418)	(617)
Cash return reserve	(1,450)	(3,000)
Low yield compensation reserve	(2,482)	(2,666)

Accounts receivable, net	$76,665	$112,053

Changes in allowance for doubtful accounts for each period are as follows:

	Year ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Beginning balance	$(617)	$(383)	$—	$(145)
Bad debt expense	(739)	(229)	(340)	(57)
Write off	—	—	—	94
Translation adjustments	(62)	(5)	(43)	(5)

Ending balance	$(1,418)	$(617)	$(383)	$(113)

Changes in cash return reserve for each period are as follows:

	Year ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Beginning balance	$(3,000)	$(2,156)	$(815)	$(71)
Addition to (reversal of) reserve	(2,100)	(8,131)	(3,660)	(1,895)
Payment made	3,862	7,351	2,475	1,161
Translation adjustments	(212)	(64)	(156)	(10)

Ending balance	$(1,450)	$(3,000)	$(2,156)	$(815)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Changes in low yield compensation reserve for each period are as follows:

	Year ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Beginning balance	$(2,666)	$(2,911)	$(2,874)	$—
Addition to (reversal of) reserve	(4,117)	(4,747)	(2,260)	(4,430)
Payment made	4,520	5,059	2,533	1,584
Translation adjustments	(219)	(67)	(310)	(28)

Ending balance	$(2,482)	$(2,666)	$(2,911)	$(2,874)

5. Inventories

Inventories as of December 31, 2006 and 2005 consist of the following:

	December 31, 2006	December 31, 2005
Finished goods	$16,169	$28,414
Semi-finished goods and work-in-process	39,492	60,095
Raw materials	11,774	5,814
Materials in-transit	2,063	1,966
Less: valuation allowances	(11,652)	(7,612)

Inventories, net	$57,846	$88,677

Changes in valuation allowances for each period are as follows:

	Year ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Beginning balance	$(7,612)	$(6,274)	$—	$(6,651)
Loss on valuation	(10,212)	(2,816)	(6,339)	(7,728)
Write off	6,868	1,627	383	7,923
Translation adjustments	(696)	(149)	(318)	(229)

Ending balance	$(11,652)	$(7,612)	$(6,274)	$(6,685)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

6. Property, Plant and Equipment

Property, plant and equipment as of December 31, 2006 and 2005 are comprised of the following:

	December 31, 2006	December 31, 2005
Buildings and related structures	$162,383	$149,236
Machinery and equipment	369,683	472,388
Vehicles and others	42,772	32,438

	574,838	654,062
Less: accumulated depreciation	(252,814)	(181,806)
Land	12,481	11,492
Construction in-progress	1,774	1,329

Property, plant and equipment, net	$336,279	$485,077

Aggregate depreciation expenses totaled $153,245 thousand and $157,678 thousand for the years ended December 31, 2006 and 2005, $34,421 thousand for the three-month period ended December 31, 2004 (successor company) and $261,640 thousand for the nine-month period ended September 30, 2004 (predecessor company), respectively. In addition, capitalized interest costs totaled $64 thousand and $144 thousand for the years ended December 31, 2006 and 2005, $53 thousand for the three-month period ended December 31, 2004 (successor company) and $334 thousand for the nine-month period ended September 30, 2004 (predecessor company), respectively.

Property, plant and equipment are pledged as collateral for our senior secured revolving credit facility and our Second Priority Senior Secured Notes to a maximum of $780 million as of December 31, 2006.

7. Intangible assets

Intangible assets at December 31, 2006 and 2005 are as follows:

	December 31, 2006	December 31, 2005
Technology	$21,289	$23,911
Customer relationships	170,209	193,958
Goodwill	15,095	15,095
Intellectual property assets	9,742	10,969
Less: accumulated amortization	(76,606)	(52,544)

Intangible assets, net	$139,729	$191,389

Aggregate amortization expenses for intangible assets totaled $35,315 thousand and $45,251 thousand for the years ended December 31, 2006 and 2005, $11,434 thousand for the three-month period ended December 31, 2004 (successor company) and $5,222 thousand for the nine-month period ended September 30, 2004 (predecessor company), respectively. The estimated aggregate amortization expense of intangible assets for the next five years is $29,334 thousand in 2007, $26,477 thousand in 2008, $17,725 thousand in 2009, $16,252 thousand in 2010 and $13,602 thousand in 2011.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Intangible assets are pledged as collateral for our senior secured revolving credit facility and our Second Priority Senior Secured Notes as of December 31, 2006.

8. Product Warranties

Changes in accrued warranty liabilities for each period are as follows:

	Year ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Beginning balance	$1,036	$1,448	$2,677	$794
Addition to (reversal of) warranty reserve	(340)	1,362	(977)	4,103
Payments made	(647)	(1,804)	(477)	(2,265)
Translation adjustments	63	30	225	45

Ending balance	$112	$1,036	$1,448	$2,677

9. Long-Term Borrowings

On December 23, 2004, two of the Company’s subsidiaries, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, issued $500 million aggregate principal amount of Second Priority Senior Secured Notes consisting of $300 million aggregate principal amount of Floating Rate Second Priority Senior Secured Notes and $200 million aggregate principal amount of 6 7/8% Second Priority Senior Secured Notes. At the same time, such subsidiaries issued $250 million aggregate principal amount of 8% Senior Subordinated Notes.

Concurrently with the issuance of the Second Priority Senior Secured Notes, the Company entered into a new senior credit agreement with a syndicate of banks, financial institutions and other entities providing for a $100 million senior secured revolving credit facility. Interest is charged at current rates when drawn upon.

Details of long-term borrowings as of December 31, 2006 and 2005 are presented as below:

	Maturity	Annual interest rate (%)	Amount of principal
Floating Rate Second Priority Senior Secured Notes	2011	3 month LIBOR + 3.250	$300,000
6 7/8% Second Priority Senior Secured Notes	2011	6.875	200,000
8% Senior Subordinated Notes	2014	8.000	250,000

			$750,000

The senior secured revolving credit facility and Second Priority Senior Secured Notes are collateralized by substantially all of the assets of the Company. These notes will be paid in full upon maturity.

Each indenture governing the notes contains covenants that limit the ability of the Company and its subsidiaries to (i) incur additional indebtedness, (ii) pay dividends or make other distributions on its capital stock or repurchase, repay or redeem its capital stock, (iii) make certain investments, (iv) incur

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

liens, (v) enter into certain types of transactions with affiliates, (vi) create restrictions on the payment of dividends or other amounts to the Company by its subsidiaries, and (vii) sell all or substantially all of its assets or merge with or into other companies.

Borrowings under the senior secured credit facility are subject to significant conditions, including compliance with financial ratios and other covenants and obligations.

As of December 31, 2006, the Company and all of its subsidiaries except for MagnaChip Semiconductor (Shanghai) Company Limited have jointly and severally guaranteed each series of the Second Priority Senior Secured Notes on a second priority senior secured basis. As of December 31, 2006, the Company and all of its subsidiaries except for MagnaChip Semiconductor Ltd. (Korea) and MagnaChip Semiconductor (Shanghai) Company Limited have jointly and severally guaranteed the Senior Subordinated Notes on an unsecured, senior subordinated basis. In addition, the Company and each of its current and future direct and indirect subsidiaries (subject to certain exceptions) will be guarantors of Second Priority Senior Secured Notes and Senior Subordinated Notes.

In connection with the issuance of the notes and obtaining of the credit facility, the Company capitalized certain costs and fees, which are being amortized using the effective interest method or straight-line method over their respective terms, 2009 to 2014. Amortization costs, which were included in interest expense in the accompanying statements of operations, amounted to $3,701 thousand, $3,432 thousand and $167 thousand for the years ended December 31, 2006 and 2005, and the three-month period ended December 31, 2004, respectively. The remaining capitalized costs as of December 31, 2006, 2005 and 2004 were $21,860 thousand, $25,113 thousand and $27,812 thousand, respectively. In addition, in connection with the repayment of the assumed debt from Hynix, the Company wrote off $4,084 thousand of previously capitalized financing fees for the three-month period ended December 31, 2004. These amounts have all been included in interest expense in the accompanying statement of operations.

On December 29, 2006, the Company entered into the Fifth Amendment to Credit Agreement (as amended, the “Credit Agreement”), dated as of December 29, 2006 (the “Fifth Amendment”), with MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto (the “Lenders”), and UBS AG, Stamford Branch, as administrative agent and collateral agent (the “Agent”).

Under the Fifth Amendment, among other things, (i) the Company agreed to furnish to the Agent and the Lenders (a) monthly liquidity and flash revenue reports along with an officer’s certificate, (b) monthly narrative reports and management’s discussion and analysis regarding the Company’s consolidated financial condition and results of operations, and (c) monthly reports regarding the cash accounts maintained by the Company and its subsidiaries; and (ii) the existing financial covenants set forth in Section 6.10 of the Credit Agreement were revised and additional financial covenants related to minimum EBITDA and liquidity requirements were added. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Fifth Amendment, which is referenced herein as Exhibit 10.3.e to this report and is incorporated herein by reference.

On March 26, 2007, the Company entered into the Sixth Amendment to Credit Agreement, dated as of March 26, 2007 (the “Sixth Amendment”), with MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, the Subsidiary Guarantors party thereto, the Lenders

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

party thereto, and the Agent. Under the Sixth Amendment, among other things, the existing financial covenants set forth in Section 6.10 of the Credit Agreement were revised to provide that authorized but unspent capital expenditures in a calendar quarter during 2007 carry over to increase the authorized limit on capital expenditures in successive quarters.

Interest Rate Swap

Effective June 27, 2005, the Company entered into an interest rate swap agreement (the “Swap”) that converted the variable interest rate based on the 3-month London Inter-bank Offering Rate (“LIBOR”) plus 3.25% to fixed interest rate on the Company’s Floating Rate Second Priority Senior Secured Notes (the “Notes”). This Swap will be in effect until 15 June, 2008.

The Swap qualifies as a cash flow hedge under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. The Company is utilizing the “hypothetical derivative method” to measure the effectiveness by comparing the changes in value of the actual derivative versus the change in fair value of the “hypothetical derivative.” Under this methodology, the actual swap was effective when compared to the hypothetical hedge.

Changes in fair value of the Swap are recorded under other comprehensive income in the accompanying condensed consolidated financial statements. The Company recorded a decrease in the fair value of $193 thousand and an increase in the fair value of $4,534 thousand for the years ended December 31, 2006 and 2005, respectively. In addition, the Company recognized interest income of $2,944 thousand and interest expense of $550 thousand for the years ended December 31, 2006 and 2005, respectively, which represents the differences between fixed and variable rates.

10. Accrued Severance Benefits

Changes in accrued severance benefits for each period are as follows:

	Year ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Beginning balance	$56,967	$52,925	$47,082	$40,015
Provisions	11,497	16,583	3,397	15,352
Transferred from acquired company	—	196	—	—
Severance payments	(8,589)	(13,831)	(2,898)	(6,837)
Effect of foreign currency translation	4,767	1,094	5,344	1,473

	64,642	56,967	52,925	50,003
Less: Cumulative contributions to the National Pension Fund	(867)	(900)	(1,234)	(1,304)
Group severance insurance plan	(939)	(943)	(977)	(1,202)

	$62,836	$55,124	$50,714	$47,497

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

The severance benefits are funded approximately 2.79%, 3.24% and 4.18% as of December 31, 2006, 2005 and 2004, respectively, through severance insurance deposits for the payment of severance benefits, and the account is deducted from accrued severance benefits. In addition, the Company expects to pay the following future benefits to its employees upon their normal retirement ages:

Severance benefit
2007 – 2008	$—
2009	70
2010	215
2011	76
2012 – 2016	1,511

The above amounts were determined based on the employees’ current salary rates and the number of service years that will be accumulated upon their retirement dates. These amounts do not include amounts that might be paid to employees that will cease working with the Company before their normal retirement ages.

11. Redeemable Convertible Preferred Unit

The Company issued 49,727 units as Series A redeemable convertible preferred unit (the “Series A”) and 447,420 units as Series B redeemable convertible preferred unit (the “Series B”) on September 23, 2004 and additionally issued 364 units of Series A and 3,272 units of Series B on November 30, 2004, respectively. All of Series A were redeemed by cash on December 27, 2004 and parts of Series B were redeemed by cash on December 15, 2004 and December 27, 2004.

Changes in Series B for the years ended December 31, 2006 and 2005 and for the three months ended December 31, 2004 are as follows:

	Year ended December 31				Three months ended December 31, 2004
	2006		2005
	Units	Amount	Units	Amount	Units	Amount
- Series A
Beginning of period	—	$—	—	$—	49,727	$49,727
Issuance	—	—	—	—	364	364
Redemption	—	—	—	—	(50,091)	(51,907)
Accrual of preferred dividends	—	—	—	—	—	1,816

End of period	—	$—	—	$—	—	$—

- Series B
Beginning of period	93,997	$106,462	93,997	$96,534	447,420	$447,420
Issuance	—	—	—	—	3,272	3,272
Redemption	—	—	—	—	(356,695)	(365,770)
Accrual of preferred dividends	—	10,912	—	9,928	—	11,612

End of period	93,997	$117,374	93,997	$106,462	93,997	$96,534

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

The Series B were issued to the original purchasers of the Company in 2004. Holders of Series B receive dividends which are cumulative, whether or not earned or declared by the board of directors. The cumulative cash dividends accrue at the rate of 10% per unit per annum on the Series B original issue price, compounded semi-annually.

Conversion

The outstanding Series B units are convertible, in whole or in part, into common equity interests upon or concurrently with the first public offering of the common equity interests of the Company at the Company’s option or the holder’s option based on a formula, represented by the conversion ratio. The conversion ratio for the Series B units is an amount equal to the original issue price per unit plus an amount per unit equal to full cumulative dividends accrued and unpaid to the date of the consummation of the first public offering, divided by the per common equity interest price to the public in the Company’s first public offering of equity securities.

Dividends

Holders of Series B receive dividends which are cumulative, whether or not earned or declared by the board of directors. The cumulative cash dividends accrue at the rate of 10% per unit per annum on the Series B original issue price, compounded semi-annually. Such dividends are payable in semi-annual installments in arrears commencing March 15, 2005.

Liquidation

In the event of liquidation, the holders of Series B are entitled to receive, out of the assets of the Company legally available for distribution to its members, whether from capital, surplus or earnings, an amount equal to the Series B original issue price in cash per unit plus an amount equal to full cumulative dividends accrued and unpaid thereon to the date of final distribution, and no more. If the net assets of the Company are insufficient to pay the holders of all outstanding Series B and of any units ranking on a parity with the Series B, the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Series B and any units ranking on a parity with the Series B in accordance with the amounts which would be payable on such distribution if the amount to which the holders of the Series B and any units ranking on a parity with the Series B are entitled were paid in full.

Voting

As provided in Company Operating Agreement, the holders of Series B shall not be entitled to vote on any matter submitted to a vote of the Members, and not be entitled to notice of any meeting of Members.

Redemption

If any outstanding Series B remain outstanding on the 14th anniversary after issuance of the Series B, then the holders of a majority of the then outstanding Series B shall have the right to elect to have the Company redeem all outstanding Series B from funds legally available, at a price per unit equal to $1,000 plus an amount per unit equal to full cumulative dividends accrued and unpaid thereon to the redemption date.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Also the Series B may be redeemed from funds legally available, in whole or in part, at the election of the Company, expressed by resolution of the board of directors, at any time and from time to time at a price of $1,000 per unit plus any cumulative dividends accrued and unpaid.

12. Warrant

In connection with the Original Acquisition, the Company issued a warrant, which is recorded as additional paid in capital, to Hynix, which enables Hynix to purchase 5,079,254 common units of the Company. The value of each warrant to purchase one common unit is $0.414, which was estimated using the Black-Scholes option pricing model using the following assumptions: fair value of $1.00 per unit; exercise price of $1.00 per unit; risk free rate of interest of 2.50%; volatility of 86%; dividend rate of 0%; and term of 2 years. This warrant expired unexercised in accordance with its terms on October 6, 2006.

13. Equity Incentive Plans

The Company adopted two equity incentive plans effective October 6, 2004 and March 21, 2005, respectively, which are administered by the Compensation Committee designated by the board of directors. Employees, consultants and non-employee directors are eligible for the grant of options to purchase the Company’s common units or restricted common units subject to terms and conditions determined by the Committee. The term of options in no event exceed ten years from the date of grant. As of December 31, 2006, an aggregate maximum of 7,890,864 common units were authorized and reserved for all future and outstanding grants of options.

Unit options are generally granted with exercise prices of no less than the fair market value of the Company’s common units on the grant date. Generally, options vest and become exercisable in periodic installments, with 25% of the options vesting on the first anniversary of the grant date and 6.25% of options vesting on the last day of each calendar quarter thereafter. In most cases, the requisite service period, or the period during which a grantee is required to provide service in exchange for option grants, coincides with the vesting period.

Restricted units are issued upon the exercise of certain options to purchase restricted common units. Restricted units issued are subject to restrictions which generally lapse in installments over a four-year period.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

The following summarizes unit option and restricted unit activities for the year ended December 31, 2006. At the date of grant, all options had an exercise price at or above the fair value of common units:

	Number of restricted stock	Number of options	Weighted average exercise price (in US dollars)	Weighted average remaining contractual life
Outstanding at January 1, 2006	1,726,062	3,780,643	1.6
Granted	—	2,107,500	1.6
Exercised	—	46,063	1.9
Forfeited / Repurchased	409,348	772,552	1.5
Released from restriction	517,936	—	N/A

Outstanding at December 31, 2006	798,778	5,069,528	1.6	8.6 years

Exercisable at December 31, 2006	N/A	1,588,000	1.6	7.9 years

Total unit option related compensation expense pursuant to SFAS No. 123(R) for the year ended December 31, 2006 was $243 thousand. As of December 31, 2006, there was $358 thousand of total unrecognized compensation cost related to unvested options, which is expected to be recognized over a weighted average future period of 1.2 years. Total fair value of options vested for the year ended December 31, 2006 is $167 thousand.

The Company utilizes the Black-Scholes option-pricing model to measure the fair value of each option grant. The following summarizes the grant-date fair value of options granted during the specified periods and assumptions used in the Black-Scholes option-pricing model on a weighted average basis:

	Year ended		Three months ended December 31, 2004	Nine months ended September 30, 2004
	December 31, 2006	December 31, 2005
	(Successor Company)			(Predecessor Company)
Grant-date fair value of option (in US dollars)	$0.22	$0.22	$0.38	$0.38
Expected term	2.3 Years	2.1 Years	2.2 Years	3.5 Years
Risk-free interest rate	4.9%	3.3%	2.6%	3.75%
Expected volatility	46.7%	57.8%	64.8%	144.5%
Expected dividends	—	—	—	—

The total cash received from employees as a result of option exercises was $88 thousand, $112 thousand and $2,456 thousand for the years ended December 31, 2006 and 2005 and for the three months ended December 31, 2004, respectively. None of the options exercised during these periods had any intrinsic value.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

The following presents pro forma net loss and per unit data as if the fair value based method had been applied to account for the unit-based compensation for the year ended December 31, 2005, three months ended December 31, 2004 and nine months ended September 30, 2004:

	Year ended December 31, 2005	Three months ended December 31, 2004	Nine months ended September 30, 2004
	(Successor Company)		(Predecessor Company)
Net income (loss), as reported	$(100,898)	$(5,825)	$43,237
Dividends accrued on preferred units	9,928	13,428

Net income (loss) attributable to common units (owner)	(110,826)	(19,253)	43,237
Add: unit(stock)-based compensation expense included in reported net income (loss), net of tax	—	—	3,324
Deduct: unit(stock)-based compensation expense determined under the fair value method, net of tax	(411)	(995)	(5,614)

Pro forma net income (loss)	$(111,237)	$(20,248)	$40,947

As reported loss per unit	$(2.10)	$(0.38)
Pro forma loss per unit	$(2.10)	$(0.40)

The pro forma presentation for the nine months ended September 30, 2004 is based on stock options granted by Hynix before the Original Acquisition. However, none of these options were transferred as part of the Original Acquisition.

14. Restructuring and Impairment Charges

2006 Restructuring and Impairment Charges

During the year ended December 31, 2006, the Company recorded restructuring and impairment charges totaling $94,266 thousand, which included $92,858 thousand of impairment charges under SFAS 144, Accounting for the Impairment or Disposal of Long-lived assets and $1,408 thousand of restructuring charges under SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities.

The impairment charges of $92,540 thousand recorded during 2006 related to certain fixed assets and technology and customer-based intangible asset (the “asset group”) comprising our Imaging Solution business. At the end of fiscal year 2005, the capacity utilization of the Fab was under the level that we believe to be normal. This was primarily due to a transition in product mix coupled with a seasonal decrease in market demand, which was deemed to be temporary and recoverable. However, in 2006, our management determined, based on revised forecasting, that the projected demand for certain of its products was significantly less than previously forecasted and that this decline was not temporary or seasonal. Therefore, we assessed whether there had been a material impairment on the asset group pursuant to SFAS 144 and, based on the assessment, recorded impairment charges.

The impairment charge was measured as the excess of the carrying value of the asset group over its fair value. The fair value of the asset group was estimated using a present value technique, where expected future cash flows from the use and eventual disposal of the asset group were

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

discounted by an interest rate commensurate with the risk of the cash flows. The net book value of the asset group before the impairment charges was approximately $185,985 thousand.

In addition, the Company recorded an impairment charges in the amount of $318 thousand related to the disposition of certain assets previously designated as assets held-for-sale and $1,408 thousand of restructuring charges in connection with the termination of certain of our management and employees.

2005 Restructuring and Impairment Charges

During the year ended December 31, 2005, the Company recorded $36,234 thousand of restructuring and impairment charges which included $33,576 thousand of asset impairments and $2,658 thousand of restructuring.

In an effort to focus on its major business segments—Display Solutions, Imaging Solutions and Semiconductor Manufacturing Services, the Company made a strategic decision to divest its Application Processor business. Based on such decision, the Company recognized impairment charges on certain tangible and intangible assets related to the divesture. The impairment charge was measured as the excess of the carrying value of the asset group over the fair value measured at the selling price of the assets.

In addition, the Company took a total of $2,658 thousand of restructuring charges which included early retirement costs and other related costs associated with the sale of Application Processor business.

15. Income Tax Expenses

The Company’s income tax expenses are composed of domestic and foreign income taxes depending on the relevant tax jurisdiction. For the Predecessor Company “Domestic” refers to the income before taxes, current income taxes and deferred income taxes generated or incurred in Korea. For the Successor Company, however, it refers to the income before taxes, current income taxes and deferred income taxes generated or incurred in the US, in which the ultimate parent of the Company resides.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

The components of income tax expense are as follows:

	Year ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Income before income taxes
Domestic	$5,862	$(3,528)	$3,136	$48,660
Foreign	(225,914)	(95,554)	(2,236)	(2,595)

	$(220,052)	$(99,082)	$900	$46,065

Current income taxes expenses (benefits)
Domestic	$(17)	$(9)	$266	$—
Foreign	7,226	14,041	6,459	2,828

	7,209	14,032	6,725	2,828

Deferred income taxes expenses (benefits)
Domestic	—	—	—	—
Foreign	2,049	(12,216)	—	—

	2,049	(12,216)	—	—

Total income tax expenses	$9,258	$1,816	$6,725	$2,828

The ultimate parent of the Company is a limited liability company, a non-taxable entity for US tax purposes and thus the statutory income tax rate shall be zero. A substantial portion of the income tax expenses above is incurred from MagnaChip Korea, which is the principal operating entity within the Company. The statutory income tax rate of MagnaChip Korea, including tax surcharges, applicable to the Company was approximately 27.5% in 2006 and 2005, which was reduced from 29.7% in 2004 in accordance with the Corporate Income Tax Law as amended on December 31, 2003. MagnaChip Korea is eligible for tax exemption where its corporate income tax is reduced by 50% from 2004 to 2006 and 30% from 2007 to 2008.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

The income tax rate used to calculate the tax provision by the Predecessor Company was the statutory income tax rate of Korea, which was 29.7%. For the Successor Company, the statutory income tax rate is zero as its ultimate parent is a non-taxable US entity. The provision for domestic and foreign income taxes incurred is different from the amount calculated by applying the statutory tax rate to the net income before income taxes. The significant items causing this difference are as follows:

	Year ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Provision computed at statutory rate	$—	$—	$—	$13,682
Permanent differences	1,850	(521)	(161)	532
Change in statutory tax rate	13,035	1,256	5,125	(818)
Adjustment for overseas tax rate	(58,493)	(27,745)	(1,492)	(181)
Exemption	—	—	(5,447)	—
Change in valuation allowance	52,866	28,826	8,700	(10,387)

Total statutory income taxes	$9,258	$1,816	$6,725	$2,828

A summary of the composition of net deferred income tax assets (liabilities) at December 31, 2006 and 2005 are as follows:

	December 31, 2006	December 31, 2005
Deferred tax assets
Inventories	$7,587	$4,949
Accrued expenses	1,030	1,251
Product warranties	321	687
Other reserves	575	819
Severance benefits	7,802	4,679
Property, plant and equipments	34,712	33,749
NOL carry-forwards	46,537	9,990
Tax credit	15,752	10,011
Royalty income	10,163	11,520
Others	815	1,675

Total deferred tax assets	125,294	79,330
Less: valuation allowance	(100,016)	(42,695)

	25,278	36,635
Deferred tax liabilities
Acquisition consideration	—	1
Foreign currency gain	—	456
Debt issuance cost	63	35
Intangible assets	15,048	23,927

Total deferred tax liabilities	15,111	24,419

Net deferred tax asset (liabilities)	$10,167	$12,216

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Changes in valuation allowance for deferred tax assets for the year ended December 31, 2006 and 2005 are as follows:

	December 31, 2006	December 31, 2005
Beginning balance	$42,695	$8,700
Transferred from acquired company	—	4,179
Charge to expenses	52,866	28,826
Effect on foreign currency translation	4,455	990

Ending balance	$100,016	$42,695

Deferred income tax assets are recognized only to the extent that realization of the related tax benefit is more likely than not. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the period during which the temporary differences reverse, the outlook for the economic environment in which the Company operates, and the overall future industry outlook. Based on the Company’s historical accounting and tax losses, management determined that it was more likely than not, that the Company would realize benefits related to its deferred tax assets in the amount of $10,167 thousand as of December 31, 2006 and $12,216 thousand as of December 31, 2005. Accordingly, the Company recorded a valuation allowance of $100,016 thousand and $42,695 thousand on its net deferred tax assets for 2006 and 2005, respectively.

At December 31, 2006, the Company had approximately $209,881 thousand of net operating loss carry-forwards available to offset future taxable income, which expires in varying amounts starting from 2007 to 2011. Majority of net operating loss is related to MagnaChip Korea. The Company also has Korean and Dutch tax credit carry-forwards of approximately $9,319 thousand and $7,544 thousand, respectively. The Korean tax credits expire at various dates starting from 2010 to 2011, and the Dutch credits are carried forward to be used for an indefinite period of time.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

16. Geographic and Segment Information

The following sets forth information relating to the reportable segments:

	Year ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Net Sales
Display Solutions	$273,656	$326,027	$60,352	$198,823
Imaging Solutions	60,479	163,326	58,069	142,050
Semiconductor Manufacturing Services	342,416	345,437	88,295	270,240
All other	67,802	102,866	36,866	230,475

Total segment net sales	$744,353	$937,656	$243,582	$841,588

Gross Profit
Display Solutions	$35,603	$66,534	$4,566	$30,380
Imaging Solutions	(4,008)	25,423	12,695	56,659
Semiconductor Manufacturing Services	45,712	110,389	19,143	86,301
All other	22,134	6,311	2,717	13,679

Total segment gross profit	$99,441	$208,657	$39,121	$187,019

The following is a summary of net sales by region, based on the location of the customer:

	Year ended December 31		Three months ended December 31, 2004	Nine months ended September 30, 2004
	2006	2005
	(Successor Company)			(Predecessor Company)
Korea	$413,670	$512,366	$127,208	$455,616
Asia Pacific	172,981	251,173	63,094	203,791
Japan	78,321	97,841	38,000	143,190
North America	62,357	56,907	11,677	17,388
Europe	17,024	19,369	3,603	21,603

	$744,353	$937,656	$243,582	$841,588

Over 99% of the Company’ property, plant and equipment are located in Korea as of December 31, 2006.

Net sales from the Company’s top ten largest customers accounted for 66%, 63%, 62% and 63%, for the years ended December 31, 2006 and 2005, three months ended December 31, 2004, and nine months ended September 30, 2004, respectively.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

17. Commitments and Contingencies

Operating Agreements with Hynix

In connection with the Original Acquisition, the Company entered into several definitive agreements with Hynix regarding key materials, campus facilities, research and development equipment and information technology, factory automation, wafer foundry services, and a non-exclusive cross license that provides the Company with access to certain of Hynix’s intellectual property for use in the manufacture and sale of non-memory semiconductor products. The Company also agreed to provide certain utilities and infrastructure support services to Hynix. The obligation to provide services under these agreements generally lasts for one to five years from the date of the Original Acquisition. The obligation to provide certain services lasts indefinitely.

Upon the closing of the Original Acquisition, MagnaChip Korea and Hynix also entered into lease agreements under which MagnaChip Korea leases from Hynix (i) certain exclusive-use space plus common- and joint-use space in several buildings, primarily warehouses and utility facilities, in Cheongju, Korea. These leases are generally for an initial term of 20 years plus an indefinite number of renewal terms of 10 years each. Each of the leases is cancelable upon 90 days’ notice by the lessee. The Company also leased from Hynix certain exclusive-use plus common-and joint-use land located in Cheongju, Korea. The term of this agreement is indefinite unless otherwise agreed between the both parties, and as long as the buildings remain on the lease site and are owned and used by the Company for permitted uses.

Operating Leases

The Company leases land, office building and equipments under various operating lease agreements that expire through 2034. Rental expenses were approximately $12,008 thousand and $13,913 thousand for the years ended December 31, 2006 and 2005, $2,910 thousand for the three-month period ended December 31, 2004 (successor company) and $2,318 thousand and $1,556 thousand for the nine-month period ended September 30, 2004 (predecessor company), respectively.

As of December 31, 2006, the minimum aggregate rental payments due under non-cancelable lease contracts are as follows:

2007	$11,934
2008	11,935
2009	11,936
2010	11,937
2011	11,939

$59,681

Advisory Agreements

An advisory agreement was entered into as of October 6, 2004 by and between the Company and advisors including CVC Management LLC (“CVC Management”), CVC Capital Partners Asia Limited (“CVC Capital”) and Francisco Partners Management LLC (“Francisco Partners”). The Company is to pay each of CVC Management and Francisco Partners an annual advisory fee the

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

amount of which shall be the greater of $1,379,163 per annum or 0.14777% per annum of annual consolidated revenue, and is also to pay CVC Capital an annual advisory fee the amount of which shall be the greater of $741,673 per annum or 0.07946% per annum of annual consolidated revenue plus reasonable out-of-pocket expenses for an initial term of 10 years, subject to termination by either party upon written notice 90 days prior to the expiration of the initial term or any extension thereof. During the year ended December 31, 2005 and the three-month period ended December 31, 2004 (successor company), the Company accrued $3,545 thousand and $890 thousand of accrued expenses under these agreements, respectively, which is included in selling, general and administrative expenses in the accompanying consolidated financial statements. During the year ended December 31, 2006, due to lower Company financial performances, the advisors agreed to waive the advisory fee in exchange for an extension of the initial term of the advisory agreements for a period of one year and, therefore, the Company did not accrue any expenses.

Undrawn line of credit

The undrawn portion of the new senior secured credit line was $93,792 thousand, $82,956 thousand and $86,295 thousand as of December 31, 2006, 2005 and 2004, respectively.

Payments of Guarantee

As of December 31, 2006 and 2005, the Company has provided guarantees for bank loans that employees borrowed to participate in the issuance of new shares of Hynix in 1999. The outstanding balances of guarantees for payments provided by the Company amounted to approximately $248 thousand and $304 thousand as of December 31, 2006 and 2005, respectively.

18. Related Party Transactions

Funds related to CVC, Francisco Partners and CVC Asia Pacific own 34.1%, 34.1% and 18.3%, respectively, of the common units, and 35.9%, 35.9% and 19.3%, respectively, of the Series B units outstanding at December 31, 2006. Refer to “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for details of ownership of each party.

Hyundai Display Technology, Hyundai Information Technology and Hyundai ASTEC were all subsidiaries of Hynix. As a result of the Original Acquisition, these companies were all excluded from related parties of the Company.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Transactions between the Company and its related parties are as follows:

	Year ended December 31, 2006	Year ended December 31, 2005	Three months ended December 31, 2004	Nine months ended September 30, 2004
	(Successor Company)			(Predecessor Company)
Net sales
Hynix				$163,760

				$163,760

Purchases
Hynix				$11,999
Hyundai Information Technology				772
Hyundai ASTEC				9,346
Other related parties				15

				$22,132

Advisory Fee
Citigroup Venture Capital	$—	$1,397	$351
Francisco Partners	—	1,397	351
CVC Asia Pacific	—	751	188

Total	$—	$3,545	$890

Loans to employees as of December 31, 2006 and 2005 are as follows:

	December 31, 2006	December 31, 2005
Short-term loans	$54	$61
Long-term loans	434	125

Total	$488	$186

19. Earnings per Unit

The following table illustrates the computation of basic and diluted loss per common unit:

	Year ended		Three months ended December 31, 2004
	December 31, 2006	December 31, 2005
	(Successor Company)
Net loss	$(229,310)	$(100,898)	$(5,825)
Dividends to preferred unitholders	(10,912)	(9,928)	(13,428)

Net loss attributable to common units	$(240,222)	$(110,826)	$(19,253)

Weighted-average common units outstanding	52,911,734	52,898,497	50,061,910

Basic and diluted loss per unit	$(4.54)	$(2.10)	$(0.38)

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

The following outstanding redeemable convertible preferred unit issued, stock-options granted and warrants issued were excluded from the computation of diluted loss per unit as they would have an anti-dilutive effects on the calculation:

	December 31, 2006	December 31, 2005	December 31, 2004
	(Successor Company)
Redeemable convertible preferred units	93,997	93,997	93,997
Options	5,069,528	3,780,643	1,146,178
Warrants	—	5,079,254	5,079,254

20. Condensed Consolidating Financial Statements

The senior secured credit facility and Second Priority Senior Secured Notes are each fully and unconditionally guaranteed by the Company and all of its subsidiaries, except for MagnaChip Semiconductor (Shanghai) Company Limited. The Senior Subordinated Notes are fully and unconditionally guaranteed by the Company and all of its subsidiaries, except for MagnaChip Semiconductor, Ltd. (Korea) and MagnaChip Semiconductor (Shanghai) Company Limited. The Senior Subordinated Notes are structurally subordinated to the creditors of our principal manufacturing subsidiary, MagnaChip Semiconductor, Ltd. (Korea), which accounts for a majority of our net sales and substantially all of our assets.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Below are condensed consolidating balance sheets as of December 31, 2006 and 2005, condensed consolidating statements of operations and of cash flows for the year ended December 31, 2006 and 2005 and for the three months ended December 31, 2004 of those entities that guarantee the Senior Subordinated Notes, those that do not, MagnaChip Semiconductor LLC, and the co-issuers.

Condensed Consolidating Statement of Operations

For the year ended December 31, 2006

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$718,126	$352,152	$(325,926)	$744,352
Cost of sales	—	—	636,349	313,699	(305,137)	644,911

Gross profit	—	—	81,777	38,453	(20,789)	99,441

Selling, general and administrative expenses	104	947	75,949	10,842	(165)	87,677
Research and development expenses	—	—	135,361	17,828	(21,937)	131,252
Restructuring and impairment charge	—	—	94,041	225	—	94,266

Operating income (loss)	(104)	(947)	(223,574)	9,558	1,313	(213,754)

Other income (expenses)	3	9,755	38	(16,094)	—	(6,298)

Income (loss) before income taxes, equity in loss of related equity investment	(101)	8,808	(223,536)	(6,536)	1,313	(220,052)

Income tax expense (benefit)	—	170	156	8,932	—	9,258

Income (loss) before equity in loss of related Investment	(101)	8,638	(223,692)	(15,468)	1,313	(229,310)

Loss of related investment	(229,209)	(243,820)	—	(224,982)	698,011	—

Net loss	$(229,310)	$(235,182)	$(223,692)	$(240,450)	$699,324	$(229,310)

Dividends accrued on preferred units	10,912	—	—	—	—	10,912

Net loss attributable to common units	$(240,222)	$(235,182)	$(223,692)	$(240,450)	$699,324	$(240,222)

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Condensed Consolidating Statement of Operations

For the year ended December 31, 2005

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$914,445	$431,339	$(408,128)	$937,656
Cost of sales	—	—	723,844	406,669	(401,514)	728,999

Gross profit	—	—	190,601	24,670	(6,614)	208,657

Selling, general and administrative expenses	539	1,876	107,326	15,501	(2,031)	123,211
Research and development expenses	—	—	101,318	11,018	(4,746)	107,590
Restructuring and impairment charge	—	—	36,234	—	—	36,234

Operating income (loss)	(539)	(1,876)	(54,277)	(1,849)	163	(58,378)

Other income (expenses)	5	(13,731)	(35,577)	8,599	—	(40,704)

Income (loss) before income taxes, equity in loss of related equity investment	(534)	(15,607)	(89,854)	6,750	163	(99,082)

Income tax expense (benefit)	—	163	—	1,653	—	1,816

Income (loss) before equity in loss of related Investment	(534)	(15,770)	(89,854)	5,097	163	(100,898)

Loss of related investment	(100,364)	(78,445)	—	(86,985)	265,794	—

Net loss	$(100,898)	$(94,215)	$(89,854)	$(81,888)	$265,957	$(100,898)

Dividends accrued on preferred units	9,928	—	—	—	—	9,928

Net loss attributable to common units	$(110,826)	$(94,215)	$(89,854)	$(81,888)	$265,957	$(110,826)

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Condensed Consolidating Statement of Operations

For the three months ended December 31, 2004

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$241,149	$116,639	$(114,206)	$243,582
Cost of sales	—	—	203,089	114,063	(112,691)	204,461

Gross profit	—	—	38,060	2,576	(1,515)	39,121

Selling, general and administrative expenses	2	20	27,174	2,588	—	29,784
Research and development expenses	—	—	22,058	—	—	22,058

Operating income (loss)	(2)	(20)	(11,172)	(12)	(1,515)	(12,721)

Other income (expenses)	2,588	11,908	7,857	(8,732)	—	13,621

Income (loss) before income taxes, equity in earnings (loss) of related equity investment	2,586	11,888	(3,315)	(8,744)	(1,515)	900

Income tax expense	—	—	6,105	620	—	6,725

Income (loss) before equity in earnings (loss) of related Investment	2,586	11,888	(9,420)	(9,364)	(1,515)	(5,825)

Earnings (loss) of related investment	(8,411)	(20,581)	—	(9,420)	38,412	—

Net income (loss)	$(5,825)	$(8,693)	$(9,420)	$(18,784)	$36,897	$(5,825)

Dividends accrued on preferred units	13,428	—	—	—	—	13,428

Net income (loss) attributable to common units	$(19,253)	$(8,693)	$(9,420)	$(18,784)	$36,897	$(19,253)

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Condensed Consolidating Balance Sheet

December 31, 2006

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$321	$892	$72,608	$15,352	$—	$89,173
Restricted cash	—	—	—	—	—	—
Accounts receivable, net	—	—	86,488	34,971	(44,794)	76,665
Inventories, net	—	—	55,676	2,208	(38)	57,846
Other receivables	—	718	5,244	28,133	(27,341)	6,754
Other current assets	58	15,862	12,843	6,692	(21,829)	13,626

Total current assets	379	17,472	232,859	87,356	(94,002)	244,064

Property, plant and equipment, net	—	—	334,809	1,470	—	336,279
Intangible assets, net	—	—	117,101	22,628	—	139,729
Investments in subsidiaries	(167,545)	(246,126)	—	(77,489)	491,160	—
Long-term inter-company loans	—	791,648	—	633,987	(1,425,635)	—
Other non-current assets	—	21,349	41,972	9,702	(23,042)	49,981

Total assets	$(167,166)	$584,343	$726,741	$677,654	$(1,051,519)	$770,053

Liabilities and Unitholders’ equity
Current liabilities
Accounts payable	$—	$—	$67,002	$40,191	$(44,794)	$62,399
Other accounts payable	—	6	51,803	7,955	(27,341)	32,423
Accrued expenses	1	3,135	22,040	17,078	(18,607)	23,647
Other current liabilities	—	333	1,844	4,025	(3,222)	2,980

Total current liabilities	1	3,474	142,689	69,249	(93,964)	121,449

Long-term borrowings	—	750,000	621,000	804,635	(1,425,635)	750,000
Accrued severance benefits, net	—	—	62,550	286	—	62,836
Other non-current liabilities	—	—	1,191	24,786	(23,042)	2,935

Total liabilities	1	753,474	827,430	898,956	(1,542,641)	937,220
Commitments and contingencies
Series A redeemable convertible preferred units	—	—	—	—	—	—
Series B redeemable convertible preferred unites	117,374	—	—	—	—	117,374

Total redeemable convertible preferred units	117,374	—	—	—	—	117,374

Unitholders’ equity
Common units	52,721	136,229	39,005	55,778	(231,012)	52,721
Additional paid-in capital	2,451	1,401	155,415	108,239	(265,055)	2,451
Accumulated deficit	(370,314)	(338,112)	(323,358)	(412,488)	1,073,958	(370,314)
Accumulated other comprehensive income	30,601	31,351	28,249	27,169	(86,769)	30,601

Total unitholders’ equity	(284,541)	(169,131)	(100,689)	(221,302)	491,122	(284,541)

Total liabilities, redeemable convertible preferred units and unitholders’ equity	$(167,166)	$584,343	$726,741	$677,654	$(1,051,519)	$770,053

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED

DECEMBER 31, 2006, 2005 AND 2004—(Continued)

(Tabular dollars in thousands, except unit data)

Condensed Consolidating Balance Sheet

December 31, 2005

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$209	$841	$63,435	$22,089	$—	$86,574
Restricted cash	—	—	2,837	—	—	2,837
Accounts receivable, net	—	—	131,669	55,057	(74,673)	112,053
Inventories, net	—	—	82,348	7,638	(1,309)	88,677
Other receivables	35,013	718	7,792	20,097	(54,119)	9,501
Other current assets	—	22,382	9,987	6,063	(28,284)	10,148

Total current assets	35,222	23,941	298,068	110,944	(158,385)	309,790

Property, plant and equipment, net	—	—	484,019	1,058	—	485,077
Intangible assets, net	—	—	165,369	26,020	—	191,389
Investments in subsidiaries	25,756	(38,942)	—	144,131	(130,945)	—
Long-term inter-company loans	—	774,199	—	621,311	(1,395,510)	—
Other non-current assets	—	24,153	45,370	11,131	(26,263)	54,391

Total assets	$60,978	$783,351	$992,826	$914,595	$(1,711,103)	$1,040,647

Liabilities and Unitholders’ equity
Current liabilities
Accounts payable	$—	$—	$94,581	$74,003	$(74,673)	$93,911
Other accounts payable	1,000	440	68,703	19,344	(54,119)	35,368
Accrued expenses	—	3,139	24,560	26,331	(25,062)	28,968
Other current liabilities	—	162	3,746	9,416	(3,222)	10,102

Total current liabilities	1,000	3,741	191,590	129,094	(157,076)	168,349

Long-term borrowings	—	750,000	621,311	774,199	(1,395,510)	750,000
Accrued severance benefits, net	—	—	54,854	270	—	55,124
Other non-current liabilities	—	—	5,272	28,187	(26,263)	7,196

Total liabilities	1,000	753,741	873,027	931,750	(1,578,849)	980,669
Commitments and contingencies
Series A redeemable convertible preferred units	—	—	—	—	—	—
Series B redeemable convertible preferred unites	106,462	—	—	—	—	106,462

Total redeemable convertible preferred units	106,462	—	—	—	—	106,462

Unitholders’ equity
Common units	53,092	102,986	39,005	58,364	(200,355)	53,092
Additional paid-in capital	2,169	1,027	155,212	71,989	(228,228)	2,169
Accumulated deficit	(130,092)	(102,930)	(99,666)	(172,038)	374,634	(130,092)
Accumulated other comprehensive income	28,347	28,527	25,248	24,530	(78,305)	28,347

Total unitholders’ equity	(46,484)	29,610	119,799	(17,155)	(132,254)	(46,484)

Total liabilities, redeemable convertible preferred units and unitholders’ equity	$60,978	$783,351	$992,826	$914,595	$(1,711,103)	$1,040,647

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Condensed Consolidating Statement of Cash Flows

For the year ended December 31, 2006

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$(229,310)	$(235,182)	$(223,692)	$(240,450)	$699,324	$(229,310)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	—	—	184,430	4,130	—	188,560
Provision for severance benefits	—	—	11,478	19	—	11,497
Amortization of debt issuance costs	—	2,791	910	—	—	3,701
Loss (gain) on foreign currency translation, net	—	(17,449)	(54,564)	17,825	—	(54,188)
Loss (gain) on disposal of property, plant and equipment, net	—	—	1,362	128	—	1,490
Impairment charges	—	—	92,858	—	—	92,858
Unit/stock-based compensation	—	—	203	40	—	243
Loss (earnings) of related investment	229,209	243,820	—	224,982	(698,011)	—
Other	—	—	2,838	185	—	3,023
Changes in operating assets and liabilities
Accounts receivable	—	—	53,839	20,131	(29,879)	44,091
Inventories	—	—	32,884	5,450	(1,270)	37,064
Other receivables	1,602	—	3,145	9,716	(11,283)	3,180
Deferred tax assets	—	—	—	1,954	—	1,954
Accounts payable	—	—	(34,451)	(33,851)	29,879	(38,423)
Other accounts payable	(1,000)	(435)	(29,954)	4,209	11,283	(15,897)
Accrued expenses	—	(5)	(4,495)	(9,408)	6,455	(7,453)
Other current assets	(57)	6,521	9,752	(1,475)	(9,678)	5,063
Other current liabilities	—	170	(2,320)	(8,402)	3,223	(7,329)
Payment of severance benefits	—	—	(8,589)	—	—	(8,589)
Other	—	(180)	(467)	(418)	—	(1,065)

Net cash provided by (used in) operating activities	444	51	35,167	(5,235)	43	30,470

Cash flows from investing activities
Purchase of plant, property and equipment	—	—	(38,194)	(1,080)	78	(39,196)
Payment for intellectual property registration	—	—	(2,085)	(118)	—	(2,203)
Proceeds from disposal of plant, property and equipment	—	—	3,723	6	(78)	3,651
Proceeds from disposal of intangible assets	—	—	2,819	—	—	2,819
Decrease in restricted cash	—	—	3,002	—	—	3,002
Other	—	—	(1,485)	27	—	(1,458)

Net cash provided by (used in) investing activities	—	—	(32,220)	(1,165)	—	(33,385)

Cash flows from financing activities
Issuance of common units	88	—	—	—	—	88
Repurchase of common units	(420)	—	—	—	—	(420)

Net cash provided by (used in) financing activities	(332)	—	—	—	—	(332)
Effect of exchange rates on cash and cash equivalents	—	—	6,226	(337)	(43)	5,846
Net increase (decrease) in cash and cash equivalents	112	51	9,173	(6,737)	—	2,599

Cash and cash equivalents
Beginning of the period	209	841	63,435	22,089	—	86,574

End of the period	$321	$892	$72,608	$15,352	$—	$89,173

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Condensed Consolidating Statement of Cash Flows

For the year ended December 31, 2005

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$(100,898)	$(94,215)	$(89,854)	$(81,888)	$265,957	$(100,898)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	—	—	196,669	6,260	—	202,929
Provision for severance benefits	—	—	16,486	97	—	16,583
Amortization of debt issuance costs	—	2,628	804	—	—	3,432
Loss (gain) on foreign currency translation, net	—	21,841	(16,288)	(21,433)	—	(15,880)
Loss (gain) on disposal of property, plant and equipment, net	—	—	(830)	1	—	(829)
Impairment charges	—	—	33,576	—	—	33,576
Loss (earnings) of related investment	100,364	78,445	—	86,985	(265,794)	—
Other	1	—	290	(2,352)	2,782	721
Changes in operating assets and liabilities
Accounts receivable	—	—	(31,412)	(13,816)	19,416	(25,812)
Inventories	—	—	(3,312)	2,110	396	(806)
Other receivables	(241)	826	63,970	(19,536)	17,802	62,821
Deferred tax assets	—	—	—	(12,935)	—	(12,935)
Accounts payable	—	—	29,438	14,906	(19,416)	24,928
Other accounts payable	(161)	188	(62,561)	14,267	(17,802)	(66,069)
Accrued expenses	—	2,011	(5,591)	17,549	(19,153)	(5,184)
Other current assets	—	(16,505)	1,878	(1,813)	19,153	2,713
Other current liabilities	—	163	(4,968)	5,005	—	200
Payment of severance benefits	—	—	(13,820)	(11)	—	(13,831)
Other	—	—	(31,266)	31,936	(2,682)	(2,012)

Net cash provided by (used in) operating activities	(935)	(4,618)	83,209	25,332	659	103,647

Cash flows from investing activities
Purchase of plant, property and equipment	—	—	(62,113)	(622)	401	(62,334)
Payment for intellectual property registration	—	—	(2,174)	—	—	(2,174)
Acquisition of business, net of cash acquired of $4,620 for the year ended December 31, 2005	(1,870)	—	18	(9,897)	—	(11,749)
Increase in short-term inter-company loans	—	—	—	(14,000)	14,000	—
Increase in long-term inter-company loans	—	(1,009)	—	(1,009)	2,018	—
Decrease in short-term inter-company loans	—	3,650	—	14,000	(17,650)	—
Decrease in restricted cash	—	—	10,307	—	—	10,307
Other	—	(5)	2,045	198	(360)	1,878

Net cash provided by (used in) investing activities	(1,870)	2,636	(51,917)	(11,330)	(1,591)	(64,072)

Cash flows from financing activities
Proceeds from short-term borrowings	—	—	—	14,000	(14,000)	—
Proceeds from long-term borrowings	—	—	1,009	1,009	(2,018)	—
Issuance of common units	628	—	—	—	—	628
Repayment of short-term borrowings	—	—	(757)	(29,776)	17,650	(12,883)
Debt issuance cost paid	—	(378)	(216)	—	—	(594)
Other	—	—	41	—	(41)	—

Net cash provided by (used in) financing activities	628	(378)	77	(14,767)	1,591	(12,849)
Effect of exchange rates on cash and cash equivalents	—	—	2,395	(284)	(659)	1,452
Net increase (decrease) in cash and cash equivalents	(2,177)	(2,360)	33,764	(1,049)	—	28,178

Cash and cash equivalents
Beginning of the period	2,386	3,201	29,671	23,138	—	58,396

End of the period	$209	$841	$63,435	$22,089	$—	$86,574

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular dollars in thousands, except unit data)

Condensed Consolidating Statement of Cash Flows

For the three months ended December 31, 2004

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$(5,825)	$(8,693)	$(9,420)	$(18,784)	$36,897	$(5,825)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	—	—	45,847	8	—	45,855
Provision for severance benefits	—	—	3,397	—	—	3,397
Amortization of debt issuance costs	—	152	4,259	—	—	4,411
Loss (gain) on foreign currency translation, net	—	(7,914)	(32,733)	7,384	—	(33,263)
Loss (gain) on disposal of property, plant and equipment, net	—	—	(193)	—	—	(193)
Loss (earnings) of related investment	8,411	20,581	—	9,420	(38,412)	—
Others	—	—	363	131	—	494
Changes in operating assets and liabilities
Accounts receivable	—	—	(55,968)	(42,559)	55,257	(43,270)
Inventories	—	—	36,137	(1,172)	1,548	36,513
Other receivables	(2,243)	(810)	(55,266)	(1,651)	3,053	(56,917)
Accounts payable	—	—	(34,196)	56,392	(55,257)	(33,061)
Other accounts payable	(29,266)	189	121,181	(7,428)	(3,167)	81,509
Accrued expenses	—	1,128	16,257	6,235	(5,909)	17,711
Other current assets	—	(5,909)	(4,194)	(1,815)	5,909	(6,009)
Other current liabilities	—	—	6,965	2,877	—	9,842
Payment of severance benefits	—	—	(2,898)	—	—	(2,898)
Others	—	—	(1,003)	(8)	—	(1,011)

Net cash provided by operating activities	(28,923)	(1,276)	38,535	9,030	(81)	17,285

Cash flows from investing activities
Purchase of plant, property and equipment	—	—	(23,261)	(85)	—	(23,346)
Payment for intellectual property registration	—	—	(101)	(7)	—	(108)
Acquisition of business	—	—	(488,152)	—	—	(488,152)
Increase in restricted cash	—	—	(12,350)	—	—	(12,350)
Disposal (purchase) of related investment	20,723	(26,026)	—	(194,015)	199,318	—
Decrease (increase) of intercompany loans	291,824	(398,250)	—	(619,991)	726,417	—
Others	—	—	(2,033)	6	—	(2,027)

Net cash used in investing activities	312,547	(424,276)	(525,897)	(814,092)	925,735	(525,983)

Cash flows from financing activities
Proceeds from issuance of Senior Secured and Subordinated Notes	—	750,000	—	—	—	750,000
Proceeds from short-term borrowings	—	41,000	721	50,212	(91,213)	720
Proceeds from long-term borrowings	—	—	663,878	669,396	(1,287,407)	45,867
Issuance of common units	2,820	1,429	203,208	26,351	(230,988)	2,820
Issuance of redeemable convertible preferred units	3,636	—	—	—	—	3,636
Repayment of short-term borrowings	—	(332,824)	—	(321,030)	653,854	—
Repayment of long-term borrowings	—	—	(347,718)	—	—	(347,718)
Redemption of redeemable convertible preferred units	(406,786)	—	—	—	—	(406,786)
Payment of preferred dividends	(10,891)	—	—	—	—	(10,891)
Debt issuance costs paid	—	(22,020)	(5,615)	—	—	(27,635)
Others	—	(22,476)	(16)	—	22,476	(16)

Net cash provided by (used in) financing activities	(411,221)	415,109	514,458	424,929	(933,278)	9,997
Effect of exchange rates on cash and cash equivalents	—	—	2,566	27	7,624	10,217
Net increase (decrease) in cash and cash equivalents	(127,597)	(10,443)	29,662	(380,106)	—	(488,484)

Cash and cash equivalents
Beginning of the period	129,983	13,644	9	403,244	—	546,880

End of the period	$2,386	$3,201	$29,671	$23,138	$—	$58,396

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands of US dollars, except unit data)

	September 30, 2007	December 31, 2006
Assets
Current assets
Cash and cash equivalents	$61,934	$89,173
Accounts receivable, net	124,342	76,665
Inventories, net	94,100	57,846
Other receivables	7,050	6,754
Other current assets	10,775	13,626

Total current assets	298,201	244,064

Property, plant and equipment, net	281,022	336,279
Intangible assets, net	115,496	139,729
Other non-current assets	47,541	49,981

Total assets	$742,260	$770,053

Liabilities and Unitholders’ Equity
Current liabilities
Accounts payable	$121,221	$62,399
Other accounts payable	31,713	32,423
Accrued expenses	30,181	23,647
Short-term borrowings	50,601	—
Other current liabilities	5,162	2,980

Total current liabilities	238,878	121,449

Long-term borrowings	750,000	750,000
Accrued severance benefits, net	72,307	62,836
Other non-current liabilities	7,039	2,935

Total liabilities	1,068,224	937,220

Commitments and contingencies
Series A redeemable convertible preferred units; 60,000 units authorized, 50,091 units issued and 0 unit outstanding at September 30, 2007 and December 31, 2006	—	—
Series B redeemable convertible preferred units; 550,000 units authorized, 450,692 units issued and 93,997 units outstanding at September 30, 2007 and December 31, 2006	126,237	117,374

Total redeemable convertible preferred units	126,237	117,374

Unitholders’ equity
Common units; 65,000,000 units authorized, 52,831,722 and 52,720,784 units issued and outstanding at September 30, 2007 and December 31, 2006	52,832	52,721
Additional paid-in capital	2,698	2,451
Accumulated deficit	(531,803)	(370,314)
Accumulated other comprehensive income	24,072	30,601

Total unitholders’ equity	(452,201)	(284,541)

Total liabilities, redeemable convertible preferred units and unitholders’ equity	$742,260	$770,053

The accompanying notes are an integral part of these financial statements

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands of US dollars, except unit data)

	Nine months ended
	September 30, 2007	October 1, 2006
Net sales	$545,881	$582,039
Cost of sales	471,861	500,579

Gross profit	74,020	81,460

Selling, general and administrative expenses	71,904	66,368
Research and development expenses	101,089	95,868
Restructuring and impairment charges	12,084	93,948

Operating loss	(111,057)	(174,724)

Other income (expenses)
Interest expense, net	(44,704)	(43,031)
Foreign currency gain, net	11,332	40,914

Loss before income taxes	(144,429)	(176,841)

Income tax expenses	6,643	6,831

Net loss	$(151,072)	$(183,672)

Dividends accrued on preferred units	8,863	8,070

Net loss attributable to common units	$(159,935)	$(191,742)

Net loss per common units—Basic and diluted	$(3.03)	$(3.62)

Weighted average number of units—Basic and diluted	52,769,273	52,975,152

The accompanying notes are an integral part of these financial statements

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN UNITHOLDERS’ EQUITY

(Unaudited; in thousands of US dollars, except unit data)

	Common Units		Additional Paid-In Capital	Accumulated deficit	Accumulated Other Comprehensive Income	Total
	Units	Amount
Nine months ended September 30, 2007
Balance at January 1, 2007	52,720,784	$52,721	$2,451	$(370,314)	$30,601	$(284,541)
Exercise of unit options	110,938	111	—	—	—	111
Unit-based compensation	—	—	247	—	—	247
Dividends accrued on preferred units	—	—	—	(8,863)	—	(8,863)
Impact on beginning accumulated deficit from adoption of FIN 48	—	—	—	(1,554)	—	(1,554)
Comprehensive income (loss):
Net loss	—	—	—	(151,072)	—	(151,072)
Fair valuation of derivatives	—	—	—	—	(2,260)	(2,260)
Foreign currency translation adjustments	—	—	—	—	(4,269)	(4,269)

Total comprehensive loss						(157,601)

Balance at September 30, 2007	52,831,722	$52,832	$2,698	$(531,803)	$24,072	$(452,201)

The accompanying notes are an integral part of these financial statements

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN UNITHOLDERS’ EQUITY

(Unaudited; in thousands of US dollars, except unit data)

	Common Units		Additional Paid-In Capital	Accumulated deficit	Accumulated Other Comprehensive Income	Total
	Units	Amount
Nine months ended October 1, 2006
Balance at January 1, 2006	53,091,570	$53,092	$2,169	$(130,092)	$28,347	$(46,484)
Exercise of unit options	46,062	46	42	—	—	88
Repurchase of units issued	(416,848)	(417)	(3)	—	—	(420)
Unit-based compensation	—	—	170	—	—	170
Dividends accrued on preferred units	—	—	—	(8,070)	—	(8,070)
Comprehensive income (loss):
Net loss	—	—	—	(183,672)	—	(183,672)
Fair valuation of derivatives	—	—	—	—	87	87
Foreign currency translation adjustments	—	—	—	—	3,241	3,241

Total comprehensive loss						(180,344)

Balance at October 1, 2006	52,720,784	$52,721	$2,378	$(321,834)	$31,675	$(235,060)

The accompanying notes are an integral part of these financial statements

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in thousands of US dollars)

	Nine months ended
	September 30, 2007	October 1, 2006
Cash flows from operating activities
Net loss	$(151,072)	$(183,672)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	138,787	145,481
Provision for severance benefits	13,985	10,031
Amortization of debt issuance costs	2,913	2,760
Gain on foreign currency translation, net	(9,623)	(43,297)
Impairment charges	10,106	92,540
Other	361	1,443
Changes in operating assets and liabilities
Accounts receivable	(46,487)	36,804
Inventories	(34,528)	34,495
Other receivables	(212)	3,230
Deferred tax assets	655	1,405
Accounts payable	56,699	(39,955)
Other accounts payable	(5,012)	(16,870)
Accrued expenses	6,118	2,879
Other current assets	8,242	(1,255)
Other current liabilities	2,939	(5,100)
Payment of severance benefits	(5,913)	(7,116)
Other	(1,183)	2,768

Net cash provided by (used in) operating activities	(13,225)	36,571

Cash flows from investing activities
Purchase of plant, property and equipment	(63,967)	(26,274)
Payments for intellectual property registration	(955)	(1,746)
Proceeds from disposal of plant, property and equipment	278	2,748
Proceeds from disposal of intangible assets	—	2,801
Decrease in restricted cash	—	2,985
Other	208	(700)

Net cash used in investing activities	(64,436)	(20,186)

Cash flows from financing activities
Exercise of unit options	111	88
Repurchase of common units	—	(420)
Proceeds from short-term borrowings	70,397	—
Repayment of short-term borrowings	(20,000)	—

Net cash provided by (used in) financing activities	50,508	(332)
Effect of exchange rates on cash and cash equivalents	(86)	4,862

Net increase (decrease) in cash and cash equivalents	(27,239)	20,915

Cash and cash equivalents
Beginning of the period	89,173	86,574

End of the period	$61,934	$107,489

The accompanying notes are an integral part of these financial statements

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited; in thousands of US dollars, except unit data)

1. Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements of MagnaChip Semiconductor LLC and its subsidiaries (the “Company”) have been prepared in accordance with Accounting Principle Board (“APB”) Opinion No. 28, Interim Financial Reporting regarding interim financial information and, accordingly, do not include all of the information and note disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements include all normal recurring adjustments necessary to fairly present the information required to be set forth therein. All inter-company accounts and transactions have been eliminated. The results of operations for the nine-month period ended September 30, 2007 are not necessarily indicative of the results to be expected for a full year or for any other periods.

Recent accounting pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statements of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which provides companies with an option to report selected financial assets and liabilities at fair value in an attempt to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact that the adoption may have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy, as defined and may be required to provide additional disclosures based on that hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that the adoption may have on its consolidated financial statements.

2. Inventories

Inventories as of September 30, 2007 and December 31, 2006 consist of the following:

	September 30, 2007	December 31, 2006
Finished goods	$23,010	$16,169
Semi-finished goods and work-in-process	72,517	39,492
Raw materials	9,259	11,774
Materials in-transit	1,581	2,063
Less: valuation allowances	(12,267)	(11,652)

Inventories, net	$94,100	$57,846

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

3. Property, Plant and Equipment

Property, plant and equipment as of September 30, 2007 and December 31, 2006 comprise the following:

	September 30, 2007	December 31, 2006
Buildings and related structures	$154,619	$162,383
Machinery and equipment	425,973	369,683
Vehicles and others	53,321	42,772

	633,913	574,838
Less: accumulated depreciation	(365,596)	(252,814)
Land	12,705	12,481
Construction in-progress	—	1,774

Property, plant and equipment, net	$281,022	$336,279

4. Intangible Assets

Intangible assets as of September 30, 2007 and December 31, 2006 are as follows:

	September 30, 2007	December 31, 2006
Technology	$21,672	$21,289
Customer relationships	172,817	170,209
Goodwill	14,245	15,095
Intellectual property assets	9,991	9,742
Less: accumulated amortization	(103,229)	(76,606)

Intangible assets, net	$115,496	$139,729

5. Product Warranties

The Company records, in other current liabilities, warranty liabilities for the estimated costs that may be incurred under its basic limited warranty. This warranty covers defective products, and related liabilities are accrued when product revenues are recognized. Factors that affect the Company’s warranty liability include historical and anticipated rates of warranty claims and repair costs per claim to satisfy the Company’s warranty obligation. As these factors are impacted by actual experience and future expectations, the Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts when necessary.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

Changes in accrued warranty liabilities are as follows:

	Nine months ended
	September 30, 2007	October 1, 2006
Beginning balance	$112	$1,036
Addition to (reversal of) warranty reserve	346	(563)
Payments made	(272)	(377)
Translation adjustments	4	56

Ending balance	$190	$152

6. Short-term borrowings

On December 23, 2004, the Company and its subsidiaries, including MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, entered into a senior credit agreement with a syndicate of banks, financial institutions and other entities providing for a $100 million senior secured revolving credit facility. Interest is charged at current rates when drawn upon.

Presently, borrowings under the credit agreement bear interest equal to the 3-month London Inter-bank Offering Rate (“LIBOR”) plus 4.75% or Alternate Base Rate (“ABR”) plus 3.75%. Additionally, the Company is required to pay the administrative agent for the account of each lender a commitment fee equal to 0.5% on the average daily unused amount of the commitment of each Lender during the period from December 23, 2004 to but excluding the date on which such commitments terminate. At September 30, 2007, the Company had borrowed $50.6 million under this credit agreement.

Borrowings under the senior secured credit facility are subject to significant conditions, including compliance with financial ratios and other covenants and obligations.

On September 28, 2007, the Company entered into the Eighth Amendment to Credit Agreement, dated as of September 28, 2007 (the “Eighth Amendment”), with MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent. Under the Eighth Amendment, among other things, the financial covenants regarding total leverage, interest coverage, capital expenditure limitations and minimum levels of EBITDA and liquidity were modified. In addition, the monthly requirement of the obligors to provide certain financial and other reports to the lenders were modified.

On November 13, 2007, the Company entered into the Ninth Amendment and Waiver to Credit Agreement, dated as of November 13, 2007 (the “Ninth Amendment”), with MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent. Under the Ninth Amendment, the lenders under the senior secured credit facility waived certain provisions of the credit agreement to permit us to consummate the corporate reorganization and this offering, and to use the proceeds from the offering as described in this prospectus. Pursuant to the Ninth Amendment, the Company will become a guarantor, and grant a security interest with respect to the obligations, under the senior secured credit facility upon the

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

consummation of the corporate reorganization, and the credit agreement will be amended effective as of the corporate reorganization to provide for such guarantee and the grant of such security interest.

Details of short-term borrowings as of September 30, 2007 are presented as below:

	Maturity	Annual interest rate (%)	Amount of principal
Euro dollar Revolving Loan	2007-12-21	3 month LIBOR + 4.75	$20,000
ABR Revolving Loan	2007-12-28	ABR + 3.75	20,000
Banker’s Usance			10,601

			$50,601

7. Long-term Borrowings

On December 23, 2004, two of the Company’s subsidiaries, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company issued $500 million aggregate principal amount of Second Priority Senior Secured Notes consisting of $300 million aggregate principal amount of Floating Rate Second Priority Senior Secured Notes and $200 million aggregate principal amount of 6 7/8% Second Priority Senior Secured Notes. At the same time, such subsidiaries issued $250 million aggregate principal amount of 8% Senior Subordinated Notes.

Details of long-term borrowings as of September 30, 2007 and December 31, 2006 are presented as below:

	Maturity	Annual interest rate (%)	Amount of principal
Floating Rate Second Priority Senior Secured Notes	2011	3 month LIBOR + 3.250	$300,000
6 7/8% Second Priority Senior Secured Notes	2011	6.875	200,000
8% Senior Subordinated Notes	2014	8.000	250,000

			$750,000

The senior secured revolving credit facility and Second Priority Senior Secured Notes are collateralized by substantially all of the assets of the Company. The notes are due in full upon maturity.

Each indenture governing the notes contains covenants that limit the ability of the Company and its subsidiaries to (i) incur additional indebtedness, (ii) pay dividends or make other distributions on its capital stock or repurchase, repay or redeem its capital stock, (iii) make certain investments, (iv) incur liens, (v) enter into certain types of transactions with affiliates, (vi) create restrictions on the payment of dividends or other amounts to the Company by its subsidiaries, and (vii) sell all or substantially all of its assets or merge with or into other companies.

As of September 30, 2007, the Company and all of its subsidiaries except for MagnaChip Semiconductor (Shanghai) Company Limited have jointly and severally guaranteed each series of the Second Priority Senior Secured Notes on a second priority senior secured basis. As of September 30, 2007, the Company and its subsidiaries except for MagnaChip Semiconductor Ltd. (Korea) and MagnaChip Semiconductor (Shanghai) Company Limited have jointly and severally guaranteed the

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

Senior Subordinated Notes on an unsecured, senior subordinated basis. In addition, the Company and each of its current and future direct and indirect subsidiaries (subject to certain exceptions) will be guarantors of the Second Priority Senior Secured Notes and Senior Subordinated Notes.

Interest Rate Swap

Effective June 27, 2005, the Company entered into an interest rate swap agreement (the “Swap”) that converted the variable interest rate of three-month LIBOR plus 3.25% to a fixed interest rate of 7.34% on the Company’s Floating Rate Second Priority Senior Secured Notes (the “Notes”). This Swap will be in effect until June 15, 2008.

The Swap qualifies as an effective cash flow hedge under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. The Company is utilizing the “hypothetical derivative method” to measure the effectiveness by comparing the changes in value of the actual derivative versus the change in fair value of the “hypothetical derivative.” Under this methodology, the actual swap was effective when compared to the hypothetical hedge.

For the nine-month period ended September 30, 2007, the Company recorded changes in the fair value of the Swap amounting to $2,260 thousand, under other comprehensive income in the accompanying condensed consolidated financial statements. In addition, during the same period, the Company recognized interest income of $2,888 thousand, which represents the differences between fixed and variable rates.

8. Accrued Severance Benefits

The majority of accrued severance benefits is for employees in the Company’s Korean subsidiary. Pursuant to the Labor Standards Act of Korea, most employees and executive officers with one or more years of service are entitled to severance benefits upon the termination of their employment based on their length of service and rate of pay. As of September 30, 2007, 96% of all employees of the Company were eligible for severance benefits.

Changes in the carrying value of accrued severance benefits are as follows:

	Nine months ended
	September 30, 2007	October 1, 2006
Beginning balance	$64,642	$56,967
Provisions	13,985	10,031
Severance payments	(5,913)	(7,116)
Effect of foreign currency translation and other	1,325	3,698

Ending balance	74,039	63,580

Less: Cumulative contributions to the National Pension Fund	(813)	(866)
Group Severance insurance plan	(919)	(936)

	$72,307	$61,778

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

The severance benefits are funded approximately 2.34% and 2.83% as of September 30, 2007 and October 1, 2006, respectively, through the Company’s National Pension Fund and group severance insurance plan which will be used exclusively for payment of severance benefits to eligible employees. These amounts have been deducted from the accrued severance benefit balance.

The Company expects to pay the following future benefits to its employees upon their normal retirement age:

Severance benefit
2008	$—
2009	71
2010	228
2011	81
2012	161
2013 – 2017	5,289

The above amounts were determined based on the employees’ current salary rates and the number of service years that will be accumulated upon their retirement dates. These amounts do not include amounts that might be paid to employees that will cease working with the Company before their normal retirement ages.

9. Redeemable Convertible Preferred Units

The Company issued 49,727 units as Series A redeemable convertible preferred units (the “Series A”) and 447,420 units as Series B redeemable convertible preferred units (the “Series B”) on September 23, 2004 and additionally issued 364 units of Series A and 3,272 units of Series B on November 30, 2004, respectively. All of Series A were redeemed by cash on December 27, 2004 and some of the Series B were redeemed by cash on December 15, 2004 and December 27, 2004.

Changes in Series B for the nine months ended September 30, 2007 and October 1, 2006 are as follows:

	Nine months ended
	September 30, 2007		October 1, 2006
	Units	Amount	Units	Amount
Beginning of period	93,997	$117,374	93,997	$106,462
Accrual of preferred dividends	—	8,863	—	8,070

End of period	93,997	$126,237	93,997	$114,532

The Series B were issued to the original purchasers of the Company in 2004. Holders of Series B receive dividends which are cumulative, whether or not earned or declared by the board of directors. The cumulative cash dividends accrue at the rate of 10% per unit per annum on the Series B original issue price, compounded semi-annually.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

10. Earnings per Unit

The following table illustrates the computation of basic and diluted loss per common unit for the nine-month period ended September 30, 2007 and October 1, 2006:

	Nine months ended
	September 30, 2007	October 1, 2006
Net loss	$(151,072)	$(183,672)
Dividends to preferred unitholders	8,863	8,070

Net loss attributable to common units	$(159,935)	$(191,742)

Weighted-average common units outstanding	52,769,273	52,975,152

Basic and diluted loss per unit	$(3.03)	$(3.62)

The following outstanding redeemable convertible preferred units issued, options granted and warrants issued were excluded from the computation of diluted loss per unit as they would have an anti-dilutive effect on the calculation:

	Nine months ended
	September 30, 2007	October 1, 2006
Redeemable convertible preferred units	93,997	93,997
Options	4,956,434	4,909,152
Warrant	—	5,079,254

In connection with the acquisition of the Company’s business from Hynix Semiconductor Inc. on October 6, 2004, the Company issued a warrant to Hynix which enabled Hynix to purchase 5,079,254 common units of the Company at an exercise price of $1.00 per unit. This warrant expired unexercised in accordance with its terms on October 6, 2006.

11. Restructuring and Impairment Charges

Assets impairment

In the Second Quarter of 2007, the Company recognized impairment charges of $10,106 thousand under SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets (“SFAS No. 144”). The Impairment charges were recorded related to the closure of one of the Company’s 5-inch wafer fabrication facilities that has generated losses and no longer supported the Company’s strategic technology roadmap. In the Second Quarter of 2006, the Company recorded impairment charges of $92,540 thousand under SFAS No. 144. The impairment charges were recorded against one of our fabrication facilities and certain related technology and customer-based intangible assets (the “asset group”).

SFAS No. 144 requires the Company to evaluate the recoverability of certain long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The net book value of the asset group before the impairment charges as of July 1, 2007 and July 2, 2006 were approximately $10,228 and $185,985 thousand, respectively.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

The impairment charge was measured as an excess of the carrying value of the asset group over its fair value. The fair value of the asset group was estimated using a present value technique, where expected future cash flows from the use and eventual disposal of the asset group were discounted by an interest rate commensurate with the risk of the cash flows.

Restructuring

In the second quarter of 2007, the Company recognized $1,978 thousand of restructuring under SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”). The restructuring charges were related to the closure of the Company’s 5-inch wafer fabrication facilities to be completed within the next several months. These charges consist of one-time termination benefits, transfer of machinery and other associated costs. In the second quarter of 2006, the Company recorded restructuring charges of $1,144 thousand in accordance with SFAS No. 146. These charges were incurred in association with changes in the Company’s management and the early retirement of certain employees.

12. Uncertainty in Income Taxes

The Company, including its subsidiaries files income tax returns in Korea, Japan, Taiwan, U.S. and various other jurisdictions. The Company is subject to income tax examinations by tax authorities of these jurisdictions for all years since the beginning of its operation in October 2004.

The Company adopted the provisions of FIN No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of SFAS No. 109, on January 1, 2007. As a result of the implementation of FIN No. 48, the Company recognized a $1,554 thousand increase in the liability for unrecognized tax benefits, which was accounted for as a reduction to the January 1, 2007 balance of accumulated deficits. The total amount of unrecognized tax benefits as of the date of adoption was $6,773 thousand and it is related to the temporary difference arising from timing of expensing certain inventories. There was no change in total amount of unrecognized tax benefits during the three months ended September 30, 2007.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits as income tax expenses. The Company recognized $41 thousand and $121 thousand of interest and penalties, respectively, for the three and nine months ended September 30, 2007. Total interest and penalties accrued as of September 30, 2007 and as of the FIN No. 48 adoption date were $670 thousand and $530 thousand respectively.

13. Segment Information

The Company has determined, based on the nature of its operations and products offered to customers, that its reportable segments are Display Solutions, Imaging Solutions, and Semiconductor Manufacturing Services. The Display Solutions segment’s primary products are flat panel display drivers and the Imaging Solutions segment’s primary products are CMOS image sensors. The Semiconductor Manufacturing Service segment provides for wafer foundry services to clients. Net sales and gross profit for the “All other” category primarily relates to certain business activities that do not constitute operating or reportable segments.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

The Company’s chief operating decision maker (“CODM”) as defined by SFAS 131, Disclosure about Segments of an Enterprise and Relate Information, allocates resources to and assesses the performance of each segment using information about its revenue and gross profit. The Company does not identify or allocate assets by segments, nor does the CODM evaluate operating segments using discrete asset information. In addition, the Company does not allocate operating expense, interest income or expense, other income or expense, or income tax to the segments. Management does not evaluate segments based on these criteria.

The following sets forth information relating to the reportable segments:

	Nine months ended
	September 30, 2007	October 1, 2006
Net Sales
Display Solutions	$223,327	$215,116
Imaging Solutions	51,568	47,691
Semiconductor Manufacturing Services	217,611	280,838
All other	53,375	38,394

Total segment net sales	$545,881	$582,039

Gross Profit

Display Solutions	$19,885	$31,308

Imaging Solutions	2,517	(5,302)

Semiconductor Manufacturing Services	31,747	46,259

All other	19,871	9,195

Total segment gross profit	$74,020	$81,460

14. Commitments and Contingencies

Advisory Agreements

Advisory agreements were entered into as of October 6, 2004 by and between the Company and each of the advisors including Court Square Advisor, LLC (successor in interest to CVC Management LLC) (“Court Square”), CVC Capital Partners Asia Limited (“CVC Capital”) and Francisco Partners Management LLC (“Francisco Partners”). The Company is to pay each of Court Square and Francisco Partners an annual advisory fee the amount of which shall be the greater of $1,379,163 per annum or 0.14777% per annum of annual consolidated revenue, and is also to pay CVC Capital an annual advisory fee the amount of which shall be the greater of $741,673 per annum or 0.07946% per annum of annual consolidated revenue plus reasonable out-of-pocket expenses for an initial term of 10 years, subject to termination by either party upon written notice 90 days prior to the expiration of the initial term or any extension thereof. During the year ended December 31, 2005 and the three-month period ended December 31, 2004 (successor company), the Company accrued $3,545 thousand and $890 thousand of accrued expenses under these agreements, respectively, which is included in selling, general and administrative expenses in the accompanying consolidated financial statements. During the year ended December 31, 2006, due to lower financial performances, the advisors agreed to waive the advisory fee and, therefore, the Company did not accrue any expenses. Effective June 30, 2007,

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

the parties to the advisory agreements entered into the First Amendment to Advisory Agreement under which all rights and obligations of the parties terminate except for indemnity and liability provisions. The Amendment provides that upon a firmly underwritten public offering of common equity of the Company with net proceeds of $50 million or more, the Company must pay a termination fee to the advisors in the amount of all advisory fees not paid under the advisory agreements plus the net present value of all advisory fees that would have been payable through October 6, 2014 had the advisory agreements not been amended.

IPO Incentives

The Company has committed to its employees that it will pay an IPO incentive to all non-executive employees who are employed by the Company at the closing date of the Company’s initial public offering. The incentive is estimated to be $30 million.

15. Condensed Consolidating Financial Statements

The senior secured credit facility and Second Priority Senior Secured Notes are each fully and unconditionally guaranteed by the Company and all of its subsidiaries, except for MagnaChip Semiconductor (Shanghai) Company Limited. The Senior Subordinated Notes are fully and unconditionally guaranteed by the Company and all of its subsidiaries, except for MagnaChip Semiconductor, Ltd. (Korea) and MagnaChip Semiconductor (Shanghai) Company Limited. The Senior Subordinated Notes are structurally subordinated to the creditors of our principal manufacturing subsidiary, MagnaChip Semiconductor, Ltd. (Korea), which accounts for a majority of our net sales and substantially all of our assets.

Below are condensed consolidating balance sheets as of September 30, 2007 and December 31, 2006, condensed consolidating statements of operations for the three months and nine months ended September 30, 2007 and October 1, 2006 and condensed consolidating statement of cash flows for the nine months ended September 30, 2007 and October 1, 2006 of those entities that guarantee the Senior Subordinated Notes, those that do not, MagnaChip Semiconductor LLC, and the co-issuers.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

Condensed Consolidating Statement Of Operations

For the nine months ended September 30, 2007

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$532,544	$235,186	$(221,849)	$545,881
Cost of sales	—	—	471,123	204,483	(203,745)	471,861

Gross profit	—	—	61,421	30,703	(18,104)	74,020

Selling, general and administrative expenses	321	926	60,448	10,272	(63)	71,904
Research and development expenses	—	—	101,813	16,681	(17,405)	101,089
Restructuring and impairment charge	—	—	12,084	—	—	12,084

Operating income (loss)	(321)	(926)	(112,924)	3,750	(636)	(111,057)

Other income (expense)	1	4,512	(28,045)	(9,840)	—	(33,372)

Income (loss) before income taxes, equity in earnings (loss) of related equity investment	(320)	3,586	(140,969)	(6,090)	(636)	(144,429)

Income tax expenses	—	128	115	6,400	—	6,643

Loss before equity in loss of related investment	(320)	3,458	(141,084)	(12,490)	(636)	(151,072)

Loss of related investment	(150,752)	(154,605)	—	(141,451)	446,808	—

Net loss	$(151,072)	$(151,147)	$(141,084)	$(153,941)	$446,172	$(151,072)

Dividends accrued on preferred units	8,863	—	—	—	—	8,863

Net loss attributable to common units	$(159,935)	$(151,147)	$(141,084)	$(153,941)	$446,172	$(159,935)

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

Condensed Consolidating Statement of Operations

For the nine months ended October 1, 2006

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$561,282	$291,357	$(270,600)	$582,039
Cost of sales	—	—	494,361	263,159	(256,941)	500,579

Gross profit	—	—	66,921	28,198	(13,659)	81,460

Selling, general and administrative expenses	86	748	56,969	8,619	(54)	66,368
Research and development expenses	—	—	99,798	10,813	(14,743)	95,868
Restructuring and impairment charges	—	—	93,723	225	—	93,948

Operating income (loss)	(86)	(748)	(183,569)	8,541	1,138	(174,724)

Other income (expenses)	2	6,134	2,481	(10,734)	—	(2,117)

Income (loss) before income taxes, equity in loss of related equity investment	(84)	5,386	(181,088)	(2,193)	1,138	(176,841)

Income tax expenses	—	122	50	6,659	—	6,831

Income (loss) before equity in loss of related Investment	(84)	5,264	(181,138)	(8,852)	1,138	(183,672)

Loss of related investment	(183,588)	(193,848)	—	(181,611)	559,047	—

Net loss	$(183,672)	$(188,584)	$(181,138)	$(190,463)	$560,185	$(183,672)

Dividends accrued on preferred units	8,070	—	—	—	—	8,070

Net loss attributable to common units	$(191,742)	$(188,584)	$(181,138)	$(190,463)	$560,185	$(191,742)

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

Condensed Consolidating Balance Sheet

September 30, 2007

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$278	$22,091	$34,888	$4,677	$—	$61,934
Accounts receivable, net	—	—	127,648	56,286	(59,592)	124,342
Inventories, net	—	—	89,563	5,042	(505)	94,100
Other receivables	—	718	6,349	19,732	(19,749)	7,050
Short-term inter-company loans	—	20,000	—	20,000	(40,000)	—
Other current assets	1	15,773	11,048	10,700	(26,747)	10,775

Total current assets	279	58,582	269,496	116,437	(146,593)	298,201

Property, plant and equipment, net	—	—	278,077	2,945	—	281,022
Intangible assets, net	—	—	96,477	19,202	(183)	115,496
Investments in subsidiaries	(326,133)	(406,325)	—	(225,189)	957,647	—
Long-term inter-company loans	—	804,809	—	634,445	(1,439,254)	—
Other non-current assets	—	16,942	41,417	9,814	(20,632)	47,541

Total assets	$(325,854)	$474,008	$685,467	$557,654	$(649,015)	$742,260

Liabilities and Unitholders’ equity
Current liabilities
Accounts payable	$—	$—	$128,517	$52,296	$(59,592)	$121,221
Other accounts payable	—	5	49,234	2,223	(19,749)	31,713
Accrued expenses	110	11,674	24,264	17,657	(23,524)	30,181
Short-term Borrowings	—	40,000	30,601	20,000	(40,000)	50,601
Other current liabilities	—	462	2,913	5,010	(3,223)	5,162

Total current liabilities	110	52,141	235,529	97,186	(146,088)	238,878

Long-term borrowings	—	750,000	621,000	818,254	(1,439,254)	750,000
Accrued severance benefits, net	—	—	71,878	429	—	72,307
Other non-current liabilities	—	—	5,287	22,384	(20,632)	7,039

Total liabilities	110	802,141	933,694	938,253	(1,605,974)	1,068,224
Commitments and contingencies
Series A redeemable convertible preferred units	—	—	—	—	—	—
Series B redeemable convertible preferred units	126,237	—	—	—	—	126,237

Total redeemable convertible preferred units	126,237	—	—	—	—	126,237

Unitholders’ equity
Common units	52,832	136,229	39,005	55,778	(231,012)	52,832
Additional paid-in capital	2,698	1,629	155,618	107,659	(264,906)	2,698
Accumulated deficit	(531,803)	(490,813)	(465,996)	(567,983)	1,524,792	(531,803)
Accumulated other comprehensive income	24,072	24,822	23,146	23,947	(71,915)	24,072

Total unitholders’ equity	(452,201)	(328,133)	(248,227)	(380,599)	956,959	(452,201)

Total liabilities, redeemable convertible preferred units and unitholders’ equity	$(325,854)	$474,008	$685,467	$557,654	$(649,015)	$742,260

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

Condensed Consolidating Balance Sheet

December 31, 2006

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$321	$892	$72,608	$15,352	$—	$89,173
Accounts receivable, net	—	—	86,488	34,971	(44,794)	76,665
Inventories, net	—	—	55,676	2,208	(38)	57,846
Other receivables	—	718	5,244	28,133	(27,341)	6,754
Other current assets	58	15,862	12,843	6,692	(21,829)	13,626

Total current assets	379	17,472	232,859	87,356	(94,002)	244,064

Property, plant and equipment, net	—	—	334,809	1,470	—	336,279
Intangible assets, net	—	—	117,101	22,628	—	139,729
Investments in subsidiaries	(167,545)	(246,126)	—	(77,489)	491,160	—
Long-term inter-company loans	—	791,648	—	633,987	(1,425,635)	—
Other non-current assets	—	21,349	41,972	9,702	(23,042)	49,981

Total assets	$(167,166)	$584,343	$726,741	$677,654	$(1,051,519)	$770,053

Liabilities and Unitholders’ equity
Current liabilities
Accounts payable	$—	$—	$67,002	$40,191	$(44,794)	$62,399
Other accounts payable	—	6	51,803	7,955	(27,341)	32,423
Accrued expenses	1	3,135	22,040	17,078	(18,607)	23,647
Other current liabilities	—	333	1,844	4,025	(3,222)	2,980

Total current liabilities	1	3,474	142,689	69,249	(93,964)	121,449

Long-term borrowings	—	750,000	621,000	804,635	(1,425,635)	750,000
Accrued severance benefits, net	—	—	62,550	286	—	62,836
Other non-current liabilities	—	—	1,191	24,786	(23,042)	2,935

Total liabilities	1	753,474	827,430	898,956	(1,542,641)	937,220
Commitments and contingencies
Series A redeemable convertible preferred units	—	—	—	—	—	—
Series B redeemable convertible preferred unites	117,374	—	—	—	—	117,374

Total redeemable convertible preferred units	117,374	—	—	—	—	117,374

Unitholders’ equity
Common units	52,721	136,229	39,005	55,778	(231,012)	52,721
Additional paid-in capital	2,451	1,401	155,415	108,239	(265,055)	2,451
Accumulated deficit	(370,314)	(338,112)	(323,358)	(412,488)	1,073,958	(370,314)
Accumulated other comprehensive income	30,601	31,351	28,249	27,169	(86,769)	30,601

Total unitholders’ equity	(284,541)	(169,131)	(100,689)	(221,302)	491,122	(284,541)

Total liabilities, redeemable convertible preferred units and unitholders’ equity	$(167,166)	$584,343	$726,741	$677,654	$(1,051,519)	$770,053

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

Condensed Consolidating Statement of Cash Flows

For the nine months ended September 30, 2007

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Cash flow from operating activities:
Net loss	$(151,072)	$(151,147)	$(141,084)	$(153,941)	$446,172	$(151,072)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	—	—	135,507	3,280	—	138,787
Provision for severance benefits	—	—	13,857	128	—	13,985
Amortization of debt issuance costs	—	2,180	733	—	—	2,913
(Gain) loss on foreign currency translation, net	—	(13,161)	(10,042)	13,580	—	(9,623)
Impairment charges	—	—	10,130	—	(24)	10,106
Loss of related investment	150,752	154,605	—	141,451	(446,808)	—
Other	—	—	238	123	—	361
Changes in operating assets and liabilities:
Accounts receivable	—	—	(40,196)	(21,089)	14,798	(46,487)
Inventories	—	—	(32,252)	(2,742)	466	(34,528)
Other receivables	—	—	(1,017)	8,397	(7,592)	(212)
Deferred tax assets	—	—	—	655	—	655
Accounts payable	—	—	59,565	11,932	(14,798)	56,699
Other accounts payable	—	—	(7,710)	(4,894)	7,592	(5,012)
Accrued expenses	110	8,539	1,838	548	(4,917)	6,118
Other current assets	58	89	9,364	(3,792)	2,523	8,242
Other current liabilities	—	128	1,028	(602)	2,385	2,939
Payment of severance benefits	—	—	(5,913)	—	—	(5,913)
Other	—	(34)	(55)	(1,696)	602	(1,183)

Net cash provided by (used in) operating activities	(152)	1,199	(6,009)	(8,662)	399	(13,225)

Cash flows from investing activities:
Purchase of plant, property and equipment	—	—	(62,285)	(1,682)	—	(63,967)
Payment for intellectual property registration	—	—	(1,115)	(34)	194	(955)
Proceeds from disposal of plant, property and equipment	—	—	699	(421)	—	278
Increase in short-term loans	—	(20,000)	—	(20,000)	40,000	—
Other	—	—	787	(579)	—	208

Net cash provided by (used in) investing activities	—	(20,000)	(61,914)	(22,716)	40,194	(64,436)

Cash flows from financing activities:
Exercise of unit options	111	—	—	—	—	111
Proceeds from short-term borrowings	—	40,000	30,397	20,000	(20,000)	70,397
Repayment of short-term borrowings	—	—	—	—	(20,000)	(20,000)

Net cash provided by (used in) financing activities	111	40,000	30,397	20,000	(40,000)	50,508
Effect of exchange rates on cash and cash equivalents	(2)	—	(194)	703	(593)	(86)

Net increase (decrease) in cash and cash equivalents	(43)	21,199	(37,720)	(10,675)	—	(27,239)

Cash and cash equivalents:
Beginning of the period	321	892	72,608	15,352	—	89,173

End of the period	$278	$22,091	$34,888	$4,677	$—	$61,934

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited; in thousands of US dollars, except unit data)

Condensed Consolidating Statement of Cash Flows

For the nine months ended October 1, 2006

	MagnaChip Semiconductor LLC (Parent)	Co-Issuers	Non-Guarantors	Guarantors	Eliminations	Consolidated
Cash flow from operating activities
Net loss	$(183,672)	$(188,584)	$(181,138)	$(190,463)	$560,185	$(183,672)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	—	—	142,376	3,105	—	145,481
Provision for severance benefits	—	—	10,029	2	—	10,031
Amortization of debt issuance costs	—	2,084	676	—	—	2,760
Loss (gain) on foreign currency translation, net	—	(10,882)	(43,674)	11,259	—	(43,297)
Impairment of long-lived assets	—	—	92,540	—	—	92,540
Loss of related investment	183,588	193,848	—	181,611	(559,047)	—
Other	—	—	1,687	(2,663)	2,419	1,443
Changes in operating assets and liabilities
Accounts receivable	—	—	42,450	14,719	(20,365)	36,804
Inventories	—	—	32,150	3,444	(1,099)	34,495
Other receivables	1,603	—	4,070	4,173	(6,616)	3,230
Deferred tax assets	—	—	—	1,405	—	1,405
Accounts payable	—	—	(36,691)	(23,629)	20,365	(39,955)
Other accounts payable	(1,000)	(435)	(23,807)	1,756	6,616	(16,870)
Accrued expenses	17	8,457	1,721	1,278	(8,594)	2,879
Other current assets	—	(3,778)	(320)	(6,197)	9,040	(1,255)
Other current liabilities	—	122	(1,794)	(2,982)	(446)	(5,100)
Payment of severance benefits	—	—	(7,116)	—	—	(7,116)
Other	—	(184)	5,533	(162)	(2,419)	2,768

Net cash provided by (used in) operating activities	536	648	38,692	(3,344)	39	36,571

Cash flows from investing activities
Purchase of plant, property and equipment	—	—	(25,574)	(700)	—	(26,274)
Payments for intellectual property registration	—	—	(1,687)	(59)	—	(1,746)
Proceeds from disposal of plant, property and equipment	—	—	2,748	—	—	2,748
Proceeds from disposal of intangible assets	—	—	2,801	—	—	2,801
Decrease in restricted cash	—	—	2,985	—	—	2,985
Other	—	—	(704)	4	—	(700)

Net cash used in investing activities	—	—	(19,431)	(755)	—	(20,186)

Cash flows from financing activities
Exercise of unit options	88	—	—	—	—	88
Repurchase of common units	(420)	—	—	—	—	(420)

Net cash used in financing activities	(332)	—	—	—	—	(332)
Effect of exchange rate on cash and cash equivalents	—	—	5,524	(623)	(39)	4,862

Net increase (decrease) in cash and cash equivalents	204	648	24,785	(4,722)	—	20,915

Cash and cash equivalents
Beginning of the period	209	841	63,435	22,089	—	86,574

End of the period	$413	$1,489	$88,220	$17,367	$—	$107,489

             Shares

MagnaChip Semiconductor Corporation

Common Stock

Goldman, Sachs & Co.	UBS Investment Bank	Credit Suisse

Citi	Lehman Brothers

Jefferies & Company	JMP Securities

Through and including                     , 2008 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses other than the underwriting discount, payable by the registrant in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$17,653

New York Stock Exchange Listing Fee	$250,000

Legal Fees and Expenses	$1,400,000

Printing Expenses	$525,000

Blue Sky Fees	$20,000

FINRA Fees	$58,000

Transfer Agent’s Fees	$2,000

Accounting Fees and Expenses	$1,500,000

Miscellaneous	$127,347

Total	$3,900,000

ITEM 14. Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law (DGCL) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party or who is threatened to be made a party by reason of such person being or having been a director, officer, employee of or agent to the registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by the DGCL, our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (4) arising as a result of any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our amended and restated certificate of incorporation provides that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions; (2) we are permitted to indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise required by law, our amended and restated certificate of incorporation or agreements; (3) we are required to advance expenses, as incurred, to our directors and officers in connection with any legal proceeding, subject to certain exceptions; and (4) the rights conferred in our amended and restated certificate of incorporation are not exclusive.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.

We believe that our charter provisions are necessary to attract and retain qualified persons as directors and officers.

Item 15. Recent Sales of Unregistered Securities.

The following relates to sales of securities that have occurred since November 2004 that have not been registered under the Securities Act:

Immediately prior to this offering, as part of our corporate reorganization, shares of our common stock will be issued in exchange for the common units and some of the Series B preferred units of MagnaChip Semiconductor LLC, and shares of our Series B preferred stock will be issued in exchange for the remaining Series B preferred units of MagnaChip Semiconductor LLC. The issuance of shares of our stock pursuant to such corporate reorganization will be exempt from registration under either Section 4(2) of the Securities Act and/or Regulation S promulgated thereunder.

On October 25, 2007, one of our former employees exercised options to acquire 1,500 of our common units at a purchase price of $2,000.00. Because the offering transaction took place outside the U.S. and the optionee was not a U.S. person, these securities were exempt from registration under Regulation S of the Securities Act of 1933, as amended.

On August 22, 2007, one of our former executives exercised options to acquire 30,937.50 of our common units at a purchase price of $30,937. Because the offering transaction took place outside the U.S. and the optionee was not a U.S. person, these securities were exempt from registration under Regulation S.

On May 4, 2007, one of our former executives exercised options to acquire 80,000 of our common units for an aggregate purchase price of $80,000. These securities were exempt from registration under Section 4(2) of the Securities Act, by reason of the fact that the offering was a limited private placement to one knowledgeable investor who agreed not to resell the securities to the public.

On August 24, 2006, one of our subsidiary’s former employees exercised options to acquire 4,375 of our common units for an aggregate purchase price of $5,998. Because the offering transaction took place outside the U.S. and the optionee was not a U.S. person, these securities were exempt from registration under Regulation S.

In April 2006, certain of our subsidiary’s employees and former employees exercised options to acquire an aggregate of 2,812 of our common units at an aggregate purchase price of $8,050. Because the offering transactions took place outside the U.S. and none of the optionees was a U.S. persons, these securities were exempt from registration under Regulation S.

In March 2006, certain of our employees exercised options to acquire an aggregate of 18,750.25 of our common units for an aggregate purchase price of $42,007. Because the offering transactions took place outside the U.S. and none of the optionees was a U.S. person, these securities were exempt from registration under Regulation S.

In February 2006, certain of our employees exercised options to acquire an aggregate of 12,187.50 of our common units for an aggregate purchase price of $18,585. Because the offering transactions took place outside the U.S. and none of the optionees was a U.S. person, these securities were exempt from registration under Regulation S.

In January 2006, certain of our employees exercised options to acquire an aggregate of 4,812.50 of our common units for an aggregate purchase price of $9,347. Because the offering transactions took place outside the U.S. and none of the optionees was a U.S. person, these securities were exempt from registration under Regulation S.

In December 2005, certain of our employees exercised options to acquire an aggregate of 4,250 of our common units for an aggregate purchase price of $12,316. Because the transactions took place outside the U.S. and none of the optionees was a U.S. person, these securities were exempt from registration under Regulation S.

On December 9, 2005, ISETEX, Inc., one of our consultants, exercised options to acquire 50,000 of our common units for an aggregate purchase price of $100,000. These securities were exempt from registration under Section 4(2) of the Securities Act by reason of the fact that the offering was a limited private placement to one knowledgeable investor who agreed not to resell the securities to the public.

On December 23, 2004, our subsidiaries, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, sold (and certain of our subsidiaries guaranteed) $300 million aggregate principal amount of floating rate second priority senior secured notes due 2011, $200 million aggregate principal amount of 6 7/8% second priority senior secured notes due 2011 and $250 million aggregate principal amount of 8% senior subordinated notes due 2014. We received proceeds of approximately $291.9 million, $194.2 million and $243.4 million, respectively, pursuant to the sale of such notes. The initial purchasers of the foregoing notes were UBS Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. The issuance of the notes to the initial purchasers was made in reliance on Section 4(2) under the Securities Act and the notes were subsequently resold by the initial purchasers pursuant to Rule 144A and Regulation S thereunder.

ITEM 16. Exhibits.

1.1	Form of Underwriting Agreement.*

2.1	Business Transfer Agreement, dated as of June 12, 2004, between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

2.2	First Amendment to Business Transfer Agreement, dated as of October 6, 2004, between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

3.1	Certificate of Formation of MagnaChip Semiconductor LLC (formerly System Semiconductor Holding LLC)(1)

3.2	Certificate of Amendment to Certificate of Formation of MagnaChip Semiconductor LLC(1)

3.3	Third Amended and Restated Limited Liability Company Operating Agreement of MagnaChip Semiconductor LLC(1)

3.4	Articles of Incorporation of MagnaChip Semiconductor S.A.(1)

3.5	Certificate of Incorporation of MagnaChip Semiconductor Finance Company(1)

3.6	Bylaws of MagnaChip Semiconductor Finance Company(1)

3.7	Certificate of Formation for MagnaChip Semiconductor SA Holdings LLC(1)

3.8	Limited Liability Company Agreement of MagnaChip Semiconductor SA Holdings LLC(1)

3.9	Deed of Amendment to the Articles of Association of MagnaChip Semiconductor B.V. (English translation)(1)

3.12	Articles of Incorporation of MagnaChip Semiconductor, Ltd. (Korea)(1)

3.14	Memorandum of Association of MagnaChip Semiconductor Ltd. (Hong Kong)(1)

3.15	Articles of Association of MagnaChip Semiconductor Ltd. (Hong Kong)(1)

3.16	Memorandum of Association of MagnaChip Semiconductor Ltd. (United Kingdom)(1)

3.17	Articles of Association of MagnaChip Semiconductor Ltd. (United Kingdom)(1)

3.18	Articles of Incorporation of MagnaChip Semiconductor Ltd. (Taiwan) (English translation)(1)

3.19	Merger Agreement by and between ISRON Corporation and MagnaChip Semiconductor Inc. dated December 21, 2005, as amended on February 22, 2006, including Articles of Incorporation of MagnaChip Semiconductor Inc. (formerly ISRON Corporation) (Japan) (English translation)(2)

3.21	Bylaws of MagnaChip Semiconductor, Inc. (formerly IC Media Corporation)(1)

3.22	Certificate of Amendment to the Bylaws of MagnaChip Semiconductor, Inc. (formerly IC Media Corporation)(1)

3.23	Certificate of Amendment to the Bylaws of MagnaChip Semiconductor, Inc. (formerly IC Media Corporation)(1)

3.24	Memorandum of Association of IC Media International Corporation(1)

3.25	Articles of Association of IC Media International Corporation(1)

3.26	Memorandum of Association of MagnaChip Semiconductor Holding Company Limited (formerly IC Media Holding Company Limited)(1)

3.27	Articles of Association of MagnaChip Semiconductor Holding Company Limited (formerly IC Media Holding Company Limited)(1)

3.27.a	Amendment to Memorandum and Articles of Association of MagnaChip Semiconductor Holding Company Limited (formerly IC Media Holding Company Limited)(2)

3.28	Articles of Incorporation of IC Media Technology Corporation (English translation)(1)

3.29	Agreement and Plan of Merger by and between IC Media Corporation and MagnaChip Semiconductor, Inc., including Amended and Restated Articles of Incorporation, as filed with the State of California Secretary of State on November 17, 2005, and as corrected on February 6, 2006(2)

3.30	Amended and Restated Certificate of Incorporation of MagnaChip Semiconductor Corporation*

3.31	Amended and Restated Bylaws of MagnaChip Semiconductor Corporation*

3.32	Agreement and Plan of Merger by and among MagnaChip Semiconductor Corporation, MagnaChip Semiconductor LLC and MC MergerSub LLC*

4.1	Indenture, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors as named therein and The Bank of New York, as trustee for the Floating Rate Second Priority Senior Secured Notes due 2011 and the 6 7/8% Second Priority Senior Secured Notes due 2011(1)

4.2	Form of Floating Rate Second Priority Senior Secured Notes due 2011 and related guarantees (included in Exhibit 4.1)(1)

4.3	Form of 6 7/8% Second Priority Senior Secured Notes due 2011 and related guarantees (included in Exhibit 4.1)(1)

4.4	Registration Rights Agreement, dated as of December 23, 2004, by and among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.(1)

4.5	Indenture, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors as named therein and The Bank of New York, as trustee for the 8% Senior Subordinated Notes due 2014(1)

4.6	Form 8% Senior Subordinated Notes due 2014 and related guarantees (included in Exhibit 4.5)(1)

4.7	Registration Rights Agreement, dated as of December 23, 2004, by and among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.(1)

5.1	Form of Opinion of Dechert LLP*

10.1	Purchase Agreement, dated as of December 16, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.(1)

10.2	Credit Agreement, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, the lenders named therein, UBS Securities LLC, Korea Exchange Bank, UBS AG, Stamford Branch and UBS Loan Finance LLC(1)
10.3.a	First Amendment to Credit Agreement and Waiver, dated as of May 6, 2005, to the Credit Agreement, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, the lenders named therein, UBS Securities LLC, Korea Exchange Bank, UBS AG, Stamford Branch and UBS Loan Finance LLC(1)
10.3.b	Second Amendment to Credit Agreement and Waiver dated as of June 21, 2005, to the Credit Agreement, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, the lenders named therein, UBS Securities LLC, Korea Exchange Bank, UBS AG, Stamford Branch and UBS Loan Finance LLC(1)
10.3.c	Third Amendment to Credit Agreement dated as of March 27, 2006, to the Credit Agreement, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, the lenders named therein, UBS Securities LLC, Korea Exchange Bank, UBS AG, Stamford Branch and UBS Loan Finance LLC(2)
10.3.d	Fourth Amendment to Credit Agreement, dated as of July 26, 2006, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent, and U.S. Bank National Association(3)
10.3.e	Fifth Amendment to Credit Agreement, dated as of December 29, 2006, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent(4)
10.3.f	Sixth Amendment to Credit Agreement dated as of March 26, 2007, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent(9)

10.3.g	Seventh Amendment to Credit Agreement, dated as of June 28, 2007, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent (10)
10.3.h	Waiver to Credit Agreement, dated as of August 13, 2007, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent(11)
10.3.i	Eighth Amendment to Credit Agreement, dated as of September 28, 2007, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent(12)
10.3.j	Ninth Amendment and Waiver to Credit Agreement, dated as of November 13, 2007, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent

10.4	Intercreditor Agreement dated as of December 23, 2004 among MagnaChip Semiconductor Finance Company, the other Pledgors party thereto, UBS AG, Stamford Branch, The Bank of New York and U.S. Bank National Association(1)

10.5	Second Amended and Restated Securityholders’ Agreement of MagnaChip Semiconductor LLC(1)

10.5a	Third Amended and Restated Securityholders’ Agreement*

10.7	Intellectual Property License Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.8	Trademark License Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.9	Building Lease Agreement for Warehouses, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.9.a	First Amendment to Building Lease Agreement for Warehouses, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.10	Building Lease Agreement for M4 Building, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.11	Building Lease Agreement for R, C1 and C2 Buildings, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.11.a	First Amendment to Building Lease Agreement for R, C1 and C2 Buildings, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.12	Land Lease and Easement Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.12.a	First Amendment to Land Lease and Easement Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.13	Wafer Foundry Service Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.14	Wafer Mask Production and Supply Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.14.a	First Amendment to Wafer Mask Production and Supply Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)(6)

10.15	General Service Supply Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.15.a	First Amendment to General Service Supply Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.16	IT and FA Service Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.16.a	First Amendment to IT and FA Service Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.17	Service Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Youm Huh(1)

10.18	Service Agreement, dated as of October 1, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Jerry Baker(1)

10.19	Service Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Robert Krakauer(1)

10.20	Service Agreement, dated as of December 29, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Victoria Miller Nam(1)

10.21	Service Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Tae Young Hwang(1)

10.22	Service Agreement, dated as of May 16, 2005, by and among MagnaChip Semiconductor, Ltd. (Korea), MagnaChip Semiconductor, Inc. (California) and Jason Hartlove(1)

10.23	Service Agreement, dated as of April 14, 2005 by and between MagnaChip Semiconductor, Ltd. (Korea) and Dale Lindly(1)

10.24	MagnaChip Semiconductor LLC Equity Incentive Plan(1)

10.25	MagnaChip Semiconductor LLC California Equity Incentive Plan(1)

10.26	R&D Equipment Utilization Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.26.a	First Amendment to R&D Equipment Utilization Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.27	License Agreement (ModularBCD), dated as of March 18, 2005, by and between Advanced Analogic Technologies, Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.28	License Agreement (TrenchDMOS), dated as of March 18, 2005, by and between Advanced Analogic Technologies, Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.29	RFID Development and Licensing Agreement, dated as of March 29, 2004, by and between Celis Semiconductor Corporation and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)(5)

10.30	Technology License Agreement, dated as of July 2001, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)(5)

10.31	Technology License Agreement, dated as of December 16, 1996, by and between Advanced RISC Machines Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to LG Semicon Company Limited)(1)(5)

10.32	ARM7201TDSP Device License Agreement, dated as of August 26, 1997, by and between Advanced RISC Machines Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to LG Semicon Company Limited)(1)(5)

10.33	Technology License Agreement, dated as of August 22, 2001, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)(5)

10.34	Technology License Agreement, dated as of May 20, 2004, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)

10.35	Interest Rate Swap Transaction Letter Agreement, dated as of June 30, 2005, by and between MagnaChip Semiconductor S.A. and Deutsche Bank AG(7)

10.36	Service Agreement, dated as of May 27, 2006, by and between MagnaChip Semiconductor, Ltd. (Korea) and Sang Park(8)
10.37	Consulting Agreement, dated as of January 1, 2006, by and between MagnaChip Semiconductor, Ltd. (Korea) and Jerry Baker (9)
10.38	2008 Equity Incentive Plan*
10.39	2008 Employee Stock Purchase Plan*
10.40	Option Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor LLC and Tae Young Hwang
10.41	Option Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor LLC and Chan Hee Lee
10.42	Option Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Robert Krakauer
10.43	Restricted Unit Subscription Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Robert Krakauer
10.44	Option Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Robert Krakauer
10.45	Restricted Unit Subscription Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Robert Krakauer
10.46	Option Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Victoria Miller Nam
10.47	Restricted Unit Subscription Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Victoria Miller Nam
10.48	Option Agreement, dated as of December 30, 2004, by and between MagnaChip Semiconductor LLC and Jerry M. Baker
10.49	Restricted Unit Subscription Agreement, dated as of December 30, 2004, by and between MagnaChip Semiconductor LLC and Jerry M. Baker
10.50	Option Agreement, dated as of January 19, 2006, by and between MagnaChip Semiconductor LLC and Armando Geday

10.51	Option Agreement, dated as of March 9, 2006, by and between MagnaChip Semiconductor LLC and Tae Young Hwang
10.52	Option Agreement, dated as of March 9, 2006, by and between MagnaChip Semiconductor LLC and Robert Krakauer
10.53	Option Agreement, dated as of March 9, 2006, by and between MagnaChip Semiconductor LLC and Chan Hee Lee
10.54	Option Agreement, dated as of March 9, 2006, by and between MagnaChip Semiconductor LLC and Victoria Miller Nam
10.55	Option Agreement, dated as of May 27, 2006, by and between MagnaChip Semiconductor LLC and Sang Park
10.56	Option Agreement, dated as of January 25, 2007, by and between MagnaChip Semiconductor LLC and R. Douglas Norby
10.57	Service Agreement, dated as of October 1, 2004, by and between MagnaChip Semiconductor, Ltd. and Chan Hee Lee (English translation)
21.1	Subsidiaries of the Registrant*
23.1	Consent of Samil PricewaterhouseCoopers
23.2	Consent of Dechert LLP (contained in Exhibit 5.1)*
24	Power of Attorney (included on signature page)

*	To be filed by amendment.

Footnotes:

(1)	Incorporated by reference to identically numbered exhibits filed in response to Item 21(a), “Exhibits,” of MagnaChip Semiconductor LLC’s Registration Statement on Form S-4, as amended (File No. 33-126019), which became effective July 20, 2005.
(2)	Incorporated by reference to an identically numbered exhibit filed in response to Item 15, “Exhibits, Financial Statement Schedules and Reports on Form 8-K,” of MagnaChip Semiconductor LLC’s Annual Report on Form 10-K for the period ended December 31, 2005 filed on March 31, 2006 (File No. 33-126019-09).
(3)	Incorporated by reference to an identically numbered exhibit filed in response to Item 9.01, “Financial Statements and Exhibits,” of MagnaChip Semiconductor LLC’s Current Report on Form 8-K dated July 25, 2006 (File No. 33-126019-09).
(4)	Incorporated by reference to an identically numbered exhibit filed in response to Item 9.01, “Financial Statements and Exhibits,” of MagnaChip Semiconductor LLC’s Current Report on Form 8-K dated December 29, 2006 (File No. 33-126019-09).
(5)	Certain portions of this document have been omitted and granted confidential treatment by the SEC.
(6)	Certain portions of this document have been omitted pursuant to a confidential treatment request.
(7)	Incorporated by reference to an identically numbered exhibit filed in response to Item 6, “Exhibits,” of MagnaChip Semiconductor LLC’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005 (File No. 33-126019-09).
(8)	Incorporated by reference to an identically numbered exhibit filed in response to Item 9.01, “Financial Statements and Exhibits,” of MagnaChip Semiconductor LLC’s Current Report on Form 8-K dated May 27, 2006 (File No. 33-126019-09).
(9)	Incorporated by reference to an identically numbered exhibit filed in response to Item 6, “Exhibits,” of MagnaChip Semiconductor LLC’s Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 33-126019-09).

(10)	Incorporated by reference to an identically numbered exhibit filed in response to Item 9.01, “Financial Statements and Exhibits,” of MagnaChip Semiconductor LLC’s Current Report on Form 8-K dated June 28, 2007 (File No. 33-126019-09).
(11)	Incorporated by reference to exhibit 10.3.h filed in response to Item 6, “Exhibits,” of MagnaChip Semiconductor LLC’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2007 (File No. 33-126019-09).
(12)	Incorporated by reference to exhibit 10.3.h filed in response to Item 9.01, “Financial Statements and Exhibits,” of MagnaChip Semiconductor LLC’s Current Report on Form 8-K dated September 28, 2007 (File No. 33-126019-09).

Item 17. Undertakings.

We hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of us in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MagnaChip Semiconductor LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, The Republic of Korea on November 13, 2007.

MagnaChip Semiconductor LLC

By:	/s/ SANG PARK
Sang Park, Chief Executive
Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sang Park and Robert Krakauer and each or either one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons on behalf of MagnaChip Semiconductor LLC and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ SANG PARK Sang Park	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 13, 2007

/s/ ROBERT J. KRAKAUER Robert J. Krakauer	President, Chief Financial Officer and Director (Principal Financial Officer)	November 13, 2007

/s/ MARGARET SAKAI Margaret Sakai	Senior Vice President, Finance (Principal Accounting Officer)	November 13, 2007

/s/ JERRY M. BAKER Jerry M. Baker	Director	November 13, 2007

/s/ DIPANJAN DEB Dipanjan Deb	Director	November 13, 2007

Signature	Title	Date

/s/ ARMANDO GEDAY Armando Geday	Director	November 13, 2007

/s/ ROY KUAN Roy Kuan	Director	November 13, 2007

/s/ PHOKION POTAMIANOS Phokion Potamianos	Director	November 13, 2007

/s/ R. DOUGLAS NORBY R. Douglas Norby	Director	November 13, 2007

/s/ PAUL C. SCHORR IV Paul C. Schorr IV	Director	November 13, 2007

/s/ DAVID F. THOMAS David F. Thomas	Director	November 13, 2007

INDEX TO EXHIBITS

No.	Description

1.1	Form of Underwriting Agreement.*

2.1	Business Transfer Agreement, dated as of June 12, 2004, between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

2.2	First Amendment to Business Transfer Agreement, dated as of October 6, 2004, between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

3.1	Certificate of Formation of MagnaChip Semiconductor LLC (formerly System Semiconductor Holding LLC)(1)

3.2	Certificate of Amendment to Certificate of Formation of MagnaChip Semiconductor LLC(1)

3.3	Third Amended and Restated Limited Liability Company Operating Agreement of MagnaChip Semiconductor LLC(1)

3.4	Articles of Incorporation of MagnaChip Semiconductor S.A.(1)

3.5	Certificate of Incorporation of MagnaChip Semiconductor Finance Company(1)

3.6	Bylaws of MagnaChip Semiconductor Finance Company(1)

3.7	Certificate of Formation for MagnaChip Semiconductor SA Holdings LLC(1)

3.8	Limited Liability Company Agreement of MagnaChip Semiconductor SA Holdings LLC(1)

3.9	Deed of Amendment to the Articles of Association of MagnaChip Semiconductor B.V. (English translation)(1)

3.12	Articles of Incorporation of MagnaChip Semiconductor, Ltd. (Korea)(1)

3.14	Memorandum of Association of MagnaChip Semiconductor Ltd. (Hong Kong)(1)

3.15	Articles of Association of MagnaChip Semiconductor Ltd. (Hong Kong)(1)

3.16	Memorandum of Association of MagnaChip Semiconductor Ltd. (United Kingdom)(1)

3.17	Articles of Association of MagnaChip Semiconductor Ltd. (United Kingdom)(1)

3.18	Articles of Incorporation of MagnaChip Semiconductor Ltd. (Taiwan) (English translation)(1)

3.19	Merger Agreement by and between ISRON Corporation and MagnaChip Semiconductor Inc. dated December 21, 2005, as amended on February 22, 2006, including Articles of Incorporation of MagnaChip Semiconductor Inc. (formerly ISRON Corporation) (Japan) (English translation)(2)

3.21	Bylaws of MagnaChip Semiconductor, Inc. (formerly IC Media Corporation)(1)

3.22	Certificate of Amendment to the Bylaws of MagnaChip Semiconductor, Inc. (formerly IC Media Corporation)(1)

3.23	Certificate of Amendment to the Bylaws of MagnaChip Semiconductor, Inc. (formerly IC Media Corporation)(1)

3.24	Memorandum of Association of IC Media International Corporation(1)

3.25	Articles of Association of IC Media International Corporation(1)

3.26	Memorandum of Association of MagnaChip Semiconductor Holding Company Limited (formerly IC Media Holding Company Limited)(1)

3.27	Articles of Association of MagnaChip Semiconductor Holding Company Limited (formerly IC Media Holding Company Limited)(1)

No.	Description

3.27.a	Amendment to Memorandum and Articles of Association of MagnaChip Semiconductor Holding Company Limited (formerly IC Media Holding Company Limited)(2)

3.28	Articles of Incorporation of IC Media Technology Corporation (English translation)(1)

3.29	Agreement and Plan of Merger by and between IC Media Corporation and MagnaChip Semiconductor, Inc., including Amended and Restated Articles of Incorporation, as filed with the State of California Secretary of State on November 17, 2005, and as corrected on February 6, 2006(2)

3.30	Amended and Restated Certificate of Incorporation of MagnaChip Semiconductor Corporation*

3.31	Amended and Restated Bylaws of MagnaChip Semiconductor Corporation*

3.32	Agreement and Plan of Merger by and among MagnaChip Semiconductor Corporation, MagnaChip Semiconductor LLC and MC MergerSub LLC*

4.1	Indenture, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors as named therein and The Bank of New York, as trustee for the Floating Rate Second Priority Senior Secured Notes due 2011 and the 6 7/8% Second Priority Senior Secured Notes due 2011(1)

4.2	Form of Floating Rate Second Priority Senior Secured Notes due 2011 and related guarantees (included in Exhibit 4.1)(1)

4.3	Form of 6 7/8% Second Priority Senior Secured Notes due 2011 and related guarantees (included in Exhibit 4.1)(1)

4.4	Registration Rights Agreement, dated as of December 23, 2004, by and among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.(1)

4.5	Indenture, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors as named therein and The Bank of New York, as trustee for the 8% Senior Subordinated Notes due 2014(1)

4.6	Form 8% Senior Subordinated Notes due 2014 and related guarantees (included in Exhibit 4.5)(1)

4.7	Registration Rights Agreement, dated as of December 23, 2004, by and among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.(1)

5.1	Form of Opinion of Dechert LLP*

10.1	Purchase Agreement, dated as of December 16, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.(1)

10.2	Credit Agreement, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, the lenders named therein, UBS Securities LLC, Korea Exchange Bank, UBS AG, Stamford Branch and UBS Loan Finance LLC(1)

10.3.a	First Amendment to Credit Agreement and Waiver, dated as of May 6, 2005, to the Credit Agreement, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, the lenders named therein, UBS Securities LLC, Korea Exchange Bank, UBS AG, Stamford Branch and UBS Loan Finance LLC(1)

No.	Description
10.3.b	Second Amendment to Credit Agreement and Waiver dated as of June 21, 2005, to the Credit Agreement, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, the lenders named therein, UBS Securities LLC, Korea Exchange Bank, UBS AG, Stamford Branch and UBS Loan Finance LLC(1)
10.3.c	Third Amendment to Credit Agreement dated as of March 27, 2006, to the Credit Agreement, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., MagnaChip Semiconductor Finance Company, the guarantors named therein, the lenders named therein, UBS Securities LLC, Korea Exchange Bank, UBS AG, Stamford Branch and UBS Loan Finance LLC(2)
10.3.d	Fourth Amendment to Credit Agreement, dated as of July 26, 2006, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent, and U.S. Bank National Association(3)
10.3.e	Fifth Amendment to Credit Agreement, dated as of December 29, 2006, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent(4)
10.3.f	Sixth Amendment to Credit Agreement dated as of March 26, 2007, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent(9)
10.3.g	Seventh Amendment to Credit Agreement, dated as of June 28, 2007, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent(10)
10.3.h	Waiver to Credit Agreement, dated as of August 13, 2007, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent(11)
10.3.i	Eighth Amendment to Credit Agreement, dated as of September 28, 2007, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent(12)
10.3.j	Ninth Amendment and Waiver to Credit Agreement, dated as of November 13, 2007, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent
10.4	Intercreditor Agreement dated as of December 23, 2004 among MagnaChip Semiconductor Finance Company, the other Pledgors party thereto, UBS AG, Stamford Branch, The Bank of New York and U.S. Bank National Association(1)
10.5	Second Amended and Restated Securityholders’ Agreement of MagnaChip Semiconductor LLC(1)
10.5a	Third Amended and Restated Securityholders’ Agreement*

No.	Description

10.7	Intellectual Property License Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.8	Trademark License Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.9	Building Lease Agreement for Warehouses, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.9.a	First Amendment to Building Lease Agreement for Warehouses, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.10	Building Lease Agreement for M4 Building, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.11	Building Lease Agreement for R, C1 and C2 Buildings, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.11.a	First Amendment to Building Lease Agreement for R, C1 and C2 Buildings, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.12	Land Lease and Easement Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.12.a	First Amendment to Land Lease and Easement Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.13	Wafer Foundry Service Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.14	Wafer Mask Production and Supply Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.14.a	First Amendment to Wafer Mask Production and Supply Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)(6)

10.15	General Service Supply Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.15.a	First Amendment to General Service Supply Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.16	IT and FA Service Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)

10.16.a	First Amendment to IT and FA Service Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.17	Service Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Youm Huh(1)

10.18	Service Agreement, dated as of October 1, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Jerry Baker(1)

10.19	Service Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Robert Krakauer(1)

10.20	Service Agreement, dated as of December 29, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Victoria Miller Nam(1)

No.	Description

10.21	Service Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor, Ltd. (Korea) and Tae Young Hwang(1)

10.22	Service Agreement, dated as of May 16, 2005, by and among MagnaChip Semiconductor, Ltd. (Korea), MagnaChip Semiconductor, Inc. (California) and Jason Hartlove(1)

10.23	Service Agreement, dated as of April 14, 2005 by and between MagnaChip Semiconductor, Ltd. (Korea) and Dale Lindly(1)

10.24	MagnaChip Semiconductor LLC Equity Incentive Plan(1)

10.25	MagnaChip Semiconductor LLC California Equity Incentive Plan(1)

10.26	R&D Equipment Utilization Agreement, dated as of October 6, 2004, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.26.a	First Amendment to R&D Equipment Utilization Agreement, dated as of December 30, 2005, by and between Hynix Semiconductor Inc. and MagnaChip Semiconductor, Ltd. (Korea)(2)

10.27	License Agreement (ModularBCD), dated as of March 18, 2005, by and between Advanced Analogic Technologies, Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.28	License Agreement (TrenchDMOS), dated as of March 18, 2005, by and between Advanced Analogic Technologies, Inc. and MagnaChip Semiconductor, Ltd. (Korea)(1)(5)

10.29	RFID Development and Licensing Agreement, dated as of March 29, 2004, by and between Celis Semiconductor Corporation and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)(5)

10.30	Technology License Agreement, dated as of July 2001, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)(5)

10.31	Technology License Agreement, dated as of December 16, 1996, by and between Advanced RISC Machines Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to LG Semicon Company Limited)(1)(5)

10.32	ARM7201TDSP Device License Agreement, dated as of August 26, 1997, by and between Advanced RISC Machines Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to LG Semicon Company Limited)(1)(5)

10.33	Technology License Agreement, dated as of August 22, 2001, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)(5)

10.34	Technology License Agreement, dated as of May 20, 2004, by and between ARM Limited and MagnaChip Semiconductor, Ltd. (Korea) (successor in interest to Hynix Semiconductor Inc.)(1)

10.35	Interest Rate Swap Transaction Letter Agreement, dated as of June 30, 2005, by and between MagnaChip Semiconductor S.A. and Deutsche Bank AG(7)

10.36	Service Agreement, dated as of May 27, 2006, by and between MagnaChip Semiconductor, Ltd. (Korea) and Sang Park(8)

10.37	Consulting Agreement, dated as of January 1, 2006, by and between MagnaChip Semiconductor, Ltd. (Korea) and Jerry Baker(9)

No.	Description

10.38	2008 Equity Incentive Plan*

10.39	2008 Employee Stock Purchase Plan*

10.40	Option Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor LLC and Tae Young Hwang

10.41	Option Agreement, dated as of October 6, 2004, by and between MagnaChip Semiconductor LLC and Chan Hee Lee

10.42	Option Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Robert Krakauer

10.43	Restricted Unit Subscription Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Robert Krakauer

10.44	Option Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Robert Krakauer

10.45	Restricted Unit Subscription Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Robert Krakauer

10.46	Option Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Victoria Miller Nam

10.47	Restricted Unit Subscription Agreement, dated as of November 30, 2004, by and between MagnaChip Semiconductor LLC and Victoria Miller Nam

10.48	Option Agreement, dated as of December 30, 2004, by and between MagnaChip Semiconductor LLC and Jerry M. Baker

10.49	Restricted Unit Subscription Agreement, dated as of December 30, 2004, by and between MagnaChip Semiconductor LLC and Jerry M. Baker

10.50	Option Agreement, dated as of January 19, 2006, by and between MagnaChip Semiconductor LLC and Armando Geday

10.51	Option Agreement, dated as of March 9, 2006, by and between MagnaChip Semiconductor LLC and Tae Young Hwang

10.52	Option Agreement, dated as of March 9, 2006, by and between MagnaChip Semiconductor LLC and Robert Krakauer

10.53	Option Agreement, dated as of March 9, 2006, by and between MagnaChip Semiconductor LLC and Chan Hee Lee

10.54	Option Agreement, dated as of March 9, 2006, by and between MagnaChip Semiconductor LLC and Victoria Miller Nam

10.55	Option Agreement, dated as of May 27, 2006, by and between MagnaChip Semiconductor LLC and Sang Park

10.56	Option Agreement, dated as of January 25, 2007, by and between MagnaChip Semiconductor LLC and R. Douglas Norby

10.57	Service Agreement, dated as of October 1, 2004, by and between MagnaChip Semiconductor, Ltd. and Chan Hee Lee (English translation)

21.1	Subsidiaries of the Registrant*

23.1	Consent of Samil PricewaterhouseCoopers

23.2	Consent of Dechert LLP (contained in Exhibit 5.1)*

24	Power of Attorney (included on signature page)

*	To be filed by amendment.

Footnotes:

(1)	Incorporated by reference to identically numbered exhibits filed in response to Item 21(a), “Exhibits,” of MagnaChip Semiconductor LLC’s Registration Statement on Form S-4, as amended (File No. 33-126019), which became effective July 20, 2005.
(2)	Incorporated by reference to an identically numbered exhibit filed in response to Item 15, “Exhibits, Financial Statement Schedules and Reports on Form 8-K,” of MagnaChip Semiconductor LLC’s Annual Report on Form 10-K for the period ended December 31, 2005 filed on March 31, 2006 (File No. 33-126019-09).
(3)	Incorporated by reference to an identically numbered exhibit filed in response to Item 9.01, “Financial Statements and Exhibits,” of MagnaChip Semiconductor LLC’s Current Report on Form 8-K dated July 25, 2006 (File No. 33-126019-09).
(4)	Incorporated by reference to an identically numbered exhibit filed in response to Item 9.01, “Financial Statements and Exhibits,” of MagnaChip Semiconductor LLC’s Current Report on Form 8-K dated December 29, 2006 (File No. 33-126019-09).
(5)	Certain portions of this document have been omitted and granted confidential treatment by the SEC.
(6)	Certain portions of this document have been omitted pursuant to a confidential treatment request.
(7)	Incorporated by reference to an identically numbered exhibit filed in response to Item 6, “Exhibits,” of MagnaChip Semiconductor LLC’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005 (File No. 33-126019-09).
(8)	Incorporated by reference to an identically numbered exhibit filed in response to Item 9.01, “Financial Statements and Exhibits,” of MagnaChip Semiconductor LLC’s Current Report on Form 8-K dated May 27, 2006 (File No. 33-126019-09).
(9)	Incorporated by reference to an identically numbered exhibit filed in response to Item 6, “Exhibits,” of MagnaChip Semiconductor LLC’s Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 33-126019-09).
(10)	Incorporated by reference to an identically numbered exhibit filed in response to Item 9.01, “Financial Statements and Exhibits,” of MagnaChip Semiconductor LLC’s Current Report on Form 8-K dated June 28, 2007 (File No. 33-126019-09).
(11)	Incorporated by reference to exhibit 10.3.h filed in response to Item 6, “Exhibits,” of MagnaChip Semiconductor LLC’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2007 (File No. 33-126019-09).
(12)	Incorporated by reference to exhibit 10.3.h filed in response to Item 9.01, “Financial Statements and Exhibits,” of MagnaChip Semiconductor LLC’s Current Report on Form 8-K dated September 28, 2007 (File No. 33-126019-09).